EXECUTION








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                GE CAPITAL MORTGAGE SERVICES, INC.,

                        Seller and Servicer


                                and




               STATE STREET BANK AND TRUST COMPANY,

                              Trustee




                -----------------------------------

                  POOLING AND SERVICING AGREEMENT

                    Dated as of January 1, 1997

                -----------------------------------


           REMIC Multi-Class Pass-Through Certificates,
                           Series 1997-1



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                         TABLE OF CONTENTS


                             ARTICLE I

                            DEFINITIONS

1.01.  Definitions..............................................  1

                            ARTICLE II

                   CONVEYANCE OF MORTGAGE LOANS;
                 ORIGINAL ISSUANCE OF CERTIFICATES

2.01.  Conveyance of Mortgage Loans............................. 44
2.02.  Acceptance by Trustee.................................... 47
2.03.  Representations and Warranties of the Company;
        Mortgage Loan Repurchase................................ 48
2.04.  Execution of Certificates................................ 54
2.05.  The REMICs............................................... 54
2.06.  Designations under the REMIC Provisions.................. 57

                            ARTICLE III

                   ADMINISTRATION AND SERVICING
                         OF MORTGAGE LOANS

3.01.  Company to Act as Servicer............................... 58
3.02.  Collection of Certain Mortgage Loan Payments;
        Mortgage Loan Payment Record; Certificate Account....... 64
3.03.  Collection of Taxes, Assessments and Other Items......... 68
3.04.  Permitted Debits to the Mortgage Loan Payment Record..... 68
3.05.  Maintenance of the Primary Insurance Policies............ 69
3.06.  Maintenance of Hazard Insurance.......................... 70
3.07.  Assumption and Modification Agreements................... 71
3.08.  Realization Upon Defaulted Mortgage Loans................ 72
3.09.  Trustee to Cooperate; Release of Mortgage Files.......... 75
3.10.  Servicing Compensation; Payment of Certain
        Expenses by the Company................................. 76
3.11.  Reports to the Trustee; Certificate
        Account Statements...................................... 77
3.12.  Annual Statement as to Compliance........................ 77
3.13.  Annual Independent Public Accountants'
        Servicing Report........................................ 77
3.14.  Access to Certain Documentation and Information
        Regarding the Mortgage Loans............................ 78
3.15.  Maintenance of Certain Servicing Policies................ 78
3.16.  Optional Purchase of Defaulted Mortgage Loans............ 79
3.17.  The Reserve Fund......................................... 79




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Section                                                        Page

                            ARTICLE IV

                      PAYMENTS AND STATEMENTS

4.01.  Distributions............................................ 80
4.02.  Method of Distribution................................... 90
4.03.  Allocation of Losses..................................... 91
4.04.  Monthly Advances; Purchases of Defaulted
        Mortgage Loans.......................................... 94
4.05.  Statements to Certificateholders......................... 95
4.06.  Servicer's Certificate................................... 98
4.07.  Reports of Foreclosures and Abandonments of
        Mortgaged Property...................................... 98
4.08.  Reduction of Servicing Fees by Compensating
        Interest Payments....................................... 98
4.09.  Distributions to Holders of Class A9 Certificates........ 98

                             ARTICLE V

                         THE CERTIFICATES

5.01.  The Certificates.........................................104
5.02.  Registration of Transfer and Exchange of
        Certificates............................................107
5.03.  Mutilated, Destroyed, Lost or Stolen Certificates........114
5.04.  Persons Deemed Owners....................................114
5.05.  Access to List of Certificateholders' Names
        and Addresses...........................................115
5.06.  Representation of Certain Certificateholders.............115
5.07.  Determination of COFI....................................115
5.08.  Determination of LIBOR...................................116

                            ARTICLE VI

                            THE COMPANY

6.01.  Liability of the Company.................................118
6.02.  Merger or Consolidation of, or Assumption of the
        Obligations of, the Company.............................118
6.03.  Assignment...............................................118
6.04.  Limitation on Liability of the Company and Others........119
6.05.  The Company Not to Resign................................119

                            ARTICLE VII

                              DEFAULT

7.01.  Events of Default........................................120
7.02.  Trustee to Act; Appointment of Successor.................122
7.03.  Notification to Certificateholders.......................122



                                ii

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Section                                                        Page

                           ARTICLE VIII

                            THE TRUSTEE

8.01.  Duties of Trustee........................................123
8.02.  Certain Matters Affecting the Trustee....................124
8.03.  Trustee Not Liable for Certificates or
        Mortgage Loans..........................................126
8.04.  Trustee May Own Certificates.............................126
8.05.  The Company to Pay Trustee's Fees and Expenses...........126
8.06.  Eligibility Requirements for Trustee.....................127
8.07.  Resignation or Removal of Trustee........................127
8.08.  Successor Trustee........................................128
8.09.  Merger or Consolidation of Trustee.......................128
8.10.  Appointment of Co-Trustee or Separate Trustee............129
8.11.  Compliance with REMIC Provisions; Tax Returns............130

                            ARTICLE IX

                            TERMINATION

9.01.  Termination upon Repurchase by the Company or
        Liquidation of All Mortgage Loans.......................131
9.02.  Additional Termination Requirements......................132

                             ARTICLE X

                     MISCELLANEOUS PROVISIONS

10.01.  Amendment...............................................133
10.02.  Recordation of Agreement................................135
10.03.  Limitation on Rights of Certificateholders..............135
10.04.  Governing Law...........................................136
10.05.  Notices.................................................136
10.06.  Notices to the Rating Agencies..........................136
10.07.  Severability of Provisions..............................137
10.08.  Certificates Nonassessable and Fully Paid...............137



                                iii

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                             Exhibits



EXHIBIT A                 Forms of Certificates
EXHIBIT B                 Principal Balance Schedules
EXHIBIT C                 Mortgage Loans
EXHIBIT D                 Form of Servicer's Certificate
EXHIBIT E                 Form of Transfer Certificate as to
                            ERISA Matters for Definitive
                            ERISA-Restricted Certificates
EXHIBIT F                 Form of Residual Certificate
                            Transferee Affidavit
EXHIBIT G                 Form of Residual Certificate
                            Transferor Letter
EXHIBIT H                 Additional Servicer Compensation
EXHIBIT I                 Form of Investment Letter for
                            Definitive Restricted Certificates
EXHIBIT J                 Form of Distribution Date
                            Statement
EXHIBIT K                 Form of Special Servicing and
                            Collateral Fund Agreement
EXHIBIT L                 Form of Lost Note Affidavit and
                            Agreement
EXHIBIT M                 Permitted Reserve Fund Investments

           THIS POOLING AND SERVICING AGREEMENT, dated as of
January 1, 1997, between GE CAPITAL MORTGAGE SERVICES, INC., a corporation organized and existing under the laws of the State of New Jersey, and STATE STREET BANK AND TRUST COMPANY, a
Massachusetts banking corporation, as Trustee.


                 W I T N E S S E T H  T H A T :


           In consideration of the mutual agreements herein contained, GE Capital Mortgage Services, Inc. and State Street
Bank and Trust Company agree as follows:


                             ARTICLE I

                            DEFINITIONS

           Section 1.01.  Definitions.  Whenever used in this
Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

           Accretion Directed Certificate:  None.

           Accretion Directed Component:  None.

           Accretion Termination Date:  The Cross-Over Date.

           Accrual Amount: As to any Class of Accrual
      Certificates and any Accrual Component and each Distribution Date through the related Accretion Termination Date, the sum of (x) any amount of Accrued Certificate Interest allocable to such Class or Component pursuant to
      Section 4.01(a)(i) on such Distribution Date and (y) any amount of Unpaid Class Interest Shortfall allocable to such Class or Component pursuant to Section 4.01(a)(ii) on such Distribution Date, to the extent that such amounts are distributed to any Class of Group I Senior Certificates in reduction of the Certificate Principal Balances thereof pursuant to Section 4.01(a)(iii) on such Distribution Date. As to any Class of Accrual Certificates and any Accrual Component and each Distribution Date after the related Accretion Termination Date, zero.

           Accrual Certificates:  None.

           Accrual Component:  Each of the Class A13A and Class
      A13B Components.

           Accrued Certificate Interest:  As to any Distribution
      Date and any Class of Certificates (other than any Class of


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      Principal Only Certificates and any Class of Certificates
      consisting of Specified Components), interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Class Certificate
      Principal Balance (or, in the case of any Class of Notional Certificates other than the Class S Certificates, on the aggregate Notional Principal Balance) thereof immediately prior (or, in the case of the Class S Certificates, on the aggregate Notional Principal Balance thereof with respect) to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months. As to any Distribution Date and any Specified Component, interest accrued during the related Interest Accrual Period at the applicable Component Interest Rate on the Component Principal Balance (or Notional Component Principal Balance) thereof immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months. As to any Distribution Date and any Class of Certificates consisting of Specified Components, the aggregate of Accrued Certificate Interest on the Specified Components thereof for such Distribution Date.

           Accrued Certificate Interest on each Class of Certificates (other than any Class of Principal Only Certificates and any Class of Certificates consisting of Specified Components) and any Specified Component shall be reduced by such Class's or Specified Component's share of the amount of any Net Interest Shortfall and Interest Losses for such Distribution Date. Any Net Interest Shortfall and Interest Losses shall be allocated among the Classes of Certificates (other than any Class of Principal Only Certificates and any Class of Certificate consisting of Specified Components) and among any Specified Components (other than any Principal Only Component) of any Component Certificate in proportion to the respective amounts of Accrued Certificate Interest that would have resulted absent such shortfall or losses.

           Adjusted Group I Senior Optimal Principal Amount: As to any Distribution Date, the Group I Senior Optional Principal Amount for such Distribution Date as increased by any Accrual Amount on such Distribution Date for each Accrual Component.

           Adjusted Net Interest Shortfall: With respect to any Distribution Date, the excess, if any, of (i) the aggregate of the Interest Shortfalls described in clauses (a) and (b) of the definition thereof with respect to such Distribution Date over (ii) any Compensating Interest Payment for such date.

           Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

           Allocable Share: (a) As to any Distribution Date and amounts distributable pursuant to clauses (i) and (iii) of the definition of Junior Optimal Principal Amount, and as to each Class of Junior Certificates, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate Class Certificate Principal Balance of the Junior Certificates.

           (b) As to any Distribution Date and amounts distributable pursuant to clauses (ii), (iv) and (v) of the definition of Junior Optimal Principal Amount, and as to the Class M Certificates and each Class of Class B Certificates for which the related Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate Class Certificate Principal Balance of all such Classes. As to any Distribution Date and each Class of Class B Certificates for which the related Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%.

           Amortization Payment: As to any REO Mortgage Loan and any month, the payment of principal and accrued interest due in such month in accordance with the terms of the related Mortgage Note as contemplated by Section 3.08(b).

           Amount Held for Future Distribution: As to each Distribution Date, the total of all amounts credited to the Mortgage Loan Payment Record as of the preceding Determination Date on account of (i) Principal Prepayments, Insurance Proceeds and Liquidation Proceeds received subsequent to the preceding Prepayment Period applicable to such receipts, and (ii) monthly payments of principal and interest due subsequent to the preceding Due Date.

           Anniversary Determination Date: The Determination Date occurring in February of each year that the Certificates are outstanding, commencing in February 1998.

           Assumed Monthly Payment Reduction: As of any
      Anniversary Determination Date and as to any Non-
      Primary Residence Loan remaining in the Mortgage Pool whose original principal balance was 80% or greater of the Original Value thereof, the excess of (i) the Monthly Payment thereof calculated on the assumption that the Mortgage Rate thereon was equal to the weighted average (by principal balance) of the Net
      Mortgage Rates of all Outstanding Mortgage Loans

                                 3

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      (the "Weighted Average Rate") as of such Anniversary
      Determination Date over (ii) the Monthly Payment thereof calculated on the assumption that the Net Mortgage Rate thereon was equal to the Weighted Average Rate less 1.25% per annum.

           Available Funds: As to each Distribution Date, an amount equal to the sum of (i) all amounts credited to the Mortgage Loan Payment Record pursuant to Section 3.02 as of the preceding Determination Date, (ii) any Monthly Advance and any Compensating Interest Payment for such Distribution Date, (iii) the Purchase Price of any Defective Mortgage Loans, Defaulted Mortgage Loans, and Modified Mortgage Loans deposited in the Certificate Account on the Business Day preceding such Distribution Date (including any amounts deposited in the Certificate Account in connection with any substitution of a Mortgage Loan as specified in Section 2.03(b)), and (iv) the purchase price of any defaulted Mortgage Loan purchased under an agreement entered into pursuant to Section 3.08(e) as of the end of the preceding Prepayment Period less the sum of (x) the Amount Held for Future Distribution, and (y) amounts permitted to be debited from the Mortgage Loan Payment Record pursuant to clauses (i) through (vii) of Section 3.04.

           Bankruptcy Coverage Termination Date: The Distribution
      Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

           Bankruptcy Loss Amount: As of any Determination Date prior to the first Anniversary Determination Date, the Bankruptcy Loss Amount shall equal $100,000, as reduced by the aggregate amount of Deficient Valuations and Debt Service Reductions since the Cut-off Date. As of any Determination Date after the first Anniversary Determination Date, other than an Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the Bankruptcy Loss Amount on the immediately preceding Anniversary Determination Date as reduced by the aggregate amount of Deficient Valuations and Debt Service Reductions since such preceding Anniversary Determination Date. As of any Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the lesser of (x) the Bankruptcy Loss Amount as of the preceding Determination Date as reduced by any Deficient Valuations and Debt Service Reductions for the preceding Distribution Date, and (y) the greater of (i) the Fitch Formula Amount for such Anniversary Determination Date and (ii) the S&P Formula Amount for such Anniversary Determination Date.


                                 4

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           The Bankruptcy Loss Amount may be further reduced by
      the Company (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Company shall obtain written confirmation from each Rating Agency that such reduction shall not adversely affect the then-current rating assigned to the related Classes of Certificates by such Rating Agency and shall provide a copy of such written confirmation to the Trustee.

           BIF: The Bank Insurance Fund of the FDIC, or its successor in interest.

           Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository). As of the Closing Date, each Class of Certificates, other than the Class A10, Class A11, Class B3, Class B4, Class B5, Class R, Class RL and Class S Certificates, constitutes a Class of Book-Entry Certificates.

           Book-Entry Nominee:  As defined in Section 5.02(b).

           Business Day: Any day other than a Saturday or a Sunday, or a day on which banking institutions in New York City or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to be closed.

           Buydown Funds: Funds contributed by the Mortgagor or another source in order to reduce the interest payments required from the Mortgagor for a specified period in specified amounts.

           Buydown Mortgage Loan: Any Mortgage Loan as to which the Mortgagor pays less than the full monthly payment specified in the Mortgage Note during the Buydown Period and the difference between the amount paid by the Mortgagor and the amount specified in the Mortgage Note is paid from the related Buydown Funds.

           Buydown Period: The period during which Buydown Funds are required to be applied to the related Buydown Mortgage
      Loan.

           Certificate: Any one of the certificates signed and countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.


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           Certificate Account:  The trust account or accounts
      created and maintained with the Trustee pursuant to Section
      3.02 and which must be an Eligible Account.

           Certificate Interest Rate: With respect to any Class of Certificates (other than any Class of LIBOR Certificates, any Class of Certificates consisting of Specified Components and the Class S Certificates), and as of any Distribution Date, the per annum fixed rate specified in Section 5.01(b). With respect to each Class of LIBOR Certificates, the per annum variable rate at any time at which interest accrues on the Certificates of such Class, as determined pursuant to Section 5.01(f). With respect to the Class S Certificates and any Distribution Date, the Strip Rate for such Distribution Date. Interest shall accrue on any Class of Certificates consisting of Specified Components at a rate calculated on the basis of the Class Certificate Principal Balance thereof and the aggregate amount of Accrued Certificate Interest for the preceding Interest Accrual Period on the Specified Components thereof.

           Certificate Owner:  With respect to any Book-Entry
      Certificate, the person who is the beneficial owner thereof.

           Certificate Principal Balance: As to any Certificate other than a Notional Certificate, and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate (plus, in the case of any Accrual Certificate or any Certificate consisting of Accrual Components, its Percentage Interest of any related Accrual Amount for each previous Distribution Date) less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to
      Section 4.01, (ii) any Realized Losses allocated to such Certificate on previous Distribution Dates pursuant to
      Section 4.03(b) and (c), and (iii) in the case of a Subordinate Certificate, such Certificate's Percentage Interest of the Subordinate Certificate Writedown Amount allocated to such Certificate on previous Distribution Dates. The Notional Certificates are issued without Certificate Principal Balances.

           Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to
      Section 5.02.

           Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement, a Certificate of any Class to the extent that the Company or any affiliate is the Certificate Owner or Holder thereof (except to the extent the Company or any affiliate thereof shall be the Certificate Owner or Holder of all Certificates of such Class), shall be deemed not to be outstanding and the Percentage Interest (or Voting Rights) evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests (or Voting Rights) necessary to effect any such consent has been obtained; provided, however, that in determining whether the Trustee shall be protected in relying on such consent only the Certificates that the Trustee knows to be so held shall be so disregarded.

           Class: All Certificates bearing the same class designation or any Lower Tier Interest.

           Class B Certificate: Any Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate.

           Class Certificate Principal Balance: As to any Class of Certificates, other than any Class of Notional Certificates, and as of any date of determination, the aggregate of the Certificate Principal Balances of all Certificates of such Class. The Class Certificate Principal Balance of each such Class of Certificates as of the Closing Date is specified in Section 5.01(b).

           Class Interest Shortfall: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates and any Class of Certificates consisting of Specified Components) or any Specified Component, any amount by which the amount distributed to Holders of such Class of Certificates or in respect of such Specified Component (or added to the Class Certificate Principal Balance of any Class of Accrual Certificates or to the Component Principal Balance of any Accrual Component) on such Distribution Date is less than the Accrued Certificate Interest thereon for such Distribution Date. As to any Class of Certificates consisting of Specified Components and any Distribution Date, the sum of any Class Interest Shortfalls on the Specified Components thereof.

           Class PO Deferred Amount: As to any Distribution Date on or prior to the Cross-Over Date, the aggregate of the applicable PO Percentage of the principal portion of each Realized Loss, other than any Excess Loss, to be allocated to the Class PO Certificates on such Distribution Date or previously allocated to the Class PO Certificates and not yet paid to the Holders of the Class PO Certificates pursuant to Section 4.01(a)(iv).

           Closing Date:  January 30, 1997.

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




           Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

           COFI: The monthly weighted average cost of funds for savings institutions the home offices of which are located in Arizona, California, or Nevada that are member institutions of the Eleventh Federal Home Loan Bank
      District, as computed from statistics tabulated and published by the Federal Home Loan Bank of San Francisco in its monthly Information Bulletin.

           COFI Certificates:  None.

           COFI Determination Date: As to each Interest Accrual
      Period for any COFI Certificates, the last Business Day of the calendar month preceding the commencement of such Interest Accrual Period.

           Company: GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey, or its successor in interest or, if any successor servicer is appointed as herein provided, then such successor servicer.

           Compensating Interest Payment: With respect to any Distribution Date, an amount equal to the aggregate of the Interest Shortfalls described in clauses (a) and (b) of the definition thereof with respect to such Distribution Date; provided, however, that such amount shall not exceed the lesser of (i) an amount equal to the product of (x) the Pool Scheduled Principal Balance with respect to such Distribution Date and (y) one-twelfth of 0.125%, and (ii) the aggregate of the Servicing Fees that the Company would be entitled to retain on such Distribution Date (less any portion thereof paid as servicing compensation to any Primary Servicer) without giving effect to any Compensating Interest Payment.

           Component: Any of the components of a Class of Component Certificates having the designations, initial
      Component Principal Balances and Component Interest Rates as follows:

                          Initial Component           Component
      Designation         Principal Balance         Interest Rate

      Class A13A          $ 5,798,000.00                 7.500%
      Class A13B              300,000.00                 7.500

           Component Certificate:  The Class A13 Certificates.

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           Component Principal Balance:  As of any Distribution
      Date, and with respect to any Component, other than any Notional Component, the initial Component Principal Balance thereof (as set forth, as applicable, in the definition of Component) (plus, in the case of any Accrual Component, any related Accrual Amount for each previous Distribution Date) less the sum of (x) all amounts distributed in reduction thereof on previous Distribution Dates pursuant to Section
      4.01 and (y) the amount of all Realized Losses allocated thereto pursuant to Section 4.03(d).

           Confirmatory Mortgage Note: With respect to any Mortgage Loan, a note or other evidence of indebtedness executed by the Mortgagor confirming its obligation under the note or other evidence of indebtedness previously executed by the Mortgagor upon the origination of the related Mortgage Loan.

           Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 225 Franklin Street, Boston, Massachusetts 02110, Attention: Corporate Trust Department.

           Corresponding Class: With respect to any Class of Lower Tier Interests, the Class or Classes of Certificates, and with respect to any Class of Certificates, the Class or Classes of Lower Tier Interests, appearing opposite such Class of Lower Tier Interests or Certificates in the table included in Section 2.05(a).

           Corresponding Component: With respect to any Class of Lower Tier Interests, the Component or Components of a Class of Certificates, and with respect to any Component or Components of a Class of Certificates, the Class or Classes of Lower Tier Interests, appearing opposite such Class of Lower Tier Interests or Components in the table included in
      Section 2.05(a).

           Cross-Over Date: The first Distribution Date on which the aggregate Class Certificate Principal Balance of the Junior Certificates has been reduced to zero (giving effect to all distributions on such Distribution Date).

           Cut-off Date:  January 1, 1997.

           Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (a) the then current Monthly Payment for such Mortgage Loan over (b) the amount of the monthly payment of principal and interest required to be paid by the Mortgagor as established by a court of competent jurisdiction as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.).

           Deceased Holder:  With respect to a Holder of a Class
      A9 Certificate, as defined in Section 4.09(b).

           Defaulted Mortgage Loan: With respect to any
      Determination Date, a Mortgage Loan as to which the related
      Mortgagor has failed to make unexcused payment in full of a total of three or more consecutive installments of principal and interest, and as to which such delinquent installments have not been paid, as of the close of business on the last Business Day of the month next preceding the month of such Determination Date.

           Defective Mortgage Loan: Any Mortgage Loan which is required to be purchased by the Company (or which the Company may replace with a substitute Mortgage Loan) pursuant to Section 2.02 or 2.03(a).

           Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (a) the then outstanding indebtedness under such Mortgage Loan over (b) the valuation by a court of competent jurisdiction of the related Mortgaged Property as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property.

           Definitive Certificate:  Any Certificate, other than a
      Book-Entry Certificate, issued in definitive, fully registered form.

           Definitive Restricted Junior Certificate:  Any
      Restricted Junior Certificate that is in the form of a Definitive Certificate.

           Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York, as amended, or any successor provisions thereto.

           Depository Participant: A broker, dealer, bank or other financial institution or other Person for which, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with such Depository.

           Designated Loan Closing Documents: With respect to any Designated Loan, a Lost Note Affidavit substantially in the form of Exhibit L, and an assignment of the related Mortgage to the Trustee in recordable form (except for the omission therein of recording information concerning such Mortgage).

           Designated Loans:  None.

           Determination Date:  With respect to any Distribution
      Date, the fifth Business Day prior thereto.

           Discount Mortgage Loan:  Any Mortgage Loan with a Net
      Mortgage Rate less than 7.50% per annum.

           Disqualified Organization: Any of the following: (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing (including but not limited to state pension organizations); (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing; (iii) an organization (except certain farmers' cooperatives described in Code section 521) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income); and (iv) a rural electric and telephone cooperative described in Code section 1381(a)(2)(C). The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit.

           Distribution Date: The 25th day of each calendar month after the month of initial issuance of the Certificates, or, if such 25th day is not a Business Day, the next succeeding Business Day.

           Distribution Date Statement: The statement referred to in Section 4.05(a).

           Document File:  As defined in Section 2.01.

           Draw Amount: As to any Distribution Date on or prior to the Cross-Over Date and each Class of Reserve Fund Eligible Certificates, the amount of any Adjusted Net Interest Shortfall allocated to such Class of Reserve Fund Eligible Certificates on such Distribution Date; provided, however, that if the balance of funds remaining in the

      Reserve Fund on any Distribution Date is insufficient to pay the full Draw Amount to each Class of Reserve Fund Eligible Certificates, such Draw Amounts shall be proportionately reduced on the basis of the Adjusted Net Interest Shortfalls allocable to such Classes on such date. As to any Distribution Date after the Cross-Over Date, zero.

           Due Date:  The first day of the month of the related
      Distribution Date.

           Eligible Account: An account that is either (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in one of its two highest long-term rating categories and has been assigned by S&P its highest short-term rating,
      (ii) an account or accounts the deposits in which are fully insured by either the BIF or the SAIF, (iii) an account or accounts, in a depository institution in which such accounts are insured by the BIF or the SAIF (to the limits established by the FDIC), the uninsured deposits in which accounts are either invested in Permitted Investments or are otherwise secured to the extent required by the Rating Agencies such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Certificateholders have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iv) a trust account maintained with the corporate trust department of a federal or state chartered depository institution or of a trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee hereunder or (v) such account as will not cause either Rating Agency to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by the Rating Agencies.

           ERISA:  The Employee Retirement Income Security Act of
      1974, as amended.

           ERISA-Restricted Certificate:  Any Class A15, Class M,
      Class B or Class S Certificate.

           Event of Default:  An event described in Section 7.01.

           Excess Bankruptcy Loss: Any Deficient Valuation or Debt Service Reduction, or portion thereof, (i) occurring after the Bankruptcy Coverage Termination Date or (ii) if on such date, in excess of the then-applicable Bankruptcy Loss Amount.

           Excess Fraud Loss:  Any Fraud Loss, or portion thereof,
      (i) occurring after the Fraud Coverage Termination Date or
      (ii) if on such date, in excess of the then-applicable Fraud
      Loss Amount.

           Excess Loss:  Any Excess Bankruptcy Loss, Excess Fraud
      Loss or Excess Special Hazard Loss.

           Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, (i) occurring after the Special Hazard
      Termination Date or (ii) if on such date, in excess of the then-applicable Special Hazard Loss Amount.

           FDIC: The Federal Deposit Insurance Corporation, or its successor in interest.

           FHLMC: The Federal Home Loan Mortgage Corporation or its successor in interest.

           Financial Intermediary: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

           Fitch: Fitch Investors Service, L.P. and its successors.

           Fitch Formula Amount: As to each Anniversary
      Determination Date, the greater of (i) $50,000 and (ii) the product of (x) the greatest Assumed Monthly Payment Reduction for any Non-Primary Residence Loan whose original principal balance was 80% or greater of the Original Value thereof, (y) the weighted average remaining term to maturity (expressed in months) of all the Non-Primary Residence Loans remaining in the Mortgage Pool as of such Anniversary Determination Date, and (z) the sum of (A) one plus (B) the number of all remaining Non-Primary Residence Loans divided by the total number of Outstanding Mortgage Loans as of such Anniversary Determination Date.

           FNMA: The Federal National Mortgage Association or its successor in interest.

           Fraud Coverage Termination Date: The Distribution Date upon which the related Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

           Fraud Loss: Any Realized Loss attributable to fraud in the origination of the related Mortgage Loan.

           Fraud Loss Amount: As of any Distribution Date after the Cut-off Date, (x) prior to the first anniversary of the Cut-off Date, an amount equal to $6,001,383 minus the aggregate amount of Fraud Losses that would have been allocated to the Junior Certificates in accordance with
      Section 4.03 in the absence of the Loss Allocation Limitation since the Cut-off Date, and (y) from the first through the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and
      (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. After the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

           Group I Excess Amount: As set forth in the definition of Group I Senior Optimal Principal Amount.

           Group I Final Distribution Date: The Distribution Date on which the Group I Senior Certificate Principal Balance is reduced to zero.

           Group I Scheduled Distribution Percentage: As to any
      Distribution Date prior to February 2002, the Senior
      Percentage for such Distribution Date. For any Distribution
      Date occurring on or after February 2002, the Group I
      Senior Percentage for such Distribution Date.

           Group I Senior Certificate: Any Class A1, Class A2,
      Class A3, Class A4, Class A5, Class A6, Class A8, Class A9,
      Class A12, Class A13, Class R or Class RL Certificate.

           Group I Senior Certificate Principal Balance: As to any Distribution Date, an amount equal to the sum of the Class Certificate Principal Balances of the Group I Senior
      Certificates.

           Group I Senior Optimal Principal Amount:  As to any
      Distribution Date, an amount equal to the sum of:

           (i) the Group I Scheduled Distribution Percentage of the applicable Non-PO Percentage of the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and

                Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the Group I Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part received during the related Prepayment Period, together with the Group I Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

         (iii) the lesser of (x) the Group I Scheduled Distribution Percentage of the applicable Non-PO Percentage of the sum of (A) the Scheduled Principal Balance of each Mortgage Loan that became a Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) during the related Prepayment Period and (B) the Scheduled Principal Balance of each Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, as reduced in each case by the Group I Scheduled Distribution Percentage of the applicable Non-PO Percentage of the principal portion of any Excess Losses (other than Excess Bankruptcy Losses attributable to Debt Service Reductions), and (y) the Group I Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each such Liquidated Mortgage Loan (other than Mortgage Loans described in clause
                (B)) and (B) the principal balance of each such Mortgage Loan purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related Prepayment Period;

          (iv) the Group I Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to
                Section 2.02, 2.03(a) or 3.16; and

           (v) the Group I Senior Prepayment Percentage of the applicable Non-PO Percentage of the Substitution

                Amount for any Mortgage Loan substituted during the month of such Distribution Date.

      For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof. If on the Group I Final Distribution Date the Adjusted Group I Senior Optimal Principal Amount exceeds the amount necessary to reduce the Group I Senior Certificate Principal Balance to zero, then the Group I Senior Optimal Principal Amount shall be reduced by an amount equal to such excess (the "Group I Excess Amount") and the Group II Senior Optimal Principal Amount shall be increased by the Group I Excess Amount.

           Group I Senior Percentage: As to any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the Group I Senior Certificate Principal Balance immediately prior to such Distribution Date by an amount equal to the sum of the Class Certificate Principal Balances of all the Certificates (other than the Class PO and Class S Certificates) immediately prior to such Distribution Date.

           Group I Senior Prepayment Percentage:  As to any
      Distribution Date, the Senior Prepayment Percentage minus the Group II Senior Prepayment Percentage for such
      Distribution Date.

      After the Group I Senior Certificate Principal Balance has been reduced to zero, the Group I Senior Prepayment
      Percentage shall be zero.

           Group II Scheduled Distribution Percentage: As to any Distribution Date, the Senior Percentage minus the Group I Scheduled Distribution Percentage for such Distribution Date; except that, on any Distribution Date after the Group I Final Distribution Date, the Group II Scheduled Distribution Percentage shall equal the Senior Percentage.

           Group II Senior Certificate:  Any Class A14 or
      Class A15 Certificate.

           Group II Senior Certificate Principal Balance: As of any Distribution Date, an amount equal to the Class
      Certificate Principal Balance of the Group II Senior
      Certificates.

           Group II Senior Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of:

           (i) the Group II Scheduled Distribution Percentage of the applicable Non-PO Percentage of the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the Group II Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part received during the related Prepayment Period, together with the Group II Senior Prepayment Percentage of the Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

         (iii) the amount by which (a) the lesser of (x) the Senior Percentage of the applicable Non-PO Percentage of the sum of (A) the Scheduled Principal Balance of each Mortgage Loan that became a Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) during the related Prepayment Period and (B) the Scheduled Principal Balance of each Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, as reduced in each case by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of any Excess Losses (other than Excess Bankruptcy Losses attributable to Debt Service Reductions), and (y) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each such Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) and (B) the principal balance of each such Mortgage Loan purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related Prepayment Period exceeds
                (iii) of the definition of Group I Senior Optimal Principal Amount;

          (iv) the Group II Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to
                Section 2.02, 2.03(a) or 3.16; and

           (v) the Group II Senior Prepayment Percentage of the applicable Non-PO Percentage of the Substitution
                Amount for any Mortgage Loan substituted during the month of such Distribution Date.

      For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof. On the Group I Final Distribution Date, the Group II Senior Optimal Principal Amount shall be increased by the Group I Excess Amount, if any.

           Group II Senior Percentage:  As to any Distribution
      Date, the Senior Percentage minus the Group I Senior
      Percentage.

           Group II Senior Prepayment Percentage:   For any
      Distribution Date occurring prior to the fifth anniversary of the first Distribution Date, 0.00%.

           For any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, an amount as follows:

           (i)  for any Distribution Date subsequent to January
                2002 to and including the Distribution Date in January 2003, 30% of the Group II Senior
                Percentage for such Distribution Date;

          (ii)  for any Distribution Date subsequent to January
                2003 to and including the Distribution Date in January 2004, 40% of the Group II Senior
                Percentage for such Distribution Date;

         (iii)  for any Distribution Date subsequent to January
                2004 to and including the Distribution Date in January 2005, 60% of the Group II Senior
                Percentage for such Distribution Date;

          (iv)  for any Distribution Date subsequent to January
                2005 to and including the Distribution Date in January 2006, 80% of the Group II Senior
                Percentage for such Distribution Date; and

           (v)  for any Distribution Date thereafter, the Group
                II Senior Percentage for such Distribution Date.

provided that on any Distribution Date following the Group I
Final Distribution Date, the Group II Senior Prepayment
Percentage will equal the Senior Prepayment Percentage for such Distribution Date.

           Initial Certificate Principal Balance: With respect to any Certificate, other than a Notional Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

           Initial LIBOR Rate:  5.50% per annum.

           Insurance Proceeds: Proceeds paid pursuant to the Primary Insurance Policies, if any, and amounts paid by any insurer pursuant to any other insurance policy covering a Mortgage Loan.

           Insured Expenses:  Expenses covered by the Primary
      Insurance Policies, if any, or any other insurance policy or policies applicable to the Mortgage Loans.

           Interest Accrual Period: With respect to any
      Distribution Date and any Class of Certificates (other than the Class A5, Class A6, Class A7 and Class PO Certificates) or any Specified Component, the one-month period ending on the last day of the month preceding the month in which such Distribution Date occurs. With respect to any Distribution Date and the Class A5, Class A6 and Class A7 Certificates, the one-month period commencing on the 25th day of the month preceding the month in which a Distribution Date occurs and ending on the 24th day of the month of such Distribution Date. The Interest Accrual Period for each Class of Lower Tier Interests shall be the Interest Accrual Period for such Class of Lower Tier Interest's Corresponding Class (or Classes).

           Interest Losses: The interest portion of (i) on or prior to the Cross-Over Date, any Excess Losses and (ii) after the Cross-Over Date, any Realized Losses and Debt
      Service Reductions.

           Interest Shortfall: With respect to any Distribution
      Date and each Mortgage Loan that during the related
      Prepayment Period was the subject of a Voluntary Principal
      Prepayment or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

                (a) partial principal prepayments: one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment;

                (b) principal prepayments in full (including the Purchase Price of any Modified Mortgage Loan purchased pursuant to Section 3.01(c)) received on or after the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, on or after the Cut-off Date) but on or before the last day of the month preceding the month of such Distribution Date: the difference between (i) one month's interest at the applicable Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Mortgage Rate) received at the time of such prepayment;

                (c) principal prepayments in full (including the Purchase Price of any Modified Mortgage Loan purchased pursuant to Section 3.01(c)) received by the Company (or of which the Company receives notice, in the case of a Mortgage Loan serviced by a Primary Servicer) on or after the first day but on or before the fifteenth day of the month of such Distribution Date: none; and

                (d) Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the related Net Mortgage Rate over (ii) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Mortgage Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

           Junior Certificate:  Any Class M or Class B
      Certificate.

           Junior Optimal Principal Amount: As to any
      Distribution Date, an amount equal to the sum of the following (but in no event greater than the aggregate
      Certificate Principal Balance of the Junior Certificates immediately prior to such Distribution Date):

           (i)  the Junior Percentage of the applicable Non-PO
                Percentage of the principal portion of each

                Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments and Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (other than as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the Junior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part received during the related Prepayment Period, and 100% of any Senior Optimal Principal Amount not distributed to the Senior Certificates on such Distribution Date, together with the Junior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

         (iii) the excess, if any, of (x) the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received during the related Prepayment Period (other than in respect of Mortgage Loans described in clause (B)) and (B) the principal balance of each Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, over (y) the amount distributable pursuant to clause (iii) of each of the definitions of Group I Senior Optimal Principal Amount and Group II Senior Optimal Principal Amount on such Distribution Date;

          (iv)  the Junior Prepayment Percentage of the
                applicable Non-PO Percentage of the Scheduled
                Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to
                Section 2.02, 2.03(a) or 3.16; and

           (v)  the Junior Prepayment Percentage of the
                applicable Non-PO Percentage of the Substitution
                Amount for any Mortgage Loan substituted during the month of such Distribution Date.

      For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

           Junior Percentage: As to any Distribution Date, the excess of 100% over the Senior Percentage for such Distribution Date.

           Junior Prepayment Percentage: As to any Distribution Date, the excess of 100% over the Senior Prepayment Percentage for such Distribution Date, except that (i) after the Senior Certificate Principal Balance has been reduced to zero, the Junior Prepayment Percentage shall be 100%, and (ii) after the Cross-Over Date, the Junior Prepayment Percentage shall be zero.

           Latest Possible Maturity Date:  January 25, 2029.

           LIBOR: The per annum rate determined, pursuant to
      Section 5.08, on the basis of London interbank offered rate quotations for one-month Eurodollar deposits, as such quotations may appear on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on the Reuters Monitor Money Rates Service for the purpose of displaying London interbank offered quotations of major banks).

           LIBOR Certificate:  Any Class A5, Class A6 or Class A7
      Certificates.

           LIBOR Determination Date: The second London Business
      Day immediately preceding the commencement of each Interest
      Accrual Period for any LIBOR Certificates.

           Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Company has determined that all amounts which it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered, including any Mortgage Loan with respect to which the Company determines not to foreclose upon the related Mortgaged Property based on its belief that such Mortgaged Property may be contaminated with or affected by hazardous or toxic wastes, materials or substances.

           Living Holder:  Any Certificate Owner of a Class A9
      Certificate other than a Deceased Holder.

           Liquidation Expenses: Expenses which are incurred by the Company in connection with the liquidation of any defaulted Mortgage Loan and not recovered by the Company under any Primary Insurance Policy for reasons other than the Company's failure to comply with Section 3.05, such expenses including, without limitation, legal fees and expenses, and, regardless of when incurred, any unreimbursed amount expended by the Company pursuant to
      Section 3.03 or Section 3.06 respecting the related Mortgage Loan and any related and unreimbursed Property Protection Expenses.

           Liquidation Proceeds: Cash (other than Insurance
      Proceeds) received in connection with the liquidation of any defaulted Mortgage Loan whether through judicial foreclosure or otherwise.

           London Business Day: Any day on which banks are open for dealing in foreign currency and exchange in London, England and New York City.

           Loss Allocation Limitation:  As defined in Section
      4.03(g).

           Lower Tier Balance: As to each Class of Lower Tier Interests and any Distribution Date, the initial Lower Tier Balance thereof set forth or specified in Section 2.05(a) (plus, in the case of any Class of Lower Tier Interests as to which the Corresponding Class is a Class of Accrual Certificates or includes one or more Accrual Components, an amount equal to the Accrual Amount for such Corresponding Class or each such Accrual Component for each previous Distribution Date) less the sum of (i) the aggregate amount of principal allocable thereto on previous Distribution Dates pursuant to Section 2.05(c) and (ii) any Realized Losses or Subordinate Certificate Writedown Amount allocated thereto on previous Distribution Dates.

           Lower Tier Interest: Any one of the Classes of regular interests in the Lower Tier REMIC described as such in
      Section 2.05(a).

           Lower Tier Interest Rate:  As to each Lower Tier
      Interest, the applicable "Lower Tier Interest Rate," if any, set forth in Section 2.05(a) hereof.

           Lower Tier REMIC: One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Rounding Account and the assets and rights specified in clauses (i) through (ix) of the definition of the term Trust Fund.

           Modified Mortgage Loan:  Any Mortgage Loan which the
      Company has modified pursuant to Section 3.01(c).

           Monthly Advance: With respect to any Distribution
      Date, the aggregate of the advances required to be made by the Company pursuant to Section 4.04(a) (or by the Trustee pursuant to Section 4.04(b)) on such Distribution Date, the amount of any such Monthly Advance being equal to (a) the aggregate of payments of principal and interest (adjusted to the related Net Mortgage Rate) on the Mortgage Loans that were due on the related Due Date, without regard to any arrangements entered into by the Company with the related Mortgagors pursuant to Section 3.02(a)(ii), and delinquent as of the close of business on the Business Day next preceding the related Determination Date, less (b) the amount of any such payments which the Company or the Trustee, as applicable, in its reasonable judgment believes will not be ultimately recoverable by it either out of late payments by the Mortgagor, Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. With respect to any Mortgage Loan, the portion of any such advance or advances made with respect thereto.

           Monthly Payment: The scheduled monthly payment on a Mortgage Loan for any month allocable to principal or interest on such Mortgage Loan.

           Moody's: Moody's Investors Service, Inc. and its successors.

           Mortgage: The mortgage or deed of trust creating a first lien on a fee simple interest in real property securing a Mortgage Note.

           Mortgage File: The mortgage documents listed in
      Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

           Mortgage Loan Payment Record: The record maintained by the Company pursuant to Section 3.02(b).

           Mortgage Loan Schedule: As of any date of determination, the schedule of Mortgage Loans included in the Trust Fund. The initial schedule of Mortgage Loans as of the Cut-off Date is attached hereto as Exhibit C.

           Mortgage Loans: As of any date of determination, each of the mortgage loans identified on the Mortgage Loan Schedule (as amended pursuant to Section 2.03(b)) delivered and assigned to the Trustee pursuant to Section 2.01 or 2.03(b), and not theretofore released from the Trust Fund by the Trustee.

           Mortgage Note: With respect to any Mortgage Loan, the note or other evidence of indebtedness (which may consist of a Confirmatory Mortgage Note) evidencing the indebtedness of a Mortgagor under such Mortgage Loan.

           Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

           Mortgage Rate: The per annum rate of interest borne by a Mortgage Loan as set forth in the related Mortgage Note.

           Mortgaged Property:  The property securing the Mortgage
      Note.

           Mortgagor: With respect to any Mortgage Loan, each obligor on the related Mortgage Note.

           Net Interest Shortfall: With respect to any
      Distribution Date, the excess, if any, of the aggregate
      Interest Shortfalls for such Distribution Date over any Compensating Interest Payment for such date.

           Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, the sum of (i) any Liquidation Proceeds therefor less the related Liquidation Expenses, and (ii) any Insurance Proceeds therefor, other than any such Insurance Proceeds applied to the restoration of the related Mortgaged Property.

           Net Mortgage Rate: With respect to any Mortgage Loan, the related Mortgage Rate less the applicable Servicing Fee
      Rate.

           Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

           Non-Credit Loss: Any Fraud Loss, Special Hazard Loss or Deficient Valuation.

           Non-Discount Mortgage Loan:  Any Mortgage Loan with a
      Net Mortgage Rate greater than or equal to 7.50% per annum.

           Non-permitted Foreign Holder:  As defined in Section
      5.02(b).

           Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is 7.50%. As to any Non-Discount Mortgage Loan, 100%.

           Non-Primary Residence Loan: Any Mortgage Loan secured by a Mortgaged Property that is (on the basis of representations made by the Mortgagors at origination) a second home or investor-owned property.

           Nonrecoverable Advance: All or any portion of any Monthly Advance or Monthly Advances previously made by the Company (or the Trustee) which, in the reasonable judgment of the Company (or, as applicable, the Trustee) will not be ultimately recoverable from related Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. The determination by the Company that it has made a Nonrecoverable Advance or that any advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Company delivered to the Trustee and detailing the reasons for such determination.

           Non-U.S. Person:  As defined in Section 4.02(c).

           Notional Certificate:  Any Class A7, Class A10, Class
      A11 or Class S Certificates.

           Notional Component:  None.

           Notional Component Balance:  None.

           Notional Principal Balance: As to any Distribution Date and the Class A7 Certificates, the sum of the Class Certificate Principal Balances of the Class A5 and Class A6 Certificates for such Distribution Date. As to any Distribution Date and each of the Class A10 and Class A11 Certificates, the Class Certificate Principal Balance of the Class A9 Certificates for such Distribution Date. As to any Distribution Date and the Class S Certificates, the aggregate Scheduled Principal Balance of the Outstanding Non-Discount Mortgage Loans as of the Due Date in the month preceding such Distribution Date. As to any Distribution Date and any Class S Certificate, such Certificate's Percentage Interest of the aggregate Notional Principal Balance of the Class S Certificates for such Distribution Date.

           Officer's Certificate: A certificate signed by the President, a Senior Vice President or a Vice President of the Company and delivered to the Trustee.

           Opinion of Counsel: A written opinion of counsel, who may be counsel for the Company; provided, however, that any Opinion of Counsel with respect to the interpretation or application of the REMIC Provisions or the status of an account as an Eligible Account shall be the opinion of independent counsel satisfactory to the Trustee.

           Original Subordinate Principal Balance: As set forth in the definition of Senior Prepayment Percentage.

           Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal satisfactory to the Company or the sales price of such property or, in the case of a refinancing, on an appraisal satisfactory to the Company.

           Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased pursuant to Section 2.02, 2.03(a), 3.01(c) or 3.16 or replaced pursuant to Section 2.03(b).

           Outstanding Non-Discount Mortgage Loan:  Any
      Outstanding Mortgage Loan that is a Non-Discount Mortgage
      Loan.

           PAC Balance: As to any Distribution Date and any Class of PAC Certificates and any PAC Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

           PAC Certificate:  None.

           PAC Component:  None.

           Pay-out Rate: With respect to any Class of Certificates (other than any Class of Principal Only Certificates) and any Distribution Date, the rate at which interest is distributed on such Class on such Distribution Date and which is equal to a fraction (expressed as an annualized percentage) the numerator of which is the Accrued Certificate Interest for such Class and Distribution Date (plus, in the case of any Class of Reserve Fund Eligible Certificates, any Draw Amount for such Class and Distribution Date, and in the case of any Class of Senior Certificates, any amount distributed thereto pursuant to the second paragraph of Section 4.01(g) on such Distribution Date), and the denominator of which is the Class Certificate Principal Balance (or, in the case of the Notional Certificates, the Notional Principal Balance) of such Class immediately prior to such Distribution Date.

           Percentage Interest: With respect to any Certificate, the percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by Certificates of the same Class as such Certificate. With respect to any Certificate, the Percentage Interest evidenced thereby shall equal the Initial Certificate
      Principal Balance (or, in the case of a Notional

      Certificate, the initial Notional Principal Balance) thereof divided by the aggregate Initial Certificate Principal Balance (or, in the case of a Notional Certificate, the aggregate initial Notional Principal Balance) of all Certificates of the same Class.

           Permitted Investments: One or more of the following; provided, however, that no such Permitted Investment may mature later than the Business Day preceding the Distribution Date after such investment except as otherwise provided in Section 3.02(e) hereof, provided, further, that such investments qualify as "cash flow investments" as defined in section 860G(a)(6) of the Code:

                (i) obligations of, or guaranteed as to timely receipt of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

               (ii) repurchase agreements on obligations specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category;

              (iii) federal funds, certificates of deposit, time deposits and banker's acceptances, of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category;

               (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency;
           and

                (v) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates.

      Notwithstanding the foregoing, Permitted Investments shall not include "stripped securities" and investments which contractually may return less than the purchase price therefor.

           Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

           Plan: Any Person which is an employee benefit plan subject to ERISA or a plan subject to section 4975 of the Code.

           PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the excess of 7.50% over the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is 7.50%. As to any Non-Discount Mortgage Loan, 0%.

           PO Principal Distribution Amount:  As to any
      Distribution Date, an amount equal to the sum of the applicable PO Percentage of:

           (i) the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) all principal prepayments in part received during the related Prepayment Period, together with the Scheduled Principal Balance (as reduced by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date) of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

         (iii) the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (B)) and
                (B) the principal balance of each Mortgage Loan purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related Prepayment Period;

          (iv) the Scheduled Principal Balance (as reduced by any Deficient Valuation occurring on or prior to the

                Bankruptcy Coverage Termination Date) of each
                Mortgage Loan which was purchased on such Distribution Date pursuant to Section 2.02,
                2.03(a) or 3.16; and

           (v) the Substitution Amount for any Mortgage Loan substituted during the month of such Distribution Date; for purposes of this clause (v), the definition of "Substitution Amount" shall be modified to reduce the Scheduled Principal Balance of the Mortgage Loan that is substituted for by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date.

      For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

           Pool Scheduled Principal Balance: With respect to any Distribution Date, the aggregate Scheduled Principal Balance of all the Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month next preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date; or, if so specified, such other date).

           Prepayment Assumption: The assumed fixed schedule of prepayments on a pool of new mortgage loans with such schedule given as a monthly sequence of prepayment rates, expressed as annualized percent values. These values start at 0.2% per year in the first month, increase by 0.2% per year in each succeeding month until month 30, ending at 6.0% per year. At such time, the rate remains constant at 6.0% per year for the balance of the remaining term. Multiples of the Prepayment Assumption are calculated from this prepayment rate series.

           Prepayment Assumption Multiple:  245% of the Prepayment
      Assumption.

           Prepayment Distribution Trigger: As of any
      Distribution Date and as to each Class of Class B Certificates, the related Prepayment Distribution Trigger is satisfied if (x) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Principal Balance of such Class and each Class subordinate thereto, if any, on such Distribution Date, and the denominator of which is the Pool Scheduled Principal Balance for such Distribution Date, equals or exceeds (y) such percentage calculated as of the Closing Date.

           Prepayment Interest Excess: As to any Voluntary Principal Prepayment in full received from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid in respect of interest on such Principal Prepayment. For purposes of determining the amount of Prepayment Interest Excess for any month, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof. All Prepayment Interest Excess shall be retained by the Company, as servicer, as additional servicing compensation.

           Prepayment Period: With respect to any Distribution Date and any Voluntary Principal Prepayment in part or other Principal Prepayment other than a Voluntary Principal Prepayment in full, the calendar month preceding the month of such Distribution Date; with respect to any Distribution Date and any Voluntary Principal Prepayment in full, the period beginning on the sixteenth day of the calendar month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, beginning on the Cutoff Date) and ending on the fifteenth day of the month in which such Distribution Date occurs.

           Primary Insurance Policy: The certificate of private mortgage insurance relating to a particular Mortgage Loan, or an electronic screen print setting forth the information contained in such certificate of private mortgage insurance, including, without limitation, information relating to the name of the mortgage insurance carrier, the certificate number, the loan amount, the property address, the effective date of coverage, the amount of coverage and the expiration date of the policy. Each such policy covers defaults by the Mortgagor, which coverage shall equal the portion of the unpaid principal balance of the related Mortgage Loan that exceeds 75% (or such lesser coverage required or permitted by FNMA or FHLMC) of the Original Value of the underlying Mortgaged Property.

           Primary Servicer: Any servicer with which the Company has entered into a servicing agreement, as described in
      Section 3.01(f).

           Principal Balance Schedules: Any principal balance schedules attached hereto, if applicable, as Exhibit B, setting forth the PAC Balances of any PAC Certificates and PAC Components, the TAC Balances of any TAC Certificates and TAC Components, and the Scheduled Balances of any Scheduled Certificates and Scheduled Components.

           Principal Distribution Request: Any request for a distribution in reduction of the Class Certificate Principal Balance of any Class A9 Certificate, submitted in writing to a Depository Participant or Financial Intermediary (or, if the Class A9 Certificates are no longer represented by a Book-Entry Certificate, to the Trustee) by the Certificate Owner (or Certificateholder) of a Class A9 Certificate.

           Principal Only Certificate:  Any Class PO Certificate.

           Principal Only Component:  None.

           Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (including, for this purpose, any refinancing permitted by Section 3.01, any Purchase Price of a Modified Mortgage Loan purchased pursuant to
      Section 3.01(c) and any REO Proceeds treated as such pursuant to Section 3.08(b)) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest for any month subsequent to the month of prepayment.

           Private Placement Memorandum: The private placement memorandum relating to the Restricted Junior Certificates, dated January 14, 1997.

           Prohibited Transaction Exemption: With respect to Lehman Brothers Inc., U.S. Department of Labor Prohibited Transaction Exemption 91-14, 56 Fed. Reg. 7413, February 22, 1991. With respect to PaineWebber Incorporated, U.S. Department of Labor Prohibition Transaction Exemption 90-36, 55 Fed. Reg. 25903, June 25, 1990.

           Property Protection Expenses: With respect to any Mortgage Loan, expenses paid or incurred by or for the account of the Company in accordance with the related Mortgage for (a) real estate property taxes and property repair, replacement, protection and preservation expenses and (b) similar expenses reasonably paid or incurred to preserve or protect the value of such Mortgage to the extent the Company is not reimbursed therefor pursuant to the Primary Insurance Policy, if any, or any other insurance policy with respect thereto.

           Purchase Price: With respect to any Mortgage Loan required or permitted to be purchased hereunder from the
      Trust Fund, an amount equal to 100% of the unpaid principal balance thereof plus interest thereon at the applicable Mortgage Rate from the date to which interest was last paid to the first day of the month in which such purchase price is to be distributed; provided, however, that if the Company
                                32
      is the servicer hereunder, such purchase price shall be net of unreimbursed Monthly Advances with respect to such Mortgage Loan, and the interest component of the Purchase Price may be computed on the basis of the Net Mortgage Rate for such Mortgage Loan; and provided, further, that if such Mortgage Loan is a Modified Mortgage Loan, the interest component of the Purchase Price shall be computed (i) on the basis of the applicable Mortgage Rate before giving effect to the related modification and (ii) from the date to which interest was last paid to the date on which such Modified Mortgage Loan is assigned to the Company pursuant to Section 3.01(c).

           QIB: A "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended.

           Random Lot: With respect to any Distribution Date prior to the Cross-Over Date, if the amount available for distribution in reduction of the Class Certificate Principal Balance of the Class A9 Certificates on such Distribution Date exceeds the amount needed to honor all Principal Distribution Requests on such date, the method by which the Depository will determine which Depository Participants holding interests in the Class A9 Certificates will receive payments of amounts distributable in respect of principal on such Class on such Distribution Date, using its established random lot procedures or, if the Class A9 Certificates are no longer represented by a Book-Entry Certificate, the method by which the Trustee will determine which Class A9 Certificates will receive payments of amounts distributable in respect of principal on such Class on such Distribution Date, using its own random lot procedures comparable to those used by the Depository.

           Rating Agency: Any statistical credit rating agency, or its successor, that rated any of the Certificates at the request of the Company at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee. References herein to the two highest long-term rating categories of a Rating Agency shall mean such ratings without any modifiers. As of the date of the initial issuance of the Certificates, the Rating Agencies are Fitch and S&P; except that for purposes of the Class B2, Class B3 and Class B4 Certificates, Fitch shall be the sole Rating Agency. The Class B5 Certificates are not rated upon issuance.

           Realized Loss: Any (i) Deficient Valuation or (ii) as to any Liquidated Mortgage Loan, (x) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of such liquidation less (y) the related Liquidation Proceeds and Insurance Proceeds (as reduced by the related Liquidation Expenses).

           Record Date: The last Business Day of the month immediately preceding the month of the related Distribution
      Date.

           Reference Banks:  As defined in Section 5.08.

           Relief Act:  The Soldiers' and Sailors' Civil Relief
      Act of 1940, as amended.

           Relief Act Mortgage Loan: Any Mortgage Loan as to which the Monthly Payment thereof has been reduced due to the application of the Relief Act.

           REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

           REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of the Code, and related provisions, and U.S. Office of the Treasury temporary or final regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

           REO Mortgage Loan: Any Mortgage Loan which is not a
      Liquidated Mortgage Loan and as to which the related
      Mortgaged Property is held as part of the Trust Fund.

           REO Proceeds: Proceeds, net of any related expenses of the Company, received in respect of any REO Mortgage Loan
      (including, without limitation, proceeds from the rental of the related Mortgaged Property).

           Reserve Fund:  The reserve fund established pursuant to
      Section 3.17.

           Reserve Fund Deposit:  Cash in the amount of $10,000.

           Reserve Fund Eligible Certificates: Any Class A9 or
      Class A10 Certificate.

           Reserve Interest Rate:  As defined in Section 5.08.

           Residual Certificate:  Any Class R or Class RL
      Certificate.

           Responsible Officer: When used with respect to the Trustee, any officer or assistant officer assigned to and working in the Corporate Trust Department of the Trustee and, also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

           Restricted Certificate:  Any Restricted Junior
      Certificate or Class S Certificate.

           Restricted Junior Certificate: Any Class B3, Class B4 or Class B5 Certificate.

           Rounding Account: With respect to the Class A9
      Certificates, the segregated, non-interest bearing Eligible
      Account created and maintained therefor pursuant to Section
      4.09.

           Rounding Amount: With respect to each Distribution Date prior to the Cross-Over Date on which the Class A9 Certificates are entitled to a distribution in reduction of the Class Certificate Principal Balance thereof, the amount, if any, necessary to round the aggregate of such distribution (after giving effect to any deposit into the Rounding Account on such Distribution Date) upward to the next higher integral multiple of $1,000.

           S&P: Standard & Poor's Rating Services, a division of
      The McGraw-Hill Companies, Inc., and its successors.

           S&P Formula Amount: As to each Anniversary
      Determination Date, the greater of (i) $100,000 and (ii) the product of (x) 0.06% and (y) the Scheduled Principal Balance of each Mortgage Loan remaining in the Mortgage Pool whose original principal balance was 75% or greater of the Original Value thereof.

           SAIF:  The Savings Association Insurance Fund of the
      FDIC, or its successor in interest.

           Scheduled Balance: As to any Distribution Date and any
      Class of Scheduled Certificates and any Scheduled
      Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

           Scheduled Certificates:  None.

           Scheduled Component:  None.

           Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month next preceding the month of such Distribution Date (or, if so specified, such other date) as specified in the amortization schedule at the time relating to such Mortgage Loan (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to any previous Principal Prepayments, Deficient Valuations incurred subsequent to the Bankruptcy Coverage Termination Date, adjustments due to the application of the Relief Act and the payment of principal due on such Due Date, irrespective of any delinquency in payment by the related Mortgagor. As to any Mortgage Loan and the Cut-off Date, the "unpaid balance" thereof specified in the initial
      Mortgage Loan Schedule.

           Senior Certificate: Any Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class A13, Class A14, Class A15, Class PO, Class R or Class RL Certificate.

           Senior Certificate Principal Balance: As of any
      Distribution Date, an amount equal to the sum of the Certificate Principal Balances of the Senior Certificates
      (other than any Class PO Certificates).

           Senior Optimal Principal Amount:  As to any
      Distribution Date, an amount equal to the sum of the Adjusted Group I Senior Optimal Principal Amount for such date and the Group II Senior Optimal Principal
      Amount for such date.

           Senior Percentage: As to any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the Senior Certificate Principal Balance immediately prior to such Distribution Date by an amount equal to the sum of the Certificate Principal Balances of all the Certificates other than any Class PO Certificates immediately prior to such Distribution Date.

           Senior Prepayment Percentage: For any Distribution
      Date occurring prior to the fifth anniversary of the first
      Distribution Date, 100%. For any Distribution Date occurring on or after the fifth anniversary of the first
      Distribution Date, an amount as follows:

           (i)  for any Distribution Date subsequent to January
                2002 to and including the Distribution Date in January 2003, the Senior Percentage for such

                Distribution Date plus 70% of the Junior
                Percentage for such Distribution Date;

          (ii)  for any Distribution Date subsequent to January
                2003 to and including the Distribution Date in January 2004, the Senior Percentage for such
                Distribution Date plus 60% of the Junior
                Percentage for such Distribution Date;

         (iii)  for any Distribution Date subsequent to January
                2004 to and including the Distribution Date in January 2005, the Senior Percentage for such
                Distribution Date plus 40% of the Junior
                Percentage for such Distribution Date;

          (iv) for any Distribution Date subsequent to January 2005 to and including the Distribution Date in January 2006, the Senior Percentage for such Distribution Date plus 20% of the Junior Percentage for such Distribution Date; and

           (v)  for any Distribution Date thereafter, the Senior
                Percentage for such Distribution Date.

      Notwithstanding the foregoing, if on any Distribution Date the Senior Percentage exceeds the Senior Percentage as of the Closing Date, the Senior Prepayment Percentage for such
      Distribution Date will equal 100%.

      In addition, notwithstanding the foregoing, no reduction of the Senior Prepayment Percentage below the level in effect for the most recent prior period as set forth in clauses
      (i) through (iv) above shall be effective on any Distribution Date unless at least one of the following two tests is satisfied:

                Test I: If, as of the last day of the month preceding such Distribution Date, (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and REO Mortgage Loans) as a percentage of the aggregate Class Certificate Principal Balance of the Junior Certificates as of such date, does not exceed 50%, and
           (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) 30% of the aggregate Class Certificate Principal Balance of the Junior Certificates as of the Closing Date (the "Original Subordinate Principal Balance") if such Distribution Date occurs between and including February 2002 and January 2003, (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2003 and January 2004,
           (c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2004 and January 2005, (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2005 and January 2006 and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after February 2006; or

                Test II: If, as of the last day of the month preceding such Distribution Date, (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and REO Mortgage Loans) averaged over the last three months, as a percentage of the aggregate Scheduled Principal Balance of Mortgage Loans averaged over the last three months, does not exceed 4%, and (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) 10% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2002 and January 2003,
           (b) 15% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2003 and January 2004, (c) 20% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2004 and January 2005, (d) 25% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2005 and January 2006, and (e) 30% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after February 2006.

           Servicer's Certificate: A certificate, completed by and executed on behalf of the Company by a Servicing Officer in accordance with Section 4.06, substantially in the form of Exhibit D hereto or in such other form as the Company and the Trustee shall agree.

           Servicing Fee: As to any Mortgage Loan and
      Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Servicing Fee Rate for such Mortgage Loan.

           Servicing Fee Rate: As to any Mortgage Loan, the per annum rate identified as such for such Mortgage Loan and set forth in the Mortgage Loan Schedule.

           Servicing Officer: Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers attached to an Officer's Certificate furnished to the Trustee by the Company, as such list may from time to time be amended.

           Single Certificate: A Certificate with an Initial Certificate Principal Balance, or initial Notional Principal Balance, of $1,000 or, in the case of a Class of Certificates issued with an initial Class Certificate Principal Balance or initial Notional Principal Balance of less than $1,000, such lesser amount.

           Special Hazard Loss: (i) A Realized Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.06 and (b) any loss caused by or resulting from:

           (1)  normal wear and tear;

           (2) conversion or other dishonest act on the part of the Trustee, the Company or any of their agents or employees; or

           (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

      or (ii) any Realized Loss suffered by the Trust Fund arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.06.

           Special Hazard Loss Amount: As of any Distribution
      Date, an amount equal to $3,000,692 minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been allocated to the Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount (as defined below) as most recently calculated. On each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence
      (without giving effect to the deduction of the Adjustment
      Amount for such anniversary) exceeds the lesser of (x) the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (B) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, and (y) an amount calculated by the Company and approved by each Rating
      Agency, which amount shall not be less than $500,000.

           Special Hazard Percentage: As of each anniversary of the Cut-off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing (x) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by (y) the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

           Special Hazard Termination Date: The Distribution Date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

           Specified Component:  The Class A13A or Class A13B
      Component.

           Startup Day:  As defined in Section 2.06(c).

           Strip Rate: With respect to the Class S Certificates and any Distribution Date, a variable rate per annum equal to the excess of (x) the weighted average (by Scheduled Principal Balance) carried to six decimal places, rounded down, of the Net Mortgage Rates of the Outstanding Non-Discount Mortgage Loans as of the Due Date in the preceding calendar month (or the Cut-off Date, in the case of the first Distribution Date) over (y) 7.50%; provided, however, that such calculation shall not include any Mortgage Loan that was the subject of a Voluntary Principal Prepayment in full received by the Company (or of which the Company received notice, in the case of a Mortgage Loan serviced by a Primary Servicer) on or after the first day but on or before the 15th day of such preceding calendar month.

           Subordinate Certificates: As to any date of determination, first, the Class B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; second, the Class B4 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; third, the Class B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; fourth, the Class B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; fifth, the Class B1 Certificates until the Class

      Certificate Principal Balance thereof has been reduced to zero; and sixth, the Class M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero.

           Subordinate Certificate Writedown Amount: As to any Distribution Date, first, any amount distributed to the Class PO Certificates on such Distribution Date pursuant to
      Section 4.01(a)(iv) and second, after giving effect to the application of clause first above, the amount by which (i) the sum of the Class Certificate Principal Balances of all the Certificates (after giving effect to the distribution of principal and the application of Realized Losses in reduction of the Certificate Principal Balances of the related Certificates on such Distribution Date) exceeds
      (ii) the Pool Scheduled Principal Balance on the first day of the month of such Distribution Date less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date.

           Substitution Amount: With respect to any Mortgage Loan substituted pursuant to Section 2.03(b), the excess of (x) the Scheduled Principal Balance of the Mortgage Loan that is substituted for, over (y) the Scheduled Principal Balance of the related substitute Mortgage Loan, each balance being determined as of the date of substitution.

           TAC Balance: As to any Distribution Date and any Class of TAC Certificates and any TAC Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

           TAC Certificates:  Any Class A1, Class A2, Class A3,
      Class A4, Class A5, Class A6, Class A8, Class A9 and Class
      A12 Certificate.

           TAC Component:  None.

           Trigger Event: Any one or more of the following: (i) if the Company is not a wholly-owned direct or indirect subsidiary of General Electric Company or if General
      Electric Capital Corporation shall not own (directly or indirectly) at least two-thirds of the voting shares of the capital stock of the Company, (ii) if the long-term senior unsecured rating of General Electric Capital Corporation is downgraded or withdrawn by Fitch or S&P below their two highest rating categories, (iii) if General Electric
      Capital Corporation is no longer obligated pursuant to the terms of the support agreement, dated as of October 1, 1990, between General Electric Capital Corporation and the Company, to maintain the Company's net worth or liquidity (as such terms are defined therein) at the levels specified therein, or if such support agreement, including any amendment thereto, has been breached, terminated or otherwise held to be unenforceable and (iv) if such support agreement, including any amendment thereto, is amended or modified.

           Trust Fund: The corpus of the trust created by this Agreement evidenced by the Certificates and consisting of:

                (i)  the Mortgage Loans;

               (ii) all payments on or collections in respect of such Mortgage Loans, except as otherwise described in the first paragraph of Section 2.01;

              (iii) the obligation of the Company to deposit in the Certificate Account the amounts required by Sections 3.02(d), 3.02(e) and 4.04(a), and the obligation of the Trustee to deposit in the Certificate Account any amount required pursuant to
           Section 4.04(b);

               (iv) the obligation of the Company to purchase or replace any Defective Mortgage Loan pursuant to Section
           2.02 or 2.03;

                (v) the obligation of the Company to purchase any Modified Mortgage Loan pursuant to Section 3.01(c);

               (vi) all property acquired by foreclosure or deed in lieu of foreclosure with respect to any REO Mortgage Loan;

              (vii) the proceeds of the Primary Insurance
           Policies, if any, and the hazard insurance policies required by Section 3.06, in each case, in respect of the Mortgage Loans;

             (viii) the Certificate Account established pursuant to Section 3.02(d);

               (ix) the Eligible Account or Accounts, if any, established pursuant to Section 3.02(e); and

                (x) any collateral funds established to secure the obligations of the Holder of the Class B4 and Class B5 Certificates, respectively, under any agreements entered into between such holder and the Company pursuant to Section 3.08(e).

           Trustee: The institution executing this Agreement as Trustee, or its successor in interest, or if any successor trustee is appointed as herein provided, then such successor trustee so appointed.

           Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of the property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to
      Section 3.06.

           Unpaid Class Interest Shortfall: As to any
      Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates or any Class of Certificates consisting of Specified Components) or any Specified Component (other than any Principal Only Component), the amount, if any, by which the aggregate of the Class Interest Shortfalls for such Class or Specified Component for prior Distribution Dates is in excess of the aggregate amounts distributed on prior Distribution Dates to Holders of such Class of Certificates or in respect of such Specified Component (or added to the Class Certificate Principal Balance of any Class of Accrual Certificates, or to the Component Principal Balance of any Accrual Component) pursuant to Section 4.01(a)(ii), in the case of the Senior Certificates (other than any Class of Principal Only Certificates), and any Component thereof (other than any Principal Only Component), and the Class S Certificates, Section 4.01(a)(vi), in the case of the Class M Certificates, Section 4.01(a)(ix), in the case of the Class B1 Certificates, Section 4.01(a)(xii), in the case of the Class B2 Certificates, Section 4.01(a)(xv), in the case of the Class B3 Certificates, Section 4.01(a)(xviii), in the case of the Class B4 Certificates, and Section 4.01(a)(xxi), in the case of the Class B5 Certificates. As to any Distribution Date and any Class of Certificates consisting of Specified Components, the sum of any Unpaid Class Interest Shortfalls for the Specified Components thereof.

           Upper Tier REMIC: One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Lower Tier Interests.

           Voluntary Principal Prepayment: With respect to any Distribution Date, any prepayment of principal received from the related Mortgagor on a Mortgage Loan (including the Purchase Price of any Modified Mortgage Loan purchased pursuant to Section 3.01(c)).

           Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of Section 10.01. At all times during the term of this Agreement, 96% of all Voting Rights shall be allocated to the Certificates other than the

      Class A7, Class A10, Class A11 and Class S Certificates and 1% of all Voting Rights shall be allocated to each of the Class A7, Class A10, Class A11 and Class S Certificates. Voting Rights allocated to the Class A7, Class A10, Class A11 and Class S Certificates shall be allocated among the Certificates of such Class in proportion to their Notional Principal Balances. Voting Rights allocated to the other Classes of Certificates shall be allocated among such Classes (and among the Certificates within each such Class) in proportion to their Class Certificate Principal Balances (or Certificate Principal Balances), as the case may be.


                            ARTICLE II

                   CONVEYANCE OF MORTGAGE LOANS;
                 ORIGINAL ISSUANCE OF CERTIFICATES

           Section 2.01. Conveyance of Mortgage Loans. The Company, concurrently with the execution and delivery of this Agreement, does hereby transfer, assign, set-over and otherwise convey to the Trustee without recourse (except as provided herein) all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received by the Company on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before, and all Principal Prepayments received before, the Cut-off Date).

           In connection with such transfer and assignment, the Company does hereby deliver to the Trustee the following documents or instruments with respect to each Mortgage Loan
(other than any Designated Loan) so transferred and assigned:

           (i) The Mortgage Note, endorsed without recourse in blank by the Company, including all intervening endorsements showing a complete chain of endorsement from the originator to the Company; provided, however, that if such Mortgage Note is a Confirmatory Mortgage Note, such Confirmatory Mortgage Note may be payable directly to the Company or may show a complete chain of endorsement from the named payee to the Company;

          (ii)  Any assumption and modification agreement; and

         (iii) An assignment in recordable form (which may be included in a blanket assignment or assignments) of the Mortgage to the Trustee.

With respect to each Designated Loan, the Company does hereby deliver to the Trustee the Designated Loan Closing Documents.

           In instances where a completed assignment of the Mortgage in recordable form cannot be delivered by the Company to the Trustee prior to or concurrently with the execution and delivery of this Agreement, due to a delay in connection with recording of the Mortgage, the Company may, in lieu of delivering the completed assignment in recordable form, deliver to the Trustee the assignment in such form, otherwise complete except for recording information.

           With respect to each Designated Loan, within 45 days of the Closing Date the Company shall deliver to the Trustee either (a) the documents referred to in clauses (i) and (ii) of the second preceding paragraph, provided that if the Company cannot locate such documents in the form initially executed by the Mortgagor and the obligor under any assumption and modification agreement, then it shall use reasonable efforts to obtain, and may deliver, new documents executed by such parties evidencing their obligations under the initial documents or (b) an Opinion of Counsel satisfactory to the Trustee from counsel admitted to practice in the jurisdiction in which the related Mortgaged Property is located to the effect that the absence of the original Mortgage Note or assumption and modification agreement, as the case may be, will not preclude the Company as servicer from initiating or prosecuting to completion any foreclosure proceeding with respect to such Mortgaged Property. If such documents are not so delivered within 45 days of the Closing Date, the Company will use its best reasonable efforts (and the Trustee will have no obligation to inquire as to such efforts) to substitute another Mortgage Loan for such Designated Loan on the next succeeding Distribution Date pursuant to Section 2.03(b). If the Company is unable to effect such substitution, it shall repurchase such Designated Loan on such Distribution Date pursuant to Section 2.03(a).

           In connection with each Mortgage Loan transferred and assigned to the Trustee, the Company shall deliver to the Trustee the following documents or instruments as promptly as practicable, but in any event within 30 days, after receipt by the Company of all such documents and instruments for all of the outstanding Mortgage Loans:

           (i) the Mortgage with evidence of recording indicated thereon;

          (ii)  a copy of the title insurance policy; and

         (iii) with respect to any Mortgage that has been assigned to the Company, the related recorded intervening assignment or assignments of Mortgage, showing a complete chain of assignment from the originator to the Company.

Pending such delivery, the Company shall retain in its files (a) copies of the documents described in clauses (i) and (iii) of the preceding sentence, without evidence of recording thereon, and
(b) title insurance binders with respect to the Mortgage Loans. The Company shall also retain in its files evidence of any primary mortgage insurance relating to the Mortgage Loans during the period when the related insurance is in force. Pending delivery of the documents referred to in the second preceding sentence, such evidence of primary mortgage insurance shall include a copy of the relevant Primary Insurance Policy. (The copies of the Mortgage, intervening assignments of Mortgage, if any, title insurance binder and the Primary Insurance Policy, if any, described in the second and third preceding sentences are collectively referred to herein as the "Document File" with respect to each Mortgage Loan.) The Company shall advise the Trustee in writing if such delivery to the Trustee shall not have occurred on or before the first anniversary of the Closing Date. The Company shall promptly furnish to the Trustee the documents included in the Document Files (other than any such documents previously delivered to the Trustee as originals or copies) either (a) upon the written request of the Trustee or (b) when the Company or the Trustee obtains actual notice or knowledge of a Trigger Event. The Trustee shall have no obligation to request delivery of the Document Files unless a Responsible Officer of the Trustee has actual notice or knowledge of the occurrence of a Trigger Event.

           In the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the date of execution and delivery of this Agreement, the Company, in lieu of delivering the above documents to the Trustee, herewith delivers to the Trustee a certification of a Servicing Officer of the nature set forth in Section 3.09.

           The Company shall not be required to record the assignments of the Mortgages to the Trustee unless the Company or the Trustee obtains actual notice or knowledge of the occurrence of any Trigger Event; provided, however, that such recording shall not be required if the Company delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to reduce or withdraw its then current ratings of the Certificates. The party obtaining actual notice or knowledge of any of such events shall give the other party prompt written notice thereof. For purposes of the foregoing (as well as for purposes of determining whether the Company shall be required to deliver the Document Files to the Trustee following the occurrence of a Trigger Event), the Company shall be deemed to have knowledge of any such downgrading referred to in the definition of Trigger Event if, in the exercise of reasonable diligence, the Company has or should have had knowledge thereof. As promptly as practicable subsequent to the Company's delivery or receipt of such written notice, as the case may be, the Company shall insert the recording information in the assignments of the Mortgages to the Trustee and shall cause the same to be recorded, at the Company's expense, in the appropriate public office for real property records, except that the Company need not cause to be so completed and recorded any assignment which relates to a Mortgage Loan secured by property in a jurisdiction under the laws of which, on the basis of an Opinion of Counsel reasonably satisfactory to the Trustee and satisfactory to each Rating Agency (as evidenced in writing), recordation of such assignment is not necessary to protect the Trustee against discharge of such Mortgage Loan by the Company or any valid assertion that any Person other than the Trustee has title to or any rights in such Mortgage Loan. In the event that the Company fails or refuses to record the assignment of Mortgages in the circumstances provided above, the Trustee shall record or cause to be recorded such assignment at the expense of the Company. In connection with the recording of any such assignment, the Company shall furnish such documents as may be reasonably necessary to accomplish such recording. Notwithstanding the foregoing, at any time the Company may record, or cause to be recorded, the assignments of Mortgages at the expense of the Company.

           Section 2.02. Acceptance by Trustee. Subject to the examination hereinafter provided, the Trustee acknowledges receipt of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, and the Designated Loan Closing Documents, if any, delivered pursuant to Section 2.01, and declares that the Trustee holds and will hold such documents and each other document delivered to it pursuant to Section 2.01 in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File within 45 days after (i) the execution and delivery of this Agreement, in the case of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, and the Designated Loan Closing Documents, if any, (ii) delivery to the Trustee after the Closing Date of (x) the Mortgage Notes and the assumption and modification agreements, if any, or (y) an Opinion of Counsel described in the fourth paragraph of Section 2.01, as applicable, with respect to each Designated Loan, and
(iii) delivery of the recorded Mortgages, title insurance policies and recorded intervening assignments of Mortgage, if any, to ascertain that all required documents set forth in
Section 2.01 have been executed, received and recorded, if applicable, and that such documents relate to the Mortgage Loans identified in Exhibit C hereto. In performing such examination, the Trustee may conclusively assume the due execution and genuineness of any such document and the genuineness of any signature thereon. It is understood that the scope of the Trustee's examination of the Mortgage Files is limited solely to confirming, after receipt of the documents listed in Section 2.01, that such documents have been executed, received and recorded, if applicable, and relate to the Mortgage Loans identified in Exhibit C to this Agreement. If in the course of such review the Trustee finds (1) that any document required to be delivered as aforesaid has not been delivered, or (2) any such document has been mutilated, defaced or physically altered without the borrower's authorization or approval, or (3) based upon its examination of such documents, the information with respect to any Mortgage Loan set forth on Exhibit C is not accurate, the Trustee shall promptly so notify the Company in writing, which shall have a period of 60 days after receipt of such notice to correct or cure any such defect. The Company hereby covenants and agrees that, if any such material defect cannot be corrected or cured, the Company will on a Distribution Date which is not later than the first Distribution Date which is more than ten days after the end of such 60-day period repurchase the related Mortgage Loan from the Trustee at the Purchase Price therefor or replace such Mortgage Loan pursuant to Section 2.03(b); provided, however, that if the defect (or breach pursuant to Section 2.03(a)) is one that, had it been discovered before the Startup Day, would have prevented the Mortgage Loan from being a "qualified mortgage" within the meaning of the REMIC Provisions, such defect or breach shall be cured, or the related Mortgage Loan shall be repurchased or replaced, on a Distribution Date which falls within 90 days of the date of discovery of such defect or breach. The Purchase Price for the repurchased Mortgage Loan, or any amount required in respect of a substitution pursuant to Section 2.03(b), shall be deposited by the Company in the Certificate Account pursuant to Section 3.02(d) on the Business Day prior to the applicable Distribution Date and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall release or cause to be released to the Company the related Mortgage File and shall execute and deliver or cause to be executed and delivered such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company any Mortgage Loan released pursuant hereto. It is understood and agreed that the obligation of the Company to repurchase or replace any Mortgage Loan as to which a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to Certificateholders or the Trustee on behalf of Certificateholders.

           Upon receipt by the Trustee of the Mortgage Note with respect to a Designated Loan that is not defective in accordance with the fifth sentence of the preceding paragraph, the related Lost Note Affidavit delivered pursuant to Section 2.01 shall be void and the Trustee shall return it to the Company.

           Section 2.03.  Representations and Warranties of the
Company; Mortgage Loan Repurchase. (a) The Company hereby represents and warrants to the Trustee that:

           (i) The information set forth in Exhibit C hereto was true and correct in all material respects at the date or dates respecting which such information is furnished;

          (ii) As of the date of the initial issuance of the Certificates, each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan obtained by the Company and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

         (iii) Immediately prior to the transfer and assignment herein contemplated, the Company had good title to, and was the sole owner of, each Mortgage Loan and all action had been taken to obtain good record title to each related Mortgage. Each Mortgage Loan has been transferred free and clear of any liens, claims and encumbrances;

          (iv) As of the date of the initial issuance of the Certificates, no payment of principal of or interest on or in respect of any Mortgage Loan is 30 or more days past due and none of the Mortgage Loans have been past due 30 or more days more than once during the preceding 12 months;

           (v) As of the date of the initial issuance of the Certificates, there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal or coordinate with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (x) below;

          (vi) As of the date of the initial issuance of the Certificates, there is no delinquent tax or assessment lien against the property subject to any Mortgage;

         (vii) As of the date of the initial issuance of the Certificates, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

        (viii) As of the date of the initial issuance of the Certificates, the physical property subject to any Mortgage is free of material damage and is in good repair;

          (ix) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws;

           (x) A lender's title insurance policy or binder, or other assurance of title insurance customary in the relevant jurisdiction therefor, in either case, in a form acceptable to FNMA or FHLMC, was issued on the date of the origination of each Mortgage Loan and each such policy or binder is valid and remains in full force and effect;

          (xi) The original principal amount of each Mortgage Note was not more than 95.00% of the Original Value; as of the Cut-off Date, no more than 31.75% of the Mortgage Loans by Scheduled Principal Balance had original principal amounts of more than 80% of the Original Value and each Mortgage Note having an original principal amount in excess of 80% of the Original Value is covered by a Primary Insurance Policy so long as its then outstanding principal amount exceeds 80% of the greater of (a) the Original Value and (b) the then current value of the related Mortgaged Property as evidenced by an appraisal thereof satisfactory to the Company. Each Primary Insurance Policy is issued by a private mortgage insurer acceptable to FNMA or FHLMC;

         (xii) Each Mortgage Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, over an original term of not more than thirty years. The Mortgage Rate of each Mortgage Note of the related Mortgage Loan was not less than 7.00% per annum and not greater than 9.25% per annum. The Mortgage Rate of each Mortgage Note is fixed for the life of the related Mortgage Loan;

        (xiii) The improvements on the Mortgaged Properties are insured against loss under a hazard insurance policy with extended coverage and conforming to the requirements of
      Section 3.06 hereof. As of the date of initial issuance of the Certificates, all such insurance policies are in full force and effect;

         (xiv) As of the Cut-off Date, no more than 14.25% of the Mortgage Loans by Scheduled Principal Balance had a
      Scheduled Principal Balance of more than $400,000;

          (xv) As of the Cut-off Date, no more than 1.00% of the Mortgage Loans by Scheduled Principal Balance are secured by Mortgaged Properties located in any one postal zip code area;

         (xvi) As of the Cut-off Date, at least 97.50% of the Mortgage Loans by Scheduled Principal Balance are secured by Mortgaged Properties determined by the Company to be the primary residence of the Mortgagor. The basis for such determination is the making of a representation by the Mortgagor at origination that he or she intends to occupy the underlying property;

        (xvii) As of the Cut-off Date, at least 95.00% of the Mortgage Loans by Scheduled Principal Balance are secured by one-family detached residences;

       (xviii) As of the Cut-off Date, no more than 2.25% of the Mortgage Loans by Scheduled Principal Balance are secured by condominiums and, as of the Cut-off Date, no more than 0.75% of the Mortgage Loans by Scheduled Principal Balance are secured by two- to four-family residential properties. As to each condominium or related Mortgage Loan, (a) the related condominium is in a project that is on the FNMA or FHLMC approved list, (b) the related condominium is in a project that, upon submission of appropriate application, could be so approved by either FNMA or FHLMC, (c) the related Mortgage Loan meets the requirements for purchase by FNMA or FHLMC, (d) the related Mortgage Loan is of the type that could be approved for purchase by FNMA or FHLMC but for the principal balance of the related Mortgage Loan or the pre-sale requirements or (e) the related Mortgage Loan has been approved by a nationally recognized mortgage pool insurance company for coverage under a mortgage pool insurance policy issued by such insurer. As of the Cut-off Date, no more than 0.25% of the Mortgage Loans by Scheduled Principal Balance are secured by condominiums located in any one postal zip code area;

         (xix) No Mortgage Loan is secured by a leasehold interest in the related Mortgaged Property, and each Mortgagor holds fee title to the related Mortgaged
      Property;

          (xx) As of the Cut-off Date, no more than 0.75% of the Mortgage Loans by Scheduled Principal Balance constituted Buydown Mortgage Loans. The maximum Buydown Period for any Buydown Mortgage Loan is three years, and the maximum difference between the stated Mortgage Rate of any Buydown

      Mortgage Loan and the rate paid by the related Mortgagor is three percentage points. Each Buydown Mortgage Loan has been fully funded;

         (xxi)  The original principal balances of the Mortgage
      Loans range from $24,750.00 to $840,000.00;

        (xxii) As of the Cut-off Date, no more than 2.25% of the Mortgage Loans by Scheduled Principal Balance are secured by second homes, and no more than 0.25% of the Mortgage Loans by Scheduled Principal Balance are secured by investor-owned properties;

       (xxiii) All appraisals are on forms acceptable to either
      FNMA or FHLMC, including information regarding three comparable properties;

        (xxiv) No selection procedures, other than those necessary to comply with the representations and warranties set forth herein or the description of the Mortgage Loans made in any disclosure document delivered to prospective investors in the Certificates, have been utilized in selecting the Mortgage Loans from the Company's portfolio which would be adverse to the interests of the Certificateholders;

         (xxv) To the best of the Company's knowledge, at origination no improvement located on or being part of a Mortgaged Property was in violation of any applicable zoning and subdivision laws and ordinances;

        (xxvi) None of the Mortgage Loans is a temporary construction loan. With respect to any Mortgaged Property which constitutes new construction, the related construction has been completed substantially in accordance with the specifications therefor and any incomplete aspect of such construction shall not be material or interfere with the habitability or legal occupancy of the Mortgaged Property. Mortgage Loan amounts sufficient to effect any such completion are in escrow for release upon or in connection with such completion or a performance bond or completion bond is in place to provide funds for this purpose and such completion shall be accomplished within 120 days after weather conditions permit the commencement thereof;

       (xxvii)  As of the Closing Date, each Mortgage Loan is a
      "qualified mortgage" as defined in Section 860G(a)(3) of the Code; and

      (xxviii) As of the Closing Date, the Company possesses the Document File with respect to each Mortgage Loan, and the related Mortgages and intervening assignment or assignments of Mortgages, if any, have been delivered to a title insurance company for recording.

           It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee. Upon discovery by either the Company or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. Subject to the following sentence, within 60 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Company shall cure such breach in all material respects or shall repurchase such Mortgage Loan from the Trustee or replace such Mortgage Loan pursuant to Section 2.03(b). Any such repurchase by the Company shall be accomplished in the manner set forth in Section 2.02, subject to the proviso of the third-to-last sentence thereof, and at the Purchase Price. It is understood and agreed that the obligation of the Company to repurchase or replace any Mortgage Loan as to which a breach occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders and such obligation of the Company to repurchase or replace any such Mortgage Loan shall not be assumed by any Person which may succeed the Company as servicer hereunder, but shall continue as an obligation of the Company. Notwithstanding the preceding sentence, if a breach of the representation and warranty of the Company contained in
Section 2.03(a)(ix) occurs as a result of a violation of the federal Truth in Lending Act, 15 U.S.C. ss. 1601 et seq., as amended ("TILA") or any state truth-in lending or similar statute, and the Trustee or the Trust Fund is named as a defendant in a TILA suit or a suit under any such statutes in respect of such violation and liability in respect thereof is imposed upon the Trustee or the Trust Fund as assignees of the related Mortgage Loan pursuant to Section 1641 of TILA, or any analogous provision of any such statute, the Company shall indemnify the Trustee and the Trust Fund from, and hold them harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) to which the Trustee and the Trust Fund, or either of them, become subject pursuant to TILA or any such statute, insofar as such losses, damages, claims or expenses (including reasonable attorneys' fees) result from such violation. The Company's obligations under the preceding sentence shall not impair or derogate from the Company's obligations to the Trustee under
Section 8.05.

           (b) If the Company is required to repurchase any Mortgage Loan pursuant to Section 2.02 or 2.03(a), the Company

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



may, at its option, within the applicable time period specified in such respective Sections, remove such Defective Mortgage Loan from the terms of this Agreement and substitute one or more other mortgage loans for such Defective Mortgage Loan, in lieu of repurchasing such Defective Mortgage Loan, provided that no such substitution shall occur more than two years after the Closing Date. Any substitute Mortgage Loan shall (a) have a Scheduled Principal Balance (together with that of any other Mortgage Loan substituted for the same Defective Mortgage Loan) as of the first Distribution Date following the month of substitution not in excess of the Scheduled Principal Balance of the Defective Mortgage Loan as of such date (the amount of any difference, plus one month's interest thereon at the respective Net Mortgage Rate, to be deposited by the Company in the Certificate Account pursuant to Section 2.02), (b) have a Mortgage Rate not less than, and not more than one percentage point greater than, the Mortgage Rate of the Defective Mortgage Loan, (c) have the same Net Mortgage Rate as the Defective Mortgage Loan, (d) have a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the Defective Mortgage Loan, (e) be, in the reasonable determination of the Company, of the same type, quality and character as the Defective Mortgage Loan as if the defect or breach had not occurred, (f) have a ratio of its current principal amount to its Original Value not greater than that of the removed Mortgage Loan and (g) be, in the reasonable determination of the Company, in compliance with the representations and warranties contained in Section 2.03(a) as of the date of substitution.

           The Company shall amend the Mortgage Loan Schedule to reflect the withdrawal of any Defective Mortgage Loan and the substitution of a substitute Mortgage Loan therefor. Upon such amendment the Company shall be deemed to have made as to such substitute Mortgage Loan the representations and warranties set forth in Section 2.03(a) as of the date of such substitution, which shall be continuing as long as any Certificate shall be outstanding or this Agreement has not been terminated, and the remedies for breach of any such representation or warranty shall be as set forth in Section 2.03(a). Upon such amendment, the Trustee shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan, within the time and in the manner and with the remedies specified in Section 2.02, except that for purposes of this Section 2.03(b) (other than the two-year period specified in the first sentence of the preceding paragraph of this Section 2.03(b)), such time shall be measured from the date of the applicable substitution.

           Section 2.04. Execution of Certificates. The Trustee has caused to be executed, countersigned and delivered to or upon the order of the Company, in exchange for the Mortgage Loans, the

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



Certificates in authorized denominations evidencing the entire ownership of the Trust Fund.

           Section 2.05. The REMICs. (a) For federal income tax purposes, the Trust Fund shall consist of two REMICs, the Lower Tier REMIC and the Upper Tier REMIC. The Certificates, other than the Class RL Certificate, shall be issued by the Upper Tier REMIC, and the Class RL Certificate shall be issued by the Lower Tier REMIC. The Lower Tier REMIC shall be evidenced by the Class RL Certificate and the regular interests having the characteristics and terms set forth in the following table, which interests (other than the Class RL Certificate) shall be issued by the Lower Tier REMIC to the Trustee. The Lower Tier Interests and the proceeds thereof shall be assets of the Upper Tier REMIC. Principal of and interest on the Lower Tier Interests shall be allocated to the Corresponding Classes of Certificates (or Components) in the manner set forth in the following table.

                                             Corresponding Class
                                               of Certificates
                                            (and/or Components)(1)
                                            ----------------------
                               Lower-Tier    Allocation  Allocation
Lower-Tier   Initial Lower      Interest         of          of
 Interest     Tier Balance        Rate       Principal    Interest
----------    ------------     ----------    ----------  ----------

    A1      $13,683,000.00        7.35%          A1          A1
    A2       21,547,000.00        7.35           A2          A2
    A3       59,904,000.00        7.35           A3          A3
    A4       79,616,000.00        7.35           A4          A4
    A5       14,684,000.00        9.00           A5          (3)
    A6        2,791,000.00        9.00           A6          (4)
    A8       25,145,000.00        7.50           A8          A8
    A9       24,000,000.00        7.50           A9          (5)
    A12       3,480,000.00        7.50           A12         A12
    A13       6,098,000.00        7.50           A13         A13
    A14      31,000,000.00        7.50           A14         A14
    A15       2,500,000.00        7.50           A15         A15
    PO          617,350.00        0.00           PO          N/A
    M         4,501,000.00        7.50           M           M
    B1        3,751,000.00        7.50           B1          B1
    B2        3,300,000.00        7.50           B2          B2
    B3        1,351,000.00        7.50           B3          B3
    B4          900,000.00        7.50           B4          B4
    B5        1,200,614.46        7.50           B5          B5
    R               100.00        7.50           R           R
    RPO             999.99        0.00           R           N/A
    S               (2)            (2)           N/A         S


--------------------------

(1) Unless otherwise indicated, the amount of interest and principal allocable from a Lower Tier Interest to its Corresponding Class or Classes of Certificates (and/or Components) on any Distribution Date shall be 100%.

(2) Lower Tier Interest S shall have a Lower Tier Balance equal to the Notional Principal Balance of the Class S
      Certificates on the related Distribution Date and a Lower
      Tier Interest Rate equal to the Strip Rate for such Distribution Date.

(3) For each Interest Accrual Period, the interest accrued on Lower Tier Interest A5 shall be allocable as follows: (i) an amount equal to the Accrued Certificate Interest on the Class A5 Certificates shall be allocable thereto; and (ii) an amount equal to the excess of the interest accrued on Lower Tier Interest A5 over the amount allocable in clause
      (i) above shall be allocable to the Class A7 Certificates.

                                 (footnotes continued on next page)

           (b) The Lower Tier Interests shall be issued as non-certificated interests. The Class RL Certificate shall be issued in fully registered certificated form and shall be executed and countersigned as provided in Section 5.01 hereof.

           (c) For purposes of further identifying the terms of the Lower Tier Interests, distributions of principal and interest on each Class of Lower Tier Interests shall be considered to correspond, in timing and aggregate amount, to the distributions of principal and interest, respectively, made under Section 4.01 (and, in the case of Lower Tier Interest RPO, distributions to the Class R Certificates pursuant to the last paragraph of
Section 4.01(f)(i)) on the Corresponding Classes of Certificates or Components, and allocations of losses on each Class of Lower Tier Interests shall be considered to correspond, in timing and aggregate amount, to the allocations of losses made under Section
4.03 on the Corresponding Classes of Certificates or Components.

           (d) On each Distribution Date, in addition to amounts otherwise distributable thereon pursuant to Section 4.01, the Trustee shall distribute to the holder of the Class RL Certificate any amounts (other than the amounts described in clauses (x) and (y) of the definition of Available Funds) remaining in the Lower Tier REMIC after all amounts required to be applied pursuant to Section 2.05(c) have been so applied. Any distributions pursuant to this clause (d) shall not reduce the Class Certificate Principal Balance of the Class RL Certificate.

           Section 2.06. Designations under the REMIC Provisions.
(a) The Company hereby designates the Lower Tier Interests identified in Section 2.05(a) above as "regular interests," and the Class RL Certificate as the single class of "residual interests," in the Lower Tier REMIC for purposes of the REMIC
Provisions.

           (b) The Closing Date will be the "Startup Day" for each of the Upper Tier REMIC and Lower Tier REMIC for purposes of the REMIC Provisions.

-----------------------
(footnotes continued from preceding page)

(4) For each Interest Accrual Period, the interest accrued on Lower Tier Interest A6 shall be allocable as follows: (i) an amount equal to the Accrued Certificate Interest on the Class A6 Certificates shall be allocable thereto; and (ii) an amount equal to the excess of the interest accrued on Lower Tier Interest A6 over the amount allocable in clause
      (i) above shall be allocable to the Class A7 Certificates.

(5) For each Interest Accrual Period, the interest accrued on Lower Tier Interest A9 shall be allocable as follows: (i) an amount equal to the Accrued Certificate Interest on the Class A9 Certificates shall be allocable thereto; and (ii) an amount equal to the Accrued Certificate
      Interest on the Class A10 Certificates shall be allocable thereto; and (iii) an amount equal to the Accrued Certificate Interest on the Class A11 Certificates shall be allocable thereto.

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




           (c) The "tax matters person" with respect to the Upper Tier REMIC for purposes of the REMIC Provisions shall be (i) the Company, if the Company is the owner of a Class R Certificate, or
(ii) in any other case, the beneficial owner of the Class R Certificate having the largest Percentage Interest of such Class; provided, however, that such largest beneficial owner and, to the extent relevant, each other holder of a Class R Certificate, by its acceptance thereof irrevocably appoints the Company as its agent and attorney-in-fact to act as "tax matters person" with respect to the Upper Tier REMIC for purposes of the REMIC Provisions.

      The "tax matters person" with respect to the Lower Tier REMIC for purposes of the REMIC Provisions shall be (i) the Company, if the Company is the owner of a Class RL Certificate, or (ii) in any other case, the beneficial owner of the Class RL Certificate having the largest Percentage Interest of such Class; provided, however, that such largest beneficial owner and, to the extent relevant, each other holder of a Class RL Certificate, by its acceptance thereof irrevocably appoints the Company as its agent and attorney-in-fact to act as "tax matters person" with respect to the Lower Tier REMIC for purposes of the REMIC Provisions.

           (d) The "latest possible maturity date" of the regular interests in the Upper Tier REMIC and Lower Tier REMIC is the Latest Possible Maturity Date for purposes of section 860G(a)(1) of the Code.

           (e) In no event shall the Reserve Fund or the assets described in clause (x) of the definition of the term Trust Fund constitute a part of the Upper Tier REMIC or the Lower Tier
REMIC.


                            ARTICLE III

                   ADMINISTRATION AND SERVICING
                         OF MORTGAGE LOANS

           Section 3.01. Company to Act as Servicer. (a) It is intended that each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder shall constitute, and that the affairs of the REMICs shall be conducted so as to qualify each of the Upper Tier REMIC and the Lower Tier REMIC (other than any collateral fund established under the agreement referred to in
Section 3.08(e)) as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Company covenants and agrees that it shall act as agent (and the Company is hereby appointed to act as agent) on behalf of each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder and the respective Holders of the Residual Certificates and that in such capacity it shall:

           (i) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder, using the calendar year as the taxable year and the accrual method of accounting, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

          (ii) within thirty days of the Closing Date, shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto (and the Company shall act as the representative of each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code;

         (iii) make or cause to be made an election, on behalf of each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder, to be treated as a REMIC, and make the appropriate designations, if applicable, in accordance with Section 2.06 hereof on the federal tax return of the Trust Fund for its first taxable year (and, if necessary, under applicable state law);

          (iv) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns or reports, or furnish or cause to be furnished by telephone, mail, publication or other appropriate method such information, as and when required to be provided to them in accordance with the REMIC Provi-sions, including without limitation, the calculation of any

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



      original issue discount using the Prepayment Assumption
      Multiple;

           (v) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Disqualified Organization, or an agent (including a broker, nominee or other middleman) of a Disqualified Organization, or a pass-through entity in which a Disqualified Organization is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

          (vi) use its best reasonable efforts to conduct the affairs of each of the Upper Tier REMIC and the Lower Tier
      REMIC established hereunder at all times that any Certificates are outstanding so as to maintain the status thereof as a REMIC under the REMIC Provisions;

         (vii) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of either of the Upper Tier REMIC or the Lower Tier REMIC or that would subject the Trust Fund to tax, except for taxes for which the Company is required to indemnify the Lower Tier REMIC pursuant to Section 3.01(c);

        (viii) exercise reasonable care not to allow the creation of any "interests" (A) in the Upper Tier REMIC within the meaning of section 860D(a)(2) of the Code in addition to the interests represented by the Classes of Certificates identified in Section 5.01(b) other than the Class RL Certificate, and (B) in the Lower Tier REMIC within the meaning of Section 860D(a)(2) of the Code in addition to the interests represented by the Lower Tier Interests identified in Section 2.05(a) and the Class RL Certificate;

          (ix) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of section 860F of the Code, unless (1) the Company shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject the Trust Fund to tax, or (c) cause either of the Upper Tier REMIC or the Lower Tier REMIC established hereunder to fail to qualify as a REMIC or (2) such "prohibited transactions" arise from the modification, holding or purchase of a Modified Mortgage Loan pursuant to Section 3.01(c);

           (x) exercise reasonable care not to allow the Trust Fund to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC, except such as may arise from the modification, holding or purchase of a Modified Mortgage Loan pursuant to Section 3.01(c);

          (xi) pay the amount of any federal or state tax, including prohibited transaction taxes, taxes on certain contributions to the Upper Tier REMIC or Lower Tier REMIC after the Startup Day, and taxes on net income from foreclosure property, imposed on the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Company or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Company from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

         (xii) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

        (xiii) maintain such records relating to each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder, including but not limited to the income, expenses, individual Mortgage Loans (including Mortgaged Property), other assets and liabilities thereof, and the fair market value and adjusted basis of the property of each determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

           The Company shall be entitled to be reimbursed pursuant to Section 3.04 for any federal income taxes paid by it pursuant to clause (xi) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, misfeasance or negligence of the Company in the performance of its obligations hereunder. The Company shall not be entitled to be reimbursed for any taxes paid pursuant to the indemnification provisions of Section 3.01(c) (except as provided therein). With respect to any reimbursement of prohibited transaction taxes, the Company shall inform the Trustee of the circumstances under which such taxes were incurred.

           (b) The Company shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through one or more Primary Servicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, or file, as appropriate, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all continuation statements, termination statements, instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the properties subject to the Mortgages. Without limitation of the foregoing, if the Company in its individual capacity agrees to refinance any Mortgage Loan upon the request of the related Mortgagor, the Company, as servicer hereunder, may execute an instrument of assignment in customary form to the Company in its individual capacity. In connection with any such refinancing, the Trustee shall, upon certification of a Servicing Officer to the effect that an amount equal to the principal balance of the related Mortgage Loan together with accrued and unpaid interest thereon at the applicable Net Mortgage Rate to the date of such certification has been credited to the Mortgage Loan Payment Record, release the related Mortgage File to the Company whereupon the Company may cancel the related Mortgage Note. Upon request by the Company after the execution and delivery of this Agreement, the Trustee shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties hereunder. Except as otherwise provided herein, the Company shall maintain servicing standards substantially equivalent to those required for approval by FNMA or FHLMC. The Company shall not agree to any modification of the material terms of any Mortgage Loan except as provided in Section 3.01(c), the second sentence of Section 3.02(a) and in Section 3.07. The Company shall not release any portion of any Mortgaged Property from the lien of the related Mortgage unless the related Mortgage Loan would be a "qualified mortgage" within the meaning of the REMIC Provisions following such release.

           (c) The Company may agree to a modification of any Mortgage Loan (the "Relevant Mortgage Loan") upon the request of the related Mortgagor, provided that (i) the modification is in lieu of a refinancing and the Mortgage Rate on the Relevant Mortgage Loan, as modified, is approximately a prevailing market rate for newly-originated mortgage loans having similar terms,
(ii) the aggregate of the adjusted bases of all Modified Mortgage Loans (including the Relevant Mortgage Loan) plus the aggregate adjusted bases of any assets that are not qualified mortgages or Permitted Investments under Code Section 860GA that are assets of the Lower Tier REMIC established hereunder at all times on any day is less than one percent of the aggregate of the adjusted bases of all assets of the Lower Tier REMIC (including such Modified Mortgage Loans) on such day, and (iii) the Company purchases the Relevant Mortgage Loan from the Trust Fund as described below. Effective immediately after such modification, and, in any event, on the same Business Day on which the modification occurs, all right, title and interest of the Trustee in and to the Modified Mortgage Loan shall automatically be deemed transferred and assigned to the Company and all benefits and burdens of ownership thereof, including without limitation

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the right to accrued interest thereon from and including the date of modification and the risk of default thereon, shall pass to the Company. To confirm such transfer and assignment, the Company, as servicer hereunder, as soon as practicable shall execute an instrument of assignment of the Modified Mortgage Loan without recourse in customary form to the Company in its individual capacity. The Company shall promptly deliver to the Trustee a certification of a Servicing Officer to the effect that
(i) an amount equal to the Purchase Price of such Modified Mortgage Loan has been credited to the Mortgage Loan Payment Record on the date of the transfer and assignment of such Modified Mortgage Loan to the Company and (ii) all requirements of the first paragraph of this subsection (c) have been satisfied with respect to such Modified Mortgage Loan.

           The Company shall deposit the Purchase Price for any Modified Mortgage Loan in the Certificate Account pursuant to
Section 3.02(d) on the Business Day prior to the Distribution Date on which such funds are considered Available Funds, provided, however, that if the Company is required to deposit funds in one or more Eligible Accounts on a daily basis pursuant to Section 3.02(e), the Purchase Price for any Modified Mortgage Loan shall be deposited therein within one Business Day after the purchase of such Modified Mortgage Loan. Upon receipt by the Trustee of written notification of any such deposit signed by a Servicing Officer, the Trustee shall release to the Company the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary more fully to vest in the Company any Modified Mortgage Loan previously transferred and assigned pursuant hereto.

           The Company covenants and agrees to indemnify the Lower Tier REMIC against any and all liability for any "prohibited transaction" taxes and any related interest, additions and penalties imposed on the Lower Tier REMIC established hereunder as a result of any modification of a Mortgage Loan effected pursuant to this subsection (c), any holding of a Modified Mortgage Loan by the Lower Tier REMIC or any purchase of a Modified Mortgage Loan by the Company (but such obligation shall not prevent the Company or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Company from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Company shall have no right of reimbursement for any amount paid pursuant to the foregoing indemnification, except to the extent that the amount of any tax, interest and penalties, together with interest thereon, is refunded to the Lower Tier REMIC or the Company.

           (d) The relationship of the Company (and of any successor to the Company as servicer under this Agreement) to the

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Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

           (e) All costs incurred by the Company in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit, and such costs shall be recoverable by the Company to the extent permitted by
Section 3.04. The Company shall collect such amounts from the Mortgagor and shall credit the Mortgage Loan Payment Record accordingly.

           (f) If the Company enters into a servicing agreement with any servicer (a "Primary Servicer") pursuant to which such Primary Servicer shall directly service certain Mortgage Loans and the Company shall perform master servicing with respect thereto, the Company shall not be released from its obligations to the Trustee and Certificateholders with respect to the servicing and administration of the Mortgage Loans in accordance with the provisions of Article III hereof and such obligations shall not be diminished by virtue of any such servicing agreement or arrangement and the Company shall be obligated to the same extent and under the same terms and conditions as if the Company alone were servicing and administering the Mortgage Loans. Any amounts received by a Primary Servicer in respect of a Mortgage Loan shall be deemed to have been received by the Company whether or not actually received by it. Any servicing agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Primary Servicer in its capacity as such shall be deemed to be between the Company and the Primary Servicer alone, and the Trustee and the Certificateholders shall have no claims, obligations, duties or liabilities with respect thereto. Notwithstanding the foregoing, in the event the Company has been removed as the servicer hereunder pursuant to Section
6.04 or Section 7.01, the Trustee or any successor servicer appointed pursuant to Section 7.02 shall succeed to all of the Company's rights and interests (but not to any obligations or liabilities of the Company arising prior to the date of succession) under any servicing agreement with any Primary Servicer in respect of the Mortgage Loans, subject to the limitation on the Trustee's responsibilities under Section 7.02.

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           (g) In no event shall any collateral fund established
under the agreement referred to in Section 3.08(e) constitute an asset of any REMIC established hereunder.

           Section 3.02. Collection of Certain Mortgage Loan Payments; Mortgage Loan Payment Record; Certificate Account. (a) The Company shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans in its servicing portfolio. Consistent with the foregoing, the Company may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) if a default on the Mortgage Loan has occurred or is reasonably foreseeable, arrange at any time prior to foreclosure with a Mortgagor a schedule for the payment of due and unpaid principal and interest for a period extending not longer than 125 days after the date that such schedule is arranged. Any arrangement of the sort described in clause (ii) above shall not affect the amount or timing of the Company's obligation to make Monthly Advances with respect to any Mortgage Loan which Monthly Advances shall be made pursuant to the original amortization schedule applicable to such Mortgage Loan.

           (b) The Company shall establish and maintain a Mortgage Loan Payment Record in which the following payments on and collections in respect of each Mortgage Loan shall as promptly as practicable be credited by the Company for the account of the Holders of the Certificates:

           (i) All payments on account of principal, including Principal Prepayments (other than (A) payments of principal due and payable on the Mortgage Loans on or before, and all Principal Prepayments received before, the Cut-off Date,
      (B) in the case of a substitute Mortgage Loan, payments of principal due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and all Principal Prepayments received before the first day of the month of substitution, and (C) in the case of a replaced Mortgage Loan, payments of principal due and payable on such Mortgage Loan after the Determination Date in the month of substitution, and all Principal Prepayments received in the month of substitution);

          (ii) All payments (other than (A) those due and payable on or before the Cut-off Date, (B) in the case of a substitute Mortgage Loan, those due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and (C) in the case of a replaced Mortgage Loan, those due and payable on such Mortgage Loan

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



      after the Determination Date in the month of substitution) on account of interest at the applicable Net Mortgage Rate on the Mortgage Loan received from the related Mortgagor, including any Buydown Funds applied with respect to interest at the applicable Net Mortgage Rate on any Buydown Mortgage Loan;

         (iii) All Liquidation Proceeds received by the Company with respect to such Mortgage Loan and the Purchase Price for any Mortgage Loan purchased by the Company pursuant to Sections 2.02, 2.03, 3.01(c) and 3.16 (including any amounts received in respect of a substitution of a Mortgage
      Loan);

          (iv) All Insurance Proceeds (including, for this purpose, any amounts required to be credited by the Company pursuant to the last sentence of Section 3.06) received by the Company for the benefit of the Trust Fund, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released, or to be released, to the related Mortgagor in accordance with the normal servicing procedures of the Company; and

           (v)  All REO Proceeds.

The foregoing requirements respecting credits to the Mortgage Loan Payment Record are exclusive, it being understood that, without limiting the generality of the foregoing, the Company need not enter in the Mortgage Loan Payment Record collections, Liquidation Proceeds or Insurance Proceeds in respect of Mortgage Loans which have been previously released from the terms of this Agreement, amounts representing fees or late charge penalties payable by Mortgagors, or amounts received by the Company for the account of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items.

           (c) Subject to subsection (e) below, until the Business Day prior to each Distribution Date on which amounts are required to be deposited in the Certificate Account pursuant to subsection (d) of this Section 3.02, the Company may retain and commingle such amounts with its own funds and shall be entitled to retain for its own account any gain or investment income thereon, and any such investment income shall not be subject to any claim of the Trustee or Certificateholders. To the extent that the Company realizes any net loss on any such investments, the Company shall deposit in the Certificate Account an amount equal to such net loss at the time the Company is required to deposit amounts in the Certificate Account pursuant to subsection
(d) of this section 3.02. Any such deposit shall not increase the Company's obligation under said subsection (d).

           (d) The Trustee shall establish and maintain with the Trustee in its corporate trust department a single separate trust

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account designated in the name of the Trustee for the benefit of the Holders of the Certificates issued hereunder (the "Certificate Account") into which the Company shall deposit, not later than 11:00 a.m. New York time on the Business Day prior to each Distribution Date, an amount in next day funds equal to the Available Funds for such Distribution Date. If the Trustee does not receive such deposit by 2:00 p.m. on such Business Day, it shall give the Company written notice thereof.

           (e) If the Company or a Responsible Officer of the Trustee obtains actual notice of or knowledge of the occurrence of either (x) any Trigger Event or (y) the downgrade by S&P of General Electric Capital Corporation's short-term senior unsecured debt rating below A-1+, then, notwithstanding subsection (c) above, the Company shall promptly establish, and thereafter maintain, one or more Eligible Accounts in the name of the Trustee and bearing a designation indicating that amounts therein are held for the benefit of the Trustee and the Certificateholders, into which the Company and any Primary
Servicer shall deposit within two Business Days after receipt, all amounts otherwise required to be credited to the Mortgage
Loan Payment Record pursuant to Section 3.02(b); provided, however, that such action shall not be required if the Company delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to withdraw or reduce its then current ratings of the Certificates. All amounts so deposited shall be held in trust for the benefit of Certificateholders. Amounts so deposited may be invested at the written instruction of the Company in Permitted Investments in the name of the Trustee maturing no later than the Business Day preceding the Distribution Date following the date of such investment; provided, however, that any such Permitted Investment which is an obligation of State
Street Bank and Trust Company, in its individual capacity and not in its capacity as Trustee, may mature on such Distribution Date;
and, provided further, that no such Permitted Investment shall be sold before the maturity thereof if the sale thereof would result in the realization of gain prior to maturity unless the Company has obtained an Opinion of Counsel that such sale or disposition will not cause the Trust Fund to be subject to the tax on prohibited transactions under section 860F of the Code, or otherwise subject the Trust Fund to tax or cause either of the Upper Tier REMIC or the Lower Tier REMIC established hereunder to fail to qualify as a REMIC. The Trustee shall maintain physical possession of all Permitted Investments, other than Permitted
Investments maintained in book-entry form. The Company, as servicer, shall be entitled to retain for its own account any gain or other income from Permitted Investments, and neither the Trustee nor Certi-ficateholders shall have any right or claim with respect to such income. The Company shall deposit an amount equal to any loss realized on any Permitted Investment as soon as any such loss is realized. If

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the provisions in this subsection (e) become operable, references in this Agreement to the Mortgage Loan Payment Record and credits and debits to such Record shall be deemed to refer to Eligible Accounts and deposits to and withdrawals from such Eligible Accounts. Any action which may be necessary to establish the terms of an account pursuant to this Section 3.02(e) may be taken by an amendment or supplement to this Agreement or pursuant to a written order of the Company, which amendment, supplement or order shall not require the consent of Certificateholders, provided that the Company has delivered to the Trustee a letter from each Rating Agency to the effect that such amendment, supplement or order will not cause such Rating Agency to withdraw or reduce its then current ratings of the Certificates.

           Section 3.03. Collection of Taxes, Assessments and Other Items. The Company shall establish and maintain with one or more depository institutions one or more accounts into which it shall deposit all collections of taxes, assessments, private mortgage or hazard insurance premiums or comparable items for the account of the Mortgagors. As servicer, the Company shall effect the timely payment of all such items for the account of Mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, assessments, private mortgage or standard hazard insurance premiums or comparable items, to reimburse the Company out of related collections for any payments made regarding taxes and assessments or for any payments made pursuant to Section 3.05 regarding premiums on Primary Insurance Policies and Section 3.06 regarding premiums on standard hazard insurance policies, to refund to any Mortgagors any sums determined to be overages, or to pay interest owed to Mortgagors to the extent required by law.

           Section 3.04. Permitted Debits to the Mortgage Loan
Payment Record. The Company (or any successor servicer pursuant to Section 7.02) may, from time to time, make debits to the Mortgage Loan Payment Record for the following purposes:

           (i) To reimburse the Company or the applicable Primary Servicer for Liquidation Expenses theretofore incurred in respect of any Mortgage Loan in an amount not to exceed the amount of the related Liquidation Proceeds credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b)(iii); provided that the Company or the applicable Primary Servicer shall not be entitled to reimbursement for Liquidation Expenses incurred after the initiation of foreclosure proceedings in respect of any Defaulted Mortgage Loan that is repurchased pursuant to Section 3.16;

          (ii) To reimburse the Company or the applicable Primary Servicer for Insured Expenses and amounts expended by it pursuant to Section 3.08 in good faith in connection with the restoration of property damaged by an Uninsured Cause,

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



      in an amount not to exceed the amount of the related Insurance Proceeds and Liquidation Proceeds (net of any debits pursuant to clause (i) above) and amounts representing proceeds of other insurance policies covering the property subject to the related Mortgage credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b) (iii) and (iv);

         (iii) To reimburse the Company to the extent permitted by Sections 3.01(a) and 6.04;

          (iv) To pay to the Company amounts received in respect of any Defective Mortgage Loan, Defaulted Mortgage Loan, or Modified Mortgage Loan purchased by the Company to the extent that the distribution of any such amounts on the Distribution Date upon which the proceeds of such purchase are distributed would make the total amount distributed in respect of any such Mortgage Loan on such Distribution Date greater than the Purchase Price therefor, net of any unreimbursed Monthly Advances made by the Company;

           (v) To reimburse the Company (or the Trustee, as applicable) for Monthly Advances theretofore made in respect of any Mortgage Loan to the extent of late payments, REO Proceeds, Insurance Proceeds and Liquidation
      Proceeds in
      respect of such Mortgage Loan;

          (vi) To reimburse the Company from any Mortgagor payment of interest or other recovery with respect to a particular Mortgage Loan, to the extent not previously retained by the Company, for unpaid Servicing Fees with respect to such Mortgage Loan, subject to Section 3.08(d);

         (vii) To reimburse the Company (or the Trustee, as applicable) for any Nonrecoverable Advance (which right of reimbursement of the Trustee pursuant to this clause shall be prior to such right of the Company);

        (viii) To make deposits into the Certificate Account pursuant to Section 3.02(d); and

          (ix) to deduct any amount credited to the Mortgage Loan Payment Record in error.

           The Company shall keep and maintain separate accounting records, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for debits to the Mortgage Loan Payment Record pursuant to clauses (i), (ii), (iv), (v) and (vi) of this Section 3.04; provided, however, that it is understood and agreed that the records of such accounting need not be retained by the Company for a period longer than the five most recent fiscal years.

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           Section 3.05. Maintenance of the Primary Insurance
Policies. (a) The Company shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Company, would have been covered thereunder. To the extent coverage is available, the Company shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Note is 80% or less of the greater of (i) the related Original Value and (ii) the then current value of the property underlying the related Mortgage Note as evidenced by an appraisal thereof satisfactory to the Company; provided that no such Primary Insurance Policy need be kept in effect if doing so would violate applicable law. The Company shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Mortgage Loan that is in effect at the Closing Date and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having ratings equal to or better than the ratings then assigned to the Certificates by such Rating Agency. The Company agrees to effect the timely payment of the premium on each Primary Insurance Policy, and such costs not otherwise recoverable shall be recoverable by the Company from related Insurance Proceeds and Liquidation Proceeds pursuant to
Section 3.04.

           (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Company agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under each Primary Insurance Policy and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a related defaulted Mortgage Loan. To the extent provided in Section 3.02(b), any amounts collected by the Company under any Primary Insurance Policy in respect of the Mortgage Loans (including, without limitation, a Mortgage Loan purchased by a related insurer) shall be credited to the Mortgage Loan Payment Record.

           Section 3.06. Maintenance of Hazard Insurance. The Company shall cause to be maintained for each Mortgage Loan hazard insurance with a standard mortgagee clause and with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements securing such Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. The Company shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the

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



unpaid principal balance of such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Company of related Liquidation Expenses to be incurred in connection therewith. To the extent provided in Section 3.02(b)(iv), amounts collected by the Company under any such policies in respect of the Mortgage Loans shall be credited to the Mortgage Loan Payment Record. Such costs shall be recoverable by the Company pursuant to Sections
3.03 and 3.04. In cases in which property securing any Mortgage Loan is located in a federally designated flood area, the hazard insurance to be maintained for such Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of FNMA. The Company shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Company shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.06, it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.06, and there shall have been a loss which would have been covered by such policy, credit to the Mortgage Loan Payment Record the amount not otherwise payable under the blanket policy because of such deductible clause.

           Section 3.07. Assumption and Modification Agreements.
(a) In any case in which property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Company shall exercise its right to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto, unless in the reasonable discretion of the Company, such exercise would adversely affect or jeopardize coverage under the related Primary Insurance Policy, if any; provided, however, that if the Company is prevented, as provided in Section 3.07(b), from enforcing any such clause, the Company is authorized to make or enter into an assumption and modification agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and the Mortgagor remains liable thereon. In connection with any such assumption and modification agreement, the Company shall apply its then current underwriting standards to such Person. The Company shall not make or enter into any such assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation of the continued effectiveness of any applicable

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Primary Insurance Policy and hazard insurance policy. The Company shall notify the Trustee that any assumption and modification agreement has been completed by forwarding to the Trustee the original copy thereof, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such agreement, the Mortgage Rate, mortgage term and any other material term of such Mortgage Loan shall not be changed. Any fee collected by the Company for entering into any such agreement will be retained by the Company as additional servicing compensation.

           (b) Notwithstanding Section 3.07(a) or any other provision of this Agreement, the Company shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan, or transfer of the property subject to a Mortgage without the assumption thereof, by operation of law or any assumption or transfer which the Company reasonably believes it may be restricted by law from preventing, for any reason whatsoever.

           Section 3.08. Realization Upon Defaulted Mortgage Loans. (a) The Company shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02. In connection with such foreclosure or other conversion the Company shall, consistent with Section 3.05, follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or Insurance Proceeds. Notwithstanding the foregoing, the Company shall not be entitled to recover legal expenses incurred in connection with foreclosure proceedings where the Mortgage Loan is reinstated and such foreclosure proceedings are terminated prior to completion, other than sums received from the Mortgagor for such expenses.

           Notwithstanding anything to the contrary contained herein, the Company shall be under no obligation to foreclose upon or otherwise convert the ownership of any Mortgaged Property which it believes may be contaminated with or affected by hazardous or toxic wastes, materials or substances. The Company may, but shall not be obligated to, make such determination on

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



the basis of a Phase I environmental assessment with respect to the related Mortgaged Property. Neither the Trustee nor the Company shall be liable to the Trust Fund or the Certificateholders if, based on the Company's belief that such contamination or effect exists, the Company does not foreclose upon or otherwise convert the ownership of a Mortgaged Property. In addition, neither the Trustee nor the Company shall be liable to the Trust Fund or the Certificateholders if, based on the Company's belief that no such contamination or effect exists, the Company forecloses upon a Mortgaged Property and the Trustee or its nominee on behalf of the Trust Fund takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

           (b) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee on behalf of the Trust Fund. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.01) be considered to be an Outstanding Mortgage Loan until such time as the Mortgaged Property shall be sold and such Mortgage Loan becomes a Liquidated Mortgage Loan. Consistent with the foregoing, for purposes of all calculations hereunder so long as such Mortgage Loan shall be considered to be an Outstanding Mortgage Loan, it shall be assumed that the related Mortgage Note and its amortization schedule in effect on and after such acquisition of title (after giving effect to any previous Principal Prepayments and Deficient Valuations incurred subsequent to the related Bankruptcy Coverage Termination Date and before any adjustment thereto by reason of any bankruptcy (other than as aforesaid) or any similar proceeding or any moratorium or similar waiver or grace period) remain in effect (notwithstanding that the indebtedness evidenced by such Mortgage Note shall have been discharged), subject to adjustment to reflect the application of REO Proceeds received in any month. REO Proceeds received in any month shall be applied to the payment of the installments of principal due and interest accrued on the related REO Mortgage Loan in accordance with the terms of such Mortgage Note. REO Proceeds received in any month in excess of the Amortization Payment for such month due on an REO Mortgage Loan shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

           (c) In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Company shall dispose of such Mortgaged Property prior to two years after its acquisition by the Trust Fund unless (a) the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such two-year period (and specifying the period beyond such

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



two-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in section 860F of the Code, or cause either of the Upper Tier REMIC or the Lower Tier REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (b) the Trustee (at the Company's expense) or the Company shall have applied for, not later than 61 days prior to the expiration of such two-year period, an extension of such two-year period in the manner contemplated by section 856(e)(3) of the Code, in which case the two-year period shall be extended by the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as "foreclosure property" within the meaning of section 860G(a)(8) of the Code,
(ii) subject the Trust Fund to the imposition of any federal or state income taxes on "net income from foreclosure property" with respect to such Mortgaged Property within the meaning of section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the Trust Fund of any income from non-permitted assets as described in section 860F(a)(2)(B) of the Code, unless the Company has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

           (d) Any collection of Insurance Proceeds or
Liquidation Proceeds will be applied in the following order of priority: first, to reimburse the Company for any related unreimbursed Liquidation Expenses and to reimburse the Company or the Trustee, as applicable, for any related unreimbursed Monthly Advances; second, to accrued and unpaid interest on the Mortgage Loan at the Mortgage Rate from the date to which interest was last paid or advanced to the Due Date prior to the Distribution Date on which such amounts are to be distributed; and third, as a recovery of principal of the Mortgage Loan. If the amount so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated between the Servicing Fee and interest at the Net Mortgage Rate in proportion to the amount of such accrued interest which would have been allocated to each such category in the absence of any shortfall.

           (e) Notwithstanding anything to the contrary contained herein, the Company shall have the right to enter into an agreement substantially in the form of Exhibit K hereto with any Person that is the Holder of 100% of the Class B5 Certificates (provided that such form may be revised to delete the option on

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



the part of such Person to purchase a defaulted Mortgage Loan as set forth in Section 2.02(f) thereof). Prior to entering into any such agreement with any Person, the Company shall obtain a certification from such Person to the effect that (i) such Person is not an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of the Trustee and (ii) such Person will not purchase any Certificates if such purchase would cause such Person to hold more than a ten percent interest in the Mortgage Pool. It is understood that the right of the Company to be reimbursed for Monthly Advances and Nonrecoverable Advances under this Agreement shall not be affected in any way by the provisions of any such agreement. The Trustee hereby agrees to perform such obligations as may be expressly required of it pursuant to the provisions of such agreement and to promptly notify each party to such agreement if a Responsible Officer of the Trustee (with direct responsibility for administration of this Agreement) becomes aware of any discussions, plans or events that might lead to the Trustee's becoming an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of any Person with which the Company has entered into such agreement, provided that the contents of any such notification shall be kept confidential by the parties to such agreement. The Company agrees to promptly notify the Trustee upon entering into any such agreement. In addition, the Company shall provide the Trustee with such information as may be necessary for the Trustee to perform its obligations thereunder, including written instructions, clearly identifying the source, amount and application of funds to be deposited or withdrawn from the Collateral Fund (as defined in such agreement). The Trustee shall provide the Company with such information concerning credits and debits to the Collateral Fund on account of income, gains and losses realized from Collateral Fund Permitted Investments (as defined in such agreement), and costs associated with the purchase and sale thereof, as the Company may request in order to prepare the instructions described in the preceding sentence.

           In addition, subject to the provisions of the preceding paragraph, the Company shall have the right to enter into an agreement substantially in the form of Exhibit K hereto with any Person that is the Holder of 100% of the Class B4 Certificates, provided that (i) such Person is also the Holder of 100% of the Class B5 Certificates, (ii) such Person shall have no rights under such agreement until the date on which the Class Certificate Principal Balance of the Class B5 Certificates has been reduced to zero, and (iii) any rights of such Person under such Agreement shall terminate in the event that such Person transfers, directly or indirectly, the Class B4 Certificates to any other Person.

           Section 3.09.  Trustee to Cooperate; Release of
Mortgage Files. Upon the payment in full of any Mortgage Loan, the Company will immediately notify the Trustee by a

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



certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be credited to the Mortgage Loan Payment Record pursuant to Section 3.02 have been so credited) of a Servicing Officer and shall request delivery to it of the Mortgage File. If a Buydown Mortgage Loan is the subject of a Principal Prepayment in full during the related Buydown Period, the related Buydown Funds will be applied or returned to the Person entitled thereto in accordance with the terms of such Buydown Mortgage Loan. Upon receipt of such certification and request in form satisfactory to the Trustee, the Trustee shall promptly, but in any event within five Business Days, release the related Mortgage File to the Company; provided, that the Trustee shall not be responsible for any delay in the release of a Mortgage File resulting from acts beyond its control, including without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Upon any such payment in full, the Company is authorized to execute, pursuant to the authorization contained in
Section 3.01, an instrument of satisfaction regarding such Mortgage, which instrument of satisfaction shall be recorded by the Company if required by applicable law and be delivered to the Person entitled thereto, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction shall be reimbursed from amounts at the time credited to the Mortgage Loan Payment Record. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan (including, without limitation, collection under any Primary Insurance Policy), the Trustee shall, upon request of the Company and delivery to the Trustee of a receipt signed by a Servicing Officer, release the related Mortgage File to the Company and shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such receipt shall obligate the Company to return the Mortgage File to the Trustee when the need therefor by the Company no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the receipt shall be released by the Trustee to the Company.

           Section 3.10. Servicing Compensation; Payment of Certain Expenses by the Company. (a) As compensation for its activities and obligations hereunder, the Company shall be entitled to withhold and pay to itself out of each payment received by it on account of interest on each Mortgage Loan (including the portion of any Buydown Funds applied to the related Buydown Mortgage Loan for the applicable period) an amount equal to the Servicing Fee. The aggregate of the Servicing Fees payable to the Company on any Distribution Date shall be reduced by the amount of any Compensating Interest

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



Payment for such Distribution Date. Additional servicing compensation in the form of Prepayment Interest Excess, assumption fees, modification fees, late payment charges, interest income or gain with respect to amounts deposited in the Certificate Account and invested by the Company or otherwise shall be retained by the Company, subject to Section 3.10(b), if applicable. The Company shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of Trustee fees and all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders) and shall not be entitled to reimbursement therefor except as provided in Sections 3.01, 3.03,
3.04 and 3.08.

           (b) The Company may, as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment or any other matter or thing, the granting of which is in the Company's discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by other sections of this Agreement, require (to the extent permitted by applicable law) that such Mortgagor pay to it a reasonable or customary fee in accordance with the schedule set forth as Exhibit H (which may be amended from time to time by provision of a revised schedule of such fees to the Trustee, whereupon such revised schedule shall be deemed to be Exhibit H hereunder) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it. Such fees shall be additional servicing compensation to the Company.

           Section 3.11. Reports to the Trustee; Certificate Account Statements. Not later than 15 days after each Distribution Date, the Company shall forward to the Trustee a statement, certified by a Servicing Officer, setting forth the status of the Mortgage Loan Payment Record as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate of credits to the Mortgage Loan Payment Record for each category of credit specified in Section 3.02 and each category of debit specified in
Section 3.04.

           Section 3.12. Annual Statement as to Compliance. The
Company will deliver to the Trustee, on or before March 31 of each year, beginning with March 31, 1998, an Officer's
Certificate stating that (a) a review of the activities of the Company during the preceding calendar year and of its performance under this Agreement has been made under such Officer's supervision and (b) to the best of such Officer's knowledge, based on such review, the Company has fulfilled all its material obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying

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



each such default known to such Officer and the nature and status thereof.

           Section 3.13. Annual Independent Public Accountants' Servicing Report. On or before March 31 of each year, beginning with March 31, 1998, the Company at its expense shall cause a firm of independent public accountants (who may also render other services to the Company) to furnish a report to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans under pooling and servicing agreements (including this Agreement) substantially similar to this Agreement (which agreements shall be described in a schedule to such statement), and that such examination, which has been conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers has disclosed no items of noncompliance with the provisions of this Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report. For purposes of such report, such firm may conclusively presume that any pooling and servicing agreement which governs certificates offered under a common registration statement under the Securities Act of 1933 with the Certificates is similar to this Agreement, unless such other pooling and servicing agreement expressly states otherwise. In rendering such report, such firm may rely, as to matters relating to direct servicing of Mortgage Loans by any Primary Servicer, upon comparable reports of independent public accountants with respect to such Primary Servicer.

           Section 3.14. Access to Certain Documentation and Information Regarding the Mortgage Loans. To the extent permitted by applicable law, the Company shall provide to the Trustee, Certificateholders which are regulated insurance entities and the applicable insurance regulatory agencies thereof, Certificateholders which are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision or of such insurance regulatory agencies, as the case may be, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Company. Nothing in this Section 3.14 shall derogate from the obligation of the Company to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Company to provide access as provided in this
Section 3.14 as a result of such obligation shall not constitute a breach of this Section 3.14.

           Section 3.15.  Maintenance of Certain Servicing
Policies. The Company shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance

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



covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA for persons performing servicing for mortgage loans purchased by such association.

           Section 3.16. Optional Purchase of Defaulted Mortgage Loans. The Company shall have the right, but not the obligation, to purchase any Defaulted Mortgage Loan for a price equal to the Purchase Price therefor. Any such purchase shall be accomplished as provided in Section 4.04(a) hereof.

           Section 3.17. The Reserve Fund. (a) State Street Bank and Trust Company, not in its capacity as Trustee hereunder, is hereby appointed, and does hereby accept such appointment, to serve as custodian (the "Custodian") of the assets included in the Reserve Fund created by this Section 3.17. On or prior to the Closing Date, the Custodian shall establish a segregated, interest bearing corporate trust account in its corporate trust department (such account, the "Reserve Fund"). The Reserve Fund shall have the characteristics set forth in this Section 3.17 and shall be held by the Custodian solely for the benefit of the Holders of the Reserve Fund Eligible Certificates and, to the extent of their interest in the assets of the Reserve Fund as described in Section 4.01(g), Holders of the other Classes of Senior Certificates and Lehman Brothers Inc. The Reserve Fund shall not be included in the Trust Fund, nor shall it be an asset of any REMIC created hereunder. Lehman Brothers Inc. will be the beneficial owner of the Reserve Fund for federal, state and local income tax purposes. Lehman Brothers Inc. will report all income, gain, deduction or loss with respect thereto. In acting as Custodian with respect to the Reserve Fund, the Custodian shall have all rights and immunities of the Trustee under this Agreement and shall have only such express duties as set forth in this Section 3.17.

      (b) On or prior to the Closing Date, the Company, acting as agent for the Reserve Fund Eligible Certificateholders and the other Senior Certificateholders, shall transfer (or cause to be transferred) the Reserve Fund Deposit to the Custodian for deposit into the Reserve Fund. The Custodian shall invest amounts in the Reserve Fund in any of the permitted investment funds set forth on Exhibit M hereto. If any such investment fund is no longer available, amounts in the Reserve Fund shall be invested in a comparable investment fund rated by a Rating Agency in such Rating Agency's highest short-term rating category. Earnings from such investment shall be added to the balance of funds in the Reserve Fund and shall be available for the payment of Draw Amounts. Immediately upon notice of any loss resulting from any such investment, Lehman Brothers Inc. shall deposit into the Reserve Fund an amount sufficient to cover such loss.

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



Neither the Company, the Custodian, the Trustee nor any other party shall be under any obligation to make any further deposits into the Reserve Fund except as set forth above.

      The transfer by (or on behalf of) the Company of the Reserve Fund Deposit is an outright and unconditional assignment to the Trustee for the benefit of the Holders of the Reserve Fund Eligible Certificates, the Holders of the other Senior Certificates and the Class S Certificates of all of the Company's right, title and interest in and to the Reserve Fund Deposit, and is not in the nature of a pledge or similar arrangement. The Reserve Fund shall not be an asset of the Company and the Company shall have no legal or beneficial right thereto or interest therein, except any that may arise by virtue of the Company's becoming a Holder of a Reserve Fund Eligible Certificate or other Senior Certificate.

      The Reserve Fund Eligible Certificateholders and the other Senior Certificateholders, by their acceptance of a Reserve Fund Eligible Certificate or other Senior Certificate, appoint the Company as their agent for the purpose of transferring (or causing the transfer of) the Reserve Fund Deposit to the Trustee.


                            ARTICLE IV

                      PAYMENTS AND STATEMENTS

           Section 4.01. Distributions. (a) On each Distribution Date, the Trustee shall withdraw the Available Funds from the Certificate Account and shall make distributions to Holders of the Certificates as of the preceding Record Date in the following order of priority, to the extent of the remaining Available
Funds:

           (i) to each Class of Senior Certificates (other than any Class of Principal Only Certificates) and the Class S Certificates, the Accrued Certificate Interest thereon for such Distribution Date; provided, however, that Accrued Certificate Interest on the Class A13 Certificates for such Distribution Date shall be applied in the manner provided in Section 4.01(e); and provided further, that any shortfall in available amounts shall be allocated among such Classes (and, in the case of the Class A13 Certificates, among its Components) in proportion to the amount of Accrued Certificate Interest that would otherwise be distributable thereon (or, if applicable, added to the Component Principal Balance of the Class A13A and Class A13B Components);

          (ii) to each Class of Senior Certificates (other than any Class of Principal Only Certificates) and the Class S
      Certificates, any related Unpaid Class Interest Shortfall

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



      for such Distribution Date; provided, however, that any Unpaid Class Interest Shortfall for the Class A13 Certificates for such Distribution Date shall be applied in the manner provided in Section 4.01(e); and provided further, that any shortfall in available amounts shall be allocated among such Classes (and, in the case of the Class A13 Certificates, among its Components) in proportion to the Unpaid Class Interest Shortfall for each such Class (or Component) on such Distribution Date;

         (iii) to the Classes of Senior Certificates (other than the Class A7, Class A10, Class A11 and Class S
      Certificates), in reduction of the Class Certificate
      Principal Balances thereof, concurrently as follows:

                (A) to the Group I Senior Certificates, the
           Adjusted Group I Senior Optimal Principal Amount for such Distribution Date, in the following order of priority:

                     first, on each Distribution Date during or
                after February 2000, to the Class A9
                Certificates, without regard to their TAC
                Balance, an amount equal to $24,000, until the Class Certificate Principal Balance thereof has been reduced to zero;

                     second,   to the TAC Certificates in the
                following order of priority:

                          (a) to the Class A1, Class A2, Class
                     A3, Class A4, Class A5 and Class A6
                     Certificates as follows:

                               (I) to the Class A1, Class A2,
                          Class A3 and Class A4 Certificates, as
                          a group, 90.9090909091% of the
                          remaining Adjusted Group I Senior
                          Optimal Principal Amount, in the
                          following order
                          of priority:

                                    (1) to the Class A1
                               Certificates, up to the amount
                               necessary to reduce the Class
                               Certificate Principal Balance
                               thereof to its TAC Balance for
                               such Distribution Date;

                                    (2)   concurrently, to the
                               Class A2 and Class A4 Certificates,
                               8.7474472430% and 91.2525527570%,
                               respectively, of the amount

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                               remaining from the amount
                               described in subclause (a)(I) of
                               clause second above after any
                               distributions under subclause
                               (a)(I)(1) above of clause second,
                               up to the amount necessary to
                               reduce the Class Certificate
                               Principal Balances thereof to
                               their respective TAC Balances for
                               such Distribution Date, until the
                               aggregate Class Certificate
                               Principal Balances of the Class A2
                               and Class A4 Certificates have
                               been reduced by $14,690,000 under
                               this subclause and subclause
                               (a)(I)(2) of clause fourth below;

                                    (3) concurrently, to the
                               Class A2, Class A3 and Class A4
                               Certificates, 16.5386008359%,
                               58.6368575093% and 24.8245416548%,
                               respectively, of the amount
                               remaining from the amount
                               described in subclause (a)(I) of
                               clause second above after any
                               distributions under subclauses
                               (a)(I)(1) and (a)(I)(2) of clause
                               second, up to the amount necessary
                               to reduce the Class Certificate
                               Principal Balances thereof to
                               their respective TAC Balances for
                               such Distribution Date; and

                                    (4) concurrently, to the
                               Class A2 and Class A4
                               Certificates, in proportion to
                               their Class Certificate Principal
                               Balances, up to the amount
                               necessary to reduce the Class
                               Certificate Principal Balances
                               thereof to their respective TAC
                               Balances for such Distribution
                               Date; and

                               (II) to the Class A5 and Class A6
                          Certificates, as a group, 9.0909090909%
                          of the remaining Adjusted Group I
                          Senior Optimal Principal Amount, in the
                          following order of priority:

                                    (1)   to the Class A5
                               Certificates, up to the amount
                               necessary to reduce the Class

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



                               Certificate Principal Balance
                               thereof to its TAC Balance for such
                               Distribution Date; and

                                    (2) to the Class A6
                               Certificates, up to the amount
                               necessary to reduce the Class
                               Certificate Principal Balance
                               thereof to its TAC Balance for
                               such Distribution Date;

                          (b) to the Class A8 Certificates, up to
                     the amount necessary to reduce the Class
                     Certificate Principal Balance thereof to its TAC Balance for such Distribution Date;

                          (c) concurrently, to the Class A9 and
                     Class A12 Certificates, 84.0% and 16.0%, respectively, of the remaining Adjusted Group I Senior Optimal Principal Amount, up to the amount necessary to reduce the Class Certificate Principal Balances thereof to their respective TAC Balances for such Distribution Date, until the Class Certificate Principal Balance of either the Class A9 or Class A12 Certificates has been reduced to zero; and

                          (d) to (i) the Class A9 Certificates,
                     if the Class Certificate Principal Balance of the Class A12 Certificates has been reduced to zero or (ii) the Class A12 Certificates, if the Class Certificate Principal Balance of the Class A9 Certificates has been reduced to zero, up to the amount necessary to reduce the Class Certificate Principal Balance of such Class to its TAC Balance for such Distribution Date;

                     third, to the Class A13 Certificates, in
                respect of the Class A13A Component, until the Component Principal Balance of such Component has been reduced to zero;

                     fourth,   to the TAC Certificates in the
                following order of priority:

                          (a) to the Class A1, Class A2, Class
                     A3, Class A4, Class A5 and Class A6
                     Certificates as follows:


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



                               (I) to the Class A1, Class A2,
                          Class A3 and Class A4 Certificates, as
                          a group, 90.9090909091% of the
                          remaining Adjusted Group I Senior
                          Optimal Principal Amount, in the
                          following order
                          of priority:

                                    (1) to the Class A1
                               Certificates, without regard to
                               their TAC Balance, until the Class
                               Certificate Principal Balance
                               thereof has been reduced to zero;

                                    (2) concurrently, to the
                               Class A2 and Class A4
                               Certificates, 8.7474472430% and
                               91.2525527570%, respectively, of
                               the amount remaining from the
                               amount described in subclause
                               (a)(I) of clause fourth above
                               after any distributions under
                               subclause (a)(I)(1) above of
                               clause fourth, without regard to
                               their respective TAC Balances,
                               until the aggregate Class
                               Certificate Principal Balances of
                               such Classes have been reduced by
                               $14,690,000 under this subclause
                               and subclause (a)(I)(2) of clause
                               second above;

                                    (3) concurrently, to the
                               Class A2, Class A3 and Class A4
                               Certificates, 16.5386008359%,
                               58.6368575093% and 24.8245416548%,
                               respectively, of the amount
                               remaining from the amount
                               described in subclause (a)(I) to
                               clause fourth above after any
                               distribution under subclauses
                               (a)(I)(1) and (a)(I)(2) of clause
                               fourth above, without regard for
                               their respective TAC Balances,
                               until the Class Certificate
                               Principal Balance of the Class A3
                               Certificates has been reduced to
                               zero; and

                                    (4) concurrently, to the
                               Class A2 and Class A4 Certificates,
                               in proportion to their Class
                               Certificate Principal Balances,
                               without regard for their respective
                               TAC Balances, until the Class

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



                               Certificate Principal Balance of
                               each such Class has been reduced to
                               zero; and

                               (II) to the Class A5 and Class A6
                          Certificates, as a group, 9.0909090909%
                          of the remaining Adjusted Group I
                          Senior Optimal Principal Amount, in the
                          following order of priority:


                                    (1) to the Class A5
                               Certificates, without regard to
                               their TAC Balance, until the Class
                               Certificate Principal Balance
                               thereof has been reduced to zero;
                               and

                                    (2) to the Class A6
                               Certificates, without regard to
                               their TAC Balance, until the Class
                               Certificate Principal Balance
                               thereof has been reduced to zero;

                          (b) to the Class A8 Certificates,
                     without regard to their TAC Balance, until the Class Certificate Principal Balance thereof has been reduced to zero; and

                          (c) concurrently, to the Class A9 and
                     Class A12 Certificates, in proportion to their Class Certificate Principal Balances, without regard to their respective TAC Balances, until the Class Certificate Principal Balance of each such Class has been reduced to zero;

                     fifth, concurrently, to the Class R and
                Class RL Certificates, in proportion to their Class Certificate Principal Balances, until the Class Certificate Principal Balance of each such Class has been reduced to zero; and

                     sixth, to the Class A13 Certificates, in
                respect of the Class A13B Component thereof, until the Component Principal Balance of such Component has been reduced to zero;

                (B) to the Group II Senior Certificates, the
           Group II Senior Optimal Principal Amount for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; and

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




                (C) to the Class PO Certificates, the PO
           Principal Distribution Amount for such Distribution
           Date, until the Class Certificate Principal Balance thereof has been reduced to zero;

          (iv) to the Class PO Certificates, any Class PO Deferred Amount for such Distribution Date, up to an amount not to exceed the Junior Optimal Principal Amount for such Distribution Date, until the Class Certificate Principal Balance of such Class has been reduced to zero; provided, that any such amounts distributed to the Class PO Certificates pursuant to this clause (iv) shall not reduce the Class Certificate Principal Balance thereof;

           (v)  to the Class M Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

          (vi)  to the Class M Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

         (vii) to the Class M Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

        (viii)  to the Class B1 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

          (ix)  to the Class B1 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

           (x) to the Class B1 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

          (xi)  to the Class B2 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

         (xii)  to the Class B2 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

        (xiii) to the Class B2 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

         (xiv)  to the Class B3 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

          (xv)  to the Class B3 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

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         (xvi)  to the Class B3 Certificates, in reduction of the
      Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

        (xvii)  to the Class B4 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

       (xviii)  to the Class B4 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

         (xix) to the Class B4 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

          (xx)  to the Class B5 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

         (xxi)  to the Class B5 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date; and

        (xxii) to the Class B5 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date.

Notwithstanding the foregoing, amounts otherwise distributable pursuant to clauses (vii), (x), (xiii), (xvi), (xix) and (xxii) on any Distribution Date shall be reduced, in inverse order of priority, by any amount distributed pursuant to clause (iv) on such date, such that such amount distributed pursuant to clause
(iv) on such date shall be applied first to reduce the amount distributable pursuant to clause (xxii), and then, to the extent of any excess, applied second, to reduce the amount distributable pursuant to clause (xix), third, to reduce the amount distributable pursuant to clause (xvi), fourth, to reduce the amount distributable pursuant to clause (xiii), fifth, to reduce the amount distributable pursuant to clause (x) and sixth, to reduce the amount distributable pursuant to clause (vii).

If, on any Distribution Date, after distributions have been made pursuant to clauses (i) and (ii) above, the remaining Available Funds are insufficient to make the full amount of distributions required to be made pursuant to clause (iii) above, (1) the amount distributable to the Class PO Certificates pursuant to clause (iii)(C) shall be equal to the product of (x) the remaining Available Funds and (y) the fraction, expressed as a percentage, the numerator of which is the PO Principal Distribution Amount for such Distribution Date and the denominator of which is the sum of such PO Principal Distribution Amount and the Senior Optimal Principal Amount for such

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Distribution Date; (2) the amount distributable to the Senior
Certificates other than the Class PO Certificates pursuant to clauses (iii)(A) and (B) shall be equal to the product of (x) the remaining Available Funds and (y) the fraction, expressed as a percentage, the numerator of which is the Senior Optimal Principal Amount for such Distribution Date and the denominator of which is the sum of the Senior Optimal Principal Amount and the PO Principal Distribution Amount for such Distribution Date; and (3) the amounts distributable to the Group I Senior Certificates pursuant to clause (iii)(A) and to the Group II Senior Certificates pursuant to clause (iii)(B), respectively, shall be equal to the product of (x) the amount determined pursuant to clause (2) above and (y) a fraction, expressed as a percentage, the numerator of which is the Adjusted Group I Senior Optimal Principal Amount, in the case of the Group I Senior Certificates, or the Group II Senior Optimal Principal Amount, in the case of the Group II Senior Certificates, and the denominator of which is the Senior Optimal Principal Amount for such Distribution Date.

           (b) On each Distribution Date, the Trustee shall distribute to the holder of the Class R Certificate any remaining amounts in the Upper Tier REMIC for such Distribution Date after application of all amounts described in clause (a) of this
Section 4.01. Any distributions pursuant to this clause (b) shall not reduce the Class Certificate Principal Balance of the Class R Certificate.

           (c) If on any Distribution Date the Class Certificate Principal Balances of the Junior Certificates have each been reduced to zero, the amount distributable to the Senior Certificates other than the Class PO Certificates pursuant to Sections 4.01(a)(iii)(A) and (B) for such Distribution Date and each succeeding Distribution Date shall be allocated among such Classes of Senior Certificates, pro rata, on the basis of their respective Class Certificate Principal Balances immediately prior to such Distribution Date, regardless of the priorities and amounts set forth in Sections 4.01(a)(iii)(A) and (B).

           (d) If on any Distribution Date (i) the Class Certificate Principal Balance of the Class M Certificates or any Class of Class B Certificates for which the related Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero and (ii) amounts distributable pursuant to clauses (ii), (iv) and (v) of the Junior Optimal Principal Amount remain undistributed on such Distribution Date after all amounts otherwise distributable on such date pursuant to clauses (iv) through (xxii) of Section 4.01(a) have been distributed, such amounts shall be distributed on such Distribution Date to the remaining Classes of Junior Certificates in order of priority, such that no such distribution shall be made to any Class of Junior Certificates while a prior such Class is outstanding.

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           (e) On each Distribution Date through the Accretion
Termination Date, amounts allocable to the Class A13 Certificates pursuant to clauses (a)(i) and (a)(ii) of this Section 4.01 shall not be distributable to the Class A13 Certificates pursuant to such clauses but shall instead be (i) added to the Component Principal Balances of the Class A13A and Class A13B Components to the extent of the related Accrual Amount for such Distribution Date, and (ii) distributed to the Group I Senior Certificates pursuant to clause (a)(iii)(A) of this Section 4.01 as part of the Adjusted Group I Senior Optimal Principal Amount. If on any Distribution Date the portion of the Adjusted Group I Senior Optimal Principal Amount distributable in respect of any Component of the Class A13 Certificates is sufficient to reduce the Component Principal Balance of such Component to zero without giving effect to the accretion of such balance on such date, the portion of the Accrual Amount attributable to such Component will be distributed to the Class A13 Certificates on such date as interest and will not be added to the Component Principal Balance of such Component.

      On each Distribution Date occurring after the Accretion Termination Date, amounts allocable to the Class A13 Certificates pursuant to clauses (a)(i) and (a)(ii) of this Section 4.01 shall be distributable on such Distribution Date pursuant to such clauses to Holders of the Class A13 Certificates as Accrued Certificate Interest.

           (f) (i) On each Distribution Date prior to the
CrossOver Date, distributions in reduction of the Class
Certificate Principal Balance of the Class A9 Certificates will be made in accordance with the provisions of Section 4.09.

      Upon the earlier of the Cross-Over Date and the next Distribution Date after the Distribution Date on which the Class Certificate Principal Balance of the Class A9 Certificates has been reduced to zero, (x) to the extent the balance of funds remaining in the Rounding Account is less than $999.99, the balance in the Rounding Account shall be restored to $999.99 (or, if less, the sum of such remaining balance and the amount so distributable) from Available Funds otherwise available for distribution and (y) the Rounding Account shall be cleared and terminated, and the amounts therein shall be distributed to the Class R Certificates on such date (which distribution shall not reduce the Class Certificate Principal Balance thereof).

                (ii) As provided in Section 4.09(e),
notwithstanding any provisions herein to the contrary, on the Cross-Over Date and on each subsequent Distribution Date, distributions in reduction of the Class Certificate Principal Balance of the Class A9 Certificates shall be made on a pro rata basis among the outstanding Certificates of such Class, based on the Percentage Interest in such Class represented by each

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Certificate. The Trustee shall notify the Depository prior to the first Distribution Date on which distributions in respect of principal on the Class A9 Certificates are to be made on a pro rata basis in accordance with the preceding sentence. On the Cross-Over Date and on each subsequent Distribution Date, the Trustee shall not, and the Depository is not authorized to, make distributions or payments in respect of the Class A9 Certificates in accordance with any Principal Distribution Request or by Random Lot.

           (g) On each Distribution Date on or prior to the Cross-Over Date, the Trustee shall withdraw the Draw Amount, if any, for such date for each Class of Reserve Fund Eligible Certificates from the Reserve Fund and shall distribute such amounts to the related Classes of Reserve Fund Eligible Certificates in proportion to the Adjusted Net Interest Shortfall allocable to each such Class of Certificates, as part of the distribution of interest thereon; provided that any such distribution shall be in addition to the Accrued Certificate Interest on each such Class for such date.

      If on any Distribution Date after the Cross-Over Date, any amounts remaining in the Reserve Fund shall be distributed to the Classes of Senior Certificates (other than any Class of Principal Only Certificates) and the Class S Certificates to the extent of and in proportion to any Adjusted Net Interest Shortfall allocable to each such Class of Certificates for such date, as part of the distribution of interest thereon; provided that any such distribution shall be in addition to the Accrued Certificate Interest on each such Class for such date.

      Amounts distributed under this Section 4.01(g) to the Reserve Fund Eligible Certificates, the Senior Certificates or the Class S Certificates shall be treated as having been contributed to the Lower Tier REMIC and then paid to the Upper Tier REMIC in respect of the related Lower Tier Interests and then paid to the Holders of such Certificates.

      If on any Distribution Date on or prior to the Cross-Over Date the Class Certificate Principal Balances of each of the Reserve Fund Eligible Certificates have been reduced to zero, or if on any Distribution Date after the Cross-Over Date the Class Certificate Principal Balances of all Classes of Senior Certificates have been reduced to zero, the Trustee shall distribute to Lehman Brothers Inc. any other amounts remaining in the Reserve Fund after the distribution of any other required amounts pursuant to this clause (g) for such Distribution Date.

           Section 4.02.  Method of Distribution.  (a)  Except as
set forth in Section 4.09 in respect of the Class A9
Certificates, all distributions with respect to each Class of Certificates on each Distribution Date shall be made pro rata

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among the outstanding Certificates of such Class, based on the
Percentage Interest in such Class represented by each Certificate. Payments to the Certificateholders on each Distribution Date will be made by the Trustee to the Certificateholders of record on the related Record Date (other than as provided in Section 9.01 respecting the final distribution) by check or money order mailed to a Certificateholder at the address appearing in the Certificate Register, or upon written request by such Certificateholder to the Trustee made not later than the applicable Record Date, by wire transfer to a U.S. depository institution acceptable to the Trustee, or by such other means of payment as such Certificateholder and the Trustee shall agree.

           (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary shall be responsible for disbursing funds to the Certificate Owners that it represents. Except as otherwise provided in Section 4.09(g), the Depository shall be responsible for the allocation of the aggregate amount of distributions in reduction of the Class Certificate Principal Balance of the Class A9 Certificates among the Depository Participants in accordance with Section 4.09, and each Depository Participant (and each respective Financial Intermediary for which such Depository Participant acts as agent) shall be responsible for the allocation of the amount allocated thereto among the related Certificate Owners. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the applicable Certificates. Neither the Trustee nor the Company shall have any responsibility therefor except as otherwise provided by applicable law.

           (c) The Trustee shall withhold or cause to be withheld such amounts as it reasonably determines are required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders or Certificate Owners and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders or Certificate Owners with respect thereto) from distributions to be made to Non-U.S. Persons. If the Trustee reasonably determines that a more accurate determination of the amount required to be withheld for a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for a holder of a Residual Certificate until such determination can be made.

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For the purposes of this paragraph, a "Non-U.S. Person" is an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

           Section 4.03. Allocation of Losses. (a) On or prior to each Determination Date, the Company shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

           (b) With respect to any Distribution Date, the principal portion of each Realized Loss (other than any Excess
Loss) shall be allocated as follows:

           (i) the applicable PO Percentage of the principal portion of any such Realized Loss shall be allocated to the Class PO Certificates until the Class Certificate Principal
      Balance thereof has been reduced to zero; and

          (ii) the applicable Non-PO Percentage of the principal portion of any such Realized Loss shall be allocated in the following order of priority:

                first, to the Class B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                second, to the Class B4 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                third, to the Class B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                fourth, to the Class B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                fifth, to the Class B1 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                sixth, to the Class M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and

                seventh, to the Classes of Senior Certificates other than the Class PO Certificates, pro rata, in

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           accordance with their Class Certificate Principal
           Balances; provided, that any such Realized Loss (other than Non-Credit Losses) that would otherwise be allocable to the Class A8 Certificates will instead be allocated in reduction of Class Certificate Principal Balance of the Class A15 Certificates until the Class Certificate Principal Balance of the Class A15 Certificates has been reduced to zero; provided, further, that any such loss allocated to the Class A13 Certificates (and each Accrual Component thereof) shall be allocated (subject to Section 4.03(d)) on the basis of the lesser of (x) the Class Certificate Principal Balance (or Component Principal Balance) thereof immediately prior to the applicable Distribution Date and (y) the Class Certificate Principal Balance (or Component Principal Balance) thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto).

           (c) With respect to any Distribution Date, the principal portion of any Excess Loss (other than Excess Bankruptcy Losses attributable to Debt Service Reductions) shall be allocated as follows: (1) the PO Percentage of any such loss shall be allocated to the Class PO Certificates, and (2) the Non-PO Percentage of any such loss shall be allocated to each Class of Certificates other than the Class PO Certificates, pro rata, based on the respective Class Certificate Principal Balances thereof; provided, that any such loss allocated to the Class A13 Certificates (and each Accrual Component thereof) shall be allocated (subject to Section 4.03(d)) on the basis of the lesser of (x) the Class Certificate Principal Balance (or Component Principal Balance) thereof immediately prior to the applicable Distribution Date and (y) the Class Certificate Principal Balance (or Component Principal Balance) thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto).

           (d) Any Realized Losses allocated to a Class of Certificates pursuant to Section 4.03(b) or (c) shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Balances. In addition, any Realized Losses allocated to any Class of Component Certificates on a Distribution Date shall be allocated in reduction of the Component Principal Balances of the related Components (other than any Notional Component) in proportion to their respective Component Principal Balances immediately prior to such Distribution Date. Any allocation of Realized Losses pursuant to this paragraph (d) shall be accomplished by reducing the Certificate Principal Balance (or, in the case of any Component, the Component Principal Balance) of the related Certificates (or Components) on the related Distribution Date in accordance with
Section 4.03(e).


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           (e) Realized Losses allocated in accordance with this
Section 4.03 shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date, except that the aggregate amount of Realized Losses to be allocated to the Class PO Certificates on such Distribution Date will be taken into account in determining distributions in respect of any Class PO Deferred Amount for such date.

           (f) On each Distribution Date, the Company shall determine the Subordinate Certificate Writedown Amount, if any. Any such Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Certificate Principal Balance of the Subordinate Certificates, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

           (g) Notwithstanding the foregoing, no such allocation of any Realized Loss shall be made on a Distribution Date to a Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all the Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Scheduled Principal Balance of the Mortgage Loans as of the first day of the month of such Distribution Date, less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date (such limitation, the "Loss Allocation Limitation").

           (h) Any allocation of a Realized Loss to a Class of Certificates (or Component), or of any Subordinate Certificate Writedown Amount to a Class of Subordinate Certificates, pursuant to this Section 4.03 shall effect a corresponding allocation thereof to the corresponding Class of Lower Tier Interests and, in the case of the principal portion of any such Realized Loss and any such Subordinate Certificate Writedown Amount, a corresponding reduction in the related Lower Tier Balance thereof.

           Section 4.04. Monthly Advances; Purchases of Defaulted Mortgage Loans. (a) The Company shall be required to make Monthly Advances in the manner and to the extent provided herein. Prior to the close of business on each Determination Date, the Company shall determine (i) the amount of the Monthly Advance which it is required to make on the related Distribution Date and (ii) whether it has elected to purchase any Defaulted Mortgage Loan or Loans on such Distribution Date. If the Company so elects to purchase any Defaulted Mortgage Loans (or is required to purchase any Mortgage Loan pursuant to Section 2.02 or 2.03(a) or purchase any Modified Mortgage Loan pursuant to Section

3.01(c)), no Monthly Advance shall be required with respect thereto for the month in which such purchase occurs (or, in the case of a purchase of a Modified Mortgage Loan, in the month in which the Purchase Price thereof is required to be deposited in the Certificate Account). The Company shall include information as to each of such determinations in the Servicer's Certificate furnished by it to the Trustee in accordance with Section 4.06 and shall be obligated to deposit in the Certificate Account pursuant to Section 3.02(d) on or before 11:00 a.m. New York time on the Business Day next preceding the following Distribution Date the respective amounts applicable to such determinations appearing in such Servicer's Certificate. Upon receipt by the Trustee of written notification signed by a Servicing Officer of any such deposit relating to the purchase by the Company of such a Mortgage Loan, the Trustee shall release to the Company the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company any Mortgage Loan released pursuant hereto.

           (b) In the event that the Company deposits or expects to deposit less than the Available Funds required to be deposited by it pursuant to Section 3.02(d), the Company shall so notify the Trustee no later than 9:00 a.m. on the Business Day preceding the related Distribution Date, and the amount so deposited, if any, shall be deemed to have been deposited first pursuant to clause (i) of the definition of Available Funds, second pursuant to clause (iii) of the definition of Available Funds, and third pursuant to clause (ii) of the definition of Available Funds. Such notice shall specify each Mortgage Loan delinquent as of the preceding Determination Date. In such event, the Trustee shall make any Monthly Advance required to be made hereunder, in the manner and to the extent required; provided, the Trustee shall not be so obligated if prohibited by applicable law.

           (c) In the event that the Company is succeeded hereunder as servicer, the obligation to make Monthly Advances in the manner and to the extent required by Section 4.04(a) shall be assumed by the successor servicer (subject to Section 7.02).

           Section 4.05. Statements to Certificateholders. (a) Each month, at least two Business Days prior to each Distribution Date, the Company shall deliver to the Trustee for mailing to each Certificateholder, and the Trustee shall mail to each Certificateholder on such Distribution Date, a statement (each, a "Distribution Date Statement") substantially in the form of Exhibit J hereto, setting forth:

           (i) The amount of such distribution to the Certificateholders of each Class (and in respect of any Component), other than any Notional Certificates (and any Notional Component), allocable to principal, separately

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



      identifying the aggregate amount of any Principal Prepay-ments included therein (including, for this purpose, the Scheduled Principal Balances of all Defaulted Mortgage Loans and Defective Mortgage Loans purchased pursuant to
      Section 2.02, 2.03(b) or 3.16, respectively, and any amounts deposited pursuant to Section 2.03(b) in connection with the substitution of any Mortgage Loans pursuant to
      Section 2.02 or 2.03(a), the proceeds of which purchases or substitutions are being distributed on such Distribution
      Date);

          (ii) The amount of such distribution to the Certificateholders of each Class (other than any Class of Principal Only Certificates) allocable to interest, including any Accrual Amount added to the Class Certificate Principal Balance of any Class of Accrual Certificates(or the Component Principal Balance of any Accrual Component);

         (iii) The amount of servicing compensation paid to the Company during the month preceding the month of distribution in respect of the Mortgage Loans and such other customary information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns;

          (iv) The Pool Scheduled Principal Balance and the aggregate number of the Mortgage Loans on the preceding Due
      Date after giving effect to all distributions allocable to principal made on such Distribution Date;

           (v) The Class Certificate Principal Balance (or Notional Principal Balance) of each Class and the Certificate Principal Balance (or Notional Principal Balance) of a Single Certificate of each Class after giving effect to (i) all distributions allocable to principal (or reductions in the Notional Principal Balance, in the case of the Notional Certificates, or the addition of any Accrual Amount, in the case of any Class of Accrual Certificates or Accrual Component) made on such Distribution Date and (ii) the allocation of any Realized Losses and any Subordinate Certificate Writedown Amount for such Distribution Date;

          (vi)  The Pay-out Rate applicable to each Class of
      Certificates;

         (vii) The book value and unpaid principal balance of any real estate acquired on behalf of Certificateholders through foreclosure, or grant of a deed in lieu of foreclosure or otherwise, of any REO Mortgage Loan, and the number of the related Mortgage Loans;

        (viii) The aggregate Scheduled Principal Balances and number of Mortgage Loans which, as of the close of business on the last day of the month preceding the related

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



      Distribution Date, were (a) delinquent as to a total of (x)
      30-59 days, (y) 60-89 days and (z) 90 days or more, and (b) in foreclosure;

          (ix) The Scheduled Principal Balance of any Mortgage
      Loan replaced pursuant to Section 2.03(b), and of any Modified Mortgage Loan purchased pursuant to Section
      3.01(c);

           (x) The Certificate Interest Rates of any LIBOR Certificates, any COFI Certificates and the Class S Certificates applicable to the Interest Accrual Period relating to such Distribution Date and such Class;

          (xi)  The Senior Percentage, Group I Senior Percentage,
      Group II Senior Percentage, Group I Scheduled Distribution
      Percentage, Group II Scheduled Distribution Percentage and
      Junior Percentage for such Distribution Date; and

         (xii) The Senior Prepayment Percentage, Group I Senior
      Prepayment Percentage, Group II Senior Prepayment
      Percentage and Junior Prepayment Percentage for such
      Distribution Date.

           In the case of information furnished pursuant to clauses (i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate.

           In connection with any proposed transfer of a Certificate that is purported to be made in reliance on Rule 144A under the Securities Act, the Company shall be responsible for furnishing such information as may be required thereunder to a proposed transferee. In furtherance of the Company's obligations hereunder, the Company hereby instructs the Trustee, at the Company's expense and on its behalf, and the Trustee agrees, to promptly make available to the proposed transferee, upon request of the holder, (i) all statements furnished to Certificateholders pursuant to this Section 4.05(a) on previous Distribution Dates,
(ii) all certificates furnished to the Trustee pursuant to
Section 4.06 in prior months, (iii) Officer's Certificates furnished to the Trustee pursuant to Section 3.12 for the two years preceding such request, (iv) reports of independent accountants furnished to the Trustee pursuant to Section 3.13 for the two years preceding such request, (v) a copy of the Private Placement Memorandum relating to such Certificate, together with any amendments or supplements thereto issued by the Company (which copy shall be furnished to the Trustee by the Company), and (vi) the Company's Current Report on Form 8-K, dated the Closing Date, relating to the Mortgage Loans; provided, however, that the Trustee shall in no event be required to make available such statements or certificates pursuant to clauses (i) and (ii) above relating to Distribution Dates occurring more than twenty-four months preceding the month in which such request was received; provided, further, however, that notwithstanding the Trustee's agreement as aforesaid to provide such materials to a proposed transferee, the Trustee does not assume, and shall not thereby be deemed to have assumed, any responsibility for compliance by the Company with Rule 144A (subject to the Trustee's agreement set forth in the second sentence of this paragraph) and shall be entitled to include a notice with such statements or certificates to the effect that such materials have not been prepared or assembled by the Trustee and that the Trustee assumes no responsibility for the adequacy, sufficiency or contents thereof. In connection with any such proposed transfer, the Company shall make available to the proposed holder, at the request of the related transferor, such additional information, if any, as may be required to be delivered pursuant to Rule 144A(d)(4).

           (b) On or prior to January 20th of each year, commencing in 1998, the Company shall furnish to the Trustee for mailing to each Person who at any time during the calendar year was a Certificateholder a statement containing information required to be provided pursuant to the Code.

           Section 4.06. Servicer's Certificate. Each month, not later than the second Business Day next preceding each Distribution Date, the Company shall deliver to the Trustee a completed Servicer's Certificate.

           Section 4.07. Reports of Foreclosures and Abandonments of Mortgaged Property. The Trustee (or the Company on behalf of the Trustee) shall, in each year beginning after 1997, make the reports of foreclosures and abandonments of any Mortgaged Property as required by section 6050J of the Code. In order to facilitate this reporting process, the Company, on or before January 15th of each year, shall provide to the Trustee reports relating to each instance occurring during the previous calendar year in which the Company (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Company shall be in form and substance sufficient to meet the reporting requirements imposed by section 6050J of the Code.

           Section 4.08. Reduction of Servicing Fees by
Compensating Interest Payments. The aggregate amount of the Servicing Fees subject to retention by the Company as servicer in respect of any Distribution Date shall be reduced by the amount of any Compensating Interest Payment for such Distribution Date.

           Section 4.09.  Distributions to Holders of Class A9
Certificates.  (a)   Except as provided in subsections (d) and (f)
below, on each Distribution Date on which distributions in

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reduction of the Class Certificate Principal Balance of the Class
A9 Certificates are made, such distributions will be made in the following order of priority:

           (i) in respect of any Principal Distribution Request by the personal representative of a Deceased Holder, a surviving tenant by the entirety, a surviving joint tenant, a surviving tenant in common or such other Person empowered to act on behalf of such Deceased Holder upon his or her death, in an amount up to but not exceeding $100,000 per request; and

          (ii) in respect of any Principal Distribution Request by a Living Holder, in an amount up to but not exceeding
      $10,000 per request.

      Thereafter, distributions will be made as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000 per request, respectively. This sequence of priorities will be repeated until all such requests have been honored to the extent of amounts available for distribution in reduction of the Class Certificate Principal Balance of the Class A9 Certificates.

      Principal Distribution Requests presented on behalf of Deceased Holders in accordance with the provisions of clause (i) above will be accepted in the order of their receipt by the Depository. Principal Distribution Requests presented in accordance with the provisions of clause (ii) above will be accepted in the order of priority established by the random lot procedures of the Depository after all requests presented in accordance with clause (i) have been honored. All Principal Distribution Requests with respect to any Distribution Date shall be made in accordance with Section 4.09(c) below and must be received by the Depository no later than the close of business on the related Record Date. Principal Distribution Requests that are received by the Depository after the related Record Date and requests, in either case, for distributions timely received but not accepted with respect to any Distribution Date, will be treated as Principal Distribution Requests on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until each such request is accepted or is withdrawn as provided in Section 4.09(c). Requests on behalf of Deceased Holders that are not so withdrawn shall retain their order of priority, all in accordance with the procedures of the Depository and the Trustee. Upon the transfer of beneficial ownership of any Class A9 Certificate, any Principal Distribution Request previously submitted with respect to such Certificate will be deemed to have been withdrawn only upon the receipt by the Trustee of notification of such withdrawal using a form required by the Depository.


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      Principal Distribution Requests will be applied, in the
aggregate, to the Class A9 Certificates in an amount equal to the portion of the Available Funds distributable to the Class A9 Certificates pursuant to Section 4.01(a)(iii), plus any amounts available for distribution from the Rounding Account pursuant to
Section 4.09(e), provided that the aggregate distribution in reduction of the Class Certificate Principal Balance of the Class A9 Certificates on any Distribution Date shall be made in an integral multiple of $1,000, subject to Section 4.09(f).

      (b) A "Deceased Holder" is a beneficial owner of a Class A9 Certificate who was living at the time such interest was acquired and whose authorized personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common or other Person empowered to act on behalf of such beneficial owner upon his or her death, causes to be furnished to the Trustee a certified copy of the death certificate of such Deceased Holder, evidence of such person's status as an authorized representative of the Deceased Holder, such as surviving tenant (whether by the entirety, joint tenancy or tenancy in common), which evidence shall be satisfactory to the Trustee, and any additional evidence of death required by and satisfactory to the Trustee and any tax waivers requested by the Trustee. Class A9 Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and any Class A9 Certificates so beneficially owned will be eligible for priority with respect to distributions in reduction of the Class Certificate Principal Balance of such Class A9 Certificates, subject to the limitations contained in this Section 4.09. Class A9 Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of individual Class A9 Certificates greater than the number of individual Class A9 Certificates of which such trust is the beneficial owner. The death of a beneficiary of a trust will be deemed to be the death of a beneficial owner of the Class A9 Certificates beneficially owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy that is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, immediately prior to his or her death, was entitled to substantially all of the beneficial ownership interests in Class A9 Certificates will be deemed to be the death of the beneficial owner of such Class A9 Certificates regardless of the registration of ownership of such Class A9 Certificates, if such beneficial interest can be established to the satisfaction of the

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Trustee. The Trustee's decision regarding whether a Deceased
Holder's beneficial interest is substantial for purposes of the preceding sentence shall be conclusive and binding. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Class A9 Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of the Certificate Principal Balance of the Class A9 Certificates payable with respect thereto. The Trustee shall not be under any duty to determine independently the occurrence of the death of any beneficial owner. The Trustee may rely entirely upon documentation delivered to it in establishing the eligibility of any beneficial owner to receive the priority accorded Deceased Holders in Section 4.09(a). Expenses incurred by the Trustee in an effort to determine the beneficial ownership interest with respect to any Principal Distribution Request presented on behalf of a Deceased Holder, including, without limitation, attorneys fees, shall be paid by the Person presenting such Principal Distribution Request.

      (c) Requests for distributions in reduction of the Certificate Principal Balance of a Class A9 Certificate must be made by delivering a Principal Distribution Request therefor to the Depository Participant or Financial Intermediary that maintains the account evidencing the beneficial owner's interest in such Class A9 Certificate. Such Depository Participant or Financial Intermediary should in turn make the request of the Depository (or, in the case of an Financial Intermediary, such Financial Intermediary should notify the related Depository Participant of such request, which Depository Participant should make the request of the Depository) on a form required by the Depository and provided to the Depository Participant. In the case of a request on behalf of a Deceased Holder, a certified copy of the death certificate and any additional appropriate evidence of death and any tax waivers must be forwarded to the Trustee under separate cover. Furthermore, such requests of Deceased Holders that are incomplete may not be honored by the Trustee and, if not honored, will lose their priority and must be resubmitted. Upon receipt of such Principal Distribution Request, the Depository will date and time stamp such request and forward such request to the Trustee. Such requests will be honored on any Distribution Date only to the extent that they are received by the Depository on or before the Record Date for such Distribution Date. The Depository may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Principal Distribution Requests delivered to the Depository after the Record Date for a particular Distribution Date and requests received in a timely manner but not accepted with

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



respect to a particular Distribution Date will be treated as Principal Distribution Requests for the next succeeding Distribution Date and each succeeding Distribution Date thereafter until each request is accepted or is withdrawn as provided below. In the case of Principal Distribution Requests on behalf of Living Holders, the Depository will establish a new order of priority for each Distribution Date. This order will apply both to previously unsatisfied Principal Distribution Requests and to newly submitted requests. A Principal Distribution Request submitted on behalf of a Living Holder who later dies will become entitled to the priority of a newly submitted request on behalf of a Deceased Holder upon satisfaction of the requirements set forth above for requests of a Deceased Holder. Such priority will be effective for each subsequent Distribution Date if the Trustee has received a certified copy of the death certificate for such Deceased Holder and any additional appropriate evidence of death and any requested tax waivers by the last business day of the preceding calendar month. Each Principal Distribution Request submitted by a beneficial owner of a Class A9 Certificate will be held by the Depository until such request has been accepted or has been withdrawn in writing as described herein. Neither the Trustee nor the Company shall be liable for any delay in delivery of Principal Distribution Requests or Withdrawals (as defined below) of such requests by the Depository, a Depository Participant or any Financial Intermediary.

           In the event that any Principal Distribution Requests are rejected by the Trustee for failure to comply with the requirements of this Section 4.09, the Trustee shall return such requests to the appropriate Depository Participant with a copy to the Depository with an explanation as to the reason for such rejection.

           The Trustee shall maintain a list of those Depository Participants representing the Certificate Owners of Class A9 Certificates that have submitted Principal Distribution Requests, together with the order of receipt and the amounts of such requests. The Trustee shall notify the Depository and the appropriate Depository Participants as to which requests should be honored on each Distribution Date. Requests shall be honored by the Depository in accordance with the procedures, and subject to the priorities and limitations, described in this Section
4.09. The exact procedures to be followed by the Trustee and the Depository for purposes of determining such priorities and limitations shall be those established from time to time by the Trustee or the Depository, as the case may be. The decisions of the Trustee and the Depository concerning such matters shall be final and binding on all affected Persons.

           Any beneficial owner of a Class A9 Certificate that has made a Principal Distribution Request may withdraw its request by

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so notifying in writing the Depository Participant or Financial
Intermediary that maintains such beneficial owner 's account (each such withdrawal, a "Withdrawal"). The Depository Participant should forward the Withdrawal to the Depository on a form required by the Depository. In the event that such account is maintained by a Financial Intermediary, such Financial Intermediary should notify the related Depository Participant which in turn should forward the Withdrawal of such request, on a form required by the Depository, to the Depository. If such Withdrawal has not been received by the Depository and forwarded to the Trustee on or before the Record Date for the next Distribution Date, the previously made Principal Distribution Request will be irrevocable with respect to the making of distributions in reduction of the Certificate Principal Balance of such Class A9 Certificate on such Distribution Date.

      (d) To the extent, if any, that amounts available for distribution in reduction of the Class Certificate Principal Balance of the Class A9 Certificates on a Distribution Date exceed the dollar amount of Principal Distribution Requests that have been received by the related Record Date, as provided in
Section 4.09(c) above, distributions in reduction of the Class Certificate Principal Balance of the Class A9 Certificates will be made by mandatory distributions on a Random Lot basis, in integral multiples equal to $1,000, in reduction thereof without regard to whether such Certificate Owners have submitted Principal Distribution Requests. The Trustee shall notify the Depository of the aggregate amount of the mandatory distribution in reduction of the Class Certificate Principal Balance of the Class A9 Certificates to be made on the next Distribution Date. The Depository shall then allocate such aggregate amount among its Depository Participants on a Random Lot basis. Each Depository Participant and, in turn, each Financial Intermediary, will then select, in accordance with its own procedures, Class A9 Certificates from among those held in its accounts to receive mandatory distributions in reduction of the Class Certificate Principal Balance of the Class A9 Certificates, such that the total amount so selected is equal to the aggregate amount of such mandatory distributions allocated to such Depository Participant by the Depository and to such Financial Intermediary by its related Depository Participant, as the case may be. Depository Participants and Financial Intermediaries that hold Class A9 Certificates selected for mandatory distributions in reduction of the Class Certificate Principal Balance thereof should provide notice of such mandatory distributions to the affected Certificate Owners.

      (e) On the Closing Date, a Rounding Account shall be established with the Trustee for the Class A9 Certificates, and Lehman Brothers Inc. shall cause to be initially deposited the sum of $999.99 in such Rounding Account. On each Distribution Date on which a distribution is made in reduction of the Class

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



Certificate Principal Balance of the Class A9 Certificates, funds on deposit in the Rounding Account shall be, to the extent needed, withdrawn by the Trustee and applied to round upward to an integral multiple of $1,000 the aggregate distribution in reduction of the Class Certificate Principal Balance to be made on the Class A9 Certificates. Rounding of such distribution on the Class A9 Certificates shall be accomplished, on the first such Distribution Date, by withdrawing from the Rounding Account the amount of funds, if any, needed to round the amount otherwise available for such distribution in reduction of the Class Certificate Principal Balance of the Class A9 Certificates upward to the next integral multiple of $1,000. On each succeeding Distribution Date on which distributions in reduction of the Class Certificate Principal Balance of the Class A9 Certificates are to be made, the aggregate amount of such distributions allocable to the Class A9 Certificates shall be applied first to repay any funds withdrawn from the Rounding Account and not previously repaid, and then the remainder of such allocable amount, if any, shall be similarly rounded upward to the next integral multiple of $1,000 and applied as distributions in reduction of the Class Certificate Principal Balance of the Class A9 Certificates; this process shall continue on succeeding Distribution Dates prior to the Cross-Over Date until the Class Certificate Principal Balance of the Class A9 Certificates has been reduced to zero. The Rounding Account shall be maintained as a non-interest bearing account; the Rounding Account shall not be an asset of the Trust Fund, but shall be an asset in the Lower Tier REMIC.

      (f) Notwithstanding any provisions herein to the contrary, on each Distribution Date following the first Distribution Date on or after the Cross-Over Date, all distributions in reduction of the Class Certificate Principal Balance of any Class A9 Certificates will be made among the Holders and Certificate Owners of such Class of Certificates, pro rata, based on their Certificate Principal Balances, and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by Random Lot.

      (g) In the event that Definitive Certificates representing the Class A9 Certificates are issued pursuant to Section 5.02(f), all requests for distributions or withdrawals of such requests relating to such Class must be submitted to the Trustee, and the Trustee shall perform the functions described in Section 4.09(a) through (d) using its own procedures, which procedures shall, to the extent practicable, be consistent with the procedures described in Section 4.09(a) through (d).


                             ARTICLE V

                         THE CERTIFICATES

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




           Section 5.01. The Certificates. (a) The Certificates shall be substantially in the forms set forth in Exhibit A hereto, as applicable, and shall, on original issue, be executed by the Trustee, not in its individual capacity but solely as Trustee, and countersigned and delivered by the Trustee to or upon the order of the Company as provided in Article II.

           (b) The Certificates shall be issued in an aggregate Initial Certificate Principal Balance of $300,069,164.46. Such aggregate original principal balance shall be divided among the Classes having the designations, Class Certificate Principal Balances, Certificate Interest Rates and minimum denominations as follows:


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




                    Initial
                     Class
                  Certificate    Certificate
                   Principal      Interest             Minimum
Designation         Balance         Rate            Denominations

Class A1        $13,683,000.00      7.35%               $25,000
Class A2         21,547,000.00      7.35                 25,000
Class A3         59,904,000.00      7.35                 25,000
Class A4         79,616,000.00      7.35                 25,000
Class A5         14,684,000.00      (3)                  25,000
Class A6          2,791,000.00      (3)                  25,000
Class A7              (1)           (3)                 300,000
Class A8         25,145,000.00      7.50                 25,000
Class A9         24,000,000.00      7.25                  1,000
Class A10             (1)           0.08              2,500,000
Class A11             (1)           0.17              6,000,000
Class A12         3,480,000.00      7.50                 25,000
Class A13         6,098,000.00      (4)                  25,000
Class A14        31,000,000.00      7.50                 25,000
Class A15         2,500,000.00      7.50                 25,000
Class PO            617,350.00      0.00                 41,000
Class M           4,501,000.00      7.50                100,000
Class B1          3,751,000.00      7.50                100,000
Class B2          3,300,000.00      7.50                100,000
Class B3          1,351,000.00      7.50                250,000
Class B4            900,000.00      7.50                250,000
Class B5          1,200,614.46      7.50                250,000
Class S                (2)          7.50             12,500,000
Class R                 100.00      7.50                    100
Class RL                100.00      7.50                    100

--------------------------
(1) The Class A7, Class A10 and Class A11 Certificates are each issued with a Notional Principal Balance.

(2)   The Class S Certificates are issued with an initial
      Notional Principal Balance of $273,616,868.90 and shall bear interest at the Strip Rate.

(3)   The Certificate Interest Rates of each of the Class A5,
      Class A6 and Class A7 Certificates for each Interest
      Accrual Period shall be determined as provided in Section
      5.01(f).

(4)   The amount of interest that will accrue on the Class A13
      Certificates on any Distribution Date will be equal the sum of the Accrued Certificate Interest for the related
      Interest Accrued Period on each Component of the Class A13
      Certificates.

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



           (c) The Certificates shall be issuable in registered form only. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in Section 5.01(b), and integral multiples of $1,000 in excess thereof. The Non-Book-Entry Certificates other than the Residual Certificate shall each be issued in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in Section 5.01(b), and integral multiples of $1,000 (or $1,000,000 in the case of the Class S Certificates) in excess thereof (and, if necessary, in the amount of the remaining Class Certificate Principal Balance or Notional Principal Balance, as applicable, of each Class, in the case of one Certificate of such Class). Each Class of Residual Certificates shall be issued as a single certificate evidencing the entire Class Certificate Principal Balance of such Class and having a Percentage Interest of 100%. If necessary, one Certificate of each Class of Book-Entry Certificates and the Class S Certificates may evidence an additional amount equal to the remainder of the Class Certificate Principal Balance (or Notional Principal Balance) of such Class.

           (d) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer under its seal, which may be in facsimile form and be imprinted or otherwise reproduced thereon. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the forms set forth in Exhibit A hereto, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date; all Certificates issued thereafter shall be dated the date of their countersignature.

           (e) The Strip Rate for each Interest Accrual Period shall be determined by the Company and included in the Servicer's
Certificate for the related Distribution Date.

           (f) During the first Interest Accrual Period, the Certificate Interest Rate of the Class A5 Certificates shall be 6.00% per annum. For each subsequent Interest Accrual Period, the Certificate Interest Rate of the Class A5 Certificates shall

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



be a per annum rate equal to 0.50% plus LIBOR for the related
LIBOR Determination Date, subject to a maximum rate of 9.00% and a minimum rate of 0.50%.

      During the first Interest Accrual Period, the Certificate Interest Rate of the Class A6 Certificates shall be 6.00% per annum. For each subsequent Interest Accrual Period, the Certificate Interest Rate of the Class A6 Certificates shall be a per annum rate equal to 0.50% plus LIBOR for the related LIBOR Determination Date, subject to a maximum rate of 9.00% and a minimum rate of 0.50%.

      During the first Interest Accrual Period, the Certificate Interest Rate of the Class A7 Certificates shall be 3.00% per annum. For each subsequent Interest Accrual Period, the Certificate Interest Rate of the Class A7 Certificates shall be a per annum rate equal to 8.50% minus LIBOR for the related LIBOR Determination Date, subject to a maximum rate of 8.50% and a minimum rate of 0.0%.

           Section 5.02. Registration of Transfer and Exchange of Certificates. (a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, New York a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

           Subject to Sections 5.02(b) and 5.02(c), upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class in authorized denominations of a like Percentage Interest.

           At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

           No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

           All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trustee and a certificate of destruction shall be delivered by the Trustee to the Company.

           (b) No legal or beneficial interest in all or any portion of the Residual Certificates may be transferred directly or indirectly to (i) a Disqualified Organization or an agent of a Disqualified Organization (including a broker, nominee, or middleman), (ii) an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (a "Book-Entry Nominee"), or (iii) an individual, corporation, partnership or other person unless such transferee (A) is not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (C) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of a Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clause (A), (B) or (C) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate and deliver, a Residual Certificate in connection with any transfer thereof unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit F hereto, signed by the transferee, to the effect that the transferee is not such a Disqualified Organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, a Book-Entry Nominee or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Residual Certificates to Disqualified Organizations, Book-Entry Nominees or Non-permitted Foreign Holders, and an agreement by the Transferee that it will not transfer a Residual Certificate without providing to the Trustee an affidavit substantially in the form attached as Exhibit F hereto and a letter substantially in the form attached as Exhibit

G hereto. Such affidavit shall also contain the statement of the transferee that (i) it does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Residual Certificates and (ii) it understands that it may incur tax liabilities in excess of cash flows generated by a Residual Certificate and that it intends to pay taxes associated with holding a Residual Certificate as they become due.

           The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Residual Certificates, shall be accompanied by a written statement in the form attached as Exhibit G hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has (i) no actual knowledge that the transferee is a Disqualified Organization, Book-Entry Nominee or Non-permitted Foreign Holder, (ii) no reason to believe that the transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate, and (iii) conducted a reasonable investigation and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due. The Residual Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

           Upon notice to the Company that any legal or beneficial interest in any portion of the Residual Certificates has been transferred, directly or indirectly, to a Disqualified Organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Residual Certificate in constructive trust for the last transferor who was not a Disqualified Organization or agent thereof, and such transferor shall be restored as the owner of such Residual Certificate as completely as if such transfer had never occurred, provided that the Company may, but is not required to, recover any distributions made to such transferee with respect to the Residual Certificate and return such recovery to the transferor, and (ii) the Company agrees to furnish to the Internal Revenue Service and to any transferor of the Residual Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of section 860E(e) of the Code as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Residual Certificate (or portion thereof) for periods after such transfer. At the election of the Company, the cost to the Company of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Company shall in no event be excused from furnishing such information.

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           The restrictions on transfers of the Residual
Certificates set forth in the preceding three paragraphs shall cease to apply to transfers (and the applicable portions of the legend to the Residual Certificates may be deleted) after delivery to the Trustee of an Opinion of Counsel to the effect that the elimination of such restrictions will not cause either the Upper Tier REMIC or the Lower Tier REMIC established hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding.

           No transfer of a Restricted Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws, in each case as evidenced by an Officer's Certificate, or is exempt from the registration requirements of the Act and any applicable state securities laws. In the event of such registration, any restrictive legends set forth in the form of the relevant Restricted Certificate in Exhibit A hereto with respect to the Act and state securities law restrictions shall be removed by the Trustee upon request of the Holder thereof and automatically upon exchange or registration of transfer thereof. As a condition to any transfer that is to be made in reliance upon an exemption from the Act and such laws of a Restricted Certificate to any person other than a QIB (as certified by the proposed transferee in the form of assignment attached to the related Certificate), either (x) the Trustee shall require the transferee to execute an investment letter in the form substantially as set forth in
Exhibit I hereto or in such other form as may be acceptable to the Trustee, certifying as to the facts surrounding such transfer, or (y) in lieu of such investment letter, the Trustee may accept a written Opinion of Counsel (in form and substance acceptable to the Trustee) that such proposed transfer may be made pursuant to an exemption from the Act. As an additional condition to any transfer of a Restricted Certificate, either (i) the transferor and the transferee shall complete the form of assignment attached to the Certificate proposed to be transferred, or (ii) the Trustee shall have received the above-referenced Opinion of Counsel. The holder of any Restricted Certificate desiring to effect the transfer thereof to a person other than a QIB shall, and hereby agrees to, comply with any applicable conditions set forth in the preceding two sentences and indemnify the Trustee and the Company against any liability that may result if the transfer thereof is not so exempt or is not made in accordance with such federal and state laws. Such agreement to so indemnify the Trustee and the Company shall survive the termination of this Agreement. Notwithstanding the foregoing, no Opinion of Counsel or investment letter shall be required upon the original issuance of (i) the Restricted Junior Certificates to the Initial Purchaser (as defined in the applicable Private Placement Memorandum) or its nominee and (ii) the Class S Certificates to the Company or upon any subsequent

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transfer of any Class S Certificate by the Company, provided that if any Restricted Junior Certificates are, at the request of the Initial Purchaser, registered in the name of its nominee, the Initial Purchaser shall be deemed to acknowledge and agree with the Company and the Trustee that no transfer of a beneficial interest in such Certificates will be made without registering such Certificates in the name of the transferee, which shall be a Person other than such nominee. Any opinion or letter required pursuant to this paragraph shall not be at the expense of the Trust Fund or the Trustee.

           (c) (i) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (A) a certificate (substantially in the form of Exhibit E or such other form as is acceptable to the Company and the Trustee) from such transferee to the effect that such transferee (i) is not a Plan or a Person that is using the assets of a Plan to acquire such ERISA-Restricted Certificate or (ii) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12,
1995) (the "Exemptions") apply to the transferee's acquisition and holding of any ERISA-Restricted Certificate or (B) an opinion of counsel satisfactory to the Trustee and the Company to the effect that the purchase and holding of such a Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" subject to the prohibited transactions provisions of ERISA or Section 4975 of the Code and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee or the Company. Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.

          (ii) No transfer of a Residual Certificate shall be made to any Person unless the Trustee has received a certification (substantially in the form of paragraph 4 of Exhibit F) from such transferee to the effect that, among other things, such transferee is not a Plan or a Person that is using the assets of a Plan to acquire any such Certificate. The preparation and delivery of such certificate shall not be an expense of the Trust Fund, the Trustee or the Company.

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           (d) Subject to Section 8.01(i) hereof, the Trustee may
conclusively rely upon any certificate, affidavit or opinion delivered pursuant to Section 5.02(b) or (c). Any certificate or affidavit required to be delivered by a transferee under this
Section 5.02 may be executed and delivered in the name of such transferee by its attorney-in-fact duly authorized in writing in form and substance satisfactory to the Trustee.

           (e) Except as to any additional Certificate of any Class of Book-Entry Certificates held in physical certificated form pursuant to Section 5.02(g) or any Restricted Junior Certificate of any Class of Book-Entry Certificates that is transferred to an entity other than a QIB, the Book-Entry Certificates shall, subject to Section 5.02(f), at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration thereof may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of the Certificates issued in book-entry form on the books of the Depository shall be governed by applicable rules established by the Depository and the rights of Certificate Owners with respect to Book-Entry Certificates shall be governed by applicable law and agreements between such Certificate Owners and the Depository, Depository Participants, and indirect participating firms; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as authorized representatives of the Certificate Owners of the Certificates issued in book-entry form for all purposes including the making of payments due on the Book-Entry Certificates and exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; (vii) Certificate Owners shall not be entitled to certificates for the Book-Entry Certificates and (viii) the Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date.

           All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant

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shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Except as provided herein, the Trustee shall have no duty to monitor or restrict the transfer of Certificates or interests therein, and shall have no liability for any transfer, including any transfer made through the book-entry facilities of the Depository or between or among Depository Participants or Certificate Owners, made in violation of applicable restrictions set forth herein, except in the event of the failure of the Trustee to perform its duties and fulfill its obligations under this Agreement.

           (f) If (x)(i) the Company or the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Company is unable to locate a qualified successor, (y) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing not less than 51% of the aggregate Voting Rights allocated to the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

           (g) On or prior to the Closing Date, there shall be delivered to the Depository one certificate for each Class of Book-Entry Certificates registered in the name of the Depository's nominee, Cede & Co. The face amount of each such Certificate shall represent 100% of the initial Class Certificate Principal Balance thereof, except for such amount that does not constitute an acceptable denomination to the Depository. An additional Certificate of each Class of Book-Entry Certificates may be issued evidencing such remainder and, if so issued, will be held in physical certificated form by the Holders thereof.

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Each Certificate issued in book-entry form shall bear the
following legend:

           "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

           Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Company, the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

           Section 5.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Company, the Trustee, the Certificate Registrar and any agent of the Company, the Trustee or the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and neither the Company, the Trustee, the Certificate Registrar nor any agent of the Company, the Trustee or the Certificate Registrar shall be affected by any notice to the contrary.



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           Section 5.05. Access to List of Certificateholders'
Names and Addresses. The Certificate Registrar will furnish or cause to be furnished to the Company, within 15 days after receipt by the Certificate Registrar of request therefor from the Company in writing, a list, in such form as the Company may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders. If three or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

           Section 5.06. Representation of Certain
Certificateholders. The fiduciary of any Plan which becomes a Holder of a Certificate, by virtue of its acceptance of such Certificate, will be deemed to have represented and warranted to the Trustee and the Company that such Plan is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

           Section 5.07. Determination of COFI. (a) If the outstanding Certificates include any COFI Certificates, then on each COFI Determination Date the Trustee shall determine the value of COFI on the basis of the most recently available Information Bulletin referred to in the definition of "COFI". The establishment of COFI by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to the COFI Certificates for each Interest Accrual Period shall (in the absence of manifest error) be final and binding. During each Interest Accrual Period, the Certificate Interest Rate for the COFI Certificates for the current and immediately preceding Interest Accrual Period shall be made available by the Trustee to

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Certificate Owners and Certificateholders at the following
telephone number:  (617) 664-5500.

           (b) The failure by the Federal Home Loan Bank of San Francisco to publish COFI for a period of 65 calendar days will constitute an "Alternative Rate Event" for purposes hereof. Upon the occurrence of an Alternative Rate Event, the Company will calculate the Certificate Interest Rates for the COFI Certificates for the subsequent Interest Accrual Periods by using, in place of COFI, (i) the replacement index, if any, published or designated by the Federal Home Loan Bank of San Francisco or (ii) if no replacement index is so published or designated, an alternative index to be selected by the Company that has performed, or that the Company expects to perform, in a manner substantially similar to COFI. At the time an alternative index is first selected by the Company, the Company shall determine the average number of basis points, if any, by which the alternative index differed from COFI for such period as the Company, in its sole discretion, reasonably determines to reflect fairly the long-term difference between COFI and the alternative index, and shall adjust the alternative index by such average. The Company shall select a particular index as an alternative only if it receives an Opinion of Counsel to the effect that the selection of such index will not cause any REMIC established hereunder to fail to qualify as a REMIC for federal income tax purposes. In the absence of manifest error, the selection of any alternative index as provided by this Section 5.07(b) shall be final and binding for each subsequent Interest Accrual Period. Upon the occurrence of an Alternative Rate Event, the Trustee shall have no responsibility for the determination of any alternative index or the calculation of the Certificate Interest Rates for the COFI Certificates.

           (c) If at any time after the occurrence of an Alternative Rate Event the Federal Home Loan Bank of San
Francisco resumes publication of COFI, the Certificate Interest
Rates for the COFI Certificates for each Interest Accrual Period commencing thereafter will be calculated by reference to COFI.

           Section 5.08. Determination of LIBOR. (a) If the outstanding Certificates include any LIBOR Certificates, then on each LIBOR Determination Date the Trustee shall determine LIBOR on the basis of the offered LIBOR quotations of the Reference Banks as of 11:00 a.m. London time on such LIBOR Determination Date as follows:

           (i) If on any LIBOR Determination Date two or more of the Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%);

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          (ii) If on any LIBOR Determination Date only one or
      none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period will be whichever is the higher of (x) LIBOR as determined on the previous LIBOR Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be either
      (A) the rate per annum which the Trustee determines to be the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant LIBOR Determination Date, to the principal London offices of leading banks in the London interbank market or (B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks; and

         (iii) If on any LIBOR Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, LIBOR for the next Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, the Initial LIBOR Rate.

           (b) The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the Certificate Interest Rates applicable to the LIBOR Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding. In all cases, the Trustee may conclusively rely on quotations of LIBOR for the Reference Banks as such quotations appear on the display designated "LIBO" on the Reuters Monitor Money Rates Service.

           (c) Within five Business Days of the Trustee's calculation of the Certificate Interest Rates of the LIBOR Certificates, the Trustee shall furnish to the Company by telecopy (or by such other means as the Trustee and the Company may agree from time to time) such Certificate Interest Rates.

           (d) The Trustee shall provide to Certificateholders who inquire of it by telephone the Certificate Interest Rates of the LIBOR Certificates for the current and immediately preceding
Interest Accrual Period.

           (e) As used herein, "Reference Banks" shall mean no more than four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the "Reuters Screen LIBO Page" (as described in the definition of LIBOR hereof) on the applicable

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LIBOR Determination Date and (iii) which have been designated as such by the Trustee and are able and willing to provide such quotations to the Trustee on each LIBOR Determination Date. The Reference Banks initially shall be: Barclay's plc, Bank of Tokyo, National Westminster Bank and Trust Company and Bankers Trust Company. If any of the initial Reference Banks should be removed from the Reuters Screen LIBO Page or in any other way fail to meet the qualifications of a Reference Bank, the Trustee, after consultation with the Company, shall use its best efforts to designate alternate Reference Banks.


                            ARTICLE VI

                            THE COMPANY

           Section 6.01. Liability of the Company. The Company shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Company herein.

           Section 6.02. Merger or Consolidation of, or
Assumption of the Obligations of, the Company. Any corporation into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any corporation succeeding to the business of the Company, or any corporation, more than 50% of the voting stock of which is, directly or indirectly, owned by General Electric Company, or any limited partnership, the sole general partner of which is either the Company or a corporation, more than 50% of the voting stock of which is owned, directly or indirectly, by General Electric Company, which executes an agreement of assumption to perform every obligation of the Company hereunder, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

           Section 6.03. Assignment. The Company may assign its rights and delegate its duties and obligations as servicer under this Agreement; provided, that (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is reasonably satisfactory to the Trustee and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Company as servicer hereunder from and after the date of such agreement and (ii) each Rating Agency's rating of any Classes of Certificates in effect immediately prior to such assignment or delegation would not be qualified, downgraded or withdrawn as a

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result thereof. In the case of any such assignment or delegation, the Company will be released from its obligations as servicer hereunder except for liabilities and obligations as servicer incurred prior to such assignment or delegation.

           Section 6.04. Limitation on Liability of the Company and Others. Neither the Company nor any of the directors or officers or employees or agents of the Company shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action by the Company pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties of the Company or by reason of reckless disregard of obligations and duties of the Company hereunder. The Company and any director or officer or employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company and any director or officer or employee or agent of the Company shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Company shall be under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Company shall be entitled to be reimbursed therefor from amounts credited to the Mortgage Loan Payment Record as provided by Section 3.04.

           Section 6.05. The Company Not to Resign. Subject to the provisions of Sections 6.02 and 6.03, the Company shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of the Company

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shall be evidenced by an Opinion of Counsel to such effect
delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Company in accordance with Section 7.02.


                            ARTICLE VII

                              DEFAULT

           Section 7.01.  Events of Default.  If any one of the
following events ("Events of Default") shall occur and be continuing:

           (i) Any failure by the Company to make any payment to the Trustee of funds pursuant to Section 3.02(d) out of which distributions to Certificateholders of any Class are required to be made under the terms of the Certificates and this Agreement which failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Company by the Trustee or to the Company and the Trustee by Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; or

          (ii) Failure on the part of the Company duly to observe or perform in any material respect any other covenants or agreements of the Company set forth in the Certificates or in this Agreement, which covenants and agreements (A) materially affect the rights of Certificateholders and (B) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; or

         (iii) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company, or for the winding up or liquidation of the Company's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (iv) The consent by the Company to the appointment of a conservator or receiver or liquidator in any insolvency,

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      readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to substantially all of its property; or the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Company, either the Trustee, or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 51%, by notice then given in writing to the Company (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Company as servicer under this Agreement. On or after the receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 7.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Company, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Company agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Company hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Company and that have been or should have been credited by it to the Mortgage Loan Payment Record, or that have been deposited by the Company in the Certificate Account or are thereafter received by the Company with respect to the Mortgage Loans. In addition to any other amounts which are then, or, notwithstanding the termination of its activities as servicer, may become, payable to the Company under this Agreement, the Company shall be entitled to receive out of any delinquent payment on account of interest on a Mortgage Loan, due during the period prior to the notice pursuant to this Section 7.01 which terminates the obligation and rights of the Company hereunder and received after such notice, that portion of such payment which it would have been entitled to retain pursuant to Section 3.04(vi) if such notice had not been given.


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           Section 7.02. Trustee to Act; Appointment of
Successor. (a) On and after the time the Company receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Company in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall succeed to all the rights of and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Company in its capacity as servicer by the terms and provisions hereof; provided, however, that the responsibilities and duties of the Company pursuant to Sections 2.02 and 2.03(a) and, if the Trustee is prohibited by law or regulation from making Monthly Advances, the responsibility to make Monthly Advances pursuant to Section 4.04, shall not be the responsibilities, duties or obligations of the Trustee; and provided further, that any failure of the Trustee to perform such duties and responsibilities that is caused by the Company's failure to cooperate with the Trustee as required by
Section 7.01 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall, except as provided in Section 7.01, be entitled to such compensation as the Company would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution approved to service mortgage loans for either FNMA or FHLMC, having a net worth of not less than $10,000,000, as the successor to the Company hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Company hereunder. Pending appointment of a successor to the Company pursuant to this Article VII, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Company hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

           (b) Any successor, including the Trustee, to the Company as servicer pursuant to this Article VII shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Company is so required pursuant to Section 3.15.

           Section 7.03.  Notification to Certificateholders.
Upon any termination or appointment of a successor to the Company

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pursuant to this Article VII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.


                           ARTICLE VIII

                            THE TRUSTEE

           Section 8.01. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

           The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

           No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

           (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible
      Officer of the Trustee, unless it shall be proved that the Trustee was negligent in performing its duties in accordance with the terms of this Agreement;

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         (iii) The Trustee shall not be personally liable with
      respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

          (iv) The Trustee shall not be charged with knowledge of
      (A) any failure by the Company to comply with the obligations of the Company referred to in clauses (i) and
      (ii) of Section 7.01, (B) the rating downgrade referred to in the definition of "Trigger Event" or (C) any failure by the Company to comply with the obligations of the Company to record the assignments of Mortgages referred to in
      Section 2.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failures, occurrence or downgrade or the Trustee receives written notice of such failures, occurrence or downgrade from the Company or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%.

           Subject to any obligation of the Trustee to make Monthly Advances as provided herein, the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Company under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Company in accordance with the terms of this Agreement.

           Section 8.02.  Certain Matters Affecting the Trustee.
Except as otherwise provided in Section 8.01:

           (i) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

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          (ii) The Trustee may consult with counsel and any
      Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

         (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

          (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

           (v) Prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing so to do by Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be reimbursed by the Company upon demand. Nothing in this clause (v) shall derogate from the obligation of the Company to observe any applicable law prohibiting disclosure of information regarding the Mortgagors; and


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          (vi) The Trustee may execute any of the trusts or
      powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian.

           Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Company of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Company.

           Section 8.04. Trustee May Own Certificates. The
Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

           Section 8.05. The Company to Pay Trustee's Fees and Expenses. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances (including any Monthly Advances of the Trustee not previously reimbursed thereto pursuant to Section 3.04) incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. In addition, the Company covenants and agrees to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the negligence or bad faith of the Trustee. From time to time, the Trustee may request that the Company debit the Mortgage Loan Payment Record pursuant to Section 3.04 to reimburse the Trustee for any Monthly Advances and Nonrecoverable Advances.


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           Section 8.06. Eligibility Requirements for Trustee.
The Trustee hereunder shall at all times be a corporation having its principal office either in the State of New York or in the same state as that in which the initial Trustee under this Agreement has its principal office and organized and doing business under the laws of such State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall not be an affiliate of the Company. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

           Section 8.07. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

           If the conditions in any of the following clauses (i),
(ii) or (iii) shall occur at any time, the Company may remove the
Trustee: (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company; (ii) the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or (iii) the replacement of the Trustee with a successor Trustee will enable the Company to avoid (and should, based on the information included in the notice referred to below, result in the avoidance
of) a downgrading of the ratings assigned to the Certificates by the Rating Agencies (whether or not other actions could avoid such downgrading) and no Event of Default, as provided by
Section 7.01 hereof, shall have occurred or be continuing; provided, however, that no action shall be taken

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pursuant to this clause (iii) unless reasonable notice shall have been provided to the Trustee, which notice shall set forth the basis for any rating downgrade as contemplated by the Rating Agencies and shall also indicate the manner in which such proposed action is intended to avoid such downgrade. If it removes the Trustee under the authority of the immediately preceding sentence, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

           Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in
Section 8.08.

           Section 8.08. Successor Trustee. Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder; and the Company and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

           No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06.

           Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Company shall mail notice of the succession of such Trustee hereunder to all holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.

           Section 8.09. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee

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shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

           Section 8.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Company and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, of all or any part of the Trust Fund, or separate trustee or separate trustees of any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Company and the Trustee may consider necessary or desirable. If the Company shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

           Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

           (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Company hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed

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      singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

         (iii) The Company and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Company.

           Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

           Section 8.11. Compliance with REMIC Provisions; Tax Returns. The Trustee shall at all times act in such a manner in the performance of its duties hereunder as shall be necessary to prevent each of the Upper Tier REMIC and the Lower Tier REMIC from failing to qualify as a REMIC and to prevent the imposition of a tax on the Trust Fund or such REMICs. The Trustee, upon request, will furnish the Company with all such information within its possession as may be reasonably required in connection with the preparation of all tax returns of the Trust Fund and any Reserve Fund, and shall, upon request, execute such returns.




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                            ARTICLE IX

                            TERMINATION

           Section 9.01. Termination upon Repurchase by the Company or Liquidation of All Mortgage Loans. Subject to Section 9.02, the respective obligations and responsibilities of the Company and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Trustee to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to this Article IX following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all REO Mortgage Loans remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loans described in the following clause) plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate (less any amounts constituting previously unreimbursed Monthly Advances) and (y) the appraised value of any REO Mortgage Loan (less the good faith estimate of the Company of Liquidation Expenses to be incurred in connection with its disposal thereof), such appraisal to be conducted by an appraiser mutually agreed upon by the Company and the Trustee, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States of America to the Court of St. James's, living on the date of this Agreement. The right of the Company to repurchase all Mortgage Loans pursuant to clause (a) above shall be conditioned upon the aggregate of the Scheduled Principal Balance of the Outstanding Mortgage Loans, at the time of any such repurchase, aggregating less than 10 percent of the aggregate of the Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

           Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (A) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable

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to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with the exercise by the Company of its right of repurchase, the Company shall deposit in the Certificate Account not later than 11:00 a.m. on the Business Day prior to the final Distribution Date in next-day funds an amount equal to the price described above. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders an amount equal to the price calculated as above provided, any such repurchase being in lieu of the distribution otherwise required to be made on the Distribution Date upon which the repurchase is effected. Upon certification to the Trustee by a Servicing Officer following such final deposit, the Trustee shall promptly release to the Company the Mortgage Files for the repurchased Mortgage Loans.

           On the final Distribution Date, the Trustee shall distribute amounts on deposit in the Certificate Account in accordance with the applicable priorities provided by Section
4.01 or Section 2.05(d) as the case may be. Distributions on each Certificate shall be made on the final Distribution Date in the manner specified in Section 4.02 but only upon presentation and surrender of the Certificates.

           In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject hereto.

           Section 9.02. Additional Termination Requirements. (a) In the event the Company exercises its purchase option as provided in Section 9.01, the Trust Fund and each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section 9.02 will not (i) result in the imposition of taxes on "prohibited transactions" of either of the Upper Tier REMIC or the Lower Tier REMIC as defined in section 860F of the Code, or (ii) cause either of the Upper Tier REMIC or

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



the Lower Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

           (i) Within 90 days prior to the final Distribution Date set forth in the notice given by the Trustee under
      Section 9.01, the Company shall prepare and the Trustee shall execute and adopt a plan of complete liquidation for each of the Upper Tier REMIC and the Lower Tier REMIC within the meaning of section 860F(a)(4)(A)(i) of the Code, which shall be evidenced by such notice; and

          (ii) Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Company for cash in accordance with Section 9.01.

           (b) By their acceptance of the Residual Certificates, the Holders thereof hereby authorize the Trustee to adopt such a plan of complete liquidation which authorization shall be binding on all successor Holders of the Residual Certificates.

           (c) On the final federal income tax return for each of the Upper Tier REMIC and the Lower Tier REMIC, the Trustee will attach a statement specifying the date of the adoption of the plan of liquidation.


                             ARTICLE X

                     MISCELLANEOUS PROVISIONS

           Section 10.01. Amendment. This Agreement may be amended from time to time by the Company and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein, or to add any other provisions with respect to matters or questions arising under this Agreement, which shall not be materially inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, without the consent of the Certificateholders, the Trustee and the Company may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each of the Upper Tier REMIC and the Lower Tier REMIC as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee has

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



received an opinion of independent counsel (which opinion also shall be addressed to the Company) to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

           This Agreement may also be amended from time to time by the Company and the Trustee with the consent of Holders of Certificates evidencing (i) not less than 66% of the Voting Rights of all the Certificates or (ii) Percentage Interests aggregating not less than 66% of each Class affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (b) adversely affect in any material respects the interests of the Holders of any Class of Certificates in any manner other than as described in (a), without the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66% of such Class, or (c) reduce the aforesaid percentages of Certificates of any Class required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

           Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the Trust Fund to tax or cause either of the Upper Tier REMIC or the Lower Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

           Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

           It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

           Section 10.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at its expense on direction by the Trustee, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

           For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

           Section 10.03. Limitation on Rights of
Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

           No Certificateholder shall have any right to vote (except as provided in Section 10.01) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

           No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

           Section 10.04. Governing Law. THIS AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER
SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           Section 10.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (a) in the case of the Company, to GE Capital Mortgage Services, Inc., 3 Executive Campus, Cherry Hill, New Jersey 08002, Attention: General Counsel, (b) in the case of the Trustee, to State Street Bank and Trust Company, Corporate Trust Department, 225 Franklin Street, Boston, Massachusetts 02110, (c) in the case of Fitch, to Fitch Investors Service, L.P., One State Street Plaza, New York, New York 10004, Attention: Structured Finance Surveillance, and (d) in the case of S&P, to Standard & Poor's Rating Services, 26 Broadway, 15th Floor, New York, New York 10004, Attention:
Mortgage Surveillance Group, or, as to each such Person, at such other address as shall be designated by such Person in a written notice to each other named Person. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

           Section 10.06. Notices to the Rating Agencies. The Company shall deliver written notice of the following events to each Rating Agency promptly following the occurrence thereof: material amendment to this Agreement; any Event of Default; any Trigger Event; change in or termination of the Trustee; removal of the Company or any successor servicer as servicer; repurchase or replacement of any Defective Mortgage Loan pursuant to Section 2.03; and final payment to Certificateholders. In addition, the Company shall deliver copies of the following documents to each Rating Agency at the time such documents are required to be delivered pursuant to this Agreement: monthly statements to Certificateholders pursuant to Section 4.05, annual report of independent accountants pursuant to Section 3.13 and annual servicer compliance report pursuant to Section 3.12. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute an Event of Default under this Agreement.

           Section 10.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then to the extent permitted by law such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

           Section 10.08. Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Fund or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee are and shall be deemed fully paid.

                           *     *     *

           IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be duly executed by their respective officers and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.


                               GE CAPITAL MORTGAGE
                                 SERVICES, INC.


                               By:________________________
                                  Name:
                                  Title:
[SEAL]


Attest:


By:________________________
   Name:
   Title:
                               STATE STREET BANK AND
                                 TRUST COMPANY,
                                as Trustee


                               By:________________________
                                  Name:
                                  Title:
[SEAL]


Attest:


By:________________________
   Name:
   Title:

State of New Jersey  )
                     ) ss.:
County of Camden     )


           On the       day of January, 1997 before me, a notary
public in and for the State of New Jersey, personally appeared _______________________, known to me who, being by me duly sworn, did depose and say that he/she resides at ______________________________________________________________;
that he/she is a(n) _________________________ of GE Capital
Mortgage Services, Inc., a corporation formed under the laws of the State of New Jersey, one of the parties that executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like order.




                                ________________________________
                                          Notary Public



[Notarial Seal]

The Commonwealth of Massachusetts   )
                                    ) ss.:
County of Suffolk                   )


           On the day of January, 1997 before me, a notary public in and for the Commonwealth of Massachusetts, personally appeared ____________________, known to me who, being by me duly sworn, did depose and say that he/she resides at ______________________________________________________________;
that he/she is a(n) __________________________________ of State
Street Bank and Trust Company, one of the parties that executed the foregoing instrument; that he/she knows the seal of said Bank; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Bank; and that he/she signed his/her name thereto by order of the Board of Directors of said Bank.



                                ________________________________
                                           Notary Public



[Notarial Seal]

                             EXHIBIT A

                       FORMS OF CERTIFICATES

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-1


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A1 Certificate
                                    Principal Balance:
Class A1                              $13,683,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.35%              Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1997

First Distribution Date:            CUSIP:  36157TY21
February 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A1 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-1, issued in twenty-five Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class A13, Class A14, Class A15, Class R, Class RL, Class PO, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates. In addition, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class A15 Certificates before such losses will be borne by the Holders of the Class A8 Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class A15, Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class A15, Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R or Class RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R or Class RL Certificate or
(y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R or Class RL Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:______________________________
                          Name:
                          Title:



Countersigned:


By_______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:___________________

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

_________________________________________________________________

_________________________________________________________________
            (Please print or typewrite name and address
               including postal zip code of assignee)


_________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________

Dated:___________________




______________________________________
Signature by or on behalf of assignor




___________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-1


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A2 Certificate
                                    Principal Balance:
Class A2                              $21,547,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.35%              Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1997

First Distribution Date:            CUSIP:  36157TY39
February 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A2 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-1


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A3 Certificate
                                    Principal Balance:
Class A3                              $59,904,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.35%              Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1997

First Distribution Date:            CUSIP:  36157TY47
February 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A3 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-1


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A4 Certificate
                                    Principal Balance:
Class A4                              $79,616,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.35%              Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1997

First Distribution Date:            CUSIP:  36157TY54
February 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A4 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-1


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A5 Certificate
                                    Principal Balance:
Class A5                              $14,684,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  variable           Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1997

First Distribution Date:            CUSIP:  36157TY62
February 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A5 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-1


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A6 Certificate
                                    Principal Balance:
Class A6                              $2,791,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  variable           Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1997

First Distribution Date:            CUSIP:  36157TY70
February 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A6 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL WILL NOT BE DISTRIBUTABLE IN RESPECT OF THIS CERTIFICATE. INTEREST IS CALCULATED ON THIS CERTIFICATE BASED ON THE NOTIONAL PRINCIPAL BALANCE HEREOF, WHICH IS EQUAL TO THE SUM OF THE CLASS CERTIFICATE PRINCIPAL BALANCES OF OTHER CLASSES OF CERTIFICATES. ACCORDINGLY, THE NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-1


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A7 Notional
                                    Principal Balance:
Class A7                              $17,475,000.00

Certificate Interest                Initial Notional Principal
Rate per annum:  variable           Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1997

First Distribution Date:            CUSIP:  36157TY88
February 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Notional Principal Balance of this Certificate by the aggregate initial Notional Principal Balance of all Class A7 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-1


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A8 Certificate
                                    Principal Balance:
Class A8                              $25,145,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1997

First Distribution Date:            CUSIP:  36157TY96
February 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A8 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-1


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A9 Certificate
                                    Principal Balance:
Class A9                              $24,000,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.25%              Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1997

First Distribution Date:            CUSIP:  36157TZ20
February 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A9 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL WILL NOT BE DISTRIBUTABLE IN RESPECT OF THIS CERTIFICATE. INTEREST IS CALCULATED ON THIS CERTIFICATE BASED ON THE NOTIONAL PRINCIPAL BALANCE HEREOF, WHICH IS EQUAL TO THE CLASS CERTIFICATE PRINCIPAL BALANCE OF ANOTHER CLASS OF CERTIFICATES. ACCORDINGLY, THE NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).





     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-1


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A10 Notional
                                    Principal Balance:
Class A10                             $24,000,000.00

Certificate Interest                Initial Notional Principal
Rate per annum:  0.08%              Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1997

First Distribution Date:            CUSIP:  36157TZ38
February 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Notional Principal Balance of this Certificate by the aggregate initial Notional Principal Balance of all Class A10 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL WILL NOT BE DISTRIBUTABLE IN RESPECT OF THIS CERTIFICATE. INTEREST IS CALCULATED ON THIS CERTIFICATE BASED ON THE NOTIONAL PRINCIPAL BALANCE HEREOF, WHICH IS EQUAL TO THE CLASS CERTIFICATE PRINCIPAL BALANCE OF ANOTHER CLASS OF CERTIFICATES. ACCORDINGLY, THE NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).





     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-1


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A11 Notional
                                    Principal Balance:
Class A11                             $24,000,000.00

Certificate Interest                Initial Notional Principal
Rate per annum:  0.17%              Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1997

First Distribution Date:            CUSIP:  36157TZ46
February 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Notional Principal Balance of this Certificate by the aggregate initial Notional Principal Balance of all Class A11 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-1


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A12 Certificate
                                    Principal Balance:
Class A12                             $3,480,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1997

First Distribution Date:            CUSIP:  36157TZ53
February 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A12 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-1


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A13 Certificate
                                    Principal Balance:
Class A13                             $6,098,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1997

First Distribution Date:            CUSIP:  36157TZ61
February 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A13 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-1


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A14 Certificate
                                    Principal Balance:
Class A14                             $31,000,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1997

First Distribution Date:            CUSIP:  36157TZ79
February 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A14 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO A
CERTAIN CLASS OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE
AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.


     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-1


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A15 Certificate
                                    Principal Balance:
Class A15                             $2,500,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1997

First Distribution Date:            CUSIP:  36157TZ87
February 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A15 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.


     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-1


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class M Certificate
                                    Principal Balance:
Class M                               $4,501,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1997

First Distribution Date:            CUSIP:  36157T2B6
February 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class M Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-1, issued in twenty-five Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class A13, Class A14, Class A15, Class R, Class RL, Class PO, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates. In addition, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class A15 Certificates before such losses will be borne by the Holders of the Class A8 Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class A15, Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class A15, Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R or Class RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R or Class RL Certificate or
(y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R or Class RL Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and

(y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:____________________________
                          Name:
                          Title:



Countersigned:


By_______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:___________________

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

__________________________________________________________________

__________________________________________________________________
            (Please print or typewrite name and address
               including postal zip code of assignee)


__________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
__________________________________________________________________
__________________________________________________________________
__________________________________________________________________

Dated:___________________




_______________________________________
Signature by or on behalf of assignor




_____________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.


     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-1


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class B1 Certificate
                                    Principal Balance:
Class B1                              $3,751,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1997

First Distribution Date:            CUSIP:  36157T2D2
February 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B1 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.


     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-1


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class B2 Certificate
                                    Principal Balance:
Class B2                              $3,300,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1997

First Distribution Date:            CUSIP:  36157T2E0
February 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B2 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-1


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                              Initial Class B3 Certificate
                                    Principal Balance:
Class B3                              $1,351,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1997

First Distribution Date:            CUSIP:  36157T2F7
February 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B3 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-1, issued in twenty-five Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class A13, Class A14, Class A15, Class R, Class RL, Class PO, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates. In addition, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class A15 Certificates before such losses will be borne by the Holders of the Class A8 Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class A15, Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class A15, Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R or Class RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R or Class RL Certificate or
(y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R or Class RL Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and

(y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:_____________________________
                          Name:
                          Title:



Countersigned:


By______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:__________________

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

__________________________________________________________________

__________________________________________________________________
            (Please print or typewrite name and address
               including postal zip code of assignee)


__________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
__________________________________________________________________
__________________________________________________________________
__________________________________________________________________

Dated:__________________




_______________________________________
Signature by or on behalf of assignor




______________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

           In connection with any transfer of this Certificate, the undersigned registered holder hereof confirms that without utilizing any general solicitation or general advertising:

(Check One) -

           |_| (a) This Certificate is being transferred by the undersigned to a person whom the undersigned reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

           |_| (b) This Certificate is being transferred by the undersigned to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2),
                     (3) or (7) of Regulation D under the
                     Securities Act of 1933, as amended) and that the undersigned has been advised by the prospective purchaser that it intends to hold this Certificate for investment and not for distribution or resale.


Dated_______________            _________________________________
                                                       (Signature)


If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Certificate in the name of any person other than the registered holder thereof unless and until the conditions to any such transfer of registration set forth herein, and in the Pooling and Servicing Agreement have been satisfied.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) and acknowledges that it has received such information as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the registered holder is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated_______________            _________________________________
                                                       (Signature)


TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended), and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by
Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated_______________            _________________________________
                                                       (Signature)

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.


     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-1


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                              Initial Class B4 Certificate
                                    Principal Balance:
Class B4                              $900,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1997

First Distribution Date:            CUSIP:  36157T2G5
February 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B4 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.


     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-1


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                              Initial Class B5 Certificate
                                    Principal Balance:
Class B5                              $1,200,614.46

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1997

First Distribution Date:            CUSIP:  36157T2H3
February 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B5 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THE AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE
SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION, OR AN ENTITY THAT HOLDS REMIC RESIDUAL SECURITIES AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITIES THROUGH BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS (A "BOOK-ENTRY NOMINEE") AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR BOOK-ENTRY NOMINEES.

THE HOLDER OF THIS CLASS R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE IRREVOCABLY APPOINTED THE COMPANY AS ITS AGENT AND ATTORNEY-IN-FACT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, WITH RESPECT TO THE TRUST FUND.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-1


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class R Certificate
                                    Principal Balance:
Class R                               $100.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1997

First Distribution Date:            CUSIP:  36157TZ95
February 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-1, issued in twenty-five Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class A13, Class A14, Class A15, Class R, Class RL, Class PO, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates. In addition, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class A15 Certificates before such losses will be borne by the Holders of the Class A8 Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class A15, Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class A15, Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R or Class RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R or Class RL Certificate or
(y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R or Class RL Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and

(y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:__________________________
                             Name:
                             Title:



Countersigned:


By_______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:___________________

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

__________________________________________________________________

__________________________________________________________________
            (Please print or typewrite name and address
               including postal zip code of assignee)


__________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
__________________________________________________________________
__________________________________________________________________
__________________________________________________________________

Dated:_____________________




________________________________________
Signature by or on behalf of assignor




____________________________
*Signature Guaranteed*

      *The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THE AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE
SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION, OR AN ENTITY THAT HOLDS REMIC RESIDUAL SECURITIES AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITIES THROUGH BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS (A "BOOK-ENTRY NOMINEE") AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR BOOK-ENTRY NOMINEES.

THE HOLDER OF THIS CLASS RL CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE IRREVOCABLY APPOINTED THE COMPANY AS ITS AGENT AND ATTORNEY-IN-FACT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, WITH RESPECT TO THE TRUST FUND.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-1


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class RL Certificate
                                    Principal Balance:
Class RL                              $100.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1997

First Distribution Date:            CUSIP:  36157T2A8
February 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class RL Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-1

          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class PO Certificate
                                       Principal Balance:
Class PO                                  $617,350.00

Certificate Interest                Initial Certificate Principal
  Rate per annum:                      Balance of this Certificate:
non-interest bearing                      $

Cut-off Date:
Januray 1, 1997

First Distribution Date:            CUSIP: 36157T2J9
February 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class PO Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-1, issued in twenty-five Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class A13, Class A14, Class A15, Class R, Class RL, Class PO, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates. In addition, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class A15 Certificates before such losses will be borne by the Holders of the Class A8 Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class A15, Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12,
1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class A15, Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R or Class RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R or Class RL Certificate or
(y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R or Class RL Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and

(y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:_____________________________
                          Name:
                          Title:



Countersigned:


By_______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:___________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

_________________________________________________________________

_________________________________________________________________
            (Please print or typewrite name and address
              including postal zip code of assignee)


_________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________

Dated:___________________




_________________________________________
Signature by or on behalf of assignor




___________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL WILL NOT BE DISTRIBUTABLE IN RESPECT OF THIS CERTIFICATE. INTEREST IS CALCULATED ON THIS CERTIFICATE BASED ON THE CLASS S NOTIONAL PRINCIPAL BALANCE, WHICH, AS OF ANY DISTRIBUTION DATE, IS EQUAL TO THE POOL SCHEDULED PRINCIPAL BALANCE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). CONSEQUENTLY, THE NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.]1

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.]2

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION

--------
 1 To be included in Class 1-S Certificate issued to the Company.

 2 To be included only in Class 1-S Certificate issued upon resale by the Company, unless such Certificate has been registered under the Act.

4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN
TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE
TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER
RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-1


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class S Notional
                                    Principal Balance:
Class S                               $273,616,868.90

Certificate Interest                Initial Notional Principal
  Rate per annum: variable          Balance of this Certificate:
                                      $
Cut-off Date:
January 1, 1997

First Distribution Date:
February 25, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Notional Principal Balance of this Certificate by the aggregate initial Notional Principal Balance of all Class S Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through
Certificates, Series 1997-1, issued in twenty-five Classes (Class

A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class A13, Class A14, Class A15, Class R, Class RL, Class PO, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates. In addition, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class A15 Certificates before such losses will be borne by the Holders of the Class A8 Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class S Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class S Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees. The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                               STATE STREET BANK AND TRUST
                               COMPANY, not in its individual
                               capacity but solely as Trustee


(SEAL)                         By:____________________________
                                  Name:
                                  Title:


Countersigned:


By___________________________ Authorized Signatory of STATE
STREET BANK AND TRUST COMPANY, not in its individual capacity but solely as Trustee

Dated:_______________________

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security or other identifying number of assignee

__________________________________________________________________

__________________________________________________________________
  (Please print or typewrite name and address including postal zip code of assignee)


__________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

__________________________________________________________________
__________________________________________________________________
__________________________________________________________________


Dated:____________________


________________________________________
Signature by or on behalf of assignor


_____________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

           [In connection with any transfer of this Certificate, the undersigned registered holder hereof confirms that without utilizing any general solicitation or general advertising:

(Check One) -

           |_| (a) This Certificate is being transferred by the undersigned to a person whom the undersigned reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

           |_| (b) This Certificate is being transferred by the undersigned to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2),
                     (3) or (7) of Regulation D under the
                     Securities Act of 1933, as amended) and that the undersigned has been advised by the prospective purchaser that it intends to hold this Certificate for investment and not for distribution or resale.

Dated____________________     __________________________________
                                                     (Signature)


If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Certificate in the name of any person other than the registered holder thereof unless and until the conditions to any such transfer of registration set forth herein, and in the Pooling and Servicing Agreement have been satisfied.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) and acknowledges that it has received such information as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the registered holder is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated____________________     __________________________________
                                                     (Signature)

TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended), and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by
Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated____________________     __________________________________
                                                     (Signature)]3



--------
 3 To be included only in Class 1-S Certificate issued upon resale by the Company, unless such Certificate has been registered under the Act.

                             EXHIBIT B

                    PRINCIPAL BALANCE SCHEDULES

                        TAC BALANCES TABLE

     The TAC Balances set forth in the table below were calculated on the basis of the Component Principal Balances of the TAC Components set forth in "Description of the Certificates--Distribution on the Certificates--Interest" herein, and a constant prepayment rate of 245% of the Prepayment Assumption. If such Certificate Principal Balances are increased or decreased in accordance with the variance permitted hereby, the applicable balances set forth in the table below will be increased or decreased substantially correspondingly. In such event, the final TAC Balances Table will be calculated on or about the Closing Date on the basis of such revised Certificate Principal Balances and on the basis of (1) the actual characteristics of the Mortgage Loans included in the Mortgage Pool, and (2) the assumptions set forth in clauses (i), (iv) through (viii) and (x) of the Modeling Assumptions.





                      TAC Balances
                      ------------------------------------------------
Distribution Date        Class A1         Class A2         Class A3
--------------------  --------------   --------------   --------------

Initial Balance.....  $13,683,000.00   $21,547,000.00   $59,904,000.00
February 1997.......   13,202,834.62    21,547,000.00    59,904,000.00
March 1997..........   12,610,340.04    21,547,000.00    59,904,000.00
April 1997..........   11,905,688.02    21,547,000.00    59,904,000.00
May 1997............   11,089,190.07    21,547,000.00    59,904,000.00
June 1997...........   10,161,297.99    21,547,000.00    59,904,000.00
July 1997...........    9,122,604.08    21,547,000.00    59,904,000.00
August 1997.........    7,973,841.11    21,547,000.00    59,904,000.00
September 1997......    6,715,881.95    21,547,000.00    59,904,000.00
October 1997........    5,349,738.93    21,547,000.00    59,904,000.00
November 1997.......    3,876,562.94    21,547,000.00    59,904,000.00
December 1997.......    2,297,642.16    21,547,000.00    59,904,000.00
January 1998........      614,400.57    21,547,000.00    59,904,000.00
February 1998.......            0.00    21,444,514.57    59,904,000.00
March 1998..........            0.00    21,279,443.47    59,904,000.00
April 1998..........            0.00    21,105,714.50    59,904,000.00
May 1998............            0.00    20,923,496.98    59,904,000.00
June 1998...........            0.00    20,733,000.49    59,904,000.00
July 1998...........            0.00    20,534,431.15    59,904,000.00
August 1998.........            0.00    20,328,005.03    59,904,000.00
September 1998......            0.00    19,982,105.15    58,911,645.52
October 1998........            0.00    19,563,591.34    57,427,823.85
November 1998.......            0.00    19,131,828.79    55,897,029.35
December 1998.......            0.00    18,687,340.14    54,321,115.03
January 1999........            0.00    18,230,582.32    52,701,700.95
February 1999.......            0.00    17,762,081.34    51,040,652.01
March 1999..........            0.00    17,282,426.79    49,340,058.63




                      TAC Balances
                      -----------------------------------------------
Distribution Date        Class A4         Class A5        Class A6
--------------------  --------------   --------------  --------------

Initial Balance.....  $79,616,000.00   $14,684,000.00  $ 2,791,000.00
February 1997.......   79,616,000.00    14,635,983.46    2,791,000.00
March 1997..........   79,616,000.00    14,576,734.00    2,791,000.00
April 1997..........   79,616,000.00    14,506,268.80    2,791,000.00
May 1997............   79,616,000.00    14,424,619.01    2,791,000.00
June 1997...........   79,616,000.00    14,331,829.80    2,791,000.00
July 1997...........   79,616,000.00    14,227,960.41    2,791,000.00
August 1997.........   79,616,000.00    14,113,084.11    2,791,000.00
September 1997......   79,616,000.00    13,987,288.20    2,791,000.00
October 1997........   79,616,000.00    13,850,673.89    2,791,000.00
November 1997.......   79,616,000.00    13,703,356.29    2,791,000.00
December 1997.......   79,616,000.00    13,545,464.22    2,791,000.00
January 1998........   79,616,000.00    13,377,140.06    2,791,000.00
February 1998.......   78,546,881.56    13,198,539.61    2,791,000.00
March 1998..........   76,824,875.22    13,009,831.87    2,791,000.00
April 1998..........   75,012,550.84    12,811,226.53    2,791,000.00
May 1998............   73,111,674.77    12,602,917.18    2,791,000.00
June 1998...........   71,124,433.13    12,385,143.36    2,791,000.00
July 1998...........   69,052,976.36    12,158,140.75    2,791,000.00
August 1998.........   66,899,558.34    11,922,156.34    2,791,000.00
September 1998......   65,790,876.10    11,677,462.68    2,791,000.00
October 1998........   65,162,684.31    11,424,409.95    2,791,000.00
November 1998.......   64,514,606.06    11,163,346.42    2,791,000.00
December 1998.......   63,847,425.85    10,894,588.10    2,791,000.00
January 1999........   63,161,829.56    10,618,411.28    2,791,000.00
February 1999.......   62,458,606.70    10,335,134.00    2,791,000.00
March 1999..........   61,738,642.28    10,045,112.77    2,791,000.00





                      TAC Balances
                      -----------------------------------------------
Distribution Date        Class A8         Class A9        Class A12
--------------------  --------------   --------------   -------------

Initial Balance.....  $25,145,000.00   $24,000,000.00   $3,480,000.00
February 1997.......   25,145,000.00    24,000,000.00    3,480,000.00
March 1997..........   25,145,000.00    24,000,000.00    3,480,000.00
April 1997..........   25,145,000.00    24,000,000.00    3,480,000.00
May 1997............   25,145,000.00    24,000,000.00    3,480,000.00
June 1997...........   25,145,000.00    24,000,000.00    3,480,000.00
July 1997...........   25,145,000.00    24,000,000.00    3,480,000.00
August 1997.........   25,145,000.00    24,000,000.00    3,480,000.00
September 1997......   25,145,000.00    24,000,000.00    3,480,000.00
October 1997........   25,145,000.00    24,000,000.00    3,480,000.00
November 1997.......   25,145,000.00    24,000,000.00    3,480,000.00
December 1997.......   25,145,000.00    24,000,000.00    3,480,000.00
January 1998........   25,145,000.00    24,000,000.00    3,480,000.00
February 1998.......   25,145,000.00    24,000,000.00    3,480,000.00
March 1998..........   25,145,000.00    24,000,000.00    3,480,000.00
April 1998..........   25,145,000.00    24,000,000.00    3,480,000.00
May 1998............   25,145,000.00    24,000,000.00    3,480,000.00
June 1998...........   25,145,000.00    24,000,000.00    3,480,000.00
July 1998...........   25,145,000.00    24,000,000.00    3,480,000.00
August 1998.........   25,145,000.00    24,000,000.00    3,480,000.00
September 1998......   25,145,000.00    24,000,000.00    3,480,000.00
October 1998........   25,145,000.00    24,000,000.00    3,480,000.00
November 1998.......   25,145,000.00    24,000,000.00    3,480,000.00
December 1998.......   25,145,000.00    24,000,000.00    3,480,000.00
January 1999........   25,145,000.00    24,000,000.00    3,480,000.00
February 1999.......   25,145,000.00    24,000,000.00    3,480,000.00
March 1999..........   25,145,000.00    24,000,000.00    3,480,000.00

                      TAC Balances
                      ------------------------------------------------
Distribution Date        Class A1         Class A2         Class A3
--------------------  --------------   --------------   --------------
April 1999..........  $         0.00   $16,792,519.20   $47,603,113.53
May 1999............            0.00    16,293,547.10    45,834,030.62
June 1999...........            0.00    15,789,690.11    44,047,628.57
July 1999...........            0.00    15,290,987.35    42,279,500.61
August 1999.........            0.00    14,799,074.09    40,535,444.50
September 1999......            0.00    14,313,859.98    38,815,139.92
October 1999........            0.00    13,835,255.87    37,118,270.79
November 1999.......            0.00    13,363,173.79    35,444,525.26
December 1999.......            0.00    12,897,526.95    33,793,595.57
January 2000........            0.00    12,438,229.71    32,165,178.08
February 2000.......            0.00    11,988,805.98    30,571,766.66
March 2000..........            0.00    11,545,563.95    29,000,272.18
April 2000..........            0.00    11,108,421.33    27,450,402.91
May 2000............            0.00    10,677,296.95    25,921,871.01
June 2000...........            0.00    10,252,110.69    24,414,392.45
July 2000...........            0.00     9,832,783.51    22,927,686.99
August 2000.........            0.00     9,419,237.41    21,461,478.09
September 2000......            0.00     9,011,395.43    20,015,492.90
October 2000........            0.00     8,609,181.64    18,589,462.17
November 2000.......            0.00     8,212,521.10    17,183,120.25
December 2000.......            0.00     7,821,339.88    15,796,205.01
January 2001........            0.00     7,435,565.02    14,428,457.81
February 2001.......            0.00     7,055,124.56    13,079,623.43
March 2001..........            0.00     6,679,947.45    11,749,450.06
April 2001..........            0.00     6,309,963.62    10,437,689.22
May 2001............            0.00     5,945,103.93     9,144,095.73
June 2001...........            0.00     5,585,300.12     7,868,427.70
July 2001...........            0.00     5,230,484.89     6,610,446.42
August 2001.........            0.00     4,880,591.80     5,369,916.37
September 2001......            0.00     4,535,555.30     4,146,605.16
October 2001........            0.00     4,195,310.73     2,940,283.48
November 2001.......            0.00     3,859,794.26     1,750,725.09
December 2001.......            0.00     3,528,942.93       577,706.74
January 2002........            0.00     3,290,831.41             0.00
February 2002.......            0.00     3,158,220.79             0.00
March 2002..........            0.00     3,027,610.33             0.00




                      TAC Balances
                      ------------------------------------------------
Distribution Date        Class A4         Class A5         Class A6
--------------------  --------------   --------------   --------------
April 1999..........  $61,003,287.96   $ 9,748,892.07   $ 2,791,000.00
May 1999............   60,254,327.77     9,447,190.55     2,791,000.00
June 1999...........   59,498,035.32     9,142,535.40     2,791,000.00
July 1999...........   58,749,479.42     8,840,996.74     2,791,000.00
August 1999.........   58,011,114.58     8,543,563.32     2,791,000.00
September 1999......   57,282,805.21     8,250,180.51     2,791,000.00
October 1999........   56,564,417.50     7,960,794.42     2,791,000.00
November 1999.......   55,855,819.39     7,675,351.84     2,791,000.00
December 1999.......   55,156,880.63     7,393,800.32     2,791,000.00
January 2000........   54,467,472.64     7,116,088.04     2,791,000.00
February 2000.......   53,792,884.85     6,844,345.75     2,791,000.00
March 2000..........   53,127,575.83     6,576,341.20     2,791,000.00
April 2000..........   52,471,422.08     6,312,024.63     2,791,000.00
May 2000............   51,824,301.73     6,051,346.97     2,791,000.00
June 2000...........   51,186,094.53     5,794,259.77     2,791,000.00
July 2000...........   50,556,681.85     5,540,715.24     2,791,000.00
August 2000.........   49,935,946.61     5,290,666.21     2,791,000.00
September 2000......   49,323,773.29     5,044,066.16     2,791,000.00
October 2000........   48,720,047.91     4,800,869.17     2,791,000.00
November 2000.......   48,124,658.00     4,561,029.93     2,791,000.00
December 2000.......   47,537,492.58     4,324,503.75     2,791,000.00
January 2001........   46,958,442.15     4,091,246.50     2,791,000.00
February 2001.......   46,387,398.67     3,861,214.67     2,791,000.00
March 2001..........   45,824,255.52     3,634,365.30     2,791,000.00
April 2001..........   45,268,907.52     3,410,656.04     2,791,000.00
May 2001............   44,721,250.87     3,190,045.05     2,791,000.00
June 2001...........   44,181,183.14     2,972,491.10     2,791,000.00
July 2001...........   43,648,603.29     2,757,953.46     2,791,000.00
August 2001.........   43,123,411.61     2,546,391.98     2,791,000.00
September 2001......   42,605,509.71     2,337,767.02     2,791,000.00
October 2001........   42,094,800.51     2,132,039.47     2,791,000.00
November 2001.......   41,591,188.22     1,929,170.76     2,791,000.00
December 2001.......   41,094,578.33     1,729,122.80     2,791,000.00
January 2002........   39,937,748.94     1,531,858.03     2,791,000.00
February 2002.......   38,328,377.67     1,357,659.85     2,791,000.00
March 2002..........   36,743,280.49     1,186,089.08     2,791,000.00





                      TAC Balances
                      -----------------------------------------------
Distribution Date        Class A8         Class A9        Class A12
--------------------  --------------   --------------   -------------
April 1999..........  $25,145,000.00   $24,000,000.00   $3,480,000.00
May 1999............   25,145,000.00    24,000,000.00    3,480,000.00
June 1999...........   25,145,000.00    24,000,000.00    3,480,000.00
July 1999...........   25,145,000.00    24,000,000.00    3,480,000.00
August 1999.........   25,145,000.00    24,000,000.00    3,480,000.00
September 1999......   25,145,000.00    24,000,000.00    3,480,000.00
October 1999........   25,145,000.00    24,000,000.00    3,480,000.00
November 1999.......   25,145,000.00    24,000,000.00    3,480,000.00
December 1999.......   25,145,000.00    24,000,000.00    3,480,000.00
January 2000........   25,145,000.00    24,000,000.00    3,480,000.00
February 2000.......   25,145,000.00    23,976,000.00    3,480,000.00
March 2000..........   25,145,000.00    23,952,000.00    3,480,000.00
April 2000..........   25,145,000.00    23,928,000.00    3,480,000.00
May 2000............   25,145,000.00    23,904,000.00    3,480,000.00
June 2000...........   25,145,000.00    23,880,000.00    3,480,000.00
July 2000...........   25,145,000.00    23,856,000.00    3,480,000.00
August 2000.........   25,145,000.00    23,832,000.00    3,480,000.00
September 2000......   25,145,000.00    23,808,000.00    3,480,000.00
October 2000........   25,145,000.00    23,784,000.00    3,480,000.00
November 2000.......   25,145,000.00    23,760,000.00    3,480,000.00
December 2000.......   25,145,000.00    23,736,000.00    3,480,000.00
January 2001........   25,145,000.00    23,712,000.00    3,480,000.00
February 2001.......   25,145,000.00    23,688,000.00    3,480,000.00
March 2001..........   25,145,000.00    23,664,000.00    3,480,000.00
April 2001..........   25,145,000.00    23,640,000.00    3,480,000.00
May 2001............   25,145,000.00    23,616,000.00    3,480,000.00
June 2001...........   25,145,000.00    23,592,000.00    3,480,000.00
July 2001...........   25,145,000.00    23,568,000.00    3,480,000.00
August 2001.........   25,145,000.00    23,544,000.00    3,480,000.00
September 2001......   25,145,000.00    23,520,000.00    3,480,000.00
October 2001........   25,145,000.00    23,496,000.00    3,480,000.00
November 2001.......   25,145,000.00    23,472,000.00    3,480,000.00
December 2001.......   25,145,000.00    23,448,000.00    3,480,000.00
January 2002........   25,145,000.00    23,424,000.00    3,480,000.00
February 2002.......   25,145,000.00    23,400,000.00    3,480,000.00
March 2002..........   25,145,000.00    23,376,000.00    3,480,000.00

                      TAC Balances
                      ------------------------------------------------
Distribution Date        Class A1         Class A2         Class A3
--------------------  --------------   --------------   --------------
April 2002..........  $         0.00   $ 2,898,972.77   $         0.00
May 2002............            0.00     2,772,281.18             0.00
June 2002...........            0.00     2,647,509.03             0.00
July 2002...........            0.00     2,524,630.11             0.00
August 2002.........            0.00     2,403,618.59             0.00
September 2002......            0.00     2,284,448.97             0.00
October 2002........            0.00     2,167,096.09             0.00
November 2002.......            0.00     2,051,535.12             0.00
December 2002.......            0.00     1,937,741.58             0.00
January 2003........            0.00     1,825,691.31             0.00
February 2003.......            0.00     1,719,451.07             0.00
March 2003..........            0.00     1,614,859.61             0.00
April 2003..........            0.00     1,511,894.00             0.00
May 2003............            0.00     1,410,531.66             0.00
June 2003...........            0.00     1,310,750.28             0.00
July 2003...........            0.00     1,212,527.87             0.00
August 2003.........            0.00     1,115,842.74             0.00
September 2003......            0.00     1,020,673.48             0.00
October 2003........            0.00       926,998.96             0.00
November 2003.......            0.00       834,798.36             0.00
December 2003.......            0.00       744,051.13             0.00
January 2004........            0.00       654,736.98             0.00
February 2004.......            0.00       574,403.98             0.00
March 2004..........            0.00       495,345.51             0.00
April 2004..........            0.00       417,543.32             0.00
May 2004............            0.00       340,979.36             0.00
June 2004...........            0.00       265,635.84             0.00
July 2004...........            0.00       191,495.24             0.00
August 2004.........            0.00       118,540.26             0.00
September 2004......            0.00        46,753.85             0.00
October 2004........            0.00             0.00             0.00
November 2004.......            0.00             0.00             0.00
December 2004.......            0.00             0.00             0.00
January 2005........            0.00             0.00             0.00
February 2005.......            0.00             0.00             0.00
March 2005..........            0.00             0.00             0.00




                      TAC Balances
                      ------------------------------------------------
Distribution Date        Class A4         Class A5         Class A6
--------------------  --------------   --------------   --------------
April 2002..........  $35,182,126.42   $ 1,017,109.92   $ 2,791,000.00
May 2002............   33,644,588.91       850,687.01     2,791,000.00
June 2002...........   32,130,345.75       686,785.48     2,791,000.00
July 2002...........   30,639,079.07       525,370.92     2,791,000.00
August 2002.........   29,170,475.22       366,409.38     2,791,000.00
September 2002......   27,724,224.74       209,867.37     2,791,000.00
October 2002........   26,300,022.32        55,711.84     2,791,000.00
November 2002.......   24,897,566.74             0.00     2,694,910.19
December 2002.......   23,516,560.79             0.00     2,545,430.24
January 2003........   22,156,711.23             0.00     2,398,240.25
February 2003.......   20,867,372.66             0.00     2,258,682.37
March 2003..........   19,598,043.66             0.00     2,121,290.33
April 2003..........   18,348,446.22             0.00     1,986,034.02
May 2003............   17,118,306.07             0.00     1,852,883.77
June 2003...........   15,907,352.63             0.00     1,721,810.29
July 2003...........   14,715,318.97             0.00     1,592,784.68
August 2003.........   13,541,941.76             0.00     1,465,778.45
September 2003......   12,386,961.22             0.00     1,340,763.47
October 2003........   11,250,121.06             0.00     1,217,712.00
November 2003.......   10,131,168.46             0.00     1,096,596.68
December 2003.......    9,029,853.99             0.00       977,390.51
January 2004........    7,945,931.61             0.00       860,066.86
February 2004.......    6,971,004.87             0.00       754,540.88
March 2004..........    6,011,546.13             0.00       650,689.16
April 2004..........    5,067,333.50             0.00       548,487.68
May 2004............    4,138,148.15             0.00       447,912.75
June 2004...........    3,223,774.27             0.00       348,941.01
July 2004...........    2,323,999.04             0.00       251,549.43
August 2004.........    1,438,612.54             0.00       155,715.28
September 2004......      567,407.79             0.00        61,416.16
October 2004........            0.00             0.00             0.00
November 2004.......            0.00             0.00             0.00
December 2004.......            0.00             0.00             0.00
January 2005........            0.00             0.00             0.00
February 2005.......            0.00             0.00             0.00
March 2005..........            0.00             0.00             0.00




                      TAC Balances
                      -----------------------------------------------
Distribution Date        Class A8         Class A9        Class A12
--------------------  --------------   --------------   -------------
April 2002..........  $25,145,000.00   $23,352,000.00   $3,480,000.00
May 2002............   25,145,000.00    23,328,000.00    3,480,000.00
June 2002...........   25,145,000.00    23,304,000.00    3,480,000.00
July 2002...........   25,145,000.00    23,280,000.00    3,480,000.00
August 2002.........   25,145,000.00    23,256,000.00    3,480,000.00
September 2002......   25,145,000.00    23,232,000.00    3,480,000.00
October 2002........   25,145,000.00    23,208,000.00    3,480,000.00
November 2002.......   25,145,000.00    23,184,000.00    3,480,000.00
December 2002.......   25,145,000.00    23,160,000.00    3,480,000.00
January 2003........   25,145,000.00    23,136,000.00    3,480,000.00
February 2003.......   25,145,000.00    23,112,000.00    3,480,000.00
March 2003..........   25,145,000.00    23,088,000.00    3,480,000.00
April 2003..........   25,145,000.00    23,064,000.00    3,480,000.00
May 2003............   25,145,000.00    23,040,000.00    3,480,000.00
June 2003...........   25,145,000.00    23,016,000.00    3,480,000.00
July 2003...........   25,145,000.00    22,992,000.00    3,480,000.00
August 2003.........   25,145,000.00    22,968,000.00    3,480,000.00
September 2003......   25,145,000.00    22,944,000.00    3,480,000.00
October 2003........   25,145,000.00    22,920,000.00    3,480,000.00
November 2003.......   25,145,000.00    22,896,000.00    3,480,000.00
December 2003.......   25,145,000.00    22,872,000.00    3,480,000.00
January 2004........   25,145,000.00    22,848,000.00    3,480,000.00
February 2004.......   25,145,000.00    22,824,000.00    3,480,000.00
March 2004..........   25,145,000.00    22,800,000.00    3,480,000.00
April 2004..........   25,145,000.00    22,776,000.00    3,480,000.00
May 2004............   25,145,000.00    22,752,000.00    3,480,000.00
June 2004...........   25,145,000.00    22,728,000.00    3,480,000.00
July 2004...........   25,145,000.00    22,704,000.00    3,480,000.00
August 2004.........   25,145,000.00    22,680,000.00    3,480,000.00
September 2004......   25,145,000.00    22,656,000.00    3,480,000.00
October 2004........   24,799,929.78    22,632,000.00    3,480,000.00
November 2004.......   23,795,684.34    22,608,000.00    3,480,000.00
December 2004.......   22,807,605.08    22,584,000.00    3,480,000.00
January 2005........   21,835,458.87    22,560,000.00    3,480,000.00
February 2005.......   20,976,865.15    22,536,000.00    3,480,000.00
March 2005..........   20,131,671.98    22,512,000.00    3,480,000.00

                      TAC Balances
                      ------------------------------------------------
Distribution Date        Class A1         Class A2         Class A3
--------------------  --------------   --------------   --------------
April 2005..........  $         0.00   $         0.00   $         0.00
May 2005............            0.00             0.00             0.00
June 2005...........            0.00             0.00             0.00
July 2005...........            0.00             0.00             0.00
August 2005.........            0.00             0.00             0.00
September 2005......            0.00             0.00             0.00
October 2005........            0.00             0.00             0.00
November 2005.......            0.00             0.00             0.00
December 2005.......            0.00             0.00             0.00
January 2006........            0.00             0.00             0.00
February 2006.......            0.00             0.00             0.00
March 2006..........            0.00             0.00             0.00
April 2006..........            0.00             0.00             0.00
May 2006............            0.00             0.00             0.00
June 2006...........            0.00             0.00             0.00
July 2006...........            0.00             0.00             0.00
August 2006.........            0.00             0.00             0.00
September 2006......            0.00             0.00             0.00
October 2006........            0.00             0.00             0.00
November 2006.......            0.00             0.00             0.00
December 2006.......            0.00             0.00             0.00
January 2007........            0.00             0.00             0.00
February 2007.......            0.00             0.00             0.00
March 2007..........            0.00             0.00             0.00
April 2007..........            0.00             0.00             0.00
May 2007............            0.00             0.00             0.00
June 2007...........            0.00             0.00             0.00
July 2007...........            0.00             0.00             0.00
August 2007.........            0.00             0.00             0.00
September 2007......            0.00             0.00             0.00
October 2007........            0.00             0.00             0.00
November 2007.......            0.00             0.00             0.00
December 2007.......            0.00             0.00             0.00
January 2008........            0.00             0.00             0.00
February 2008.......            0.00             0.00             0.00
March 2008..........            0.00             0.00             0.00




                      TAC Balances
                      ------------------------------------------------
Distribution Date        Class A4         Class A5         Class A6
--------------------  --------------   --------------   --------------
April 2005..........  $         0.00   $         0.00   $         0.00
May 2005............            0.00             0.00             0.00
June 2005...........            0.00             0.00             0.00
July 2005...........            0.00             0.00             0.00
August 2005.........            0.00             0.00             0.00
September 2005......            0.00             0.00             0.00
October 2005........            0.00             0.00             0.00
November 2005.......            0.00             0.00             0.00
December 2005.......            0.00             0.00             0.00
January 2006........            0.00             0.00             0.00
February 2006.......            0.00             0.00             0.00
March 2006..........            0.00             0.00             0.00
April 2006..........            0.00             0.00             0.00
May 2006............            0.00             0.00             0.00
June 2006...........            0.00             0.00             0.00
July 2006...........            0.00             0.00             0.00
August 2006.........            0.00             0.00             0.00
September 2006......            0.00             0.00             0.00
October 2006........            0.00             0.00             0.00
November 2006.......            0.00             0.00             0.00
December 2006.......            0.00             0.00             0.00
January 2007........            0.00             0.00             0.00
February 2007.......            0.00             0.00             0.00
March 2007..........            0.00             0.00             0.00
April 2007..........            0.00             0.00             0.00
May 2007............            0.00             0.00             0.00
June 2007...........            0.00             0.00             0.00
July 2007...........            0.00             0.00             0.00
August 2007.........            0.00             0.00             0.00
September 2007......            0.00             0.00             0.00
October 2007........            0.00             0.00             0.00
November 2007.......            0.00             0.00             0.00
December 2007.......            0.00             0.00             0.00
January 2008........            0.00             0.00             0.00
February 2008.......            0.00             0.00             0.00
March 2008..........            0.00             0.00             0.00






                      TAC Balances
                      -----------------------------------------------
Distribution Date        Class A8         Class A9        Class A12
--------------------  --------------   --------------   -------------
April 2005..........  $19,299,685.66   $22,488,000.00   $3,480,000.00
May 2005............   18,480,715.18    22,464,000.00    3,480,000.00
June 2005...........   17,674,572.26    22,440,000.00    3,480,000.00
July 2005...........   16,881,071.21    22,416,000.00    3,480,000.00
August 2005.........   16,100,028.99    22,392,000.00    3,480,000.00
September 2005......   15,331,265.10    22,368,000.00    3,480,000.00
October 2005........   14,574,601.60    22,344,000.00    3,480,000.00
November 2005.......   13,829,863.03    22,320,000.00    3,480,000.00
December 2005.......   13,096,876.42    22,296,000.00    3,480,000.00
January 2006........   12,375,471.21    22,272,000.00    3,480,000.00
February 2006.......   11,750,145.64    22,248,000.00    3,480,000.00
March 2006..........   11,133,801.77    22,224,000.00    3,480,000.00
April 2006..........   10,526,318.55    22,200,000.00    3,480,000.00
May 2006............    9,927,576.54    22,176,000.00    3,480,000.00
June 2006...........    9,337,457.91    22,152,000.00    3,480,000.00
July 2006...........    8,755,846.39    22,128,000.00    3,480,000.00
August 2006.........    8,182,627.25    22,104,000.00    3,480,000.00
September 2006......    7,617,687.31    22,080,000.00    3,480,000.00
October 2006........    7,060,914.87    22,056,000.00    3,480,000.00
November 2006.......    6,512,199.74    22,032,000.00    3,480,000.00
December 2006.......    5,971,433.19    22,008,000.00    3,480,000.00
January 2007........    5,438,507.93    21,984,000.00    3,480,000.00
February 2007.......    4,913,318.11    21,960,000.00    3,480,000.00
March 2007..........    4,395,759.29    21,936,000.00    3,480,000.00
April 2007..........    3,885,728.41    21,912,000.00    3,480,000.00
May 2007............    3,383,123.81    21,888,000.00    3,480,000.00
June 2007...........    2,887,845.15    21,864,000.00    3,480,000.00
July 2007...........    2,399,793.46    21,840,000.00    3,480,000.00
August 2007.........    1,918,871.06    21,816,000.00    3,480,000.00
September 2007......    1,444,981.60    21,792,000.00    3,480,000.00
October 2007........      978,029.99    21,768,000.00    3,480,000.00
November 2007.......      517,922.43    21,744,000.00    3,480,000.00
December 2007.......       64,566.35    21,720,000.00    3,480,000.00
January 2008........            0.00    21,375,011.16    3,418,859.27
February 2008.......            0.00    20,981,305.43    3,348,439.13
March 2008..........            0.00    20,593,043.86    3,279,055.97

                      TAC Balances
                      ------------------------------------------------
Distribution Date        Class A1         Class A2         Class A3
--------------------  --------------   --------------   --------------
April 2008..........  $         0.00   $         0.00   $         0.00
May 2008............            0.00             0.00             0.00
June 2008...........            0.00             0.00             0.00
July 2008...........            0.00             0.00             0.00
August 2008.........            0.00             0.00             0.00
September 2008......            0.00             0.00             0.00
October 2008........            0.00             0.00             0.00
November 2008.......            0.00             0.00             0.00
December 2008.......            0.00             0.00             0.00
January 2009........            0.00             0.00             0.00
February 2009.......            0.00             0.00             0.00
March 2009..........            0.00             0.00             0.00
April 2009..........            0.00             0.00             0.00
May 2009............            0.00             0.00             0.00
June 2009...........            0.00             0.00             0.00
July 2009...........            0.00             0.00             0.00
August 2009.........            0.00             0.00             0.00
September 2009......            0.00             0.00             0.00
October 2009........            0.00             0.00             0.00
November 2009.......            0.00             0.00             0.00
December 2009.......            0.00             0.00             0.00
January 2010........            0.00             0.00             0.00
February 2010.......            0.00             0.00             0.00
March 2010..........            0.00             0.00             0.00
April 2010..........            0.00             0.00             0.00
May 2010............            0.00             0.00             0.00
June 2010...........            0.00             0.00             0.00
July 2010...........            0.00             0.00             0.00
August 2010.........            0.00             0.00             0.00
September 2010......            0.00             0.00             0.00
October 2010........            0.00             0.00             0.00
November 2010.......            0.00             0.00             0.00
December 2010.......            0.00             0.00             0.00
January 2011........            0.00             0.00             0.00
February 2011.......            0.00             0.00             0.00
March 2011..........            0.00             0.00             0.00




                      TAC Balances
                      ------------------------------------------------
Distribution Date        Class A4         Class A5         Class A6
--------------------  --------------   --------------   --------------
April 2008..........  $         0.00   $         0.00   $         0.00
May 2008............            0.00             0.00             0.00
June 2008...........            0.00             0.00             0.00
July 2008...........            0.00             0.00             0.00
August 2008.........            0.00             0.00             0.00
September 2008......            0.00             0.00             0.00
October 2008........            0.00             0.00             0.00
November 2008.......            0.00             0.00             0.00
December 2008.......            0.00             0.00             0.00
January 2009........            0.00             0.00             0.00
February 2009.......            0.00             0.00             0.00
March 2009..........            0.00             0.00             0.00
April 2009..........            0.00             0.00             0.00
May 2009............            0.00             0.00             0.00
June 2009...........            0.00             0.00             0.00
July 2009...........            0.00             0.00             0.00
August 2009.........            0.00             0.00             0.00
September 2009......            0.00             0.00             0.00
October 2009........            0.00             0.00             0.00
November 2009.......            0.00             0.00             0.00
December 2009.......            0.00             0.00             0.00
January 2010........            0.00             0.00             0.00
February 2010.......            0.00             0.00             0.00
March 2010..........            0.00             0.00             0.00
April 2010..........            0.00             0.00             0.00
May 2010............            0.00             0.00             0.00
June 2010...........            0.00             0.00             0.00
July 2010...........            0.00             0.00             0.00
August 2010.........            0.00             0.00             0.00
September 2010......            0.00             0.00             0.00
October 2010........            0.00             0.00             0.00
November 2010.......            0.00             0.00             0.00
December 2010.......            0.00             0.00             0.00
January 2011........            0.00             0.00             0.00
February 2011.......            0.00             0.00             0.00
March 2011..........            0.00             0.00             0.00






                      TAC Balances
                      -----------------------------------------------
Distribution Date        Class A8         Class A9        Class A12
--------------------  --------------   --------------   -------------
April 2008..........  $         0.00   $20,210,152.77   $3,210,695.76
May 2008............            0.00    19,832,559.45    3,143,344.66
June 2008...........            0.00    19,460,192.18    3,076,988.99
July 2008...........            0.00    19,092,980.18    3,011,615.27
August 2008.........            0.00    18,730,853.61    2,947,210.21
September 2008......            0.00    18,373,743.59    2,883,760.68
October 2008........            0.00    18,021,582.14    2,821,253.74
November 2008.......            0.00    17,674,302.17    2,759,676.60
December 2008.......            0.00    17,331,837.53    2,699,016.67
January 2009........            0.00    16,994,122.91    2,639,261.51
February 2009.......            0.00    16,661,093.89    2,580,398.84
March 2009..........            0.00    16,332,686.92    2,522,416.56
April 2009..........            0.00    16,008,839.28    2,465,302.72
May 2009............            0.00    15,689,489.10    2,409,045.54
June 2009...........            0.00    15,374,575.33    2,353,633.40
July 2009...........            0.00    15,064,037.74    2,299,054.81
August 2009.........            0.00    14,757,816.91    2,245,298.46
September 2009......            0.00    14,455,854.20    2,192,353.18
October 2009........            0.00    14,158,091.77    2,140,207.96
November 2009.......            0.00    13,864,472.53    2,088,851.91
December 2009.......            0.00    13,574,940.17    2,038,274.32
January 2010........            0.00    13,289,439.13    1,988,464.60
February 2010.......            0.00    13,007,914.60    1,939,412.31
March 2010..........            0.00    12,730,312.49    1,891,107.14
April 2010..........            0.00    12,456,579.44    1,843,538.94
May 2010............            0.00    12,186,662.80    1,796,697.68
June 2010...........            0.00    11,920,510.63    1,750,573.45
July 2010...........            0.00    11,658,071.67    1,705,156.51
August 2010.........            0.00    11,399,295.37    1,660,437.21
September 2010......            0.00    11,144,131.84    1,616,406.06
October 2010........            0.00    10,892,531.85    1,573,053.69
November 2010.......            0.00    10,644,446.86    1,530,370.83
December 2010.......            0.00    10,399,828.94    1,488,348.37
January 2011........            0.00    10,158,630.83    1,446,977.30
February 2011.......            0.00     9,920,805.88    1,406,248.74
March 2011..........            0.00     9,686,308.10    1,366,153.92

                      TAC Balances
                      ------------------------------------------------
Distribution Date        Class A1         Class A2         Class A3
--------------------  --------------   --------------   --------------
April 2011..........  $         0.00   $         0.00   $         0.00
May 2011............            0.00             0.00             0.00
June 2011...........            0.00             0.00             0.00
July 2011...........            0.00             0.00             0.00
August 2011.........            0.00             0.00             0.00
September 2011......            0.00             0.00             0.00
October 2011........            0.00             0.00             0.00
November 2011.......            0.00             0.00             0.00
December 2011.......            0.00             0.00             0.00
January 2012........            0.00             0.00             0.00
February 2012.......            0.00             0.00             0.00
March 2012..........            0.00             0.00             0.00
April 2012..........            0.00             0.00             0.00
May 2012............            0.00             0.00             0.00
June 2012...........            0.00             0.00             0.00
July 2012...........            0.00             0.00             0.00
August 2012.........            0.00             0.00             0.00
September 2012......            0.00             0.00             0.00
October 2012........            0.00             0.00             0.00
November 2012.......            0.00             0.00             0.00
December 2012.......            0.00             0.00             0.00
January 2013........            0.00             0.00             0.00
February 2013.......            0.00             0.00             0.00
March 2013..........            0.00             0.00             0.00
April 2013..........            0.00             0.00             0.00
May 2013............            0.00             0.00             0.00
June 2013...........            0.00             0.00             0.00
July 2013...........            0.00             0.00             0.00
August 2013.........            0.00             0.00             0.00
September 2013......            0.00             0.00             0.00
October 2013........            0.00             0.00             0.00
November 2013.......            0.00             0.00             0.00
December 2013.......            0.00             0.00             0.00
January 2014........            0.00             0.00             0.00
February 2014.......            0.00             0.00             0.00
March 2014..........            0.00             0.00             0.00





                      TAC Balances
                      ------------------------------------------------
Distribution Date        Class A4         Class A5         Class A6
--------------------  --------------   --------------   --------------
April 2011..........  $         0.00   $         0.00   $         0.00
May 2011............            0.00             0.00             0.00
June 2011...........            0.00             0.00             0.00
July 2011...........            0.00             0.00             0.00
August 2011.........            0.00             0.00             0.00
September 2011......            0.00             0.00             0.00
October 2011........            0.00             0.00             0.00
November 2011.......            0.00             0.00             0.00
December 2011.......            0.00             0.00             0.00
January 2012........            0.00             0.00             0.00
February 2012.......            0.00             0.00             0.00
March 2012..........            0.00             0.00             0.00
April 2012..........            0.00             0.00             0.00
May 2012............            0.00             0.00             0.00
June 2012...........            0.00             0.00             0.00
July 2012...........            0.00             0.00             0.00
August 2012.........            0.00             0.00             0.00
September 2012......            0.00             0.00             0.00
October 2012........            0.00             0.00             0.00
November 2012.......            0.00             0.00             0.00
December 2012.......            0.00             0.00             0.00
January 2013........            0.00             0.00             0.00
February 2013.......            0.00             0.00             0.00
March 2013..........            0.00             0.00             0.00
April 2013..........            0.00             0.00             0.00
May 2013............            0.00             0.00             0.00
June 2013...........            0.00             0.00             0.00
July 2013...........            0.00             0.00             0.00
August 2013.........            0.00             0.00             0.00
September 2013......            0.00             0.00             0.00
October 2013........            0.00             0.00             0.00
November 2013.......            0.00             0.00             0.00
December 2013.......            0.00             0.00             0.00
January 2014........            0.00             0.00             0.00
February 2014.......            0.00             0.00             0.00
March 2014..........            0.00             0.00             0.00





                      TAC Balances
                      -----------------------------------------------
Distribution Date        Class A8         Class A9        Class A12
--------------------  --------------   --------------   -------------
April 2011..........  $         0.00   $ 9,455,092.08   $1,326,684.21
May 2011............            0.00     9,227,113.03    1,287,831.05
June 2011...........            0.00     9,002,326.77    1,249,586.05
July 2011...........            0.00     8,780,689.70    1,211,940.89
August 2011.........            0.00     8,562,158.80    1,174,887.39
September 2011......            0.00     8,346,691.65    1,138,417.46
October 2011........            0.00     8,134,246.37    1,102,523.12
November 2011.......            0.00     7,924,781.65    1,067,196.50
December 2011.......            0.00     7,718,256.75    1,032,429.86
January 2012........            0.00     7,514,631.45      998,215.52
February 2012.......            0.00     7,313,866.10      964,545.92
March 2012..........            0.00     7,115,921.55      931,413.63
April 2012..........            0.00     6,920,759.19      898,811.27
May 2012............            0.00     6,728,340.93      866,731.61
June 2012...........            0.00     6,538,629.19      835,167.46
July 2012...........            0.00     6,351,586.89      804,111.79
August 2012.........            0.00     6,167,177.45      773,557.61
September 2012......            0.00     5,985,364.78      743,498.05
October 2012........            0.00     5,806,113.27      713,926.34
November 2012.......            0.00     5,629,387.80      684,835.77
December 2012.......            0.00     5,455,153.72      656,219.76
January 2013........            0.00     5,283,376.82      628,071.78
February 2013.......            0.00     5,114,023.38      600,385.41
March 2013..........            0.00     4,947,060.13      573,154.31
April 2013..........            0.00     4,782,454.22      546,372.23
May 2013............            0.00     4,620,173.28      520,033.01
June 2013...........            0.00     4,460,185.34      494,130.54
July 2013...........            0.00     4,302,458.87      468,658.83
August 2013.........            0.00     4,146,962.78      443,611.96
September 2013......            0.00     3,993,666.39      418,984.07
October 2013........            0.00     3,842,539.41      394,769.41
November 2013.......            0.00     3,693,552.00      370,962.28
December 2013.......            0.00     3,546,674.67      347,557.08
January 2014........            0.00     3,401,878.37      324,548.26
February 2014.......            0.00     3,259,134.42      301,930.37
March 2014..........            0.00     3,118,414.53      279,698.01

                      TAC Balances
                      ------------------------------------------------
Distribution Date        Class A1         Class A2         Class A3
--------------------  --------------   --------------   --------------
April 2014..........  $         0.00   $         0.00   $         0.00
May 2014............            0.00             0.00             0.00
June 2014...........            0.00             0.00             0.00
July 2014...........            0.00             0.00             0.00
August 2014.........            0.00             0.00             0.00
September 2014......            0.00             0.00             0.00
October 2014........            0.00             0.00             0.00
November 2014.......            0.00             0.00             0.00
December 2014.......            0.00             0.00             0.00
January 2015........            0.00             0.00             0.00
February 2015.......            0.00             0.00             0.00
March 2015..........            0.00             0.00             0.00
April 2015..........            0.00             0.00             0.00
May 2015............            0.00             0.00             0.00
June 2015...........            0.00             0.00             0.00
July 2015...........            0.00             0.00             0.00
August 2015.........            0.00             0.00             0.00
September 2015......            0.00             0.00             0.00
October 2015........            0.00             0.00             0.00
November 2015.......            0.00             0.00             0.00
December 2015.......            0.00             0.00             0.00
January 2016........            0.00             0.00             0.00
February 2016.......            0.00             0.00             0.00
March 2016..........            0.00             0.00             0.00
April 2016..........            0.00             0.00             0.00
May 2016............            0.00             0.00             0.00




                      TAC Balances
                      ------------------------------------------------
Distribution Date        Class A4         Class A5         Class A6
--------------------  --------------   --------------   --------------
April 2014..........  $         0.00   $         0.00   $         0.00
May 2014............            0.00             0.00             0.00
June 2014...........            0.00             0.00             0.00
July 2014...........            0.00             0.00             0.00
August 2014.........            0.00             0.00             0.00
September 2014......            0.00             0.00             0.00
October 2014........            0.00             0.00             0.00
November 2014.......            0.00             0.00             0.00
December 2014.......            0.00             0.00             0.00
January 2015........            0.00             0.00             0.00
February 2015.......            0.00             0.00             0.00
March 2015..........            0.00             0.00             0.00
April 2015..........            0.00             0.00             0.00
May 2015............            0.00             0.00             0.00
June 2015...........            0.00             0.00             0.00
July 2015...........            0.00             0.00             0.00
August 2015.........            0.00             0.00             0.00
September 2015......            0.00             0.00             0.00
October 2015........            0.00             0.00             0.00
November 2015.......            0.00             0.00             0.00
December 2015.......            0.00             0.00             0.00
January 2016........            0.00             0.00             0.00
February 2016.......            0.00             0.00             0.00
March 2016..........            0.00             0.00             0.00
April 2016..........            0.00             0.00             0.00
May 2016............            0.00             0.00             0.00



                      TAC Balances
                      -----------------------------------------------
Distribution Date        Class A8         Class A9        Class A12
--------------------  --------------   --------------   -------------
April 2014..........  $         0.00   $ 2,979,690.79   $  257,845.87
May 2014............            0.00     2,842,935.67      236,368.70
June 2014...........            0.00     2,708,122.00      215,261.33
July 2014...........            0.00     2,575,222.99      194,518.67
August 2014.........            0.00     2,444,212.20      174,135.66
September 2014......            0.00     2,315,063.55      154,107.34
October 2014........            0.00     2,187,751.30      134,428.82
November 2014.......            0.00     2,062,250.09      115,095.25
December 2014.......            0.00     1,938,534.85       96,101.88
January 2015........            0.00     1,816,580.90       77,443.98
February 2015.......            0.00     1,696,363.86       59,116.93
March 2015..........            0.00     1,577,859.69       41,116.13
April 2015..........            0.00     1,461,044.67       23,437.08
May 2015............            0.00     1,345,895.41        6,075.32
June 2015...........            0.00     1,221,415.25            0.00
July 2015...........            0.00     1,092,788.22            0.00
August 2015.........            0.00       966,062.91            0.00
September 2015......            0.00       841,212.91            0.00
October 2015........            0.00       718,212.22            0.00
November 2015.......            0.00       597,035.15            0.00
December 2015.......            0.00       477,656.38            0.00
January 2016........            0.00       360,050.91            0.00
February 2016.......            0.00       244,194.11            0.00
March 2016..........            0.00       130,061.64            0.00
April 2016..........            0.00        17,629.54            0.00
May 2016............            0.00             0.00            0.00

                             EXHIBIT C

                          MORTGAGE LOANS


           [Each Mortgage Loan shall be identified by loan number, address of the Mortgaged Property and name of the Mortgagor. The following details shall be set forth as to each Mortgage Loan: (i) the principal balance at the time of its origination, (ii) the Scheduled Principal Balance as of the Cut-off Date, (iii) the interest rate borne by the Mortgage Note,
(iv) the scheduled monthly level payment of principal and interest, (v) the loan-to-value ratio, (vi) the maturity date of the Mortgage Note and (vii) the Servicing Fee Rate for such Mortgage Loan.]


1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:            1
 CHERRY HILL, N.J. 08034
 (800) 257-7818
0----------------------------------------------------------------
00007514250     MORTGAGORS: RAWSON               MICHAEL
                            RAWSON               DIANA
 REGION CODE    ADDRESS   : 29035 ROSEWOOD LANE
     00         CITY      : HIGHLAND
                STATE/ZIP : CA  92346


MORTGAGE AMOUNT :   238,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    238,500.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,770.86  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00007515208     MORTGAGORS: HURLEY               BRIAN
                            HURLEY               SUSAN
 REGION CODE    ADDRESS   : 6224 THERFIELD DRIVE
     00         CITY      : RALEIGH
                STATE/ZIP : NC  27614


MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    229,811.47  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,530.20  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
LTV :                 69.90881

 ----------------------------------------------------------------
00007517956     MORTGAGORS: BERMAN               BARRY
                            BERMAN               MICHELE
 REGION CODE    ADDRESS   : 37 WOODBINE ROAD
     00         CITY      : FLORHAM PARK
                STATE/ZIP : NJ  07932


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,227.50  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 63.15789

 ----------------------------------------------------------------
00007518954     MORTGAGORS: PUCCI                JOSEPH
                            LIEBERSON            DARA
 REGION CODE    ADDRESS   : 9 HICKORY HILL ROAD
     00         CITY      : WESTPORT
                STATE/ZIP : CT  06880


MORTGAGE AMOUNT :   257,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    257,600.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,867.78  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030453054     MORTGAGORS: BERRETH              DIANE
                            KORBIN               DAVID
 REGION CODE    ADDRESS   : 309 SECOND STREET
     01         CITY      : ALEXANDRIA
                STATE/ZIP : VA  22314


MORTGAGE AMOUNT :   301,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    301,597.49  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,214.51  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 89.98881

 ----------------------------------------------------------------
00030463004     MORTGAGORS: O'BRIEN              BARON

 REGION CODE    ADDRESS   : 11780 SHADOW VALLEY RD
     01         CITY      : EL CAJON
                STATE/ZIP : CA  92020


MORTGAGE AMOUNT :   262,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    260,394.84  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,880.59  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,590,400.00     P & I AMT:     11,491.44
UPB AMT:   1,587,903.80

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:            2
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030470769     MORTGAGORS: YARKO                GEORGE
                            YARKO                GILDA
 REGION CODE    ADDRESS   : 4815 BASS POINT RD
     01         CITY      : ORLANDO
                STATE/ZIP : FL  32826


MORTGAGE AMOUNT :   615,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    615,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,620.29  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030482368     MORTGAGORS: ARMSTRONG            MARY

 REGION CODE    ADDRESS   : 9023 JONES MILL ROAD
     01         CITY      : CHEVY CHASE
                STATE/ZIP : MD  20815


MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    230,290.02  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,563.03  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/26
CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
LTV :                 66.28500

 ----------------------------------------------------------------
00030506539     MORTGAGORS: SCHWERDTFEGER        RAYMOND
                            SCHWERDTFEGER        SHARRON
 REGION CODE    ADDRESS   : 47 HOLLINS DRIVE
     01         CITY      : SANTA CRUZ
                STATE/ZIP : CA  95060


MORTGAGE AMOUNT :   486,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    486,165.20  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,527.46  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 69.50000

 ----------------------------------------------------------------
00030509061     MORTGAGORS: MOORE                JEFFREY
                            MOORE                SHEILA
 REGION CODE    ADDRESS   : 3663 S. AGAVE WAY
     01         CITY      : CHANDLER
                STATE/ZIP : AZ  85248


MORTGAGE AMOUNT :   271,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    271,626.68  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,041.95  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 79.99800

 ----------------------------------------------------------------
00030509921     MORTGAGORS: CHUN                 KYUNG
                            CHUN                 HYANG
 REGION CODE    ADDRESS   : 3800 SAN AUGUSTINE DRIVE
     01         CITY      : GLENDALE
                STATE/ZIP : CA  91206


MORTGAGE AMOUNT :   244,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    244,340.06  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,815.41  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 72.98500

 ----------------------------------------------------------------
00030527626     MORTGAGORS: CLIFFORD             PAUL
                            MCCARTHY-CLIFFORD    LETITIA
 REGION CODE    ADDRESS   : 11009 ANAHEIM AVENUE N.E.
     01         CITY      : ALBUQUERQUE
                STATE/ZIP : NM  87122


MORTGAGE AMOUNT :   608,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    607,622.10  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,621.24  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,457,800.00     P & I AMT:     18,189.38
UPB AMT:   2,455,044.06

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:            3
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030533145     MORTGAGORS: SLOTNICK             JACK
                            SLOTNICK             FAY
 REGION CODE    ADDRESS   : 311 SECOND STREET
     01         CITY      : ALEXANDRIA
                STATE/ZIP : VA  22314


MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    259,807.04  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,817.96  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
LTV :                 73.11000

 ----------------------------------------------------------------
00030535306     MORTGAGORS: SMITH                STEWART
                            SMITH                PATRICIA
 REGION CODE    ADDRESS   : 2561 PACIFIC CIRCLE VIA
     01         CITY      : MISSION VIEJO
                STATE/ZIP : CA  92692


MORTGAGE AMOUNT :   263,700.00  OPTION TO CONVERT :
UNPAID BALANCE :    263,527.50  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,957.97  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030556211     MORTGAGORS: ANTONOFF             GARY

 REGION CODE    ADDRESS   : 1350 LAWRENCE STREET #7D
     01         CITY      : DENVER
                STATE/ZIP : CO  80204


MORTGAGE AMOUNT :   412,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    412,250.10  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,171.77  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030557847     MORTGAGORS: JULIAN               SCOTT
                            DOSIL-JULIAN         MARGARET
 REGION CODE    ADDRESS   : 6527 N TAHOMA
     01         CITY      : CHICAGO
                STATE/ZIP : IL  60646


MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    271,830.93  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,067.40  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 58.49400

 ----------------------------------------------------------------
00030559637     MORTGAGORS: SMITH                J.

 REGION CODE    ADDRESS   : 313 SECOND STREET
     01         CITY      : ALEXANDRIA
                STATE/ZIP : VA  22314


MORTGAGE AMOUNT :   281,100.00  OPTION TO CONVERT :
UNPAID BALANCE :    280,938.27  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,211.42  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 79.79000

 ----------------------------------------------------------------
00030564306     MORTGAGORS: TOVEY                HUGH
                            TOVEY                JILL
 REGION CODE    ADDRESS   :  8 JAMIANNA LANE
     01         CITY      : MONROE
                STATE/ZIP : CT  06468


MORTGAGE AMOUNT :   231,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    231,541.11  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,681.44  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 77.81800

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,721,200.00     P & I AMT:     12,907.96
UPB AMT:   1,719,894.95

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:            4
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030590970     MORTGAGORS: SALINAS              CARL

 REGION CODE    ADDRESS   : 60 N INWOOD HEIGHTS DR.
     01         CITY      : SAN ANTONIO
                STATE/ZIP : TX  78248


MORTGAGE AMOUNT :   243,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    243,001.12  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,874.23  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 92.76500

 ----------------------------------------------------------------
00030591325     MORTGAGORS: MACKEY               THOMAS
                            MACKEY               LAURA
 REGION CODE    ADDRESS   : 12 HORIZON DRIVE
     01         CITY      : SAG HARBOR
                STATE/ZIP : NY  11963


MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    251,830.91  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,849.09  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 81.81800

 ----------------------------------------------------------------
00030597892     MORTGAGORS: WILSON               MICHAEL
                            WILSON               DONNA
 REGION CODE    ADDRESS   : 1712 CRYSTAL VIEW CIRCLE
     01         CITY      : THOUSAND OAKS
                STATE/ZIP : CA  91320


MORTGAGE AMOUNT :   397,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    397,533.08  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,918.92  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 89.98400

 ----------------------------------------------------------------
00030602908     MORTGAGORS: SANDS                ROBERT
                            BAILEY-SANDS         ELIZABETH
 REGION CODE    ADDRESS   : 65 FOX CHAPEL
     01         CITY      : ORCHARD PARK
                STATE/ZIP : NY  14127


MORTGAGE AMOUNT :   259,350.00  OPTION TO CONVERT :
UNPAID BALANCE :    258,592.96  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,040.31  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030605190     MORTGAGORS: PRUETZ               MURRAY

 REGION CODE    ADDRESS   : 2820 WEST PEARCE ROAD
     01         CITY      : LAVEEN
                STATE/ZIP : AZ  85339


MORTGAGE AMOUNT :   265,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    265,417.22  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,925.78  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030607576     MORTGAGORS: HANSEN               ROBERT
                            HANSEN               MARY
 REGION CODE    ADDRESS   : 3912 SKYFARM DRIVE
     01         CITY      : SANTA ROSA
                STATE/ZIP : CA  95404


MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    598,956.83  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,720.20  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,018,500.00     P & I AMT:     15,328.53
UPB AMT:   2,015,332.12

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:            5
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030609242     MORTGAGORS: ROSE                 ROBERT
                            ROSE                 SONYA
 REGION CODE    ADDRESS   : 41231 NORTH KACHINA ROAD
     01         CITY      : CAVE CREEK
                STATE/ZIP : AZ  85331


MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    264,246.11  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,108.46  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 76.81100

 ----------------------------------------------------------------
00030609580     MORTGAGORS: STOCKTON             PETER
                            STOCKTON             SUSAN
 REGION CODE    ADDRESS   : 13314 WINDSOR COURT
     01         CITY      : MEQUON
                STATE/ZIP : WI  53097


MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    309,593.04  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,301.75  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 71.26400

 ----------------------------------------------------------------
00030610885     MORTGAGORS: HILL                 JAMES

 REGION CODE    ADDRESS   : 118 NORTH KAYS DRIVE
     01         CITY      : KAYSVILLE
                STATE/ZIP : UT  84037


MORTGAGE AMOUNT :   219,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    219,009.47  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,669.12  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030610901     MORTGAGORS: ATHEY                JOSEPH
                            BURKE                CAROL
 REGION CODE    ADDRESS   : 7817 ANTIOPI STREET
     01         CITY      : ANNANDALE
                STATE/ZIP : VA  22003


MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    296,174.32  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,153.46  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 92.23600

 ----------------------------------------------------------------
00030612865     MORTGAGORS: YIMOYINES            JOHN
                            YIMOYINES            GAYLE
 REGION CODE    ADDRESS   : 16 BLACKROCK TURNPIKE
     01         CITY      : REDDING
                STATE/ZIP : CT  06896


MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    478,824.43  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,690.79  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 74.41800

 ----------------------------------------------------------------
00030613848     MORTGAGORS: TORMEY               CHRISTOPHER
                            TORMEY               STEPHANIE
 REGION CODE    ADDRESS   : 5822 WEST EVERGREEN COURT
     01         CITY      : VISALIA
                STATE/ZIP : CA  93277


MORTGAGE AMOUNT :   224,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,114.15  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,724.29  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 94.98200

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,795,850.00     P & I AMT:     13,647.87
UPB AMT:   1,791,961.52

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:            6
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030613947     MORTGAGORS: SWIACKI              JOSEPH
                            SWIACKI              LISA
 REGION CODE    ADDRESS   : 557 FULWELL COURT
     01         CITY      : AMBLER
                STATE/ZIP : PA  19002


MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    251,826.57  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,827.18  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 79.72700

 ----------------------------------------------------------------
00030618342     MORTGAGORS: CANCHOLA             S.
                            CANCHOLA             CYNTHIA
 REGION CODE    ADDRESS   : 110 HERITAGE TRIAL
     01         CITY      : BELLVILLE
                STATE/ZIP : TX  77415


MORTGAGE AMOUNT :   295,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    294,162.20  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,322.34  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 94.99500

 ----------------------------------------------------------------
00030621759     MORTGAGORS: KING                 JAMES
                            KING                 VERA
 REGION CODE    ADDRESS   : 1688 CRYSTAL VIEW CIRCLE
     01         CITY      : THOUSAND OAKS
                STATE/ZIP : CA  91320


MORTGAGE AMOUNT :   360,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    360,651.63  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,616.78  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 79.99900

 ----------------------------------------------------------------
00030623318     MORTGAGORS: ROBBINS              HARRY
                            ROBBINS              SHEILA
 REGION CODE    ADDRESS   : 13185 PEREGRINE WAY
     01         CITY      : COLORADO SPRINGS
                STATE/ZIP : CO  80908


MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    247,837.77  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,841.40  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030624480     MORTGAGORS: PIPPY                DENNIS
                            PIPPY                LISSETTE
 REGION CODE    ADDRESS   : 7411 JENNA ROAD
     01         CITY      : SPRINGFIELD
                STATE/ZIP : VA  22153


MORTGAGE AMOUNT :   251,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    250,974.53  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,847.26  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030624852     MORTGAGORS: YARED                HERBERT
                            YARED                CECILIA
 REGION CODE    ADDRESS   : 25 HARVARD COURT
     01         CITY      : COTO DE CAZA
                STATE/ZIP : CA  92679


MORTGAGE AMOUNT :   264,650.00  OPTION TO CONVERT :
UNPAID BALANCE :    264,140.23  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,988.23  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 94.99200

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,672,500.00     P & I AMT:     12,443.19
UPB AMT:   1,669,592.93

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:            7
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030626154     MORTGAGORS: CRAIG                ROBERT
                            STEARNS              HILARY
 REGION CODE    ADDRESS   : 114 SPARROW HAWK ROAD
     01         CITY      : CHADDS FORD
                STATE/ZIP : PA  19317


MORTGAGE AMOUNT :   311,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    310,384.72  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,256.78  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030627624     MORTGAGORS: BREEZE               BECKY

 REGION CODE    ADDRESS   : 60604 WOODSIDE ROAD
     01         CITY      : BEND
                STATE/ZIP : OR  97702


MORTGAGE AMOUNT :   386,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    385,304.04  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,969.93  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030627921     MORTGAGORS: SMITH                VESTAL
                            SMITH                LINDA
 REGION CODE    ADDRESS   : 45 IVERS
     01         CITY      : LITTLE ROCK
                STATE/ZIP : AR  72211


MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    265,348.56  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,045.31  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030629950     MORTGAGORS: RUD                  STANLEY
                            RUD                  CHRISTINE
 REGION CODE    ADDRESS   : 8828 RIDGE PONDS DRIVE
     01         CITY      : VICTORIA
                STATE/ZIP : MN  55318


MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    349,793.36  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,722.27  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 67.30700

 ----------------------------------------------------------------
00030631725     MORTGAGORS: SIMMONS              JOHN
                            SIMMONS              KIRBY
 REGION CODE    ADDRESS   : 710 MARCHMONT
     01         CITY      : HOUSTON
                STATE/ZIP : TX  77024


MORTGAGE AMOUNT :   365,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    364,314.65  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,774.26  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 76.84200

 ----------------------------------------------------------------
00030631741     MORTGAGORS: ALLEN                WILLIAM
                            ALLEN                VERA
 REGION CODE    ADDRESS   : 685 BRIDGET DRIVED
     01         CITY      : CANYON LAKE
                STATE/ZIP : TX  78133


MORTGAGE AMOUNT :   225,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,662.43  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,751.58  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 85.30300

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,903,700.00     P & I AMT:     14,520.13
UPB AMT:   1,899,807.76

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:            8
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030632673     MORTGAGORS: GERRARD              DENNIS
                            GERRARD              M.
 REGION CODE    ADDRESS   : LOT 5A 8 STONY BROOK ROAD
     01         CITY      : WESTFORD
                STATE/ZIP : MA  01886


MORTGAGE AMOUNT :   311,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    311,490.56  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,315.85  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 79.99400

 ----------------------------------------------------------------
00030633119     MORTGAGORS: D'ALESSANDRO         JOHN
                            KEANE                BARBARA
 REGION CODE    ADDRESS   : 4065 RUCKMAN WAY
     01         CITY      : BUCKINGHAM
                STATE/ZIP : PA  18901


MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    347,772.36  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,583.89  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030635122     MORTGAGORS: CUMMINS              STEVEN

 REGION CODE    ADDRESS   : 8031 BOTTLEBRUSH DRIVE
     01         CITY      : AUSTIN
                STATE/ZIP : TX  78750


MORTGAGE AMOUNT :   241,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    241,645.81  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,816.57  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 79.99700

 ----------------------------------------------------------------
00030640031     MORTGAGORS: MILLWARD             WILLIAM
                            MILLWARD             SANDRA
 REGION CODE    ADDRESS   : 5 REED AVE.
     01         CITY      : WESTBORO
                STATE/ZIP : MA  01581


MORTGAGE AMOUNT :   320,350.00  OPTION TO CONVERT :
UNPAID BALANCE :    318,988.67  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,131.30  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
LTV :                 89.98700

 ----------------------------------------------------------------
00030641054     MORTGAGORS: WOODS                ROBERT
                            WOODS                MARILYN
 REGION CODE    ADDRESS   : 7648 MARINA COVE DRIVE
     01         CITY      : SACRAMENTO
                STATE/ZIP : CA  95831


MORTGAGE AMOUNT :   563,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    561,639.35  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,429.13  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 79.29577

 ----------------------------------------------------------------
00030642094     MORTGAGORS: MC ELROY             ANDREA
                            MC ELROY             MICHAEL
 REGION CODE    ADDRESS   : 16 LEDGEWOOD DRIVE
     01         CITY      : WILTON
                STATE/ZIP : CT  06897


MORTGAGE AMOUNT :   351,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    350,562.14  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,667.86  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 83.37200

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,136,050.00     P & I AMT:     15,944.60
UPB AMT:   2,132,098.89

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:            9
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030642334     MORTGAGORS: BURNS                DAVID
                            PATTERSON-BURNS      MYRNAE
 REGION CODE    ADDRESS   : 37 PAULDING AVENUE
     01         CITY      : COLD SPRING
                STATE/ZIP : NY  10516


MORTGAGE AMOUNT :   346,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    346,089.39  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,695.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030645915     MORTGAGORS: JAYSON               MAURY
                            JAYSON               SUSAN
 REGION CODE    ADDRESS   : 11 WESTWOOD COURT
     01         CITY      : DIX HILLS
                STATE/ZIP : NY  11746


MORTGAGE AMOUNT :   358,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    357,424.08  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,912.81  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030646665     MORTGAGORS: HIDALGO              JOSEPH
                            HIDALGO              KAREN
 REGION CODE    ADDRESS   : 20830 BLYTHWOOD COURT
     01         CITY      : ASHBURN
                STATE/ZIP : VA  20147


MORTGAGE AMOUNT :   239,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    238,861.25  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,713.66  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 79.99000

 ----------------------------------------------------------------
00030649073     MORTGAGORS: MARQUETTE            DONALD

 REGION CODE    ADDRESS   : 110 MUIRFIELD COURT
     01         CITY      : MOORESTOWN
                STATE/ZIP : NJ  08057


MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    324,271.87  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,272.45  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
LTV :                 64.76193

 ----------------------------------------------------------------
00030649081     MORTGAGORS: SULLIVAN             DANIEL
                            SULLIVAN             MARGIE
 REGION CODE    ADDRESS   : 21262 DUBOIS COURT
     01         CITY      : ASHBURN
                STATE/ZIP : VA  22011


MORTGAGE AMOUNT :   267,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    266,620.31  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,914.26  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030649289     MORTGAGORS: SCHMALTZ             ROBERT

 REGION CODE    ADDRESS   : 7603 ONEIDA
     01         CITY      : WICHITA
                STATE/ZIP : KS  67206


MORTGAGE AMOUNT :   280,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    279,934.62  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,229.79  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,816,150.00     P & I AMT:     13,738.01
UPB AMT:   1,813,201.52

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           10
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030649313     MORTGAGORS: KUHN                 GEORGE
                            KUHN                 ERIN
 REGION CODE    ADDRESS   : 8609 REDWOOD DRIVE
     01         CITY      : VIENNA
                STATE/ZIP : VA  22180


MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    331,552.98  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,436.10  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030650451     MORTGAGORS: OCHSNER              GREGORY
                            MURPHY-OCHSNER       MAUREEN
 REGION CODE    ADDRESS   : 835 CHASE LANE
     01         CITY      : CHESTER SPRINGS
                STATE/ZIP : PA  19425


MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    319,779.78  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,320.22  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030651376     MORTGAGORS: MITCHELL             KENNETH
                            MITCHELL             DEIDRE
 REGION CODE    ADDRESS   : 4721 A SOUTH WOODLAWN AVENUE
     01         CITY      : CHICAGO
                STATE/ZIP : IL  60615


MORTGAGE AMOUNT :   218,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    218,380.64  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,758.11  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030651566     MORTGAGORS: MARROQUIN            ERICK
                            MARROQUIN            ROSANA
 REGION CODE    ADDRESS   : 1748 CRYSTAL VIEW CIRCLE
     01         CITY      : THOUSAND OAKS
                STATE/ZIP : CA  91320


MORTGAGE AMOUNT :   320,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    320,300.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,322.40  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 89.99700

 ----------------------------------------------------------------
00030651749     MORTGAGORS: AUSIELLO             DENNIS
                            AUSIELLO             SUSAN
 REGION CODE    ADDRESS   : 80 CROSS STREET
     01         CITY      : BARNSTABLE
                STATE/ZIP : MA  02635


MORTGAGE AMOUNT :   744,950.00  OPTION TO CONVERT :
UNPAID BALANCE :    744,950.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     5,596.57  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   015
LTV :                 79.99700

 ----------------------------------------------------------------
00030652366     MORTGAGORS: STUTH                CAROL
                            COGDILL              SALLY
 REGION CODE    ADDRESS   : 531 SAWTOOTH POINT
     01         CITY      : LAFAYETTE
                STATE/ZIP : CO  80026


MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    231,495.01  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,742.94  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 53.34500

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,167,750.00     P & I AMT:     16,176.34
UPB AMT:   2,166,458.41

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           11
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030652523     MORTGAGORS: MOSENSON             CECIL
                            MOSENSON             JOAN
 REGION CODE    ADDRESS   : 305 102ND STREET
     01         CITY      : STONE HARBOR
                STATE/ZIP : NJ  08247


MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    254,837.40  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,915.73  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 89.94700

 ----------------------------------------------------------------
00030654453     MORTGAGORS: MORELAND             ROBERTA

 REGION CODE    ADDRESS   : 25184 PLANTING FIELD DRIVE
     01         CITY      : SOUTH RIDING
                STATE/ZIP : VA  22021


MORTGAGE AMOUNT :   222,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    222,154.58  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,650.58  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030654461     MORTGAGORS: CHACKO               ACHAMMA
                            CHACKO               ALEY
 REGION CODE    ADDRESS   : 6803 NESBITT PLACE
     01         CITY      : MC LEAN
                STATE/ZIP : VA  22101


MORTGAGE AMOUNT :   232,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    231,798.74  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,687.97  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030654800     MORTGAGORS: KASSEN               DAVID
                            KASSEN               SHEILA
 REGION CODE    ADDRESS   : 3703 WOODBINE ROAD
     01         CITY      : SIOUX CITY
                STATE/ZIP : IA  51106


MORTGAGE AMOUNT :   255,950.00  OPTION TO CONVERT :
UNPAID BALANCE :    255,950.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,968.03  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 79.99600

 ----------------------------------------------------------------
00030655120     MORTGAGORS: HIVELY               JAMES
                            HIVELY               CATHLEEN
 REGION CODE    ADDRESS   : CEDAR LAKE LOT 78
     01         CITY      : GRESHAM
                STATE/ZIP : OR  98154


MORTGAGE AMOUNT :   367,100.00  OPTION TO CONVERT :
UNPAID BALANCE :    366,894.19  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,920.82  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 79.99400

 ----------------------------------------------------------------
00030655393     MORTGAGORS: ROBERTS              RANDALL
                            ROBERTS              DAWN
 REGION CODE    ADDRESS   : 10321 LIONS PATH
     01         CITY      : LITTLETON
                STATE/ZIP : CO  80124


MORTGAGE AMOUNT :   237,850.00  OPTION TO CONVERT :
UNPAID BALANCE :    237,425.70  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,849.97  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 94.99700

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,571,000.00     P & I AMT:     11,993.10
UPB AMT:   1,569,060.61

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           12
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030655682     MORTGAGORS: FENSKE               BRIAN
                            FENSKE               CHERYL
 REGION CODE    ADDRESS   : 4690 ROCKLEDGE ROAD
     01         CITY      : BILLINGS
                STATE/ZIP : MT  59106


MORTGAGE AMOUNT :   363,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    362,796.50  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,888.19  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 77.53900

 ----------------------------------------------------------------
00030656102     MORTGAGORS: PELHAM               DONALD
                            PELHAM               SHAWYN
 REGION CODE    ADDRESS   : 5214 RIDGEWOOD REEF
     01         CITY      : HOUSTON
                STATE/ZIP : TX  77041


MORTGAGE AMOUNT :   299,350.00  OPTION TO CONVERT :
UNPAID BALANCE :    298,829.53  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,354.99  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 74.99600

 ----------------------------------------------------------------
00030656334     MORTGAGORS: EGGER                NIK
                            EGGER                EVELYN
 REGION CODE    ADDRESS   : 2210 RAVEN ROAD
     01         CITY      : PLEASANTON
                STATE/ZIP : CA  94588


MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    227,858.28  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,732.97  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030656649     MORTGAGORS: COX                  WILLIAM
                            COX                  KIMBERLY
 REGION CODE    ADDRESS   : 5201 PANAMA DRIVE
     01         CITY      : ROWLETT
                STATE/ZIP : TX  75088


MORTGAGE AMOUNT :   239,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    239,009.03  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,840.01  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 94.98200

 ----------------------------------------------------------------
00030656961     MORTGAGORS: FLAXMAN              STUART
                            FLAXMAN              GENNIFER
 REGION CODE    ADDRESS   : 38 GARY ROAD
     01         CITY      : SYOSSET
                STATE/ZIP : NY  11791


MORTGAGE AMOUNT :   225,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    225,459.77  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,714.73  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030657076     MORTGAGORS: LUCAS                JEFF
                            LUCAS                AMY
 REGION CODE    ADDRESS   : 2409 DAKOTA LAKES DRIVE
     01         CITY      : HERNDON
                STATE/ZIP : VA  20171


MORTGAGE AMOUNT :   223,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    222,921.55  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,696.49  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 94.99200

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,578,450.00     P & I AMT:     12,227.38
UPB AMT:   1,576,874.66

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           13
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030657324     MORTGAGORS: HEILMAN              KEVIN
                            HEILMAN              CATHERINE
 REGION CODE    ADDRESS   : 5118 HODGES ROAD
     01         CITY      : ELDERSBURG
                STATE/ZIP : MD  21784


MORTGAGE AMOUNT :   227,950.00  OPTION TO CONVERT :
UNPAID BALANCE :    227,804.64  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,712.52  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 79.99600

 ----------------------------------------------------------------
00030657936     MORTGAGORS: O'REILLY             ROBERT
                            O'REILLY             ELLEN
 REGION CODE    ADDRESS   : 4632 IVANHOE
     01         CITY      : HOUSTON
                STATE/ZIP : TX  77903


MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    259,612.87  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,817.96  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030659650     MORTGAGORS: DODSON               LAWRENCE
                            DODSON               DOROTHY
 REGION CODE    ADDRESS   : 12750 ASHLEIGH COURT
     01         CITY      : FAIRFAX
                STATE/ZIP : VA  22030


MORTGAGE AMOUNT :   367,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    366,792.12  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,760.90  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 70.00000

 ----------------------------------------------------------------
00030659882     MORTGAGORS: SCHERER              JOHN
                            SCHERER              DINA
 REGION CODE    ADDRESS   : 21509 HEARTHSTONE COURT
     01         CITY      : ASHBURN
                STATE/ZIP : VA  22011


MORTGAGE AMOUNT :   262,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    262,368.45  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,859.73  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
LTV :                 79.99600

 ----------------------------------------------------------------
00030660534     MORTGAGORS: LINDBLAD             CHRISTOPHER
                            LINDBLAD             ROBYN
 REGION CODE    ADDRESS   : 902 OAK ST
     01         CITY      : WINNETKA
                STATE/ZIP : IL  60093


MORTGAGE AMOUNT :   293,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    293,200.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,151.40  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030660898     MORTGAGORS: HULL                 JEFF
                            HULL                 TRACY
 REGION CODE    ADDRESS   : 941 GIBBS CROSSING
     01         CITY      : COPPELL
                STATE/ZIP : TX  75019


MORTGAGE AMOUNT :   215,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    215,266.11  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,637.20  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 79.99300

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,626,800.00     P & I AMT:     11,939.71
UPB AMT:   1,625,044.19

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           14
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030661284     MORTGAGORS: FORE                 L.
                            FORE                 MARGARET
 REGION CODE    ADDRESS   : 980 SCHERMAN OAKS CIRCLE
     01         CITY      : CONWAY
                STATE/ZIP : AR  72032


MORTGAGE AMOUNT :   286,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    286,133.36  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,152.38  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030662035     MORTGAGORS: JONES                KEITH
                            JONES                JOY
 REGION CODE    ADDRESS   : LOT 11 SANDFIDDLER ROAD
     01         CITY      : CAROVA
                STATE/ZIP : NC  27927


MORTGAGE AMOUNT :   262,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    262,632.42  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,974.33  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030662332     MORTGAGORS: LEWIS                LEROY
                            LEWIS                PEARLINE
 REGION CODE    ADDRESS   : 4929 OAK ALLEY BOULEVARD
     01         CITY      : MARRERO
                STATE/ZIP : LA  70072


MORTGAGE AMOUNT :   301,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    301,151.81  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,371.90  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030663371     MORTGAGORS: STENKLYFT            GERALD
                            STENKLYFT            PHYLLIS
 REGION CODE    ADDRESS   : 14688 LONGVIEW DRIVE SOUTH
     01         CITY      : JACKSONVILLE
                STATE/ZIP : FL  32223


MORTGAGE AMOUNT :   410,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    408,751.62  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,152.55  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 77.35800

 ----------------------------------------------------------------
00030663504     MORTGAGORS: WHITFIELD            STEVEN
                            WHITFIELD            NANCY
 REGION CODE    ADDRESS   : 5330 SOUTH NELSON STREET
     01         CITY      : LITTLETON
                STATE/ZIP : CO  80127


MORTGAGE AMOUNT :   231,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    231,059.94  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,777.73  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030663850     MORTGAGORS: LEE                  JEEN

 REGION CODE    ADDRESS   : 3631 RANEE STREET
     01         CITY      : EASTON
                STATE/ZIP : PA  18045


MORTGAGE AMOUNT :   297,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    297,300.38  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,182.95  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 85.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,789,500.00     P & I AMT:     13,611.84
UPB AMT:   1,787,029.53

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           15
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030663942     MORTGAGORS: VOMACKA              CHARLES
                            VOMACKA              LORRAINE
 REGION CODE    ADDRESS   : 2936 SMITH FARM WAY
     01         CITY      : HERNDON
                STATE/ZIP : VA  20171


MORTGAGE AMOUNT :   343,100.00  OPTION TO CONVERT :
UNPAID BALANCE :    342,649.60  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,547.51  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 79.98843

 ----------------------------------------------------------------
00030664205     MORTGAGORS: MEGERIAN             NORMA
                            MEGERIAN             HAIG
 REGION CODE    ADDRESS   : 166 TOWER AVENUE
     01         CITY      : NEEDHAM
                STATE/ZIP : MA  02194


MORTGAGE AMOUNT :   351,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    350,792.77  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,730.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 73.89400

 ----------------------------------------------------------------
00030664254     MORTGAGORS: TSENG                WERNER
                            YAO                  JUSTINA
 REGION CODE    ADDRESS   : 13105 PEACH LEAF PLACE
     01         CITY      : FAIRFAX
                STATE/ZIP : VA  22030


MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,845.15  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,631.41  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 75.06600

 ----------------------------------------------------------------
00030664718     MORTGAGORS: LOWRY                DARWIN
                            LAPCINSKI            VALERIE
 REGION CODE    ADDRESS   : 9711 POLISHED STONE
     01         CITY      : COLUMBIA
                STATE/ZIP : MD  21046


MORTGAGE AMOUNT :   235,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    235,437.86  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,708.27  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030665509     MORTGAGORS: CLARK                STANLEY
                            CLARK                MICHELLE
 REGION CODE    ADDRESS   : 1780 DUKE OF NORFOLK QUAY
     01         CITY      : VIRGINIA BEACH
                STATE/ZIP : VA  23454


MORTGAGE AMOUNT :   267,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    267,033.92  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,030.91  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030665566     MORTGAGORS: KENNEDY              CRAIG
                            KENNEDY              ELAINE
 REGION CODE    ADDRESS   : 228 CROTON AVENUE
     01         CITY      : MT. KISCO
                STATE/ZIP : NY  10549


MORTGAGE AMOUNT :   233,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    232,709.35  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,770.97  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 82.33200

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,654,900.00     P & I AMT:     12,419.11
UPB AMT:   1,653,468.65

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           16
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030665673     MORTGAGORS: MERTENS              KEVIN
                            MERTENS              ALLISON
 REGION CODE    ADDRESS   : 21 RIDGELAND AVENUE
     01         CITY      : GREENVILLE
                STATE/ZIP : SC  29601


MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    291,813.80  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,193.70  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030665715     MORTGAGORS: CONROY               MARIA
                            GONZALEZ             MANUEL
 REGION CODE    ADDRESS   : 1429 GARCIA AVENUE
     01         CITY      : CORAL GABLES
                STATE/ZIP : FL  33146


MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    249,711.29  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,966.75  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 55.55500

 ----------------------------------------------------------------
00030665962     MORTGAGORS: KOHN                 ELISE
                            CLAXTON              GARY
 REGION CODE    ADDRESS   : 11028 POWDER HORN DRIVE
     01         CITY      : POTOMAC
                STATE/ZIP : MD  20854


MORTGAGE AMOUNT :   307,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    306,774.08  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,227.42  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030666457     MORTGAGORS: FLACK                MARK
                            FLACK                PATRICE
 REGION CODE    ADDRESS   : 8434 GOVERNORS RUN
     01         CITY      : ELLICOTT CITY
                STATE/ZIP : MD  21043


MORTGAGE AMOUNT :   297,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    297,029.01  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,260.46  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 79.30600

 ----------------------------------------------------------------
00030666515     MORTGAGORS: STRITCH              LAWRENCE
                            BENNETT              SUSAN
 REGION CODE    ADDRESS   : 9200 ALPINE ROAD
     01         CITY      : LA HONDA
                STATE/ZIP : CA  94020


MORTGAGE AMOUNT :   410,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    409,488.54  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,116.30  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 78.09500

 ----------------------------------------------------------------
00030666572     MORTGAGORS: NOWAKOWSKI           JOHN
                            NOWAKOWSKI           JEAN
 REGION CODE    ADDRESS   : 20534 COURIER RIDGE PLACE
     01         CITY      : ASHBURN
                STATE/ZIP : VA  20147


MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    237,336.55  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,722.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 79.99800

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,794,100.00     P & I AMT:     13,486.67
UPB AMT:   1,792,153.27

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           17
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030666895     MORTGAGORS: BEAULIEU             DAVID
                            RULLMAN              MICHELLE
 REGION CODE    ADDRESS   : 254 PEARSALL AVENUE
     01         CITY      : RIDGEWOOD
                STATE/ZIP : NJ  07451


MORTGAGE AMOUNT :   342,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    342,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,509.48  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030667323     MORTGAGORS: TAGLIABUE            JEFFREY
                            TAGLIABUE            MARIA
 REGION CODE    ADDRESS   : 129 WOODLAND AVENUE
     01         CITY      : RIDGEWOOD
                STATE/ZIP : NJ  07450


MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    319,600.80  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,432.24  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030667380     MORTGAGORS: MOORE                PETER
                            MOORE                DENISE
 REGION CODE    ADDRESS   : 639 BUCHANAN STREET
     01         CITY      : DAVIS
                STATE/ZIP : CA  95616


MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    278,830.98  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,145.27  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030667760     MORTGAGORS: GROSS                STEPHEN
                            GROSS                AMY
 REGION CODE    ADDRESS   : 12107 RUFFIN DRIVE
     01         CITY      : FAIRFAX
                STATE/ZIP : VA  22030


MORTGAGE AMOUNT :   284,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    284,209.17  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,086.83  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 79.99100

 ----------------------------------------------------------------
00030668370     MORTGAGORS: TOLLINGER            YOLANDA
                            TOLLINGER            MICHAEL
 REGION CODE    ADDRESS   : 21420 FOREST WATERS CIRCLE
     01         CITY      : GARDEN RIDGE
                STATE/ZIP : TX  78266


MORTGAGE AMOUNT :   272,700.00  OPTION TO CONVERT :
UNPAID BALANCE :    272,359.82  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,072.72  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030668560     MORTGAGORS: JOHNSON              JANICE

 REGION CODE    ADDRESS   : 920 MAYNE STREET
     01         CITY      : GYPSUM
                STATE/ZIP : CO  81637


MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    249,840.59  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,878.16  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 60.24000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,748,100.00     P & I AMT:     13,124.70
UPB AMT:   1,746,841.36

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           18
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030668859     MORTGAGORS: CAMPISI              PATRICK
                            CAMPISI              FRANK
 REGION CODE    ADDRESS   : 163-40 98TH STREET
     01         CITY      : HOWARD BEACH
                STATE/ZIP : NY  11414


MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    287,829.96  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,240.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030669311     MORTGAGORS: AMORIELLO            THOMAS

 REGION CODE    ADDRESS   : 50 LONGVIEW DRIVE
     01         CITY      : SCARSDALE
                STATE/ZIP : NY  10583


MORTGAGE AMOUNT :   319,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    318,806.75  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,452.83  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 82.00500

 ----------------------------------------------------------------
00030669410     MORTGAGORS: FRAZIER              GEORGE
                            FRAZIER              DONNA
 REGION CODE    ADDRESS   : 124 STROMAN WAY
     01         CITY      : WARNER ROBBINS
                STATE/ZIP : GA  31088


MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    275,646.79  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,073.50  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030669519     MORTGAGORS: DUPRE                MARC

 REGION CODE    ADDRESS   : 17 PARTRIDGE LANE
     01         CITY      : BOXFORD
                STATE/ZIP : MA  01921


MORTGAGE AMOUNT :   335,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    334,991.66  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,547.76  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030669527     MORTGAGORS: HOWARD               LINCOLN
                            HOWARD               SARAH
 REGION CODE    ADDRESS   : 22 PHILLIPS DRIVE
     01         CITY      : WESTFORD
                STATE/ZIP : MA  01886


MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    253,846.13  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,953.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030669675     MORTGAGORS: KAMAI                CHARLES
                            KAMAI                SALLY
 REGION CODE    ADDRESS   : 1299 AUWAIKU
     01         CITY      : KAILUA
                STATE/ZIP : HI  96734


MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    319,785.28  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,348.05  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,792,200.00     P & I AMT:     13,615.22
UPB AMT:   1,790,906.57

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           19
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030669725     MORTGAGORS: MEHRESPAND           FARIBA

 REGION CODE    ADDRESS   : 8530 HARVEST OAK DRIVE
     01         CITY      : VIENNA
                STATE/ZIP : VA  22182


MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    239,668.58  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,740.17  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 70.74600

 ----------------------------------------------------------------
00030669741     MORTGAGORS: MACDONALD            WENDY
                            MACDONALD            ROBERT
 REGION CODE    ADDRESS   : 41 FOX RUN
     01         CITY      : DUXBURY
                STATE/ZIP : MA  02332


MORTGAGE AMOUNT :   331,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    331,500.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,374.91  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 87.23600

 ----------------------------------------------------------------
00030670046     MORTGAGORS: REZNIK               THOMAS
                            REZNICK              MARY
 REGION CODE    ADDRESS   : 7124 SILVER MOON LANE
     01         CITY      : FT COLLINS
                STATE/ZIP : CO  80525


MORTGAGE AMOUNT :   322,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    322,087.30  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,422.83  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030670053     MORTGAGORS: RAMSEY               RICHARD
                            RAMSEY               LAURA
 REGION CODE    ADDRESS   : 20 HICKORY LANE
     01         CITY      : GROTON
                STATE/ZIP : MA  01450


MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    296,629.52  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,257.41  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030670145     MORTGAGORS: JOHNSON              R.

 REGION CODE    ADDRESS   : 8138 EAST APPALOOSA TRAIL
     01         CITY      : SCOTTSDALE
                STATE/ZIP : AZ  85258


MORTGAGE AMOUNT :   288,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    288,420.88  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,144.34  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030670467     MORTGAGORS: RICHARDSON           DEBRA

 REGION CODE    ADDRESS   : 1449 SANDY WAY
     01         CITY      : OLYMPIC VALLEY
                STATE/ZIP : CA  96146


MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    289,805.41  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,127.92  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,769,800.00     P & I AMT:     13,067.58
UPB AMT:   1,768,111.69

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           20
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030670483     MORTGAGORS: ANDERSON             EUGENE
                            ANDERSON             LAURA
 REGION CODE    ADDRESS   : 557 E KELLEY LANE
     01         CITY      : TEMPE
                STATE/ZIP : AZ  85284


MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,841.19  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,611.93  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 89.94900

 ----------------------------------------------------------------
00030670806     MORTGAGORS: BIRCH                ISABEL
                            BIRCH                JOHN
 REGION CODE    ADDRESS   : 305 SOUTH VINYARD WAY
     01         CITY      : ALPHARETTA
                STATE/ZIP : GA  30201


MORTGAGE AMOUNT :   254,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    254,174.32  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,911.97  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 94.99813

 ----------------------------------------------------------------
00030671259     MORTGAGORS: BARAIRO              EVELIO
                            BARAIRO              ROWENA
 REGION CODE    ADDRESS   : 130 IMAGES CIRCLE
     01         CITY      : MILPITAS
                STATE/ZIP : CA  95035


MORTGAGE AMOUNT :   252,700.00  OPTION TO CONVERT :
UNPAID BALANCE :    252,248.38  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,965.47  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 89.82781

 ----------------------------------------------------------------
00030671374     MORTGAGORS: FRUEHAN              FRED

 REGION CODE    ADDRESS   : 5534 CHEYENNE COURT
     01         CITY      : RANCHO CUCAMONGA,
                STATE/ZIP : CA  91739


MORTGAGE AMOUNT :   249,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    248,856.98  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,874.42  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 93.45600

 ----------------------------------------------------------------
00030671481     MORTGAGORS: BOSAK                HENRY
                            SMITH-BOSAK          DONNA
 REGION CODE    ADDRESS   : 662 NE JAMIE DR
     01         CITY      : HILLSBORO
                STATE/ZIP : OR  97124


MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    215,265.57  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,584.94  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030671606     MORTGAGORS: CUMMINGS             ROCKY
                            LONCARICH            KATHRYN
 REGION CODE    ADDRESS   : 3600 RICHIE ROAD
     01         CITY      : MIDDLETON
                STATE/ZIP : WI  53562


MORTGAGE AMOUNT :   241,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    241,050.08  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,833.30  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,438,900.00     P & I AMT:     10,782.03
UPB AMT:   1,436,436.52

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           21
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030671630     MORTGAGORS: SCHUSTER             JOSEPH
                            SCHUSTER             JANET
 REGION CODE    ADDRESS   : 5006 OAK RIDGE RD
     01         CITY      : SANTA BARBARA
                STATE/ZIP : CA  93111


MORTGAGE AMOUNT :   316,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    315,264.76  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,485.98  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030671804     MORTGAGORS: CRAIGHILL            LLOYD
                            CRAIGHILL            SHERRY
 REGION CODE    ADDRESS   : 3265 WILLOW GLEN DRIVE
     01         CITY      : HERNDON
                STATE/ZIP : VA  20171


MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    307,777.07  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,180.01  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030671861     MORTGAGORS: BROWN                SANDRA

 REGION CODE    ADDRESS   : 15480 ANTIOCH STREET #304
     01         CITY      : LOS ANGELES
                STATE/ZIP : CA  90272


MORTGAGE AMOUNT :   263,150.00  OPTION TO CONVERT :
UNPAID BALANCE :    262,668.34  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,023.40  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030672034     MORTGAGORS: HUCKABY              ROBERT
                            HUCKABY              SYLVIA
 REGION CODE    ADDRESS   : 6457 SE NORMA CIRCLE
     01         CITY      : MILWAUKIE
                STATE/ZIP : OR  97267


MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    233,850.78  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,757.97  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030672265     MORTGAGORS: AYRES                DAVID
                            AYRES                ANAYIS
 REGION CODE    ADDRESS   : 80 CHEROKEE COURT
     01         CITY      : SPARTA
                STATE/ZIP : NJ  07871


MORTGAGE AMOUNT :   384,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    383,755.14  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,884.86  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030672281     MORTGAGORS: KERSEY               ROGER
                            KERSEY               VIVIAN
 REGION CODE    ADDRESS   : 8218 CHIVALRY ROAD
     01         CITY      : ANNANDALE
                STATE/ZIP : VA  22003


MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    231,725.08  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,804.47  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,737,150.00     P & I AMT:     13,136.69
UPB AMT:   1,735,041.17

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           22
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030672398     MORTGAGORS: BARDUE               RICHARD

 REGION CODE    ADDRESS   : 9612 132ND STREET NE
     01         CITY      : ARLINGTON
                STATE/ZIP : WA  98223


MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    263,678.99  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,029.94  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030672737     MORTGAGORS: SEILER               SIGMUND
                            SEILER               GWENDOLYN
 REGION CODE    ADDRESS   : 13202 BRONCROFT COURT
     01         CITY      : MIDLOTHIAN
                STATE/ZIP : VA  23113


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,793.54  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,175.21  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 93.75000

 ----------------------------------------------------------------
00030672786     MORTGAGORS: SMITH                SIGRID
                            SMITH                ARTHUR
 REGION CODE    ADDRESS   : 1009 PRISCILLA LANE
     01         CITY      : ALEXANDRIA
                STATE/ZIP : VA  22308


MORTGAGE AMOUNT :   228,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    228,475.97  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,639.16  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030672968     MORTGAGORS: WEIDE                LAMONT
                            WEIDE                LINDA
 REGION CODE    ADDRESS   : 5120 SKYVIE DRIVE
     01         CITY      : RAPID CITY
                STATE/ZIP : SD  57702


MORTGAGE AMOUNT :   243,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    243,598.49  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,852.68  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030673099     MORTGAGORS: ADAMS                MICHAEL
                            ADAMS                KATHLEEN
 REGION CODE    ADDRESS   : 11 DUBLIN CT.
     01         CITY      : MEDFORD
                STATE/ZIP : NJ  08055


MORTGAGE AMOUNT :   235,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    235,333.78  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,687.16  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 94.99900

 ----------------------------------------------------------------
00030673123     MORTGAGORS: WILSON               ROY
                            WILSON               BARBARA
 REGION CODE    ADDRESS   : 2647 FAWN LANE
     01         CITY      : WARRINGTON
                STATE/ZIP : PA  18976


MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,681.36  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,611.93  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,497,050.00     P & I AMT:     10,996.08
UPB AMT:   1,495,562.13

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           23
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030673131     MORTGAGORS: JOHNSON              A
                            JOHNSON              AMY
 REGION CODE    ADDRESS   : 3705 RIVER HOLLOW RUN
     01         CITY      : DULUTH
                STATE/ZIP : GA  30136


MORTGAGE AMOUNT :   227,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    226,843.78  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,645.91  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 75.85200

 ----------------------------------------------------------------
00030673206     MORTGAGORS: HARRIS               BRENDA
                            HARRIS               RAY
 REGION CODE    ADDRESS   : 5272 RISING SUN LANE
     01         CITY      : ELLICOTT CITY
                STATE/ZIP : MD  21043


MORTGAGE AMOUNT :   216,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    216,465.46  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,609.37  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 85.00000

 ----------------------------------------------------------------
00030673404     MORTGAGORS: HUMMENIK             MICHAEL
                            HUMMENIK             NAYOUNG
 REGION CODE    ADDRESS   : 10126 LAKE HAVEN COURT
     01         CITY      : BUDRKE
                STATE/ZIP : VA  22015


MORTGAGE AMOUNT :   377,700.00  OPTION TO CONVERT :
UNPAID BALANCE :    377,440.07  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,738.59  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 79.99500

 ----------------------------------------------------------------
00030673453     MORTGAGORS: CALIENDO             PAUL
                            CALIENDO             MARLYN
 REGION CODE    ADDRESS   : 8075 EAST DALE LANE
     01         CITY      : SCOTTSDALE
                STATE/ZIP : AZ  85262


MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    479,701.65  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,648.35  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 66.20600

 ----------------------------------------------------------------
00030673503     MORTGAGORS: GANIS                PETER
                            GANIS                TERESA
 REGION CODE    ADDRESS   : 600 RIDGEVIEW DRIVE
     01         CITY      : MURPHY
                STATE/ZIP : TX  75082


MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    365,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,650.73  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 62.71100

 ----------------------------------------------------------------
00030673537     MORTGAGORS: MC CLAM              WILLIE
                            MC CLAM              MARY
 REGION CODE    ADDRESS   : 39 REMINGTON COURT
     01         CITY      : OLD BRIDGE
                STATE/ZIP : NJ  08857


MORTGAGE AMOUNT :   256,450.00  OPTION TO CONVERT :
UNPAID BALANCE :    256,450.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,971.88  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 89.99100

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,927,900.00     P & I AMT:     14,264.83
UPB AMT:   1,921,900.96

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           24
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030673602     MORTGAGORS: SPIEGEL              RICHARD
                            SPIEGEL              JEANNE
 REGION CODE    ADDRESS   : 360 BRIDGESTONE ROAD
     01         CITY      : ELDERSBURG
                STATE/ZIP : MD  21784


MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    246,850.36  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,899.22  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030673727     MORTGAGORS: ESLAMI               FRANK
                            ESLAMI               FAEZEH
 REGION CODE    ADDRESS   : 903 ARBUTUS ROADT
     01         CITY      : ANNAPOLIS
                STATE/ZIP : MD  21403


MORTGAGE AMOUNT :   481,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    481,284.96  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,575.87  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030673743     MORTGAGORS: SERFAS               ALLEN
                            SERFAS               SALLY
 REGION CODE    ADDRESS   : 125 JAMES DRIVE
     01         CITY      : RINGWOOD
                STATE/ZIP : NJ  07456


MORTGAGE AMOUNT :   212,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    211,868.23  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,611.35  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 94.64200

 ----------------------------------------------------------------
00030674063     MORTGAGORS: PFEIL                RICHARD
                            PFEIL                MARY
 REGION CODE    ADDRESS   : 1246 RACHEL ROAD
     01         CITY      : MCLEAN
                STATE/ZIP : VA  22101


MORTGAGE AMOUNT :   400,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    400,238.01  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,973.70  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 74.85900

 ----------------------------------------------------------------
00030674238     MORTGAGORS: TERCERO              KENNETH
                            TERCERO              IRMA
 REGION CODE    ADDRESS   : 11241 COUNTRY CLUB ROAD
     01         CITY      : NEW MARKET
                STATE/ZIP : MD  21774


MORTGAGE AMOUNT :   218,350.00  OPTION TO CONVERT :
UNPAID BALANCE :    218,207.16  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,621.25  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 94.99600

 ----------------------------------------------------------------
00030674451     MORTGAGORS: CENTURION            JORGE

 REGION CODE    ADDRESS   : 2815 SEGOVIA STREET
     01         CITY      : CORAL GABLES
                STATE/ZIP : FL  33134


MORTGAGE AMOUNT :   355,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    354,779.34  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,698.26  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 88.75000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,914,450.00     P & I AMT:     14,379.65
UPB AMT:   1,913,228.06

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           25
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030674485     MORTGAGORS: HOLCOMB              STEVEN
                            HOLCOMB              CYNTHIA
 REGION CODE    ADDRESS   : 1175 HORNAGE ROAD
     01         CITY      : BALL GRAND
                STATE/ZIP : GA  30107


MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    324,792.76  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,441.62  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 74.71200

 ----------------------------------------------------------------
00030674493     MORTGAGORS: KELLAS               KATHERINE
                            KELLAS               SCOTT
 REGION CODE    ADDRESS   : 15735 NORTHWEST TRAKEHNER WAY
     01         CITY      : PORTLAND
                STATE/ZIP : OR  97229


MORTGAGE AMOUNT :   212,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    211,735.52  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,611.36  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 94.93700

 ----------------------------------------------------------------
00030674634     MORTGAGORS: ANASTASIO            JAMES
                            ANASTASIO            ROSE
 REGION CODE    ADDRESS   : 20 OUTLOOK LANE
     01         CITY      : FREEHOLD
                STATE/ZIP : NJ  07728


MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    234,362.94  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,724.35  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 76.11400

 ----------------------------------------------------------------
00030674717     MORTGAGORS: CORNELISON           WESLEY
                            CORNELISON           POLLY
 REGION CODE    ADDRESS   : 24090 SOUTH 2300 EAST
     01         CITY      : SALT LAKE CITY
                STATE/ZIP : UT  84109


MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    249,840.58  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,878.17  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 64.93500

 ----------------------------------------------------------------
00030674931     MORTGAGORS: LEE                  GREGORY
                            LEE                  KATHLEEN
 REGION CODE    ADDRESS   : 16180 BIMINI LANE
     01         CITY      : HUNTINGTON BEACH
                STATE/ZIP : CA  92649


MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    249,654.77  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,812.68  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 55.55500

 ----------------------------------------------------------------
00030675177     MORTGAGORS: KELTON               MICHAEL
                            KELTON               DEBRA
 REGION CODE    ADDRESS   : 3 WESTGATE ROAD
     01         CITY      : SADDLE RIVER
                STATE/ZIP : NJ  07458


MORTGAGE AMOUNT :   638,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    637,810.76  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,627.76  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,910,250.00     P & I AMT:     14,095.94
UPB AMT:   1,908,197.33

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           26
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030675235     MORTGAGORS: SCHINDELE            JAMES

 REGION CODE    ADDRESS   : 10 WINDSWEPT CIRCLE
     01         CITY      : BREWSTER
                STATE/ZIP : NY  10509


MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    253,640.30  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,819.69  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 89.43600

 ----------------------------------------------------------------
00030675268     MORTGAGORS: RAYDER               MICHAEL
                            RAYDER               BARBARA
 REGION CODE    ADDRESS   : 5105 WHISPER WILLOW DRIVE
     01         CITY      : FAIRFAX
                STATE/ZIP : VA  22030


MORTGAGE AMOUNT :   297,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    297,306.66  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,081.92  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
LTV :                 79.98979

 ----------------------------------------------------------------
00030675631     MORTGAGORS: JOMOTO               KIMITAKA
                            JOMOTO               IKUKO
 REGION CODE    ADDRESS   : 455 YELLOW PINE ROAD
     01         CITY      : RENO
                STATE/ZIP : NV  89511


MORTGAGE AMOUNT :   276,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    275,910.76  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,980.88  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 70.00000

 ----------------------------------------------------------------
00030675730     MORTGAGORS: SOTTA                ROBERT
                            MONTGOMERY           ROSALYN
 REGION CODE    ADDRESS   : 12663 RUE MARABELLE
     01         CITY      : SAN DIEGO
                STATE/ZIP : CA  92131


MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    424,728.99  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,192.89  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 77.27200

 ----------------------------------------------------------------
00030676027     MORTGAGORS: PAVEK                TIMOTHY
                            PAVEK                DIANE
 REGION CODE    ADDRESS   : 3229 STRADA OLIVERO
     01         CITY      : LAS VEGAS
                STATE/ZIP : NV  89117


MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    334,791.78  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,546.24  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 87.01200

 ----------------------------------------------------------------
00030676076     MORTGAGORS: REESE                JONATHAN
                            REESE                JUDITH
 REGION CODE    ADDRESS   : 6 FRANKLIN ROGERS ROAD
     01         CITY      : HINGHAM
                STATE/ZIP : MA  02043


MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    349,759.14  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,537.74  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 68.62700

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,938,250.00     P & I AMT:     14,159.36
UPB AMT:   1,936,137.63

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           27
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030676126     MORTGAGORS: ROTEMAN              LANCE
                            ROTEMAN              CARA
 REGION CODE    ADDRESS   : 30 NEWPORT DRIVE
     01         CITY      : NANUET
                STATE/ZIP : NY  10954


MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    228,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,732.97  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030676142     MORTGAGORS: MARTINEZ             DENNIS
                            PONDER               EDWARD
 REGION CODE    ADDRESS   : 2055 W SILVERLAKE DRIVE
     01         CITY      : LOS ANGELES
                STATE/ZIP : CA  90039


MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    335,785.74  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,524.26  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030676159     MORTGAGORS: BURNS                SAMUEL
                            BENNETT-BURNS        JOAN
 REGION CODE    ADDRESS   : 7514 SHEETS DRIVE
     01         CITY      : MOORESTOWN
                STATE/ZIP : NC  28115


MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    379,745.02  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,788.31  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 79.14100

 ----------------------------------------------------------------
00030676431     MORTGAGORS: CHRISTMAN            PATRICK
                            CHRISTMAN            LINDA
 REGION CODE    ADDRESS   : 1191 DALLAS ROAD
     01         CITY      : FALLBROOK
                STATE/ZIP : CA  92028


MORTGAGE AMOUNT :   211,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    210,803.43  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,605.27  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030676498     MORTGAGORS: WEITZ                EUGENE
                            WEITZ                ROBIN
 REGION CODE    ADDRESS   : 126 CHESTNUT HILL DRIVE
     01         CITY      : NEW PROVIDENCE
                STATE/ZIP : NJ  07974


MORTGAGE AMOUNT :   280,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    280,250.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,105.42  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030677132     MORTGAGORS: OATES                JAMES
                            OATES                JOYCE
 REGION CODE    ADDRESS   : 5056 OAK MELLO COURT
     01         CITY      : ELK GROVE
                STATE/ZIP : CA  95758


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,818.26  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,306.74  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,735,450.00     P & I AMT:     13,062.97
UPB AMT:   1,734,402.45

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           28
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030677389     MORTGAGORS: CHANG                PO
                            LAU                  GINA
 REGION CODE    ADDRESS   : 32 LATIMORE WAY
     01         CITY      : OWINGS MILLS
                STATE/ZIP : MD  21117


MORTGAGE AMOUNT :   228,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    228,184.45  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,656.79  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 74.01200

 ----------------------------------------------------------------
00030677405     MORTGAGORS: DURRENBERGER         JOHN
                            DURRENBERGER         CAROL
 REGION CODE    ADDRESS   : 5 WALKAWAY LANE
     01         CITY      : CHERRY HILL
                STATE/ZIP : NJ  08003


MORTGAGE AMOUNT :   228,700.00  OPTION TO CONVERT :
UNPAID BALANCE :    227,254.16  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,638.44  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 70.48400

 ----------------------------------------------------------------
00030677447     MORTGAGORS: GANLEY               ROBERT
                            GANLEY               CYNTHIA
 REGION CODE    ADDRESS   : 3025 145TH PLACE SOUTHEAST
     01         CITY      : MILL CREEK
                STATE/ZIP : WA  98012


MORTGAGE AMOUNT :   264,550.00  OPTION TO CONVERT :
UNPAID BALANCE :    264,367.94  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,918.17  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 89.99800

 ----------------------------------------------------------------
00030677462     MORTGAGORS: FRENCH               RICHARD

 REGION CODE    ADDRESS   : 215 TURQUIOSE CREEK DRIVE
     01         CITY      : CARY
                STATE/ZIP : NC  27513


MORTGAGE AMOUNT :   301,650.00  OPTION TO CONVERT :
UNPAID BALANCE :    301,457.64  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,266.20  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 89.99100

 ----------------------------------------------------------------
00030677470     MORTGAGORS: WARD                 STEPHEN
                            WARD                 LORI
 REGION CODE    ADDRESS   : 406 MIDENHALL WAY
     01         CITY      : CARY
                STATE/ZIP : NC  27513


MORTGAGE AMOUNT :   453,550.00  OPTION TO CONVERT :
UNPAID BALANCE :    453,268.09  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,447.31  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 79.99500

 ----------------------------------------------------------------
00030677603     MORTGAGORS: THOMAS               STEVEN
                            THOMAS               LINDA
 REGION CODE    ADDRESS   : 5607 CARDINAL DRIVE
     01         CITY      : WATERLOO
                STATE/ZIP : IL  62298


MORTGAGE AMOUNT :   229,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    229,500.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,764.66  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,706,450.00     P & I AMT:     12,691.57
UPB AMT:   1,704,032.28

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           29
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030677843     MORTGAGORS: MOOG                 WILLIAM

 REGION CODE    ADDRESS   : 4 PINETREE COURT
     01         CITY      : BALTIMORE
                STATE/ZIP : MD  21286


MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    235,853.30  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,793.78  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 94.40000

 ----------------------------------------------------------------
00030678056     MORTGAGORS: MICKLETHWAIT         DWIGHT
                            MICKLETHWAIT         CARLA
 REGION CODE    ADDRESS   : 2822 RIO GRANDE STREET
     01         CITY      : AUSTIN
                STATE/ZIP : TX  78705


MORTGAGE AMOUNT :   222,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    222,668.46  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,732.92  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030678122     MORTGAGORS: BROWN                MERRITT
                            BROWN                DORISKA
 REGION CODE    ADDRESS   : 2404 TWIN VALLEY LANE
     01         CITY      : SILVER SPRING
                STATE/ZIP : MD  20906


MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    251,826.57  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,827.18  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030678155     MORTGAGORS: LO                   JOHNNY
                            NG                   DELLA
 REGION CODE    ADDRESS   : 2290 15TH AVENUE
     01         CITY      : SAN FRANCISCO
                STATE/ZIP : CA  94116


MORTGAGE AMOUNT :   263,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    262,827.96  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,952.77  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 79.93900

 ----------------------------------------------------------------
00030678239     MORTGAGORS: GACEK                EDWARD
                            CLARK                SUSAN
 REGION CODE    ADDRESS   : 9515 60TH AVENUE WEST
     01         CITY      : MUKILTEO
                STATE/ZIP : WA  98275


MORTGAGE AMOUNT :   237,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    237,448.49  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,785.01  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030678296     MORTGAGORS: ANDAYA               CARLOS
                            ANDAYA               BEATRIZ
 REGION CODE    ADDRESS   : 9625 PALM BEACH LANE
     01         CITY      : SAN DIEGO
                STATE/ZIP : CA  92129


MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,740.15  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,770.08  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,436,400.00     P & I AMT:     10,861.74
UPB AMT:   1,435,364.93

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           30
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030678411     MORTGAGORS: MURPHY               BRIAN
                            MURPHY               SILVIA
 REGION CODE    ADDRESS   : 997 MAIN STREET
     01         CITY      : NORWELL
                STATE/ZIP : MA  02061


MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    225,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,631.41  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 66.17600

 ----------------------------------------------------------------
00030678494     MORTGAGORS: DINGMAN              BROOKS
                            DINGMAN              JANICE
 REGION CODE    ADDRESS   : 28908 HOLLOWBROOK AVENUE
     01         CITY      : AGOURA HILLS
                STATE/ZIP : CA  91301


MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    242,655.87  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,740.89  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030678684     MORTGAGORS: DEBARR               COLLEEN

 REGION CODE    ADDRESS   : 1070 VINTAGE CLUB DRIVE
     01         CITY      : DULUTH
                STATE/ZIP : GA  30155


MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    359,752.25  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,610.25  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030678825     MORTGAGORS: VEST                 DONALD
                            SOMERS               CANDACE
 REGION CODE    ADDRESS   : 5402 E MARIPOSA STREET
     01         CITY      : PHOENIX
                STATE/ZIP : AZ  85018


MORTGAGE AMOUNT :   354,375.00  OPTION TO CONVERT :
UNPAID BALANCE :    353,929.53  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,724.84  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030678833     MORTGAGORS: JONES                TERRY
                            JONES                TRACIE
 REGION CODE    ADDRESS   : 5009 JASON ROAD
     01         CITY      : CASTRO VALLEY
                STATE/ZIP : CA  94552


MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    254,857.05  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,028.89  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 79.68700

 ----------------------------------------------------------------
00030678858     MORTGAGORS: DA SILVA             LUIS
                            DA SILVA             MARIANNE
 REGION CODE    ADDRESS   : 525 KALINDA PLACE
     01         CITY      : THOUSAND OAKS
                STATE/ZIP : CA  91320


MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    249,636.97  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,769.48  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
LTV :                 65.78900

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,687,375.00     P & I AMT:     12,505.76
UPB AMT:   1,685,831.67

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           31
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030678940     MORTGAGORS: KUSCHE               KURT
                            KUSCHE               CINDY
 REGION CODE    ADDRESS   : 8304 SOUTHERN SPRINGS COURT
     01         CITY      : OAK RIDGE
                STATE/ZIP : NC  27310


MORTGAGE AMOUNT :   231,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    231,586.43  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,660.29  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 94.99800

 ----------------------------------------------------------------
00030678965     MORTGAGORS: WIEDER               STEPHEN
                            WIEDER               KATHLEEN
 REGION CODE    ADDRESS   : 2209 LINK ROAD
     01         CITY      : SILVER SPRING
                STATE/ZIP : MD  20905


MORTGAGE AMOUNT :   365,850.00  OPTION TO CONVERT :
UNPAID BALANCE :    365,369.74  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,716.43  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 79.99100

 ----------------------------------------------------------------
00030678981     MORTGAGORS: STUTTS               WILLIAM

 REGION CODE    ADDRESS   : 1405 HARDOUIN AVENUE
     01         CITY      : AUSTIN
                STATE/ZIP : TX  78703


MORTGAGE AMOUNT :   322,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    322,289.03  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,394.56  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 61.42857

 ----------------------------------------------------------------
00030679039     MORTGAGORS: GARCIA               GARY
                            DAWSON               KATHLEEN
 REGION CODE    ADDRESS   : 24700 HUTCHINSON ROAD
     01         CITY      : LOS GATOS
                STATE/ZIP : CA  95030


MORTGAGE AMOUNT :   334,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    334,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,421.73  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 52.84800

 ----------------------------------------------------------------
00030679385     MORTGAGORS: SCHEFFLER            SCOTT
                            WOLFE                MARIAN
 REGION CODE    ADDRESS   : 233 BALLAST
     01         CITY      : THE SEA RANCH
                STATE/ZIP : CA  95497


MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    259,842.49  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,999.18  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 67.53200

 ----------------------------------------------------------------
00030679435     MORTGAGORS: BARNEY               PHILLIP
                            BARNEY               PATRICIA
 REGION CODE    ADDRESS   : 2405 EAST OAK CREST CIRCLE
     01         CITY      : SPANISH FORK
                STATE/ZIP : UT  84660


MORTGAGE AMOUNT :   229,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    228,861.26  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,760.82  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 79.79000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,743,100.00     P & I AMT:     12,953.01
UPB AMT:   1,741,948.95

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           32
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030679799     MORTGAGORS: STEWARDSON           DANA
                            STEWARDSON           ALICE
 REGION CODE    ADDRESS   : 323 CAVERSHAM ROAD
     01         CITY      : BRYN MAWR
                STATE/ZIP : PA  19010


MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    274,820.11  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,041.87  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 59.13900

 ----------------------------------------------------------------
00030679815     MORTGAGORS: SEKINGER             WILLIAM
                            SEKINGER             ALEJANDRA
 REGION CODE    ADDRESS   : 721 PHEASANT DRIVE
     01         CITY      : FOREST HILL
                STATE/ZIP : MD  21050


MORTGAGE AMOUNT :   233,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    232,869.38  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,853.85  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 90.66100

 ----------------------------------------------------------------
00030679849     MORTGAGORS: STELMACH             DEE

 REGION CODE    ADDRESS   : 317 CHESTNUT HILL ROAD
     01         CITY      : YORK
                STATE/ZIP : PA  17402


MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    325,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,470.24  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 74.88479

 ----------------------------------------------------------------
00030679898     MORTGAGORS: MICHELS              DAVID
                            MICHELS              MARIANNE
 REGION CODE    ADDRESS   : 14 MCCURLEY DRIVE
     01         CITY      : NEW FREEDOM
                STATE/ZIP : PA  17349


MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    247,350.05  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,903.07  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030679906     MORTGAGORS: BERG                 NICHOLAS
                            BERG                 MARCIA
 REGION CODE    ADDRESS   : 9590 LOGERSFIELD CIRCLE
     01         CITY      : VIENNA
                STATE/ZIP : VA  22181


MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    244,827.07  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,755.22  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 75.08400

 ----------------------------------------------------------------
00030679914     MORTGAGORS: MATHISON             HOWARD

 REGION CODE    ADDRESS   : 11143 S. PALISADE RIM CREEK
     01         CITY      : SOUTH JORDAN
                STATE/ZIP : UT  84095


MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    329,800.09  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,537.41  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 85.80300

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,655,500.00     P & I AMT:     12,561.66
UPB AMT:   1,654,666.70

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           33
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030679971     MORTGAGORS: CARROLL              THOMAS
                            CARROLL              KARLA
 REGION CODE    ADDRESS   : 6989 CHILI HILL ROAD
     01         CITY      : NEWCASTLE
                STATE/ZIP : CA  95658


MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    246,834.27  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,812.40  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 65.51700

 ----------------------------------------------------------------
00030680045     MORTGAGORS: PAGE                 DENNIS
                            MARTINEZ-PAGE        J
 REGION CODE    ADDRESS   : 25150 N. WINDY WALK DRIVE #65
     01         CITY      : SCOTTSDALE
                STATE/ZIP : AZ  85255


MORTGAGE AMOUNT :   223,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    222,854.13  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,655.77  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 89.20000

 ----------------------------------------------------------------
00030680334     MORTGAGORS: RUSSELL              PATRICIA

 REGION CODE    ADDRESS   : 16442 MIDWOOD DRIVE
     01         CITY      : LOS ANGELES
                STATE/ZIP : CA  91344


MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    229,849.54  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,707.75  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 79.31000

 ----------------------------------------------------------------
00030681035     MORTGAGORS: BRANNOCK             STEPHEN
                            BRANNOCK             SUSAN
 REGION CODE    ADDRESS   : 1850 CHEROKEE ROSE CIRCLE
     01         CITY      : MT PLEASANT
                STATE/ZIP : SC  29464


MORTGAGE AMOUNT :   224,550.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,239.91  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,628.15  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030681159     MORTGAGORS: WOODFOLK             CRAIG
                            WOODFOLK             MARY
 REGION CODE    ADDRESS   : 12493 FOXVIEW WAY
     01         CITY      : RESTON
                STATE/ZIP : VA  22091


MORTGAGE AMOUNT :   245,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    245,231.11  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,779.33  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 94.98700

 ----------------------------------------------------------------
00030681167     MORTGAGORS: UPTON                DAVID
                            SICURELLA-UPTON      JEAN
 REGION CODE    ADDRESS   : 10 DAVIS AVENUE
     01         CITY      : ARLINGTON
                STATE/ZIP : MA  02174


MORTGAGE AMOUNT :   220,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    220,086.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,675.95  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,390,450.00     P & I AMT:     10,259.35
UPB AMT:   1,389,094.96

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           34
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030681258     MORTGAGORS: HALL                 KAREN
                            HALL                 STEVEN
 REGION CODE    ADDRESS   : 6 COT HILL ROAD
     01         CITY      : BEDFORD
                STATE/ZIP : MA  01730


MORTGAGE AMOUNT :   283,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    282,805.24  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,051.95  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 70.92700

 ----------------------------------------------------------------
00030681464     MORTGAGORS: WITT                 STEVEN
                            FAIBES               DANIELA
 REGION CODE    ADDRESS   : 9 MOUNTAINVIEW DRIVE
     01         CITY      : MOUNTAINSIDE
                STATE/ZIP : NJ  07092


MORTGAGE AMOUNT :   388,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    387,732.98  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,813.27  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030681753     MORTGAGORS: HUNT                 ROBERT
                            HUNT                 SUSANNA
 REGION CODE    ADDRESS   : 1000 VIRGINIA AVENUE
     01         CITY      : ALEXANDRIA
                STATE/ZIP : VA  22302


MORTGAGE AMOUNT :   220,850.00  OPTION TO CONVERT :
UNPAID BALANCE :    220,542.37  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,601.32  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 94.98900

 ----------------------------------------------------------------
00030681886     MORTGAGORS: SPADE                WILLIAM
                            SPADE                TAMMY
 REGION CODE    ADDRESS   : 22632 BANLOVENTO
     01         CITY      : MISSION VIEJO
                STATE/ZIP : CA  92692


MORTGAGE AMOUNT :   274,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    273,834.01  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,106.82  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030682033     MORTGAGORS: SHEPHERDSON          DOUGLAS
                            SHEPHERDSON          FRANCES
 REGION CODE    ADDRESS   : 4812 NEWTON STREET
     01         CITY      : TORRANCE
                STATE/ZIP : CA  90505


MORTGAGE AMOUNT :   290,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    290,214.82  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,181.68  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030682272     MORTGAGORS: MORAN                PAUL
                            MORAN                VALERIE
 REGION CODE    ADDRESS   : 9 CHERRY HILLS LANE
     01         CITY      : COTO DE CASA
                STATE/ZIP : CA  92679


MORTGAGE AMOUNT :   520,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    519,684.97  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,998.36  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,976,250.00     P & I AMT:     14,753.40
UPB AMT:   1,974,814.39

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           35
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030682314     MORTGAGORS: DONGBANG             CHUNG
                            DONGBANG             CHOON SOOK
 REGION CODE    ADDRESS   : 550 MAYFAIR LANE
     01         CITY      : BUFFALO GROVE
                STATE/ZIP : IL  60089


MORTGAGE AMOUNT :   253,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    253,346.42  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,949.20  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 89.89300

 ----------------------------------------------------------------
00030682348     MORTGAGORS: AGUHOB               ELIGIO
                            AGUHOB               CECILIA
 REGION CODE    ADDRESS   : 2048 GEORGE WASHINGTON ROAD
     01         CITY      : VIENNA
                STATE/ZIP : VA  22182


MORTGAGE AMOUNT :   368,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    368,582.26  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,868.49  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 79.99600

 ----------------------------------------------------------------
00030682363     MORTGAGORS: SAXE                 JONATHAN
                            SAXE                 BAMBI
 REGION CODE    ADDRESS   : 375 ASPEN TRAIL
     01         CITY      : BEAVER CREEK
                STATE/ZIP : OH  45430


MORTGAGE AMOUNT :   285,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    285,243.72  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,170.77  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030682421     MORTGAGORS: GELMAN               PAUL
                            GELMAN               ANGELA
 REGION CODE    ADDRESS   : 3 GALLERY LANE
     01         CITY      : CHERRY HILL
                STATE/ZIP : NJ  08003


MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    255,551.69  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,845.93  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/26
CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030682918     MORTGAGORS: GOIN                 BOBBY
                            GOIN                 KAREN
 REGION CODE    ADDRESS   : 3416 SUSSEX COURT
     01         CITY      : FLORENCE
                STATE/ZIP : SC  29501


MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    259,842.49  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,999.18  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 93.35700

 ----------------------------------------------------------------
00030682967     MORTGAGORS: ALTHER               WILLIAM
                            ALTHER               DEBORAH
 REGION CODE    ADDRESS   : 1111 VINE STREET
     01         CITY      : DENVER
                STATE/ZIP : CO  80206


MORTGAGE AMOUNT :   242,100.00  OPTION TO CONVERT :
UNPAID BALANCE :    241,945.62  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,818.82  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,674,000.00     P & I AMT:     12,652.39
UPB AMT:   1,664,512.20

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           36
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030683007     MORTGAGORS: ADAMS                JAMES
                            ADAMS                TRICIA
 REGION CODE    ADDRESS   : 8620 NORTH CENTRAL AVENUE
     01         CITY      : PHOENIX
                STATE/ZIP : AZ  85020


MORTGAGE AMOUNT :   231,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    230,856.42  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,755.77  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 66.00000

 ----------------------------------------------------------------
00030683031     MORTGAGORS: TRENKLE              WILLIAM
                            TRENKLE              CRYSTAL
 REGION CODE    ADDRESS   : 4904 BROOKBURN DRIVE
     01         CITY      : SAN DIEGO
                STATE/ZIP : CA  92130


MORTGAGE AMOUNT :   246,450.00  OPTION TO CONVERT :
UNPAID BALANCE :    246,118.16  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,808.37  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 74.91100

 ----------------------------------------------------------------
00030683056     MORTGAGORS: CARPENTER            BRUCE
                            CARPENTER            ERLINDA
 REGION CODE    ADDRESS   : 12410 MILESTONE MANOR LANE
     01         CITY      : GERMANTOWN
                STATE/ZIP : MD  20876


MORTGAGE AMOUNT :   229,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    229,764.27  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,788.14  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 94.98000

 ----------------------------------------------------------------
00030683106     MORTGAGORS: DU BOYCE             WILLIAM
                            DU BOYCE             RITA
 REGION CODE    ADDRESS   : 2716 HOWARD GROVE ROAD
     01         CITY      : DAVIDSONVILLE
                STATE/ZIP : MD  21035


MORTGAGE AMOUNT :   310,350.00  OPTION TO CONVERT :
UNPAID BALANCE :    310,141.76  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,277.24  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 88.56000

 ----------------------------------------------------------------
00030683213     MORTGAGORS: GUNTHER              RODNEY
                            GUNTHER              CONNIE
 REGION CODE    ADDRESS   : 20895 LAURELLEAF COURT
     01         CITY      : ASHBUEN
                STATE/ZIP : VA  20147


MORTGAGE AMOUNT :   224,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,200.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,567.64  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
LTV :                 79.98500

 ----------------------------------------------------------------
00030683379     MORTGAGORS: ROBBINS              PERRY
                            ROBBINS              AMELIA
 REGION CODE    ADDRESS   : 12404 WOODWALK TERRACE
     01         CITY      : MITCHELLVILLE
                STATE/ZIP : MD  20721


MORTGAGE AMOUNT :   364,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    364,178.93  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,868.31  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 94.98700

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,606,500.00     P & I AMT:     12,065.47
UPB AMT:   1,605,259.54

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           37
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030683502     MORTGAGORS: GREVENITIS           GUS
                            GREVENITIS           POPI
 REGION CODE    ADDRESS   : 29 HIGHLAND DRIVE
     01         CITY      : CHESTER HEIGHTS
                STATE/ZIP : PA  19063


MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    234,667.21  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,683.57  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 64.38300

 ----------------------------------------------------------------
00030683692     MORTGAGORS: KISIEL               KEVIN
                            KISIEL               ANNETTE
 REGION CODE    ADDRESS   : 10344 NEWINGTON DRIVE
     01         CITY      : ORLANDO
                STATE/ZIP : FL  32826


MORTGAGE AMOUNT :   251,550.00  OPTION TO CONVERT :
UNPAID BALANCE :    251,397.60  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,934.21  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 94.99000

 ----------------------------------------------------------------
00030683775     MORTGAGORS: HARADA               LUKE
                            HARADA               TOMOKO
 REGION CODE    ADDRESS   : ONE DEER CREEK DRIVE
     01         CITY      : BERNARDS TOWNSHIP
                STATE/ZIP : NJ  07920


MORTGAGE AMOUNT :   476,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    476,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,451.33  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 70.00000

 ----------------------------------------------------------------
00030684005     MORTGAGORS: KRANTZ               DANIEL
                            KRANTZ               LOIS
 REGION CODE    ADDRESS   : 24 RUPPERT DRIVE
     01         CITY      : FRANKLIN TWP
                STATE/ZIP : NJ  08873


MORTGAGE AMOUNT :   260,550.00  OPTION TO CONVERT :
UNPAID BALANCE :    260,108.51  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,073.06  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 79.86300

 ----------------------------------------------------------------
00030684047     MORTGAGORS: MELENDEZ             LEONARD
                            MELENDEZ             MIRTHA
 REGION CODE    ADDRESS   : 23 LARKSPUR DRIVE
     01         CITY      : SOUTH BRUNSWICK
                STATE/ZIP : NJ  08852


MORTGAGE AMOUNT :   246,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    246,599.79  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,898.45  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 89.78100

 ----------------------------------------------------------------
00030684062     MORTGAGORS: JONES                STEVEN
                            JONES                TERI
 REGION CODE    ADDRESS   : 108 ZACHARY COURT
     01         CITY      : ROSEVILLE
                STATE/ZIP : CA  95747


MORTGAGE AMOUNT :   239,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    239,322.27  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,864.76  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 94.99900

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,709,750.00     P & I AMT:     12,905.38
UPB AMT:   1,708,095.38

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           38
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030684138     MORTGAGORS: KINGSTON             MICHAEL
                            KINGSTON             ROBYN
 REGION CODE    ADDRESS   : 8 DRAYTON PLACE
     01         CITY      : WAYNE
                STATE/ZIP : NJ  07470


MORTGAGE AMOUNT :   294,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    294,330.56  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,316.84  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030684278     MORTGAGORS: MELENDEZ             RAFAEL
                            MELENDEZ             LUZ
 REGION CODE    ADDRESS   : 27 DALE DRIVE
     01         CITY      : VOORHEES
                STATE/ZIP : NJ  08043


MORTGAGE AMOUNT :   241,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    241,153.82  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,855.39  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030684286     MORTGAGORS: DABIR                VIJAYA
                            DABIR                SHASHI
 REGION CODE    ADDRESS   : 12505 FOX VIEW WAY
     01         CITY      : RESTON
                STATE/ZIP : VA  22091


MORTGAGE AMOUNT :   237,450.00  OPTION TO CONVERT :
UNPAID BALANCE :    237,105.18  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,680.66  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
LTV :                 94.98300

 ----------------------------------------------------------------
00030684328     MORTGAGORS: BRAND                BRYAN
                            HARRIS-BRAND         VICKI
 REGION CODE    ADDRESS   : 17924 POND BRIDGE ROAD
     01         CITY      : WILDWOOD
                STATE/ZIP : MO  63005


MORTGAGE AMOUNT :   459,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    459,621.39  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,536.24  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 79.99652

 ----------------------------------------------------------------
00030684344     MORTGAGORS: FRIZZLE              EDWARD
                            FRIZZLE              CYNTHIA
 REGION CODE    ADDRESS   : 3111 LODGE DRIVE
     01         CITY      : JAMESTOWN
                STATE/ZIP : NC  27282


MORTGAGE AMOUNT :   253,550.00  OPTION TO CONVERT :
UNPAID BALANCE :    253,388.32  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,904.84  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 94.99800

 ----------------------------------------------------------------
00030684351     MORTGAGORS: SUSEL                IRVING
                            GOLDBERG             GAIL
 REGION CODE    ADDRESS   : 7708 ZULIMA COURT
     01         CITY      : BETHESDA
                STATE/ZIP : MD  20817


MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    290,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,178.68  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 58.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,776,700.00     P & I AMT:     13,472.65
UPB AMT:   1,775,599.27

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           39
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030684427     MORTGAGORS: MILLER               DON
                            MILLER               JENNIFER
 REGION CODE    ADDRESS   : 19122 148TH AVENUE NE
     01         CITY      : WOODINVILLE
                STATE/ZIP : WA  98072


MORTGAGE AMOUNT :   259,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    256,936.40  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,901.92  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030684443     MORTGAGORS: SMOOT                DAVID
                            SMOOT                MARIE
 REGION CODE    ADDRESS   : 6831 E SUNSET SKY CIRCLE
     01         CITY      : SCOTTSDALE
                STATE/ZIP : AZ  85262


MORTGAGE AMOUNT :   354,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    354,395.99  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,789.64  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 62.65000

 ----------------------------------------------------------------
00030684567     MORTGAGORS: DELEON               MARCIAL
                            DELEON               BERNADETTE
 REGION CODE    ADDRESS   : 12901 LEE SIDE COURT
     01         CITY      : FAIRFAX
                STATE/ZIP : VA  22033


MORTGAGE AMOUNT :   235,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    235,641.78  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,730.22  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030684658     MORTGAGORS: DEUTSCH              NANCY

 REGION CODE    ADDRESS   : 662 GRANVILLE DRIVE
     01         CITY      : WINTER PARK
                STATE/ZIP : FL  32789


MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    256,348.56  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,995.03  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030684724     MORTGAGORS: CLIFFORD             FLOYD
                            CLIFFORD             DONNA
 REGION CODE    ADDRESS   : 3133 LAUREL ROAD
     01         CITY      : LONGVIEW
                STATE/ZIP : WA  98632


MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,849.02  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,650.98  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030684989     MORTGAGORS: LARON                ISIDRO
                            LARON                TERESITA
 REGION CODE    ADDRESS   : 52 CORTADERIA COURT
     01         CITY      : DANVILLE
                STATE/ZIP : CA  94526


MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    424,735.84  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,230.31  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 77.83800

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,756,100.00     P & I AMT:     13,298.10
UPB AMT:   1,752,907.59

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           40
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030685028     MORTGAGORS: HENRICUS             DAVID
                            HENRICUS             JOAN
 REGION CODE    ADDRESS   : 4775 WEST RAMBLIN COURT
     01         CITY      : MERIDIAN
                STATE/ZIP : ID  83642


MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    231,687.62  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,702.34  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030685119     MORTGAGORS: WARD                 TIMOTHY
                            WARD                 LAURIE
 REGION CODE    ADDRESS   : 1173 YANKEE CREEK RD
     01         CITY      : EVERGREEN
                STATE/ZIP : CO  80439


MORTGAGE AMOUNT :   282,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    281,657.11  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,168.34  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 70.50000

 ----------------------------------------------------------------
00030685234     MORTGAGORS: CHOUCAIR             OMAR
                            CHOUCAIR             ALLISON
 REGION CODE    ADDRESS   : 5725 YEARY ROAD
     01         CITY      : PLANO
                STATE/ZIP : TX  75093


MORTGAGE AMOUNT :   253,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    253,629.70  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,862.30  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 75.76100

 ----------------------------------------------------------------
00030685275     MORTGAGORS: STEPHENS             CALVIN
                            STEPHENS             SANDRA
 REGION CODE    ADDRESS   : 9429 ROCKY BRANCH DRIVE
     01         CITY      : DALLAS
                STATE/ZIP : TX  75243


MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    278,822.09  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,096.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030685291     MORTGAGORS: KENNEY               MARK

 REGION CODE    ADDRESS   : 5353 FIRWOOD ROAD
     01         CITY      : LAKE OSWEGO
                STATE/ZIP : OR  97035


MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    219,859.71  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,652.79  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 94.33900

 ----------------------------------------------------------------
00030685366     MORTGAGORS: KATZ                 MICHAEL
                            KATZ                 PAMELA
 REGION CODE    ADDRESS   : 110 SOUTH ESSEX AVENUE
     01         CITY      : MARGATE
                STATE/ZIP : NJ  08402


MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    291,799.04  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,117.21  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,558,800.00     P & I AMT:     11,599.02
UPB AMT:   1,557,455.27

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           41
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030685408     MORTGAGORS: FALIVENE             THOMAS
                            FALIVENE             MICHELLE
 REGION CODE    ADDRESS   : 14 OVERSHOT CT
     01         CITY      : PHOENIX
                STATE/ZIP : MD  21131


MORTGAGE AMOUNT :   316,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    315,552.48  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,263.87  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030685499     MORTGAGORS: WOJCIEHOSKI          RANDAL
                            WOJCIEHOSKI          MICHELE
 REGION CODE    ADDRESS   : 1066 MARTIN ISLAND DRIVE
     01         CITY      : STEVENS POINT
                STATE/ZIP : WI  54481


MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    379,757.68  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,854.82  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 89.41100

 ----------------------------------------------------------------
00030685507     MORTGAGORS: HANSEN               MICHAEL
                            HANSEN               BENTE
 REGION CODE    ADDRESS   : 4587 CHATTAHOOCHEE COURT
     01         CITY      : MARIETTA
                STATE/ZIP : GA  30067


MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    339,777.59  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,524.49  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 78.16000

 ----------------------------------------------------------------
00030685572     MORTGAGORS: WHITLOCK             ORION
                            WHITLOCK             TERESA
 REGION CODE    ADDRESS   : 5011 CHARDONNAY DRIVE
     01         CITY      : CORAL SPRINGS
                STATE/ZIP : FL  33607


MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    256,348.55  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,995.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030685655     MORTGAGORS: HASSEL               ALAN
                            HASSEL               SONDRA
 REGION CODE    ADDRESS   : 13030 E SHANGRI-LA ROAD
     01         CITY      : SCOTTSDALE
                STATE/ZIP : AZ  85259


MORTGAGE AMOUNT :   245,650.00  OPTION TO CONVERT :
UNPAID BALANCE :    245,489.32  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,823.94  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 85.00000

 ----------------------------------------------------------------
00030685739     MORTGAGORS: DISCEPOLO            ALFREDO
                            ELIZONDO-DISCEPOLO   KATHERINE
 REGION CODE    ADDRESS   : 36 OTSEGO DRIVE
     01         CITY      : HUDSON
                STATE/ZIP : MA  01233


MORTGAGE AMOUNT :   222,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    222,161.82  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,689.65  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,760,450.00     P & I AMT:     13,151.81
UPB AMT:   1,759,087.44

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           42
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030685820     MORTGAGORS: BIEBER               ROBERT
                            BIEBER               JOHNETTE
 REGION CODE    ADDRESS   : 4610 ROUND LAKE HWY
     01         CITY      : MANITOU BEACH
                STATE/ZIP : MI  49253


MORTGAGE AMOUNT :   244,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    244,456.27  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,817.63  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030685952     MORTGAGORS: CAMPANELLI           DAVID
                            CAMPANELLI           EVELYN
 REGION CODE    ADDRESS   : 9606 BOLTON ROAD
     01         CITY      : LOS ANGELES
                STATE/ZIP : CA  90034


MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    349,563.38  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,660.26  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 78.65100

 ----------------------------------------------------------------
00030686182     MORTGAGORS: ARROYO               PEDRO
                            ARROYO               MARCIA
 REGION CODE    ADDRESS   : 1428 COVERED BRIDGE DRIVE
     01         CITY      : DELAND
                STATE/ZIP : FL  32724


MORTGAGE AMOUNT :   280,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    280,250.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,154.89  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030686240     MORTGAGORS: SALSMAN              RICHARD
                            SALSMAN              CLAIRE
 REGION CODE    ADDRESS   : 11442 BAY LAUREL STREET
     01         CITY      : DUBLIN
                STATE/ZIP : CA  94568


MORTGAGE AMOUNT :   267,850.00  OPTION TO CONVERT :
UNPAID BALANCE :    267,850.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,012.27  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 64.09500

 ----------------------------------------------------------------
00030686315     MORTGAGORS: WARREN               JOHN
                            WARREN               ALISON
 REGION CODE    ADDRESS   : 23 VAN HOLTEN RD
     01         CITY      : BERNARDS TWSP
                STATE/ZIP : NJ  07920


MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    349,771.04  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,598.75  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 53.82200

 ----------------------------------------------------------------
00030686448     MORTGAGORS: GOODMAN              DONALD
                            GOODMAN              JACQUELINE
 REGION CODE    ADDRESS   : 7880 ELSINORE DRIVE
     01         CITY      : MANASSAS
                STATE/ZIP : VA  20112


MORTGAGE AMOUNT :   280,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    280,075.81  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,130.10  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,773,150.00     P & I AMT:     13,373.90
UPB AMT:   1,771,966.50

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           43
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030686547     MORTGAGORS: WILLIAMS             JAMES
                            WILLIAMS             TERRY
 REGION CODE    ADDRESS   : 6658 VALLENDAR COVE
     01         CITY      : BARTLETT
                STATE/ZIP : TN  38135


MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    215,594.40  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,641.76  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030686588     MORTGAGORS: WILLIAMS             DAVID
                            WILLIAMS             ANNE
 REGION CODE    ADDRESS   : MELLICK RIDGE COURT
     01         CITY      : MANAKIN SABOT
                STATE/ZIP : VA  23103


MORTGAGE AMOUNT :   260,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    260,175.03  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,979.99  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 74.42800

 ----------------------------------------------------------------
00030686687     MORTGAGORS: DUPEA                JOHN
                            DUPEA                MARJORIE
 REGION CODE    ADDRESS   : 20730 42ND AVENUE SE
     01         CITY      : BOTHELL
                STATE/ZIP : WA  98012


MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    239,834.83  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,740.17  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 64.86400

 ----------------------------------------------------------------
00030686703     MORTGAGORS: MONTELEONE           FRANK
                            MONTELEONE           WENDY
 REGION CODE    ADDRESS   : 47 PRINCEWOOD LANE
     01         CITY      : PALM BEACH GARDENS
                STATE/ZIP : FL  33410


MORTGAGE AMOUNT :   234,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    234,350.46  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,761.73  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 94.98157

 ----------------------------------------------------------------
00030686729     MORTGAGORS: GRAVES               LEO
                            GRAVES               DONNA
 REGION CODE    ADDRESS   : 6417 KILBROGAN COURT
     01         CITY      : CLARKSVILLE
                STATE/ZIP : MD  21029


MORTGAGE AMOUNT :   227,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    227,435.49  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,651.35  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 79.98800

 ----------------------------------------------------------------
00030686778     MORTGAGORS: BROPHY               WILLIAM
                            PETERSON             NANCY
 REGION CODE    ADDRESS   : 5209 STONE COURT
     01         CITY      : SAN DIEGO
                STATE/ZIP : CA  92115


MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,845.15  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,631.41  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,403,750.00     P & I AMT:     10,406.41
UPB AMT:   1,402,235.36

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           44
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030686786     MORTGAGORS: NUNN                 KENNETH
                            NUNN                 MICHELLE
 REGION CODE    ADDRESS   : 3539 BROADSTONE COURT
     01         CITY      : ROCKLIN
                STATE/ZIP : CA  95765


 MORTGAGE AMOUNT :   246,300.00  OPTION TO CONVERT :
 UNPAID BALANCE :    245,984.80  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,850.37  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 94.98200

 ----------------------------------------------------------------
00030686844     MORTGAGORS: AMARAL               ROBERT

 REGION CODE    ADDRESS   : 14551 CARNELIAN GLEN COURT
     01         CITY      : SARATOGA
                STATE/ZIP : CA  95070


 MORTGAGE AMOUNT :   680,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    679,532.02  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     4,930.48  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   015
 LTV :                 57.62700

 ----------------------------------------------------------------
00030686885     MORTGAGORS: GHORASHIAN           JAVID
                            GHORASHIAN           J.
 REGION CODE    ADDRESS   : 12829 NW LORRAINE DRIVE
     01         CITY      : PORTLAND
                STATE/ZIP : OR  97229


 MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    323,552.58  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,349.23  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030687271     MORTGAGORS: ZYWIOLEK             LEE ELLEN
                            ZYWIOLEK             TIMOTHY
 REGION CODE    ADDRESS   : 10003 OLD FREDERICK ROAD
     01         CITY      : ELLICOTT CITY
                STATE/ZIP : MD  21042


 MORTGAGE AMOUNT :   242,250.00  OPTION TO CONVERT :
 UNPAID BALANCE :    242,106.97  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,884.20  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
 LTV :                 95.00000

 ----------------------------------------------------------------
00030687420     MORTGAGORS: MOSS                 RONALD
                            MOSS                 BRENDA
 REGION CODE    ADDRESS   : 4669 EXBURY COURT
     01         CITY      : SAN DIEGO
                STATE/ZIP : CA  92130


 MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    292,327.31  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,275.03  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
 LTV :                 88.63600

 ----------------------------------------------------------------
00030687461     MORTGAGORS: PATTERSON            JOHN
                            PATTERSON            MARIA
 REGION CODE    ADDRESS   : #7 ROSS RIDGE
     01         CITY      : SAN ANTONIO
                STATE/ZIP : TX  78248


 MORTGAGE AMOUNT :   262,750.00  OPTION TO CONVERT :
 UNPAID BALANCE :    262,590.81  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,020.33  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
 LTV :                 94.85559

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,047,800.00     P & I AMT:     15,309.64
UPB AMT:   2,046,094.49

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           45
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030687503     MORTGAGORS: FELL                 EDGAR
                            FELL                 EVONNE
 REGION CODE    ADDRESS   : 20853 CHANNEL COURT
     01         CITY      : STERLING
                STATE/ZIP : VA  20165


 MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    237,328.10  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,681.01  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
 LTV :                 93.13700

 ----------------------------------------------------------------
00030687594     MORTGAGORS: BOUKNIGHT            JOHNNIE
                            BOUKNIGHT            PENNY
 REGION CODE    ADDRESS   : 1208 MERGANSER COURT
     01         CITY      : UPPER MARLBORO
                STATE/ZIP : MD  20772


 MORTGAGE AMOUNT :   220,550.00  OPTION TO CONVERT :
 UNPAID BALANCE :    219,936.87  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,599.14  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   09/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 88.05500

 ----------------------------------------------------------------
00030687610     MORTGAGORS: BERESFORD            KEVIN
                            BERESFORD            MARGIE
 REGION CODE    ADDRESS   : 4810 HANGAR COURT
     01         CITY      : FAIR OAKS
                STATE/ZIP : CA  95628


 MORTGAGE AMOUNT :   351,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    350,787.36  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,698.89  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
00030687719     MORTGAGORS: BALKO                MICHAEL
                            BALKO                JULIA
 REGION CODE    ADDRESS   : 12 LOCUST AVENUE
     01         CITY      : LAKESIDE PARK
                STATE/ZIP : KY  41017


 MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    255,840.88  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,945.79  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030687859     MORTGAGORS: STEWART              R
                            STEWART              MARTHA
 REGION CODE    ADDRESS   : 711 GRANITE CREEK ROAD
     01         CITY      : SANTA CRUZ
                STATE/ZIP : CA  95065


 MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    307,788.03  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,233.22  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030687883     MORTGAGORS: PRECHEUR             HARRY

 REGION CODE    ADDRESS   : 4511 PROVINCE LINE RD
     01         CITY      : PRINCETON
                STATE/ZIP : NJ  08540


 MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    320,000.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,460.52  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
 LTV :                 75.29400

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,693,050.00     P & I AMT:     12,618.57
UPB AMT:   1,691,681.24

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           46
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030687917     MORTGAGORS: GHIMENTI             H
                            GHIMENTI             CARMEN
 REGION CODE    ADDRESS   : 9927 JULLIARD DRIVE
     01         CITY      : BETHESDA
                STATE/ZIP : MD  20817


 MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    231,848.24  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,722.59  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030687982     MORTGAGORS: BRINGHAM             ROBERT
                            BRINGHAM             JOANNE
 REGION CODE    ADDRESS   : 1201 SNOWDEN FARM
     01         CITY      : COLLIERVILLE
                STATE/ZIP : TN  38017


 MORTGAGE AMOUNT :   352,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    352,257.41  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,555.87  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 75.00000

 ----------------------------------------------------------------
00030688048     MORTGAGORS: CUDO                 DAVID
                            CUDO                 CATHERINE
 REGION CODE    ADDRESS   : 2690 N.W. GLENWOOD DRIVE
     01         CITY      : CORVALLIS
                STATE/ZIP : OR  97330


 MORTGAGE AMOUNT :   220,700.00  OPTION TO CONVERT :
 UNPAID BALANCE :    220,551.91  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,619.42  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 79.99200

 ----------------------------------------------------------------
00030688097     MORTGAGORS: PIKNA                MARION
                            DENISON              DONNA
 REGION CODE    ADDRESS   : 1139 BERNAL AVENUE
     01         CITY      : BURLINGAME
                STATE/ZIP : CA  94010


 MORTGAGE AMOUNT :   277,300.00  OPTION TO CONVERT :
 UNPAID BALANCE :    277,127.64  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,107.68  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
 LTV :                 74.94500

 ----------------------------------------------------------------
00030688196     MORTGAGORS: WHITESIDE            CHARLISE

 REGION CODE    ADDRESS   : 12 OBER STREET
     01         CITY      : BEVERLY
                STATE/ZIP : MA  01915


 MORTGAGE AMOUNT :   294,400.00  OPTION TO CONVERT :
 UNPAID BALANCE :    294,400.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,109.12  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030688212     MORTGAGORS: GRAHAM               LEWIS
                            GRAHAM               ANNE
 REGION CODE    ADDRESS   : 254 WAVERLY STREET
     01         CITY      : BELMONT
                STATE/ZIP : MA  02178


 MORTGAGE AMOUNT :   209,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    208,876.60  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,625.59  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
 LTV :                 95.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,585,900.00     P & I AMT:     11,740.27
UPB AMT:   1,585,061.80

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           47
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030688253     MORTGAGORS: LEE                  SHAWN

 REGION CODE    ADDRESS   : 2837 S. WESTBOURNE PLACE
     01         CITY      : ROWLAND HEIGHTS
                STATE/ZIP : CA  91748


 MORTGAGE AMOUNT :   276,300.00  OPTION TO CONVERT :
 UNPAID BALANCE :    276,114.60  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,027.40  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
00030688287     MORTGAGORS: ROSSI                DINO

 REGION CODE    ADDRESS   : 32 HORIZON FARMS DR.
     01         CITY      : WARWICK
                STATE/ZIP : NY  10990


 MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    246,683.91  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,855.63  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 71.18155

 ----------------------------------------------------------------
00030688329     MORTGAGORS: KALOMERIS            JOHN
                            KALOMERIS            BELINDA
 REGION CODE    ADDRESS   : 2708 RODERICK ROAD
     01         CITY      : URBANA
                STATE/ZIP : MD  21701


 MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    244,831.39  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,776.42  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 54.44444

 ----------------------------------------------------------------
00030688410     MORTGAGORS: AUDISIO              MICHAEL
                            AUDISIO              RITA
 REGION CODE    ADDRESS   : 14654 N. 15TH. AVENUE
     01         CITY      : PHOENIX
                STATE/ZIP : AZ  85023


 MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    249,696.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,922.29  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
 LTV :                 56.17900

 ----------------------------------------------------------------
00030688469     MORTGAGORS: UGURBIL              ZIHNI
                            UGURBIL              KAREN
 REGION CODE    ADDRESS   : 724 OREGON AVENUE
     01         CITY      : SAN MATEO
                STATE/ZIP : CA  94402


 MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    367,357.53  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,668.26  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030688519     MORTGAGORS: JAHED                FARSHAD

 REGION CODE    ADDRESS   : 29712 TAMARRION
     01         CITY      : LAGUNA NIGUEL
                STATE/ZIP : CA  92677


 MORTGAGE AMOUNT :   233,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    232,851.42  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,750.46  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 58.25000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,619,300.00     P & I AMT:     12,000.46
UPB AMT:   1,617,534.85

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           48
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030688618     MORTGAGORS: WILLIAMS             KEVIN
                            WILLIAMS             VIRGINIA
 REGION CODE    ADDRESS   : 8681 EQUUS LANE
     01         CITY      : FAIR OAKS
                STATE/ZIP : CA  95628


 MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    282,901.50  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,221.07  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/25
 CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030688741     MORTGAGORS: LASHER               SEAN
                            LASHER               DENISE
 REGION CODE    ADDRESS   : 8645 S. MEADOW CREEK DRIVE
     01         CITY      : HIGHLANDS RANCH
                STATE/ZIP : CO  80126


 MORTGAGE AMOUNT :   250,700.00  OPTION TO CONVERT :
 UNPAID BALANCE :    250,518.55  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,774.44  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
 LTV :                 94.99800

 ----------------------------------------------------------------
00030688758     MORTGAGORS: MILLER               BETTY

 REGION CODE    ADDRESS   : 3704 N CHARLES STREET #1101
     01         CITY      : BALTIMORE
                STATE/ZIP : MD  21218


 MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    299,803.75  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,227.50  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 64.93500

 ----------------------------------------------------------------
00030688899     MORTGAGORS: DIAZ                 GEORGINA

 REGION CODE    ADDRESS   : 2916 GRANADA BLVD
     01         CITY      : CORAL GABLES
                STATE/ZIP : FL  32134


 MORTGAGE AMOUNT :   303,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    302,801.79  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,249.77  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 78.70100

 ----------------------------------------------------------------
00030688956     MORTGAGORS: RISTOW               WARREN
                            RISTOW               MARIA
 REGION CODE    ADDRESS   : 85 BROADWAY
     01         CITY      : LOS GATOS
                STATE/ZIP : CA  95030


 MORTGAGE AMOUNT :   416,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    415,706.39  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,980.28  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
 LTV :                 59.42800

 ----------------------------------------------------------------
00030689384     MORTGAGORS: OSMENA               ANTONIO
                            OSMENA               MARIE THERESE
 REGION CODE    ADDRESS   : 9 SARATOGA
     01         CITY      : DOVE CANYON
                STATE/ZIP : CA  92679


 MORTGAGE AMOUNT :   293,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    292,817.88  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,227.02  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
 LTV :                 79.83600

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,846,700.00     P & I AMT:     13,680.08
UPB AMT:   1,844,549.86

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           49
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030689459     MORTGAGORS: PIA                  STEPHEN

 REGION CODE    ADDRESS   : 8 PIPER LANE
     01         CITY      : BEVERLY
                STATE/ZIP : MA  01915


 MORTGAGE AMOUNT :   287,900.00  OPTION TO CONVERT :
 UNPAID BALANCE :    287,900.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,188.25  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
 LTV :                 79.97200

 ----------------------------------------------------------------
00030689533     MORTGAGORS: KENNEDY              JOHN
                            KENNEDY              ANITA
 REGION CODE    ADDRESS   : 3249 SUTTON COURT
     01         CITY      : FREMONT
                STATE/ZIP : CA  94536


 MORTGAGE AMOUNT :   263,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    262,844.72  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,045.59  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
 LTV :                 79.69600

 ----------------------------------------------------------------
00030689541     MORTGAGORS: FERNANDEZ            MAURICIO
                            BLEA                 JACOB
 REGION CODE    ADDRESS   : 20900 MANTER RD
     01         CITY      : CASTRO VALLEY
                STATE/ZIP : CA  94552


 MORTGAGE AMOUNT :   285,600.00  OPTION TO CONVERT :
 UNPAID BALANCE :    285,413.18  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,120.57  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030689624     MORTGAGORS: TURCINOVIC           JOSEPH
                            TURCINOVIC           BEATRIZ
 REGION CODE    ADDRESS   : 1802 MEZES AVENUE
     01         CITY      : BELMONT
                STATE/ZIP : CA  94002


 MORTGAGE AMOUNT :   244,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    244,331.74  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,772.79  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 58.28300

 ----------------------------------------------------------------
00030689632     MORTGAGORS: DIMIG                JOHN
                            DIMIG                MARJORIE
 REGION CODE    ADDRESS   : 6765 CORTINA DRIVE
     01         CITY      : HIGHLAND
                STATE/ZIP : MD  20777


 MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    296,382.78  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,153.46  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   10/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 78.15700

 ----------------------------------------------------------------
00030689681     MORTGAGORS: BURKE                RICHARD
                            BURKE                TRACY
 REGION CODE    ADDRESS   : 840  BAINBRIDGE DRIVE
     01         CITY      : WEST CHESTER, PA
                STATE/ZIP : PA  19382


 MORTGAGE AMOUNT :   410,850.00  OPTION TO CONVERT :
 UNPAID BALANCE :    410,850.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,907.97  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
 LTV :                 79.97300

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,788,850.00     P & I AMT:     13,188.63
UPB AMT:   1,787,722.42

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           50
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030689707     MORTGAGORS: COHEN                BRIAN
                            MURPHY-COHEN         LYNN
 REGION CODE    ADDRESS   : 40 WINDSOR ROAD
     01         CITY      : SUDBURY
                STATE/ZIP : MA  01776


 MORTGAGE AMOUNT :   309,200.00  OPTION TO CONVERT :
 UNPAID BALANCE :    309,200.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,268.80  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030689962     MORTGAGORS: BREBNER              RICHARD
                            BREBNER              NANCY
 REGION CODE    ADDRESS   : 1215 LAKEVIEW DRIVE
     01         CITY      : PALATINE
                STATE/ZIP : IL  60067


 MORTGAGE AMOUNT :   252,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    252,330.57  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,852.76  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 58.85700

 ----------------------------------------------------------------
00030690010     MORTGAGORS: FLEISCHER            RON
                            FLEISCHER            LETICIA
 REGION CODE    ADDRESS   : LOT 12, JENNIFER DRIVE
     01         CITY      : WESTFORD
                STATE/ZIP : MA  01886


 MORTGAGE AMOUNT :   310,815.00  OPTION TO CONVERT :
 UNPAID BALANCE :    310,815.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,173.27  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
00030690283     MORTGAGORS: ALTSMAN              JAMES
                            ALTSMAN              JOYCE
 REGION CODE    ADDRESS   : 117 HUNSET MILL LANE
     01         CITY      : PELHAM
                STATE/ZIP : AL  35124


 MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    359,770.44  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,704.56  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030690739     MORTGAGORS: VAN DUSEN            ELAINE
                            VAN DUSEN            DAVID
 REGION CODE    ADDRESS   : 2880 TWIN OAKS DRIVE
     01         CITY      : HIGHLAND PARK
                STATE/ZIP : IL  60035


 MORTGAGE AMOUNT :   239,950.00  OPTION TO CONVERT :
 UNPAID BALANCE :    239,793.04  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,781.62  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 79.98300

 ----------------------------------------------------------------
00030690812     MORTGAGORS: JENSEN               STEPHEN
                            JENSEN               TERI
 REGION CODE    ADDRESS   : 13672 YELLOWSTONE DRIVE
     01         CITY      : SANTA ANA
                STATE/ZIP : CA  92705


 MORTGAGE AMOUNT :   292,450.00  OPTION TO CONVERT :
 UNPAID BALANCE :    292,263.51  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,197.08  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 89.98400

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,764,915.00     P & I AMT:     12,978.09
UPB AMT:   1,764,172.56

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           51
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030690846     MORTGAGORS: MCGUIRE              COLLEEN

 REGION CODE    ADDRESS   : 12536 SPRING BLOSSOM COURT
     01         CITY      : SARATOGA
                STATE/ZIP : CA  95070


 MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    649,494.73  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     4,489.39  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
 LTV :                 72.22200

 ----------------------------------------------------------------
00030690903     MORTGAGORS: ELDER                DEAN
                            ELDER                MARGARET
 REGION CODE    ADDRESS   : 10172 MEREDITH DRIVE
     01         CITY      : HUNTINGTON BEACH
                STATE/ZIP : CA  92646


 MORTGAGE AMOUNT :   283,400.00  OPTION TO CONVERT :
 UNPAID BALANCE :    283,187.69  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,154.05  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
 LTV :                 89.96800

 ----------------------------------------------------------------
00030690929     MORTGAGORS: RENCH                LARRY
                            RENCH                NANCY
 REGION CODE    ADDRESS   : 345 CHERRY DRIVE
     01         CITY      : PASADENA
                STATE/ZIP : CA  91105


 MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    264,465.34  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,921.43  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 77.48500

 ----------------------------------------------------------------
00030691059     MORTGAGORS: CHEUNG               HSIA-HONG
                            PAOG                 HONG
 REGION CODE    ADDRESS   : 6 WARRIOR WAY
     01         CITY      : PARSIPPANY
                STATE/ZIP : NJ  07054


 MORTGAGE AMOUNT :   225,100.00  OPTION TO CONVERT :
 UNPAID BALANCE :    224,952.74  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,671.37  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 79.97100

 ----------------------------------------------------------------
00030691083     MORTGAGORS: ROBERTSON            DAVID
                            ROBERTSON            LYRIS
 REGION CODE    ADDRESS   : 6416 QUAIL CREEK DRIVE
     01         CITY      : REDDING
                STATE/ZIP : CA  96002


 MORTGAGE AMOUNT :   270,400.00  OPTION TO CONVERT :
 UNPAID BALANCE :    270,213.91  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,960.59  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030691240     MORTGAGORS: DEFILIPPIS           MICHAEL
                            DEFILIPPIS           CLAUDIA
 REGION CODE    ADDRESS   : 4 MYSTIC LANE
     01         CITY      : NORTHPORT
                STATE/ZIP : NY  11768


 MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    289,800.05  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,193.70  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,985,900.00     P & I AMT:     14,390.53
UPB AMT:   1,982,114.46

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           52
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030691364     MORTGAGORS: MANGAN               GEORGE
                            MANGAN               JULIE
 REGION CODE    ADDRESS   : 914 VERNON AVENUE
     01         CITY      : WINNETKA
                STATE/ZIP : IL  60093


 MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    332,000.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,465.09  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030691406     MORTGAGORS: KEARNEY              PATRICIA

 REGION CODE    ADDRESS   : 2416 13TH COURT NORTH
     01         CITY      : ARLINGTON
                STATE/ZIP : VA  22201


 MORTGAGE AMOUNT :   267,700.00  OPTION TO CONVERT :
 UNPAID BALANCE :    267,506.25  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,894.76  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
 LTV :                 79.99400

 ----------------------------------------------------------------
00030691422     MORTGAGORS: SURBRIDGE            JOHN
                            SURBRIDGE            GAIL
 REGION CODE    ADDRESS   : 761 LAS OLAS DRIVE
     01         CITY      : APTOS
                STATE/ZIP : CA  95003


 MORTGAGE AMOUNT :   547,750.00  OPTION TO CONVERT :
 UNPAID BALANCE :    547,363.40  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     3,924.15  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
 LTV :                 64.44100

 ----------------------------------------------------------------
00030691596     MORTGAGORS: RICHARDS-RAPPAPORT   LYNN

 REGION CODE    ADDRESS   : 45 WEST SAUSALITO CIRCLE WEST
     01         CITY      : MANHATTAN BEACH
                STATE/ZIP : CA  90266


 MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    249,823.55  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,791.03  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
 LTV :                 50.00000

 ----------------------------------------------------------------
00030691638     MORTGAGORS: COUNTERMAN           JEFF
                            COUNTERMAN           DONNA
 REGION CODE    ADDRESS   : 20575 BROADNAX PLACE
     01         CITY      : ASHBURN
                STATE/ZIP : VA  20147


 MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    292,500.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,146.27  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
00030691646     MORTGAGORS: YOUNES               FAOUZI
                            YOUNES               GHAZWA
 REGION CODE    ADDRESS   : 3154 HUNTER PLACE
     01         CITY      : WEST COVINA
                STATE/ZIP : CA  91791


 MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    287,806.75  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,113.25  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,977,950.00     P & I AMT:     14,334.55
UPB AMT:   1,976,999.95

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           53
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030691653     MORTGAGORS: IGUCHI               ALBERT
                            IGUCHI               LAURA
 REGION CODE    ADDRESS   : 1110 ROUND PEBBLE LANE
     01         CITY      : RESTON
                STATE/ZIP : VA  22094


 MORTGAGE AMOUNT :   416,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    416,000.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     3,088.79  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030691752     MORTGAGORS: PAGE                 DENISE
                            PAGE                 MARTIN
 REGION CODE    ADDRESS   : 6273 SOUTH VINE CREST DRIVE
     01         CITY      : SALT LAKE CITY
                STATE/ZIP : UT  84121


 MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    237,332.38  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,701.48  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
 LTV :                 75.39682

 ----------------------------------------------------------------
00030691885     MORTGAGORS: WHITE                JUDITH

 REGION CODE    ADDRESS   : 51 HAWTHORNE ROAD
     01         CITY      : WATSONVILLE
                STATE/ZIP : CA  95076


 MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    244,827.08  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,755.21  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
 LTV :                 73.13400

 ----------------------------------------------------------------
00030691893     MORTGAGORS: GULLEDGE             CHARLES
                            GULLEDGE             TRACI
 REGION CODE    ADDRESS   : 725 TABOR DRIVE
     01         CITY      : SCOTTS VALLEY
                STATE/ZIP : CA  95066


 MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    254,828.90  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,871.10  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 75.00000

 ----------------------------------------------------------------
00030691919     MORTGAGORS: THOMSON              STUART
                            THOMSON              ALKA
 REGION CODE    ADDRESS   : 26266 VERONA PLACE
     01         CITY      : MISSION VIEJO
                STATE/ZIP : CA  92692


 MORTGAGE AMOUNT :   256,700.00  OPTION TO CONVERT :
 UNPAID BALANCE :    256,527.76  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,883.57  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 74.40500

 ----------------------------------------------------------------
00030692032     MORTGAGORS: ALDERMAN             ROBERT
                            ALDERMAN             LINDA
 REGION CODE    ADDRESS   : 611 WEST MCLELLAN BOULEVARD
     01         CITY      : PHOENIX
                STATE/ZIP : AZ  85013


 MORTGAGE AMOUNT :   227,700.00  OPTION TO CONVERT :
 UNPAID BALANCE :    227,554.80  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,710.64  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,637,900.00     P & I AMT:     12,010.79
UPB AMT:   1,637,070.92

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           54
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030692073     MORTGAGORS: VULLO                DAVID
                            VULLO                JUDIE
 REGION CODE    ADDRESS   : 4495 VISTA BRANCH DRIVE
     01         CITY      : YORBA LINDA
                STATE/ZIP : CA  94322


 MORTGAGE AMOUNT :   253,600.00  OPTION TO CONVERT :
 UNPAID BALANCE :    253,434.10  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,882.98  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 79.25000

 ----------------------------------------------------------------
00030692081     MORTGAGORS: HOFFMAN              ANTHONY

 REGION CODE    ADDRESS   : 24731 ACROPOLIS DRIVE
     01         CITY      : MISSION VIEJO
                STATE/ZIP : CA  94523


 MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    239,838.96  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,761.04  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030692149     MORTGAGORS: KILGORE              GARY
                            KILGORE              YVETTE
 REGION CODE    ADDRESS   : 7200 SWANSEA LANE
     01         CITY      : HUNTESVILLE
                STATE/ZIP : NC  28078


 MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    308,000.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,260.00  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030692172     MORTGAGORS: OWEN                 JAMES
                            OWEN                 JOANN
 REGION CODE    ADDRESS   : 5819 CLUB OAKS DRIVE
     01         CITY      : DALLAS
                STATE/ZIP : TX  75248


 MORTGAGE AMOUNT :   306,400.00  OPTION TO CONVERT :
 UNPAID BALANCE :    306,194.41  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,248.26  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030692180     MORTGAGORS: STANEK               THOMAS

 REGION CODE    ADDRESS   : 6500 COLSTON COURT
     01         CITY      : CHARLOTTE
                STATE/ZIP : NC  28210


 MORTGAGE AMOUNT :   287,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    287,000.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,105.91  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 78.84600

 ----------------------------------------------------------------
00030692404     MORTGAGORS: BUYS                 DAVID
                            BUYS                 RUTH ANN
 REGION CODE    ADDRESS   : 2391 AQUETONG ROAD
     01         CITY      : NEW HOPE
                STATE/ZIP : PA  18938


 MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    299,081.79  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,532.71  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/16
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 60.36200

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,695,000.00     P & I AMT:     12,790.90
UPB AMT:   1,693,549.26

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           55
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030692487     MORTGAGORS: HINMAN               BRIAN
                            HINMAN               NEMORIA
 REGION CODE    ADDRESS   : 109 HAWTHORNE DRIVE
     01         CITY      : HERSHEY
                STATE/ZIP : PA  17033


 MORTGAGE AMOUNT :   265,900.00  OPTION TO CONVERT :
 UNPAID BALANCE :    265,721.59  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,951.08  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 94.99800

 ----------------------------------------------------------------
00030692511     MORTGAGORS: BUI                  LOC

 REGION CODE    ADDRESS   : 25879 MILANO LANE
     01         CITY      : SANTA CLARITA
                STATE/ZIP : CA  91355


 MORTGAGE AMOUNT :   232,200.00  OPTION TO CONVERT :
 UNPAID BALANCE :    231,983.64  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,703.81  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
00030692552     MORTGAGORS: STRIBLE              TODD

 REGION CODE    ADDRESS   : 3143 VIA SOLANA
     01         CITY      : ESCONDIDO
                STATE/ZIP : CA  92029


 MORTGAGE AMOUNT :   232,750.00  OPTION TO CONVERT :
 UNPAID BALANCE :    232,589.82  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,687.60  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 95.00000

 ----------------------------------------------------------------
00030692628     MORTGAGORS: HETTINGER            DAVID
                            HETTINGER            MARY JO
 REGION CODE    ADDRESS   : 4813 OLD TIMBER RIDGE ROAD
     01         CITY      : MARIETTA
                STATE/ZIP : GA  30068


 MORTGAGE AMOUNT :   383,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    382,736.42  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,777.02  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 75.24500

 ----------------------------------------------------------------
00030692636     MORTGAGORS: BROMLEY              JEFFREY
                            BROMLEY              MARGARITA
 REGION CODE    ADDRESS   : 2991 LIMESTONE ROAD
     01         CITY      : ALAMO
                STATE/ZIP : CA  94507


 MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    283,607.82  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,059.20  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030692677     MORTGAGORS: NICHOLAS             SUZANNE
                            BERMUDEZ             MARINA
 REGION CODE    ADDRESS   : 1510 KING STREET
     01         CITY      : SANTA CRUZ
                STATE/ZIP : CA  95060


 MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    215,851.35  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,566.15  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,613,850.00     P & I AMT:     11,744.86
UPB AMT:   1,612,490.64

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           56
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030692693     MORTGAGORS: TEUFEL               FREDERICK
                            TEUFEL               JUNE
 REGION CODE    ADDRESS   : 430 SHELBOURNE LANE
     01         CITY      : SCHUYLKILL TOWNSHIP
                STATE/ZIP : PA  19460


 MORTGAGE AMOUNT :   288,350.00  OPTION TO CONVERT :
 UNPAID BALANCE :    287,735.52  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,065.77  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/26
 CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
 LTV :                 79.99000

 ----------------------------------------------------------------
00030692800     MORTGAGORS: COSTELLO             ELAINE

 REGION CODE    ADDRESS   : 1007 JANNEYS LANE
     01         CITY      : ALEXANDRIA
                STATE/ZIP : VA  22302


 MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    299,777.36  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,097.64  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
 LTV :                 72.81500

 ----------------------------------------------------------------
00030692941     MORTGAGORS: SHULER               MICHAEL
                            SHULER               ARDITH
 REGION CODE    ADDRESS   : 855 EAST ROCKY MOUTH LANE
     01         CITY      : DRAPER
                STATE/ZIP : UT  84020


 MORTGAGE AMOUNT :   320,800.00  OPTION TO CONVERT :
 UNPAID BALANCE :    320,595.43  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,410.07  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 89.99800

 ----------------------------------------------------------------
00030693006     MORTGAGORS: FUECHSEL             JAMES
                            FUECHSEL             LYNN
 REGION CODE    ADDRESS   : 1017 NORTHWOODS TRAIL
     01         CITY      : MC LEAN
                STATE/ZIP : VA  22102


 MORTGAGE AMOUNT :   436,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    435,684.44  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     3,085.98  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030693030     MORTGAGORS: FOX                  DONALD
                            FOX                  COLLEEN
 REGION CODE    ADDRESS   : 780 SOUTH FAIRWAY
     01         CITY      : ANAHEIM HILLS
                STATE/ZIP : CA  92807


 MORTGAGE AMOUNT :   303,400.00  OPTION TO CONVERT :
 UNPAID BALANCE :    303,211.42  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,306.06  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
 LTV :                 89.89600

 ----------------------------------------------------------------
00030693121     MORTGAGORS: DEGEN                ROBERT
                            DEGEN                ELISE
 REGION CODE    ADDRESS   : 1299 MIDDLE GULF DRIVE UNIT 102
     01         CITY      : SANIBEL
                STATE/ZIP : FL  33957


 MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    379,751.43  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,821.49  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 79.16666

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,028,550.00     P & I AMT:     14,787.01
UPB AMT:   2,026,755.60

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           57
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030693139     MORTGAGORS: MURDOCK              JUDITH

 REGION CODE    ADDRESS   : 27935 ALABRASKA LANE
     01         CITY      : EVERGREEN
                STATE/ZIP : CO  80439


 MORTGAGE AMOUNT :   220,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    220,362.95  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,675.96  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
00030693188     MORTGAGORS: ZIELINSKI            RANDY
                            ZIELINSKI            JOANNE
 REGION CODE    ADDRESS   : 41 BRIAR ROAD
     01         CITY      : GOLF
                STATE/ZIP : IL  60029


 MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    379,717.98  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,657.02  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
 LTV :                 69.09091

 ----------------------------------------------------------------
00030693287     MORTGAGORS: DAY                  MICHAEL
                            DAY                  JANNA
 REGION CODE    ADDRESS   : 3922 MILLSTONE CIRCLE
     01         CITY      : MONROVIA
                STATE/ZIP : MD  21770


 MORTGAGE AMOUNT :   232,750.00  OPTION TO CONVERT :
 UNPAID BALANCE :    232,593.83  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,707.84  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 95.00000

 ----------------------------------------------------------------
00030693329     MORTGAGORS: LIGHT                DICK
                            LIGHT                CHYRL
 REGION CODE    ADDRESS   : 14510 MOUNTAIN QUAIL ROAD
     01         CITY      : SALINAS
                STATE/ZIP : CA  93908


 MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    323,777.03  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,349.22  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 79.02400

 ----------------------------------------------------------------
00030693402     MORTGAGORS: CULLEN               JIM
                            CULLEN               KATHLEEN
 REGION CODE    ADDRESS   : 1315 PINE CHASE GROVE
     01         CITY      : HOUSTON
                STATE/ZIP : TX  77055


 MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    359,770.44  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,704.56  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 72.00000

 ----------------------------------------------------------------
00030693410     MORTGAGORS: BRYAN                GEORGE
                            BRYAN                PATRICIA
 REGION CODE    ADDRESS   : 9180 SMOKETHORNE TRAIL
     01         CITY      : BELVIDERE
                STATE/ZIP : IL  61008


 MORTGAGE AMOUNT :   506,850.00  OPTION TO CONVERT :
 UNPAID BALANCE :    506,518.45  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     3,763.35  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 73.88400

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,024,100.00     P & I AMT:     14,857.95
UPB AMT:   2,022,740.68

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           58
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030693477     MORTGAGORS: MCMANUS              MATTHEW
                            MCMANUS              LISA
 REGION CODE    ADDRESS   : 180 HALEY LANE
     01         CITY      : WATTSONVILLE
                STATE/ZIP : CA  95076


 MORTGAGE AMOUNT :   244,800.00  OPTION TO CONVERT :
 UNPAID BALANCE :    244,651.70  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,882.30  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030693501     MORTGAGORS: CAIAZZA              DONALD
                            CAIAZZA              KRISTINE
 REGION CODE    ADDRESS   : 6435 GIBSON ROAD
     01         CITY      : CANFIELD
                STATE/ZIP : OH  44406


 MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    287,811.60  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,138.40  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 72.00000

 ----------------------------------------------------------------
00030693535     MORTGAGORS: WILSON               PETER
                            WILSON               SANDRA
 REGION CODE    ADDRESS   : 47 RIDGE AVENUE
     01         CITY      : MILL VALLEY
                STATE/ZIP : CA  94941


 MORTGAGE AMOUNT :   840,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    840,000.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     6,458.87  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      8.50000  PRODUCT CODE      :   015
 LTV :                 80.00000

 ----------------------------------------------------------------
00030693550     MORTGAGORS: MINUSKIN             ALAN
                            RIEDER               CAROLYN
 REGION CODE    ADDRESS   : 121 HUNNEWELL AVENUE
     01         CITY      : NEWTON
                STATE/ZIP : MA  02215


 MORTGAGE AMOUNT :   499,800.00  OPTION TO CONVERT :
 UNPAID BALANCE :    499,481.30  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     3,754.83  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 79.96800

 ----------------------------------------------------------------
00030693642     MORTGAGORS: MACKEY               MALCOLM
                            MACKEY               JENNIFER
 REGION CODE    ADDRESS   : 309 MONTROSE DRIVE
     01         CITY      : STOCKBRIDGE
                STATE/ZIP : GA  30253


 MORTGAGE AMOUNT :   237,200.00  OPTION TO CONVERT :
 UNPAID BALANCE :    237,052.56  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,802.90  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030693667     MORTGAGORS: WIGELL               MICHAEL
                            WIGELL               JUDITH
 REGION CODE    ADDRESS   : 2135 WINDHAM OAKS COURT
     01         CITY      : WEST LINN
                STATE/ZIP : OR  97068


 MORTGAGE AMOUNT :   580,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    579,600.84  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     4,205.41  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,689,800.00     P & I AMT:     20,242.71
UPB AMT:   2,688,598.00

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           59
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030693691     MORTGAGORS: DENTON               RICHARD
                            DENTON               BARBARA
 REGION CODE    ADDRESS   : 2315 BENSON AVENUE
     01         CITY      : SANTA CRUZ
                STATE/ZIP : CA  95065


 MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    367,746.74  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,668.26  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030693816     MORTGAGORS: SCANLON              MARY
                            HAWKINS              KRISTIN
 REGION CODE    ADDRESS   : 3970 ALADDIN DRIVE
     01         CITY      : HUNTINGTON BEACH
                STATE/ZIP : CA  92649


 MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    255,823.82  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,856.18  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030693857     MORTGAGORS: WORSNOP              DOUGLAS
                            WORSNOP              REGINA
 REGION CODE    ADDRESS   : 6 CRAWFORD ROAD
     01         CITY      : LEXINGTON
                STATE/ZIP : MA  02173


 MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    370,000.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,844.98  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
 LTV :                 74.74700

 ----------------------------------------------------------------
00030694020     MORTGAGORS: FEWIN                LORI

 REGION CODE    ADDRESS   : 7437 INDIAN WELLS LANE
     01         CITY      : LITTLETON CO.
                STATE/ZIP : CO  80124


 MORTGAGE AMOUNT :   241,550.00  OPTION TO CONVERT :
 UNPAID BALANCE :    241,263.74  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,878.76  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
 LTV :                 94.98100

 ----------------------------------------------------------------
00030694061     MORTGAGORS: MAURIZIO             DOMENICK
                            MAURIZIO             GEORGIA
 REGION CODE    ADDRESS   : 1783 NORTH SUMNER AVENUE
     01         CITY      : CLAREMONT
                STATE/ZIP : CA  91711


 MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    476,512.03  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     3,438.78  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/26
 CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030694145     MORTGAGORS: CRONIN               CHARLES
                            CRONIN               ELIZABETH
 REGION CODE    ADDRESS   : 2045 ST. ANDREWS LANE
     01         CITY      : EASTTOWN TOWNSHIP
                STATE/ZIP : PA  19312


 MORTGAGE AMOUNT :   434,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    433,385.40  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     3,109.23  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
 LTV :                 89.17400

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,149,550.00     P & I AMT:     15,796.19
UPB AMT:   2,144,731.73

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           60
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030694178     MORTGAGORS: CHRISTENSEN          BETTY
                            SALLSTROM            LEIF
 REGION CODE    ADDRESS   : 20 MANTI TERRACE
     01         CITY      : DANVILLE
                STATE/ZIP : CA  94526


 MORTGAGE AMOUNT :   355,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    355,009.09  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,577.62  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 71.81800

 ----------------------------------------------------------------
00030694210     MORTGAGORS: BLACKMAN             GREGORY
                            BLACKMAN             ANN MARIE
 REGION CODE    ADDRESS   : 16 WARWICK ROAD
     01         CITY      : MOUNT OLIVE
                STATE/ZIP : NJ  07828


 MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    263,372.08  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,868.58  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
 LTV :                 79.88700

 ----------------------------------------------------------------
00030694228     MORTGAGORS: MORRIS               RUSSELL
                            MORRIS               PAMELA
 REGION CODE    ADDRESS   : 3536 CENTRAL AVENUE
     01         CITY      : NANSHVILLE
                STATE/ZIP : TN  37205


 MORTGAGE AMOUNT :   348,750.00  OPTION TO CONVERT :
 UNPAID BALANCE :    348,527.62  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,620.04  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 75.00000

 ----------------------------------------------------------------
00030694269     MORTGAGORS: WASZAJ               DEMETRIO
                            WASZAJ               OLGA
 REGION CODE    ADDRESS   : 1536 EDLY'S COVE COURT
     01         CITY      : NORTH BRUNSWICK
                STATE/ZIP : NJ  08902


 MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    249,848.55  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,922.28  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
 LTV :                 71.42800

 ----------------------------------------------------------------
00030694293     MORTGAGORS: GRIFFIN              JOEL
                            GRIFFIN              JACQUELYN
 REGION CODE    ADDRESS   : 46 WEST PERIWINKLE LANE
     01         CITY      : NEWARK
                STATE/ZIP : DE  19711


 MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    239,462.30  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,678.12  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/26
 CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
 LTV :                 79.83500

 ----------------------------------------------------------------
00030694327     MORTGAGORS: BECKER               STEVEN

 REGION CODE    ADDRESS   : 1680 SPRINGHOUSE ROAD
     01         CITY      : CHESTER SPRINGS
                STATE/ZIP : PA  19335


 MORTGAGE AMOUNT :   401,300.00  OPTION TO CONVERT :
 UNPAID BALANCE :    400,400.93  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,805.95  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/26
 CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
 LTV :                 79.99100

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,859,550.00     P & I AMT:     13,472.59
UPB AMT:   1,856,620.57

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           61
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030694343     MORTGAGORS: PARKER               JEFFREY
                            PARKER               MARTINA
 REGION CODE    ADDRESS   : 208 W. BURNAM ROAD
     01         CITY      : COLUMBIA
                STATE/ZIP : MO  65203


 MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    247,833.59  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,819.74  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030694509     MORTGAGORS: ZURBUCHEN            BRUCE
                            ZURBUCHEN            BIDO
 REGION CODE    ADDRESS   : 243 THOMAS DRIVE
     01         CITY      : LOS GATOS
                STATE/ZIP : CA  95032


 MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    247,833.59  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,819.74  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030694533     MORTGAGORS: BROWN                GEOFFREY
                            BROWN                SALLY
 REGION CODE    ADDRESS   : 6 MOUNTAIN VIEW LANE
     01         CITY      : LAKE OSWEGO
                STATE/ZIP : OR  97035


 MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,885.19  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 66.83800

 ----------------------------------------------------------------
00030694806     MORTGAGORS: HUNTER               DAVID
                            TAN                  SHIRLEY
 REGION CODE    ADDRESS   : 15 MYRICK LANE
     01         CITY      : HARVARD
                STATE/ZIP : MA  01915


 MORTGAGE AMOUNT :   275,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    275,328.76  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,094.00  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
 LTV :                 95.00000

 ----------------------------------------------------------------
00030695076     MORTGAGORS: BOWMAN               DONALD
                            BOWMAN               MARY
 REGION CODE    ADDRESS   : 5614 AUTUMN WYNDS LANE
     01         CITY      : MILFORD
                STATE/ZIP : OH  45150


 MORTGAGE AMOUNT :   218,405.00  OPTION TO CONVERT :
 UNPAID BALANCE :    218,254.69  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,583.59  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 95.00000

 ----------------------------------------------------------------
00030695209     MORTGAGORS: FORD                 DAVID
                            FORD                 HOANG-PHI
 REGION CODE    ADDRESS   : 141 6TH AVENUE
     01         CITY      : KIRKLAND
                STATE/ZIP : WA  98033


 MORTGAGE AMOUNT :   256,400.00  OPTION TO CONVERT :
 UNPAID BALANCE :    256,227.96  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,881.37  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 92.23000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,506,305.00     P & I AMT:     11,083.63
UPB AMT:   1,505,478.59

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           62
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030695480     MORTGAGORS: PATEL                MANGESH

 REGION CODE    ADDRESS   : 1026 EMERALD CREEK DRIVE
     01         CITY      : VALRICO
                STATE/ZIP : FL  33594


 MORTGAGE AMOUNT :   356,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    356,000.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,643.29  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 79.11100

 ----------------------------------------------------------------
00030695506     MORTGAGORS: GILBORN              STEVEN
                            HALVERSON            KAREN
 REGION CODE    ADDRESS   : 12225 MORRISTON STREET
     01         CITY      : VALLEY VILLAGE
                STATE/ZIP : CA  91607


 MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    287,801.80  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,088.20  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030695530     MORTGAGORS: MEARS                MICHAEL
                            MEARS                CLAUDINE
 REGION CODE    ADDRESS   : 44 BAY EDGE COURT
     01         CITY      : FAIRFIELD
                STATE/ZIP : CT  06430


 MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    284,803.86  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,066.45  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 95.00000

 ----------------------------------------------------------------
00030695563     MORTGAGORS: BINO                 EITAN
                            POMERANTZ            DORIT
 REGION CODE    ADDRESS   : 19267 BERCLAIR LANE
     01         CITY      : TARZANA
                STATE/ZIP : CA  91356


 MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    290,000.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,204.21  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
 LTV :                 68.23500

 ----------------------------------------------------------------
00030695621     MORTGAGORS: MESICA               ZURI
                            MESICA               LESLEY
 REGION CODE    ADDRESS   : 4063 BENEDICT CANYON
     01         CITY      : SHERMAN OAKS
                STATE/ZIP : CA  91423


 MORTGAGE AMOUNT :   580,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    579,620.59  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     4,306.49  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 64.44400

 ----------------------------------------------------------------
00030695746     MORTGAGORS: WARD                 JAMES
                            WARD                 BELLA
 REGION CODE    ADDRESS   : 4012 SHADY VALLEY ROAD
     01         CITY      : ARLINGTON
                STATE/ZIP : TX  76013


 MORTGAGE AMOUNT :   302,400.00  OPTION TO CONVERT :
 UNPAID BALANCE :    302,197.09  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,218.91  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,101,400.00     P & I AMT:     15,527.55
UPB AMT:   2,100,423.34

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           63
 CHERRY HILL, N.J. 08034
 (800) 257-7818



0----------------------------------------------------------------
00030695902     MORTGAGORS: BEARD                MICHAEL
                            BEARD                DONNA
 REGION CODE    ADDRESS   : 59 FOUNDERS WAY
     01         CITY      : DOWNINGTON
                STATE/ZIP : PA  19335


 MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    333,494.96  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,342.37  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
 LTV :                 68.48500

 ----------------------------------------------------------------
00030695985     MORTGAGORS: VIANI                MIGUEL
                            VIANI                MAITENA
 REGION CODE    ADDRESS   : 552 KATONA DRIVE
     01         CITY      : FAIRFIELD
                STATE/ZIP : CT  06430


 MORTGAGE AMOUNT :   252,900.00  OPTION TO CONVERT :
 UNPAID BALANCE :    252,900.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,877.78  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
00030695993     MORTGAGORS: SMITH                GERALD
                            SMITH                CARRIE
 REGION CODE    ADDRESS   : 12538 PHILMONT DRIVE
     01         CITY      : HERNDON
                STATE/ZIP : VA  22070


 MORTGAGE AMOUNT :   318,800.00  OPTION TO CONVERT :
 UNPAID BALANCE :    318,325.32  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,229.10  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
 LTV :                 89.95000

 ----------------------------------------------------------------
00030696033     MORTGAGORS: MCCUNE               MATTHEW
                            BAER                 CAROL
 REGION CODE    ADDRESS   : 8201 POLO CROSSE AVENUE
     01         CITY      : SACRAMENTO
                STATE/ZIP : CA  95829


 MORTGAGE AMOUNT :   214,350.00  OPTION TO CONVERT :
 UNPAID BALANCE :    214,053.99  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,554.19  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 79.99600

 ----------------------------------------------------------------
00030696074     MORTGAGORS: UNRUH                MARK
                            UNRUH                MARY
 REGION CODE    ADDRESS   : 59 EAST PERIWINKLE LANE
     01         CITY      : NEWARK
                STATE/ZIP : DE  19711


 MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    229,484.69  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,608.20  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
 LTV :                 86.43400

 ----------------------------------------------------------------
00030696165     MORTGAGORS: BLAIR                GARY
                            BLAIR                ANA
 REGION CODE    ADDRESS   : 1532 NANTUCKET COURT
     01         CITY      : CARPINTERIA
                STATE/ZIP : CA  93103


 MORTGAGE AMOUNT :   259,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    258,817.20  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,855.51  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
 LTV :                 79.69200

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,610,050.00     P & I AMT:     11,467.15
UPB AMT:   1,607,076.16

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           64
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030696223     MORTGAGORS: BANKS                VIVIAN
                            BANKS                MAURICE
 REGION CODE    ADDRESS   : 2332 ALAVA COURT
     01         CITY      : WALDORF
                STATE/ZIP : MD  20603


 MORTGAGE AMOUNT :   236,600.00  OPTION TO CONVERT :
 UNPAID BALANCE :    236,281.43  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,736.09  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 94.15978

 ----------------------------------------------------------------
00030696249     MORTGAGORS: APLEY                WALTER
                            APLEY                GAIL
 REGION CODE    ADDRESS   : 1694 APRIL LOOP
     01         CITY      : RICHLAND
                STATE/ZIP : WA  99352


 MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    251,652.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,827.18  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
00030696256     MORTGAGORS: SOOHOO               SPENCER
                            SOOHOO               JANICE
 REGION CODE    ADDRESS   : 2258 KENILWORTH AVENUE
     01         CITY      : LOS ANGELES
                STATE/ZIP : CA  90039


 MORTGAGE AMOUNT :   322,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    321,555.34  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,334.73  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 71.55500

 ----------------------------------------------------------------
00030696272     MORTGAGORS: SCHAEFER             AUDREY
                            SCHAEFER             STEVEN
 REGION CODE    ADDRESS   : 16521 KEATS TERRACE
     01         CITY      : ROCKVILLE
                STATE/ZIP : MD  20855


 MORTGAGE AMOUNT :   236,800.00  OPTION TO CONVERT :
 UNPAID BALANCE :    236,372.33  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,716.97  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030696348     MORTGAGORS: FRANKO               JAMES
                            FRANKO               LISETTE
 REGION CODE    ADDRESS   : 7031 HIGHFIELDS FARM TRAIL
     01         CITY      : ROANOKE
                STATE/ZIP : VA  24018


 MORTGAGE AMOUNT :   209,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    208,650.64  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,764.46  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/16
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 69.20500

 ----------------------------------------------------------------
00030696405     MORTGAGORS: KRIPOWICZ            ROBERT
                            SHAULIS              GLORIA
 REGION CODE    ADDRESS   : 603 WEST 2ND STREET
     01         CITY      : FREDERICK
                STATE/ZIP : MD  21701


 MORTGAGE AMOUNT :   238,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    238,339.97  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,750.03  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,494,900.00     P & I AMT:     11,129.46
UPB AMT:   1,492,851.71

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           65
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030696421     MORTGAGORS: HALE                 MARK
                            HALE                 TIFFANY
 REGION CODE    ADDRESS   : 3537 BUENA VISTA AVENUE
     01         CITY      : GLENDALE
                STATE/ZIP : CA  91208


 MORTGAGE AMOUNT :   218,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    217,871.29  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,695.59  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
 LTV :                 89.89600

 ----------------------------------------------------------------
00030696454     MORTGAGORS: CZAJA                MARK
                            CZAJA                BRENDA
 REGION CODE    ADDRESS   : 25032 EATON LANE
     01         CITY      : LAGUNA NIGUEL
                STATE/ZIP : CA  92677


 MORTGAGE AMOUNT :   232,750.00  OPTION TO CONVERT :
 UNPAID BALANCE :    232,605.33  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,769.07  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
 LTV :                 95.00000

 ----------------------------------------------------------------
00030696470     MORTGAGORS: GRIFFIN              DANIEL

 REGION CODE    ADDRESS   : 1045 BALBOA AVENUE
     01         CITY      : BURLINGAME
                STATE/ZIP : CA  94010


 MORTGAGE AMOUNT :   297,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    297,300.38  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,182.95  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 70.00000

 ----------------------------------------------------------------
00030696579     MORTGAGORS: REBILAS              MICHAEL
                            REBILAS              HEIDI
 REGION CODE    ADDRESS   : 958 MUIRFIELD DRIVE
     01         CITY      : MOORESVILLE
                STATE/ZIP : NC  28115


 MORTGAGE AMOUNT :   209,200.00  OPTION TO CONVERT :
 UNPAID BALANCE :    209,073.26  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,608.57  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
 LTV :                 83.96885

 ----------------------------------------------------------------
00030696587     MORTGAGORS: GREENBERG            MARC
                            GLATT                SUSAN
 REGION CODE    ADDRESS   : 4635 BROOK HOLLOW ROAD
     01         CITY      : ATLANTA
                STATE/ZIP : GA  30327


 MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    299,793.54  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,175.21  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 73.26000

 ----------------------------------------------------------------
00030696603     MORTGAGORS: MCCLENDON            JOYCE
                            CAMACHO              LAURA
 REGION CODE    ADDRESS   : 8774 COUNTY CREEK DRIVE
     01         CITY      : ORANGEVALE
                STATE/ZIP : CA  95662


 MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    324,776.33  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,356.48  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 81.25000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,582,450.00     P & I AMT:     11,787.87
UPB AMT:   1,581,420.13

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           66
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030696637     MORTGAGORS: STRICKLAND           RONALD
                            STRICKLAND           CHRISTINE
 REGION CODE    ADDRESS   : 205 WEST AVENIDA CORDOBA
     01         CITY      : SAN CLEMENTE
                STATE/ZIP : CA  92672


 MORTGAGE AMOUNT :   354,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    353,756.38  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,566.75  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 73.75000

 ----------------------------------------------------------------
00030696645     MORTGAGORS: SMITH                THOMAS
                            SMITH                CAROLYN
 REGION CODE    ADDRESS   : LOVE ROAD BOX 370
     01         CITY      : FULSHEAR
                STATE/ZIP : TX  77441


 MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    287,816.35  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,163.65  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 66.20689

 ----------------------------------------------------------------
00030696660     MORTGAGORS: GONZALES             CARLOS
                            GONZALES             CORRINE
 REGION CODE    ADDRESS   : 1465 MONTE VISTA WAY
     01         CITY      : TRACY
                STATE/ZIP : CA  95376


 MORTGAGE AMOUNT :   259,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    258,843.09  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,991.49  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
 LTV :                 87.79600

 ----------------------------------------------------------------
00030696678     MORTGAGORS: SCOTT                MAURICE
                            SCOTT                KATHY
 REGION CODE    ADDRESS   : 2215 MONACO PARKWAY
     01         CITY      : DENVER
                STATE/ZIP : CO  80207


 MORTGAGE AMOUNT :   213,750.00  OPTION TO CONVERT :
 UNPAID BALANCE :    213,606.57  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,568.43  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 75.00000

 ----------------------------------------------------------------
00030696686     MORTGAGORS: FRUTH                GARRY
                            FRUTH                KATHY
 REGION CODE    ADDRESS   : 1435 WEST 213TH STREET
     01         CITY      : TORRANCE
                STATE/ZIP : CA  90501


 MORTGAGE AMOUNT :   211,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    211,365.13  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,588.93  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 79.51100

 ----------------------------------------------------------------
00030696868     MORTGAGORS: ARMINIO              VINCENT
                            ARMINIO              LAUREN
 REGION CODE    ADDRESS   : 11173 SW 37TH MANOR
     01         CITY      : DAVIE
                STATE/ZIP : FL  33328


 MORTGAGE AMOUNT :   360,800.00  OPTION TO CONVERT :
 UNPAID BALANCE :    360,563.99  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,678.93  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 79.98400

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,687,050.00     P & I AMT:     12,558.18
UPB AMT:   1,685,951.51

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           67
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030696876     MORTGAGORS: WALKER               ROBERT
                            KEATING              KATHLEEN
 REGION CODE    ADDRESS   : 1011 ARYSHIRE STREET
     01         CITY      : ORLANDO
                STATE/ZIP : FL  32803


 MORTGAGE AMOUNT :   245,100.00  OPTION TO CONVERT :
 UNPAID BALANCE :    245,100.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,841.36  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 95.00000

 ----------------------------------------------------------------
00030696892     MORTGAGORS: DEMARINI             RAYMOND

 REGION CODE    ADDRESS   : 10305 SW EGRET PLACE
     01         CITY      : BEAVERTON
                STATE/ZIP : OR  97007


 MORTGAGE AMOUNT :   286,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    285,822.23  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,173.81  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030696975     MORTGAGORS: BELL                 GEORGE
                            BELL                 CECELIA
 REGION CODE    ADDRESS   : 10102 WELSHIRE DRIVE
     01         CITY      : UPPER MARLBORO
                STATE/ZIP : MD  20772


 MORTGAGE AMOUNT :   216,250.00  OPTION TO CONVERT :
 UNPAID BALANCE :    216,104.90  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,586.77  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 94.99231

 ----------------------------------------------------------------
00030696983     MORTGAGORS: INMAN                JANE
                            INMAN                ROBERT
 REGION CODE    ADDRESS   : 278 FOREST AVENUE
     01         CITY      : COHASSET
                STATE/ZIP : MA  02025


 MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    275,814.80  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,025.20  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030697007     MORTGAGORS: ROBSON               GARY
                            ROBSON               REBECCA
 REGION CODE    ADDRESS   : 621 WOODSMANS WAY
     01         CITY      : CROWNSVILLE
                STATE/ZIP : MD  21032


 MORTGAGE AMOUNT :   274,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    274,315.81  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,014.19  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 94.98200

 ----------------------------------------------------------------
00030697031     MORTGAGORS: RODRIGUEZ            JOSEPH
                            RODRIGUEZ            MARILYN
 REGION CODE    ADDRESS   : 40797 SW VANDEHEY ROAD
     01         CITY      : GASTON
                STATE/ZIP : OR  97119


 MORTGAGE AMOUNT :   266,650.00  OPTION TO CONVERT :
 UNPAID BALANCE :    266,471.08  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,956.59  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 89.99325

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,564,500.00     P & I AMT:     11,597.92
UPB AMT:   1,563,628.82

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           68
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030697122     MORTGAGORS: SINGH                JOGINDER
                            KAUR                 HARJINDER
 REGION CODE    ADDRESS   : 5133 WESTPORT WAY
     01         CITY      : UNION CITY
                STATE/ZIP : CA  94587


 MORTGAGE AMOUNT :   300,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    300,313.22  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,284.02  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
 LTV :                 89.97000

 ----------------------------------------------------------------
00030697171     MORTGAGORS: PUCCI                ARTHUR
                            PUCCI                SANDRA
 REGION CODE    ADDRESS   : 6259 AZALIA CIRCLE
     01         CITY      : SOLON
                STATE/ZIP : OH  44139


 MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    243,000.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,699.10  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
 LTV :                 94.18604

 ----------------------------------------------------------------
00030697189     MORTGAGORS: GRAHAM               THOMAS
                            GRAHAM               EILEEN
 REGION CODE    ADDRESS   : 286 SOUTHWIND DR
     01         CITY      : PLEASANT HILL
                STATE/ZIP : CA  94523


 MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    259,821.07  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,885.18  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030697197     MORTGAGORS: WALKER               DAVID
                            WALKER               TRACY
 REGION CODE    ADDRESS   : 7950 SHANNON COURT
     01         CITY      : DUBLIN
                STATE/ZIP : CA  94568


 MORTGAGE AMOUNT :   246,600.00  OPTION TO CONVERT :
 UNPAID BALANCE :    246,425.95  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,766.67  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
00030697213     MORTGAGORS: MCDONALD             THOMAS
                            MCDONALD             SOPHIE
 REGION CODE    ADDRESS   : 845 NORTH BANNA AVENUE
     01         CITY      : GLENDORA
                STATE/ZIP : CA  91741


 MORTGAGE AMOUNT :   352,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    351,700.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,461.24  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030697247     MORTGAGORS: CHOI                 KYOUNG
                            CHOI                 SOONJA
 REGION CODE    ADDRESS   : 761 YGNACIO WOODS
     01         CITY      : CONCORD
                STATE/ZIP : CA  94518


 MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    274,820.11  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,041.87  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 79.71000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,677,100.00     P & I AMT:     12,138.08
UPB AMT:   1,676,080.35

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           69
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030697320     MORTGAGORS: PALMER               RAYMOND
                            PALMER               LINDA
 REGION CODE    ADDRESS   : 1027 EDMISTON PLACE
     01         CITY      : LONGWOOD
                STATE/ZIP : FL  32779


 MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    260,338.35  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,006.86  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
 LTV :                 64.92500

 ----------------------------------------------------------------
00030697361     MORTGAGORS: BAYHA                G.
                            WEBSTER              VICKI
 REGION CODE    ADDRESS   : 25371 NE BUTTERVILLE ROAD
     01         CITY      : AURORA
                STATE/ZIP : OR  97002


 MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    307,788.03  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,233.22  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030697478     MORTGAGORS: GOLDSTEIN            KEITH
                            GOLDSTEIN            NICOLE
 REGION CODE    ADDRESS   : 188 ALTA MESA ROAD
     01         CITY      : WOODSIDE
                STATE/ZIP : CA  94062


 MORTGAGE AMOUNT :   494,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    493,317.82  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     3,581.85  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 79.04000

 ----------------------------------------------------------------
00030697502     MORTGAGORS: SIERSEMA             MICHEAL
                            SIERSEMA             MARLENE
 REGION CODE    ADDRESS   : 9442 PIER DRIVE
     01         CITY      : HUNTINGTON BEACH
                STATE/ZIP : CA  92643


 MORTGAGE AMOUNT :   226,200.00  OPTION TO CONVERT :
 UNPAID BALANCE :    226,048.22  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,659.78  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 72.96700

 ----------------------------------------------------------------
00030697544     MORTGAGORS: MALDONADO            RAMON
                            MALDONADO            MARIA
 REGION CODE    ADDRESS   : 5981 S.W. 88TH STREET
     01         CITY      : SOUTH MIAMI
                STATE/ZIP : FL  33156


 MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    279,834.69  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,177.81  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
 LTV :                 94.91500

 ----------------------------------------------------------------
00030697569     MORTGAGORS: VERDI                JOHN
                            VERDI                DONNA
 REGION CODE    ADDRESS   : 1419 WATERSIDE DRIVE
     01         CITY      : DALLAS
                STATE/ZIP : TX  75218


 MORTGAGE AMOUNT :   251,850.00  OPTION TO CONVERT :
 UNPAID BALANCE :    251,681.01  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,847.99  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 89.99400

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,821,050.00     P & I AMT:     13,507.51
UPB AMT:   1,819,008.12

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           70
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030697577     MORTGAGORS: THOMSON              R.
                            TOMSON               DEBORRAH
 REGION CODE    ADDRESS   : 1639 WEST TOSCANINI DRIVE
     01         CITY      : RANCHO PALOS VERDES
                STATE/ZIP : CA  90275


 MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    278,807.99  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,022.95  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
00030697619     MORTGAGORS: UEDA                 JENNIFER
                            UEDA                 MILES
 REGION CODE    ADDRESS   : 1347 1ST STREET
     01         CITY      : MANHATTAN BEACH
                STATE/ZIP : CA  90266


 MORTGAGE AMOUNT :   233,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    232,828.56  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,709.67  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 66.57142

 ----------------------------------------------------------------
00030697627     MORTGAGORS: SMALLS               TIMOTHY
                            PRUITT               REBECCA
 REGION CODE    ADDRESS   : 37 VALLEY VIEW AVE
     01         CITY      : SUMMIT
                STATE/ZIP : NJ  07901


 MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    324,000.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,349.22  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 56.44500

 ----------------------------------------------------------------
00030697692     MORTGAGORS: CHARRON              MICHAEL
                            CHARRON              DESIREE
 REGION CODE    ADDRESS   : 5585 MULBERRY WAY
     01         CITY      : YORBA LINDA
                STATE/ZIP : CA  92687


 MORTGAGE AMOUNT :   310,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    310,311.89  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,387.48  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
00030697965     MORTGAGORS: RUBIO                CARLOS
                            RUBIO                ANGELICA
 REGION CODE    ADDRESS   : 60 VALLEY VIEW TERRACE
     01         CITY      : MONTVALE
                STATE/ZIP : NJ  07645


 MORTGAGE AMOUNT :   390,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    390,000.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     3,033.38  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.62500  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
 LTV :                 79.59100

 ----------------------------------------------------------------
00030698047     MORTGAGORS: BRUGNATELLI          LAWRENCE
                            BRUGNATELLI          ADRIENNE
 REGION CODE    ADDRESS   : 2671 BAYPORT DR
     01         CITY      : TORRANCE
                STATE/ZIP : CA  90503


 MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    277,822.73  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,088.52  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 79.42857

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,814,500.00     P & I AMT:     13,591.22
UPB AMT:   1,813,771.17

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           71
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030698195     MORTGAGORS: KING                 PAUL

 REGION CODE    ADDRESS   : 914 JASMINE STREET
     01         CITY      : CELEBRATION
                STATE/ZIP : FL  34747


 MORTGAGE AMOUNT :   193,950.00  OPTION TO CONVERT :
 UNPAID BALANCE :    193,720.17  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,508.52  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
 LTV :                 69.26700

 ----------------------------------------------------------------
00030698203     MORTGAGORS: SAIT                 SUAAD
                            FAREED               MUNIRA
 REGION CODE    ADDRESS   : 10017 PLANTERS WOODS DRIVE
     01         CITY      : AUSTIN
                STATE/ZIP : TX  78730


 MORTGAGE AMOUNT :   233,200.00  OPTION TO CONVERT :
 UNPAID BALANCE :    232,930.68  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,834.59  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
 LTV :                 94.98900

 ----------------------------------------------------------------
00030698211     MORTGAGORS: GARNER-ROBERTS       PETER
                            GARNER-ROBERTS       NANCY
 REGION CODE    ADDRESS   : 6795 CORRALES ROAD
     01         CITY      : CORRALES
                STATE/ZIP : NM  87048


 MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    399,717.68  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,865.65  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
 LTV :                 74.07400

 ----------------------------------------------------------------
00030698229     MORTGAGORS: QUI                  JERRY

 REGION CODE    ADDRESS   : 2180 PROVIDENCE
     01         CITY      : CUYAHOGA FALLS
                STATE/ZIP : OH  44221


 MORTGAGE AMOUNT :    89,600.00  OPTION TO CONVERT :
 UNPAID BALANCE :     89,491.05  ANNUAL RATE ADJUST:
 MONTHLY P&I     :       688.95  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
 LTV :                 70.00000

 ----------------------------------------------------------------
00030698237     MORTGAGORS: MCCONKIE             STEPHEN
                            MCCONKIE             SATOKO
 REGION CODE    ADDRESS   : 4991 CHERRY BLOSSOM CIRCLE
     01         CITY      : WEST BLOOMFIELD
                STATE/ZIP : MI  48323


 MORTGAGE AMOUNT :   216,400.00  OPTION TO CONVERT :
 UNPAID BALANCE :    216,115.94  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,606.76  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 69.98400

 ----------------------------------------------------------------
00030698245     MORTGAGORS: FEINBERG             JILL
                            STUECK               JOHN
 REGION CODE    ADDRESS   : 1235 SUNNYFIELD LANE
     01         CITY      : SCOTCH PLAINS
                STATE/ZIP : NJ  07076


 MORTGAGE AMOUNT :   211,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    211,236.17  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,607.55  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,344,650.00     P & I AMT:     10,112.02
UPB AMT:   1,343,211.69

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           72
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030698252     MORTGAGORS: BLAKLEY              STEPHEN
                            BLAKLEY              ELIZABETH
 REGION CODE    ADDRESS   : 926 LONG REACH
     01         CITY      : GALVESTON
                STATE/ZIP : TX  77554


 MORTGAGE AMOUNT :   250,750.00  OPTION TO CONVERT :
 UNPAID BALANCE :    250,429.12  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,883.80  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 89.99200

 ----------------------------------------------------------------
00030698278     MORTGAGORS: NELKE                VALERIE

 REGION CODE    ADDRESS   : 30 FOX HOLLOW RIDINGS ROAD
     01         CITY      : NORTHPORT
                STATE/ZIP : NY  11768


 MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    324,652.78  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,644.31  OUTSIDE CONV DATE :
 LIFETIME RATE   :      9.12500  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
 LTV :                 73.86363

 ----------------------------------------------------------------
00030698286     MORTGAGORS: LECLERCQ             FREDERIC
                            LECLERCQ             COURTNEY
 REGION CODE    ADDRESS   : 411 BROADWAY STREET
     01         CITY      : NEW ORLEANS
                STATE/ZIP : LA  70118


 MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    229,845.67  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,687.66  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 79.31000

 ----------------------------------------------------------------
00030698294     MORTGAGORS: KIANPOUR             ALIREZA
                            KIANPOUR             REGINA
 REGION CODE    ADDRESS   : 4200 VIA DOLCE NO.131
     01         CITY      : MARINA DEL REY AREA
                STATE/ZIP : CA  90292


 MORTGAGE AMOUNT :   190,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    189,774.83  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,477.81  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
 LTV :                 63.33300

 ----------------------------------------------------------------
00030698302     MORTGAGORS: WALKER               MICHAEL
                            WALKER               KATHLEEN
 REGION CODE    ADDRESS   : 201 DONMORE DRIVE
     01         CITY      : GREAT FALLS
                STATE/ZIP : VA  22066


 MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    269,627.16  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,957.69  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 72.97200

 ----------------------------------------------------------------
00030698328     MORTGAGORS: DIGIOVANNI           LAWRENCE

                            DIGIOVANNI           KATHERINE
 REGION CODE    ADDRESS   : 6609 WHITE POST ROAD
     01         CITY      : CENTREVILLE
                STATE/ZIP : VA  20121


 MORTGAGE AMOUNT :   280,250.00  OPTION TO CONVERT :
 UNPAID BALANCE :    279,853.12  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,007.75  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
 LTV :                 95.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,546,000.00     P & I AMT:     11,659.02
UPB AMT:   1,544,182.68

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           73
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030698377     MORTGAGORS: ADAMS                DENNIS
                            ADAMS                MARTHA
 REGION CODE    ADDRESS   : 1847 MOUNT VISTA COURT
     01         CITY      : SANTA CRUZ
                STATE/ZIP : CA  95073


 MORTGAGE AMOUNT :   299,250.00  OPTION TO CONVERT :
 UNPAID BALANCE :    299,250.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,169.78  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 75.00000

 ----------------------------------------------------------------
00030698427     MORTGAGORS: GOODNO               CHARLES
                            GOODNO               LESLIE
 REGION CODE    ADDRESS   : 8219 WINTERWOOD TRAIL
     01         CITY      : ROANOKE
                STATE/ZIP : VA  24018


 MORTGAGE AMOUNT :   225,900.00  OPTION TO CONVERT :
 UNPAID BALANCE :    225,740.56  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,618.38  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
 LTV :                 63.63300

 ----------------------------------------------------------------
00030698476     MORTGAGORS: CRANE                GARY
                            CRANE                CAROL
 REGION CODE    ADDRESS   : 2537 BAMBOO STREET
     01         CITY      : NEWPORT BEACH
                STATE/ZIP : CA  92660


 MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    379,731.80  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,722.37  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030698526     MORTGAGORS: HAGIN                CRAIG
                            HAGIN                MELISSA
 REGION CODE    ADDRESS   : 3705 S ASTER AVE
     01         CITY      : BROKEN ARROW
                STATE/ZIP : OK  74011


 MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    299,803.76  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,227.49  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030698567     MORTGAGORS: HERBST               ADRIAN
                            HERBST               BARBARA
 REGION CODE    ADDRESS   : 3443 GULFSHORE BLVD. #7
     01         CITY      : NAPLES
                STATE/ZIP : FL  33940


 MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    223,937.55  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,770.08  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.75000  MATURITY DATE     :   05/01/26
 CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
00030698583     MORTGAGORS: LLANES               TILDA
                            IGLESIAS             JOSE
 REGION CODE    ADDRESS   : 3670 MARCY STREET
     01         CITY      : MOHEGAN
                STATE/ZIP : NY  10547


 MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    235,504.93  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,941.51  OUTSIDE CONV DATE :
 LIFETIME RATE   :      9.25000  MATURITY DATE     :   09/01/26
 CURRENT INT RATE:      9.25000  PRODUCT CODE      :   002
 LTV :                 89.73300

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,666,150.00     P & I AMT:     12,449.61
UPB AMT:   1,663,968.60

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           74
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030698591     MORTGAGORS: WESTOVER             PAUL
                            WESTOVER             MARTHA
 REGION CODE    ADDRESS   : 7657 SOUTH GRAPE WAY
     01         CITY      : LITTLETON
                STATE/ZIP : CO  80122


 MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    235,464.89  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,877.72  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.87500  MATURITY DATE     :   09/01/26
 CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
 LTV :                 84.28500

 ----------------------------------------------------------------
00030698641     MORTGAGORS: MATSUMOTO            MASAHIKO
                            MATSUMOTO            JOLEAN
 REGION CODE    ADDRESS   : 3785 CARTWRIGHT STREET
     01         CITY      : PASADENA
                STATE/ZIP : CA  91107


 MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    256,171.75  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,927.00  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 95.00000

 ----------------------------------------------------------------
00030698666     MORTGAGORS: SONNENBERG           STEVEN

 REGION CODE    ADDRESS   : 100 LAKE DRIVE
     01         CITY      : STERLING
                STATE/ZIP : VA  20164


 MORTGAGE AMOUNT :   309,600.00  OPTION TO CONVERT :
 UNPAID BALANCE :    309,386.94  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,244.81  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030698682     MORTGAGORS: COTTA                ROBERT
                            COTTA                MICHELLE
 REGION CODE    ADDRESS   : 2511 FULTON PLACE
     01         CITY      : SANTA ROSA
                STATE/ZIP : CA  95401


 MORTGAGE AMOUNT :   271,200.00  OPTION TO CONVERT :
 UNPAID BALANCE :    271,013.36  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,966.39  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030698781     MORTGAGORS: BUTTELMAN            MICHAEL
                            BUTTELMAN-CORRAL     AIDA
 REGION CODE    ADDRESS   : 11576 BUCKHAVEN LANE
     01         CITY      : WEST PALM BEACH
                STATE/ZIP : FL  33412


 MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    278,812.79  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,047.21  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
00030698799     MORTGAGORS: LOOFBURROW           PAUL
                            LOOFBURROW           DOREEN
 REGION CODE    ADDRESS   : 875 NW 172ND PLACE
     01         CITY      : BRAVERTON
                STATE/ZIP : OR  97006


 MORTGAGE AMOUNT :   228,800.00  OPTION TO CONVERT :
 UNPAID BALANCE :    227,808.92  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,759.27  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.50000  MATURITY DATE     :   06/01/26
 CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
 LTV :                 76.57200

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,581,100.00     P & I AMT:     11,822.40
UPB AMT:   1,578,658.65

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           75
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030698815     MORTGAGORS: MASKO                JOHN
                            MASKO                GABRIELA
 REGION CODE    ADDRESS   : 25 COURTNELL ROAD
     01         CITY      : CHATHAM
                STATE/ZIP : MA  02633


 MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    247,546.25  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,798.17  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030698823     MORTGAGORS: DOHERTY              DAVID
                            DOHERTY              CARMON
 REGION CODE    ADDRESS   : 11545 WOODBANK PARKWAY
     01         CITY      : TUSCALOOS
                STATE/ZIP : AL  35405


 MORTGAGE AMOUNT :   243,800.00  OPTION TO CONVERT :
 UNPAID BALANCE :    243,638.43  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,810.21  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 78.64500

 ----------------------------------------------------------------
00030698831     MORTGAGORS: MARZULLI             CARMEN
                            MARZULLI             PATRICIA
 REGION CODE    ADDRESS   : 6 NEW COUNTRY COURT
     01         CITY      : HOCKESSIN
                STATE/ZIP : DE  19707


 MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    253,850.04  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,975.59  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
 LTV :                 88.19400

 ----------------------------------------------------------------
00030698849     MORTGAGORS: BRAININ              MARINA
                            FINSTEIN             VANDIMMARK
 REGION CODE    ADDRESS   : 106 WINDSOR LANE
     01         CITY      : PELHAM
                STATE/ZIP : AL  35124


 MORTGAGE AMOUNT :   283,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    282,819.54  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,126.09  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 94.99800

 ----------------------------------------------------------------
00030698856     MORTGAGORS: TRUMP                CARL
                            TRUMP                BEVERLY
 REGION CODE    ADDRESS   : 16864 WEST 66TH PLACE
     01         CITY      : ARVADA
                STATE/ZIP : CO  80007


 MORTGAGE AMOUNT :   225,150.00  OPTION TO CONVERT :
 UNPAID BALANCE :    223,949.54  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,771.26  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.75000  MATURITY DATE     :   04/01/26
 CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
 LTV :                 89.98100

 ----------------------------------------------------------------
00030698864     MORTGAGORS: YOUNG                JAMES
                            YOUNG                LINDA
 REGION CODE    ADDRESS   : 2425 OLD HICKORY BLVD
     01         CITY      : NASHVILLE
                STATE/ZIP : TN  37221


 MORTGAGE AMOUNT :   293,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    291,059.35  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,149.93  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 71.46300

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,546,950.00     P & I AMT:     11,631.25
UPB AMT:   1,542,863.15

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           76
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030698872     MORTGAGORS: HOFFMAN              CURTIS
                            HOFFMAN              LARK
 REGION CODE    ADDRESS   : 2024 WINTER WIND ST
     01         CITY      : LAS VEGAS
                STATE/ZIP : NV  89134


 MORTGAGE AMOUNT :   296,600.00  OPTION TO CONVERT :
 UNPAID BALANCE :    296,097.45  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,359.89  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
 CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
 LTV :                 65.91100

 ----------------------------------------------------------------
00030698914     MORTGAGORS: LE                   PHUC
                            NGUYEN               PHUONG-TIEN
 REGION CODE    ADDRESS   : 10062 MACLURA COURT
     01         CITY      : FAIRFAX
                STATE/ZIP : VA  22032


 MORTGAGE AMOUNT :   244,800.00  OPTION TO CONVERT :
 UNPAID BALANCE :    244,200.47  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,882.30  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.50000  MATURITY DATE     :   09/01/26
 CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
00030698922     MORTGAGORS: ANTAKI               JEAN
                            MEDAWAR              MARIE
 REGION CODE    ADDRESS   : 14755 ADDISON ST
     01         CITY      : SHERMAN OAKS
                STATE/ZIP : CA  91403


 MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    226,721.11  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,753.12  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.50000  MATURITY DATE     :   04/01/26
 CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030699052     MORTGAGORS: PALLO                ROBERT
                            PALLO                JODY
 REGION CODE    ADDRESS   : 22 SITGES
     01         CITY      : LAGUNA NIGUEL
                STATE/ZIP : CA  92677


 MORTGAGE AMOUNT :   251,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    250,831.58  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,841.75  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 69.72200

 ----------------------------------------------------------------
00030699060     MORTGAGORS: DANIELS              JOSEPH
                            DANIELS              MADELYN
 REGION CODE    ADDRESS   : 14629 STONEWALL DRIVE
     01         CITY      : SILVER SPRING
                STATE/ZIP : MD  20905


 MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    244,831.39  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,776.42  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 89.74300

 ----------------------------------------------------------------
00030699128     MORTGAGORS: SHEHEE               MICHAEL
                            SHEHEE               JOYCE
 REGION CODE    ADDRESS   : 1101 OLIVER BRIDGE ROAD
     01         CITY      : WATKINSVILLE
                STATE/ZIP : GA  30677


 MORTGAGE AMOUNT :   405,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    404,728.25  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,971.75  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 76.99600

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,670,400.00     P & I AMT:     12,585.23
UPB AMT:   1,667,410.25

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           77
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030699136     MORTGAGORS: FLOYD                DANNY
                            FLOYD                SANDRA
 REGION CODE    ADDRESS   : 131 CHASEWAY DRIVE
     01         CITY      : PIKE ROAD
                STATE/ZIP : AL  36064


 MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    305,784.02  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,192.23  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
00030699144     MORTGAGORS: WEINHAGEN            ROBERT
                            DOWLING              LAURA
 REGION CODE    ADDRESS   : 211 CAMERON STREET
     01         CITY      : ALEXANDRIA
                STATE/ZIP : VA  22314


 MORTGAGE AMOUNT :   427,050.00  OPTION TO CONVERT :
 UNPAID BALANCE :    426,777.69  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     3,208.28  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 79.71800

 ----------------------------------------------------------------
00030699151     MORTGAGORS: IRWIN                CHARLES
                            IRWIN                JENNIFER
 REGION CODE    ADDRESS   : 809 SOUTHEAST 5 COURT
     01         CITY      : FORT LAUDERDALE
                STATE/ZIP : FL  33301


 MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    219,852.38  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,614.29  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030699227     MORTGAGORS: TRIEPKE              DAVID
                            TRIEPKE              MICHELLE
 REGION CODE    ADDRESS   : 5 GOLFVIEW DRIVE
     01         CITY      : DOVE CANYON
                STATE/ZIP : CA  92679


 MORTGAGE AMOUNT :   283,050.00  OPTION TO CONVERT :
 UNPAID BALANCE :    282,864.85  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,101.64  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 89.98500

 ----------------------------------------------------------------
00030699540     MORTGAGORS: COLLINS              JEFFREY

 REGION CODE    ADDRESS   : 3 ULTIMA DRIVE

     01         CITY      : NEWPORT COAST
                STATE/ZIP : CA  92561


 MORTGAGE AMOUNT :   303,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    303,296.35  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,226.98  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 71.41100

 ----------------------------------------------------------------
00030699557     MORTGAGORS: DAHER                BILL
                            DAHER                REBECCA
 REGION CODE    ADDRESS   : 718 KENOAK DRIVE
     01         CITY      : PLACENTIA
                STATE/ZIP : CA  92870


 MORTGAGE AMOUNT :   226,950.00  OPTION TO CONVERT :
 UNPAID BALANCE :    226,797.72  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,665.28  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 94.56200

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,766,550.00     P & I AMT:     13,008.70
UPB AMT:   1,765,373.01

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           78
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030699599     MORTGAGORS: COU                  WANDA

 REGION CODE    ADDRESS   : 44 REGINA
     01         CITY      : DANA POINT
                STATE/ZIP : CA  92629


 MORTGAGE AMOUNT :   226,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    225,844.47  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,638.66  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 79.29800

 ----------------------------------------------------------------
00030699631     MORTGAGORS: ROWE                 CHARLES
                            ROWE                 MARGARET
 REGION CODE    ADDRESS   : 14507 136TH AVE E.
     01         CITY      : PUYALLUP
                STATE/ZIP : WA  98374


 MORTGAGE AMOUNT :   256,400.00  OPTION TO CONVERT :
 UNPAID BALANCE :    256,071.88  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,926.25  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 94.99800

 ----------------------------------------------------------------
00030699680     MORTGAGORS: TABET                BRUCE
                            TABET                MARY
 REGION CODE    ADDRESS   : 8908 ROBS PLACE NE
     01         CITY      : ALBUQUERQUE
                STATE/ZIP : NM  87122


 MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    239,722.83  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,888.08  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030699748     MORTGAGORS: PETERSON             KIM

 REGION CODE    ADDRESS   : 1049 FARMINGTON LANE
     01         CITY      : ATLANTA
                STATE/ZIP : GA  30319


 MORTGAGE AMOUNT :   328,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    328,268.14  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,353.42  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
00030699755     MORTGAGORS: GIANG                HAI
                            LU                   LINH
 REGION CODE    ADDRESS   : 2744 MCLAUGHLIN AVENUE
     01         CITY      : SAN JOSE
                STATE/ZIP : CA  95121


 MORTGAGE AMOUNT :   222,300.00  OPTION TO CONVERT :
 UNPAID BALANCE :    222,154.58  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,650.58  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 95.00000

 ----------------------------------------------------------------
00030699870     MORTGAGORS: ROSEN                SHERMAN
                            ROSEN                MAYDE
 REGION CODE    ADDRESS   : 77123 AGNEW
     01         CITY      : LOS ANGELES
                STATE/ZIP : CA  90045


 MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    255,819.31  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,834.02  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,529,200.00     P & I AMT:     11,291.01
UPB AMT:   1,527,881.21

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           79
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030699888     MORTGAGORS: BURNETT              JAMES
                            BREEN                DANIEL
 REGION CODE    ADDRESS   : 109 WARREN AVENUE
     01         CITY      : BOSTON
                STATE/ZIP : MA  02118


 MORTGAGE AMOUNT :   391,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    391,500.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,872.69  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
00030699912     MORTGAGORS: FISHER               JAMES
                            FISHER               JANET
 REGION CODE    ADDRESS   : 13912 SHADY SHORES
     01         CITY      : TAMPA
                STATE/ZIP : FL  33613


 MORTGAGE AMOUNT :   251,250.00  OPTION TO CONVERT :
 UNPAID BALANCE :    251,089.78  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,887.56  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 75.00000

 ----------------------------------------------------------------
00030699961     MORTGAGORS: SCOTT                MICHAEL
                            SCOTT                WENDY
 REGION CODE    ADDRESS   : 5082 CARTAGENA CIRCLE
     01         CITY      : LA PALMA
                STATE/ZIP : CA  90623


 MORTGAGE AMOUNT :   242,100.00  OPTION TO CONVERT :
 UNPAID BALANCE :    242,100.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,776.44  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 94.97800

 ----------------------------------------------------------------
00030700033     MORTGAGORS: RUSSEL               DAVID
                            RUSSEL               WENDY
 REGION CODE    ADDRESS   : 10 CAROLYN COURT
     01         CITY      : OWNINGS MILLS
                STATE/ZIP : MD  21111


 MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    299,798.71  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,201.29  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 62.63200

 ----------------------------------------------------------------
00030700363     MORTGAGORS: ZENK                 KELLY
                            ZENK                 CARLA
 REGION CODE    ADDRESS   : 5001 94TH STREET WEST
     01         CITY      : BLOOMINGTON
                STATE/ZIP : MN  55437


 MORTGAGE AMOUNT :   238,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    237,844.31  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,767.15  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 77.27200

 ----------------------------------------------------------------
00030700470     MORTGAGORS: LEFAVI               BRUCE

 REGION CODE    ADDRESS   : 2199 E LAIRD WAY
     01         CITY      : SALT LAKE CITY
                STATE/ZIP : UT  84108


 MORTGAGE AMOUNT :   399,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    398,745.57  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,997.56  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 79.95900

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,821,850.00     P & I AMT:     13,502.69
UPB AMT:   1,821,078.37

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           80
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030700553     MORTGAGORS: SPIVACK              SAUL
                            SPIVACK              MAUREEN
 REGION CODE    ADDRESS   : 29 THE CRESCENT
     01         CITY      : MILLBURN TOWNSHIP
                STATE/ZIP : NJ  07078


 MORTGAGE AMOUNT :   528,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    528,000.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     3,874.28  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030700579     MORTGAGORS: STEIN                RONALD
                            STEIN                LAURA
 REGION CODE    ADDRESS   : 2479 OAKLEIGH COURT
     01         CITY      : ATLANTA
                STATE/ZIP : GA  30345


 MORTGAGE AMOUNT :   340,800.00  OPTION TO CONVERT :
 UNPAID BALANCE :    340,565.46  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,471.04  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030700629     MORTGAGORS: AWAD                 ERIC

 REGION CODE    ADDRESS   : ONE PEACHTREE #4
     01         CITY      : ATLANTA
                STATE/ZIP : GA  30305


 MORTGAGE AMOUNT :   319,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    319,274.50  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,288.94  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
00030700702     MORTGAGORS: BOSCH                ROBERT
                            BOSCH                LUISA
 REGION CODE    ADDRESS   : 2024 JUNEWOOD AVENUE
     01         CITY      : SAN JOSE
                STATE/ZIP : CA  95132


 MORTGAGE AMOUNT :   246,100.00  OPTION TO CONVERT :
 UNPAID BALANCE :    245,939.01  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,827.29  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 89.98100

 ----------------------------------------------------------------
00030700819     MORTGAGORS: BOLLINGER            JOHN
                            BOLLINGER            JUDITH
 REGION CODE    ADDRESS   : 1214 JANNEY'S LANE
     01         CITY      : ALEXANDRIA
                STATE/ZIP : VA  22302


 MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    252,000.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,783.64  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
 LTV :                 57.93103

 ----------------------------------------------------------------
00030700827     MORTGAGORS: URDEA                MICHAEL
                            SAVARESE             JEANNE
 REGION CODE    ADDRESS   : 100 BUNCE MEADOWS DRIVE
     01         CITY      : ALAMO
                STATE/ZIP : CA  94507


 MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    349,765.15  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,568.18  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 40.22900

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,036,400.00     P & I AMT:     14,813.37
UPB AMT:   2,035,544.12

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           81
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030700918     MORTGAGORS: HARLEY               GWYNETTE

 REGION CODE    ADDRESS   : 41 YORKSHIRE DRIVE
     01         CITY      : LONG VALLEY
                STATE/ZIP : NJ  07853


 MORTGAGE AMOUNT :   328,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    328,500.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,381.85  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
00030701015     MORTGAGORS: COMSTOCK             SANDRA

 REGION CODE    ADDRESS   : 1175 KENNETH DRIVE
     01         CITY      : CAMBRIA
                STATE/ZIP : CA  93428


 MORTGAGE AMOUNT :   254,800.00  OPTION TO CONVERT :
 UNPAID BALANCE :    254,490.19  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,959.19  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030701239     MORTGAGORS: FANNING              JOHN
                            FANNING              PATRICIA
 REGION CODE    ADDRESS   : 15999 S.W. 3RD STREET
     01         CITY      : PEMBROKE PINES
                STATE/ZIP : FL  33027


 MORTGAGE AMOUNT :   328,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    328,279.58  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,410.42  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
00030701312     MORTGAGORS: CANTWELL             F

 REGION CODE    ADDRESS   : 3608 DUMOND PLACE
     01         CITY      : PLANO
                STATE/ZIP : TX  75025


 MORTGAGE AMOUNT :   237,300.00  OPTION TO CONVERT :
 UNPAID BALANCE :    237,011.48  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,824.63  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
 LTV :                 79.92500

 ----------------------------------------------------------------
00030701320     MORTGAGORS: SAKAMOTO             MONICA
                            WONG                 GARY
 REGION CODE    ADDRESS   : 1757 KANAPUU DR
     01         CITY      : KAILUA
                STATE/ZIP : HI  96734


 MORTGAGE AMOUNT :   359,100.00  OPTION TO CONVERT :
 UNPAID BALANCE :    358,652.04  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,729.42  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
00030701338     MORTGAGORS: YOUN                 SI
                            KIM                  BOK
 REGION CODE    ADDRESS   : 1713 CROWNWOOD ST
     01         CITY      : ALLENTOWN
                STATE/ZIP : PA  18103


 MORTGAGE AMOUNT :   147,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    146,807.03  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,091.47  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 70.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,655,200.00     P & I AMT:     12,396.98
UPB AMT:   1,653,740.32

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           82
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030701353     MORTGAGORS: BAILEY               DOUGLAS
                            BAILEY               EIKLO
 REGION CODE    ADDRESS   : 24 HAMILTON ROAD
     01         CITY      : BASKING RIDGE
                STATE/ZIP : NJ  07920


 MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    244,000.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,769.17  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 62.40400

 ----------------------------------------------------------------
00030701387     MORTGAGORS: KING                 ROBERT
                            KING                 ANDREA
 REGION CODE    ADDRESS   : 272 SHERWOOD CT
     01         CITY      : STATELINE
                STATE/ZIP : NV  89448


 MORTGAGE AMOUNT :   326,250.00  OPTION TO CONVERT :
 UNPAID BALANCE :    325,832.49  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,451.01  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
00030701395     MORTGAGORS: RHODES               TODD
                            RHODES               SHANNON
 REGION CODE    ADDRESS   : 406 S. DUNDEE AVE
     01         CITY      : BARRINGTON
                STATE/ZIP : IL  60010


 MORTGAGE AMOUNT :   221,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    221,250.74  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,762.35  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.87500  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
 LTV :                 92.87200

 ----------------------------------------------------------------
00030701569     MORTGAGORS: DILL                 RONALD

 REGION CODE    ADDRESS   : ROUTE 1 BOX 58D
     01         CITY      : MELISSA
                STATE/ZIP : TX  75454



 MORTGAGE AMOUNT :   232,750.00  OPTION TO CONVERT :
 UNPAID BALANCE :    232,481.20  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,831.05  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
 LTV :                 91.56200

 ----------------------------------------------------------------
00030701585     MORTGAGORS: BARA                 DENNIS
                            BARA                 VICKI
 REGION CODE    ADDRESS   : 10 CAMINO ALTO
     01         CITY      : PLACITAS
                STATE/ZIP : NM  87034


 MORTGAGE AMOUNT :   452,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    451,696.71  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     3,316.62  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030701627     MORTGAGORS: MASON                CYNTHIA
                            SKUTNIK              NADINE
 REGION CODE    ADDRESS   : 26 SUNBURY
     01         CITY      : ALISO VIEJO
                STATE/ZIP : CA  92656


 MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    224,434.72  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,710.16  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.37500  MATURITY DATE     :   09/01/26
 CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,701,500.00     P & I AMT:     12,840.36
UPB AMT:   1,699,695.86

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           83
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030701650     MORTGAGORS: ROSSINI              MICHAEL
                            LANTHEAUME-ROSSINI   BETH
 REGION CODE    ADDRESS   : 1900 LAKEVIEW COURT
     01         CITY      : MODESTO
                STATE/ZIP : CA  95355


 MORTGAGE AMOUNT :   317,700.00  OPTION TO CONVERT :
 UNPAID BALANCE :    317,497.41  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,386.78  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
00030701676     MORTGAGORS: GOMEZ                RODOLFO
                            GOMEZ                ENEDINA
 REGION CODE    ADDRESS   : 3036 GALLOPING HILLS RD
     01         CITY      : CHINO HILLS
                STATE/ZIP : CA  91709


 MORTGAGE AMOUNT :   242,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    241,682.33  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,796.84  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/26
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 89.96200

 ----------------------------------------------------------------
00030701684     MORTGAGORS: KIM                  JOSEPH

 REGION CODE    ADDRESS   : 94-205 HOKULEWA LOOP
     01         CITY      : MILILANI
                STATE/ZIP : HI  96789


 MORTGAGE AMOUNT :   308,750.00  OPTION TO CONVERT :
 UNPAID BALANCE :    306,034.75  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,292.46  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   07/01/26
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 95.00000

 ----------------------------------------------------------------
00030701700     MORTGAGORS: JAIN                 KALPANA
                            JAIN                 PRADUMNA
 REGION CODE    ADDRESS   : 1721 DUNWOODY BOULEVARD
     01         CITY      : KNOXVILLE
                STATE/ZIP : TN  37919


 MORTGAGE AMOUNT :   233,900.00  OPTION TO CONVERT :
 UNPAID BALANCE :    233,743.05  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,716.28  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 89.99600

 ----------------------------------------------------------------
00030701999     MORTGAGORS: SHOMAN               TAREK
                            SHOMAN               NORMA
 REGION CODE    ADDRESS   : 44816 VISTA DEL SOL
     01         CITY      : FREMONT
                STATE/ZIP : CA  94539


 MORTGAGE AMOUNT :   590,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    589,623.78  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     4,432.47  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 66.66600

 ----------------------------------------------------------------
00030702203     MORTGAGORS: WILCOX               RANDALL
                            ARIOS-WILCOX         MAUREEN
 REGION CODE    ADDRESS   : 90 HARDY AVENUE
     01         CITY      : CAMPBELL
                STATE/ZIP : CA  95008


 MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    299,808.70  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,253.80  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 93.02300

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,992,350.00     P & I AMT:     14,878.63
UPB AMT:   1,988,390.02

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           84
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030702328     MORTGAGORS: MANGAN               JENNIFER

 REGION CODE    ADDRESS   : 2137 22ND STREET
     01         CITY      : SANTA MONICA
                STATE/ZIP : CA  90405


 MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    278,807.99  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,022.95  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
00030702336     MORTGAGORS: ARROWSMITH           RICHARD
                            ARROWSMITH           SUSAN
 REGION CODE    ADDRESS   : 11011 KENILWORTH AVENUE
     01         CITY      : GARRETT PARK
                STATE/ZIP : MD  20896


 MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    343,774.97  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,554.20  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030702351     MORTGAGORS: LANE                 ROBERT
                            LANE                 CATHY
 REGION CODE    ADDRESS   : 957 BRAMBLE COURT
     01         CITY      : POWDER SPRINGS
                STATE/ZIP : GA  30073


 MORTGAGE AMOUNT :   215,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    214,852.04  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,558.90  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 81.13200

 ----------------------------------------------------------------
00030702401     MORTGAGORS: SCHULMAN             ROBERT
                            SCHULMAN             DEBRA
 REGION CODE    ADDRESS   : 2017 WISTERIA LANE
     01         CITY      : LAFAYETTE HILL
                STATE/ZIP : PA  19444


 MORTGAGE AMOUNT :   208,800.00  OPTION TO CONVERT :
 UNPAID BALANCE :    206,611.20  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,587.03  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.37500  MATURITY DATE     :   09/01/25
 CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
 LTV :                 87.73100

 ----------------------------------------------------------------
00030702427     MORTGAGORS: FORD                 KENNETH
                            FORD                 NANCY
 REGION CODE    ADDRESS   : 209 RUSKIN PLACE
     01         CITY      : SANTA ROSA BEACH
                STATE/ZIP : FL  32459


 MORTGAGE AMOUNT :   337,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    335,166.25  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,476.46  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
00030702450     MORTGAGORS: WRIGHT               JEFFREY
                            WRIGHT               WENDY
 REGION CODE    ADDRESS   : 14437 WEST LAKE KATHLEEN DRIVE SE
     01         CITY      : RENTON
                STATE/ZIP : WA  98056


 MORTGAGE AMOUNT :   297,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    294,658.30  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,287.52  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.50000  MATURITY DATE     :   09/01/25
 CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
 LTV :                 76.28200

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,681,800.00     P & I AMT:     12,487.06
UPB AMT:   1,673,870.75

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           85
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030702468     MORTGAGORS: WIER                 MICHAEL
                            WIER                 LOVELLA
 REGION CODE    ADDRESS   : 1538 EAST FRIESS DRIVE
     01         CITY      : PHOENIX
                STATE/ZIP : AZ  85022


 MORTGAGE AMOUNT :   301,600.00  OPTION TO CONVERT :
 UNPAID BALANCE :    299,121.19  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,319.04  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/25
 CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
 LTV :                 79.89400

 ----------------------------------------------------------------
00030702484     MORTGAGORS: SCHNITTKER           RONALD
                            SCHNITTKER           DIANE
 REGION CODE    ADDRESS   : 17 KOHLER CT
     01         CITY      : CONGERS
                STATE/ZIP : NY  10920


 MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    214,446.73  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,680.03  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.62500  MATURITY DATE     :   02/01/26
 CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
00030702534     MORTGAGORS: LE GRAND             ROBERT
                            LE GRAND             HELEN
 REGION CODE    ADDRESS   : 6085 SUGARMAPLE DR
     01         CITY      : WESTERVILLE
                STATE/ZIP : OH  43082


 MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    228,487.19  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,727.91  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/26
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 69.69600

 ----------------------------------------------------------------
00030702542     MORTGAGORS: MEDEIROS             BRIAN
                            MEDEIROS             CAROLYN
 REGION CODE    ADDRESS   : 1653 BENTLEY COURT
     01         CITY      : CANTON
                STATE/ZIP : MI  48188


 MORTGAGE AMOUNT :   218,900.00  OPTION TO CONVERT :
 UNPAID BALANCE :    218,440.78  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,800.84  OUTSIDE CONV DATE :
 LIFETIME RATE   :      9.25000  MATURITY DATE     :   09/01/26
 CURRENT INT RATE:      9.25000  PRODUCT CODE      :   002
 LTV :                 89.96100

 ----------------------------------------------------------------
00030702633     MORTGAGORS: SMITH                JOHN
                            SMITH                LANYLL
 REGION CODE    ADDRESS   : 108 BENITO AVENUE
     01         CITY      : LA SELVA BEACH
                STATE/ZIP : CA  95076


 MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    256,000.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,900.80  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
 LTV :                 75.29400

 ----------------------------------------------------------------
00030702658     MORTGAGORS: LONGE                BRIAN

 REGION CODE    ADDRESS   : 4103 CLUB DRIVE
     01         CITY      : ATLANTA
                STATE/ZIP : GA  30319


 MORTGAGE AMOUNT :   342,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    342,000.00  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,450.13  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
 CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
 LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,564,500.00     P & I AMT:     11,878.75
UPB AMT:   1,558,495.89

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           86
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030702666     MORTGAGORS: CLEVELAND            LANCE

 REGION CODE    ADDRESS   : 14224 DUCKWORTH ROAD
     01         CITY      : GULFPORT
                STATE/ZIP : MS  39503


 MORTGAGE AMOUNT :   312,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    310,462.88  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,238.79  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/26
 CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
 LTV :                 79.31400

 ----------------------------------------------------------------
00030702674     MORTGAGORS: PEPPER               EVEREST
                            PEPPER               MARILYN
 REGION CODE    ADDRESS   : 2971 HELMSLEY DRIVE
     01         CITY      : SAN JOSE
                STATE/ZIP : CA  95132


 MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    282,131.94  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,133.60  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/26
 CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030702682     MORTGAGORS: MC MICHAEL           STEVEN
                            MC MICHAEL           KELLY
 REGION CODE    ADDRESS   : 4240 HILBURN COURT
     01         CITY      : MOORPARK
                STATE/ZIP : CA  93021


 MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    262,753.42  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,076.89  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.75000  MATURITY DATE     :   05/01/26
 CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
00030702690     MORTGAGORS: CAZDEN               GERALD

 REGION CODE    ADDRESS   : 4259 WOODCREST DRIVE
     01         CITY      : LAS VEGAS
                STATE/ZIP : NV  89121


 MORTGAGE AMOUNT :   269,500.00  OPTION TO CONVERT :
 UNPAID BALANCE :    264,001.11  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     2,048.40  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/26
 CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
 LTV :                 79.49800

 ----------------------------------------------------------------
00030702708     MORTGAGORS: BENDER               MICHAEL
                            HAND                 HELEN
 REGION CODE    ADDRESS   : 109 ROBERTSON LANE
     01         CITY      : BRECKENRIDGE
                STATE/ZIP : CO  80424


 MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    268,133.08  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,981.16  OUTSIDE CONV DATE :
 LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/26
 CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
 LTV :                 75.00000

 ----------------------------------------------------------------
00030702716     MORTGAGORS: GENTRY               LARRY
                            GENTRY               MELANIE
 REGION CODE    ADDRESS   : 4625 SE ALDERCREST ROAD
     01         CITY      : PORTLAND
                STATE/ZIP : OR  97222


 MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
 UNPAID BALANCE :    238,298.67  ANNUAL RATE ADJUST:
 MONTHLY P&I     :     1,740.17  OUTSIDE CONV DATE :
 LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/26
 CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
 LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,640,000.00     P & I AMT:     12,219.01
UPB AMT:   1,625,781.10

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           87
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030702724     MORTGAGORS: WOODS                RICHARD
                            WOODS                JAMIE
 REGION CODE    ADDRESS   : 3332 LOCUST STREET
     01         CITY      : EDGEWATER
                STATE/ZIP : MD  21037


MORTGAGE AMOUNT :   346,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    346,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,569.05  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 79.54000

 ----------------------------------------------------------------
00030702732     MORTGAGORS: KOTSOPOULOS          GEORGE
                            KOTSOPOULOS          CHRISTINE
 REGION CODE    ADDRESS   : 6929 ROEMKE RD
     01         CITY      : WOODBURN
                STATE/ZIP : IN  46797


MORTGAGE AMOUNT :   268,700.00  OPTION TO CONVERT :
UNPAID BALANCE :    266,564.25  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,018.66  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 74.63800

 ----------------------------------------------------------------
00030702781     MORTGAGORS: BILLETT              JEFFREY

 REGION CODE    ADDRESS   : 312 MAPLE STREET
     01         CITY      : SANTA CRUZ
                STATE/ZIP : CA  95060


MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    247,070.50  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,755.33  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
LTV :                 74.02900

 ----------------------------------------------------------------
00030702864     MORTGAGORS: ENOS                 RICHARD
                            ENOS                 DARBY
 REGION CODE    ADDRESS   : 4539 NORTHWIND DRIVE
     01         CITY      : SPARKS
                STATE/ZIP : NV  89436


MORTGAGE AMOUNT :   225,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    225,318.92  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,674.34  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 86.23300

 ----------------------------------------------------------------
00030703151     MORTGAGORS: SUAREZ               ERNESTO
                            SUAREZ               FLORIDA
 REGION CODE    ADDRESS   : 8305 YOLO COURT
     01         CITY      : SAN DIEGO
                STATE/ZIP : CA  92129


MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    231,852.06  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,742.94  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030703177     MORTGAGORS: VAN ECK              TIMOTHY
                            LEUNG                DORIS
 REGION CODE    ADDRESS   : 22 CARRIAGE COURT
     01         CITY      : LOS ALTOS
                STATE/ZIP : CA  94022


MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    419,725.26  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,118.49  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 66.03700

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,740,200.00     P & I AMT:     12,878.81
UPB AMT:   1,736,530.99

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           88
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030703276     MORTGAGORS: PEREZ                STEVEN
                            FARRELL              DONNA
 REGION CODE    ADDRESS   : 1201 MCFADDEN DRIVE
     01         CITY      : EAST NORTHPORT
                STATE/ZIP : NY  11731


MORTGAGE AMOUNT :   223,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    223,663.85  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,623.44  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 89.97300

 ----------------------------------------------------------------
00030703342     MORTGAGORS: WALSH                TIMOTHY
                            WALSH                MARY
 REGION CODE    ADDRESS   : 1828 ROBERTS LANE
     01         CITY      : NAPERVILLE
                STATE/ZIP : IL  60564


MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    283,232.32  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,091.23  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 76.00000

 ----------------------------------------------------------------
00030703409     MORTGAGORS: IRVIN                ROY
                            IRVIN                MARY
 REGION CODE    ADDRESS   : 27518 W. SHORE ROAD
     01         CITY      : LAKE ARROWHEAD
                STATE/ZIP : CA  92352


MORTGAGE AMOUNT :   399,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    398,932.14  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,929.19  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030703417     MORTGAGORS: PORTILLO             MICHAEL
                            PORTILLO             GINA
 REGION CODE    ADDRESS   : 841 SOUTH BODIN
     01         CITY      : HINSDALE
                STATE/ZIP : IL  60521


MORTGAGE AMOUNT :   482,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    481,668.29  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,494.84  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 60.25000

 ----------------------------------------------------------------
00030703466     MORTGAGORS: SEGROVE              GREGORY
                            SEGROVE              MARIA
 REGION CODE    ADDRESS   : 472 AVALON DRIVE
     01         CITY      : SOUTH SAN FRANCISCO
                STATE/ZIP : CA  94080


MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    247,325.32  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,773.12  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030703565     MORTGAGORS: GOLDSTEIN            STEVE
                            GOLDSTEIN            VALERIE
 REGION CODE    ADDRESS   : 5815 E. LAVENDER COURT
     01         CITY      : ORANGE
                STATE/ZIP : CA  92687


MORTGAGE AMOUNT :   263,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    262,819.01  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,906.93  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 70.13300

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,900,600.00     P & I AMT:     13,818.75
UPB AMT:   1,897,640.93

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           89
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030703623     MORTGAGORS: MASSINGER            DOUGLAS
                            SERENI-MASSINGER     CHRISTINE
 REGION CODE    ADDRESS   : 126 WEST THOMPSON AVENUE
     01         CITY      : SPRINGFIELD
                STATE/ZIP : PA  19064


MORTGAGE AMOUNT :   251,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    251,589.46  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,891.32  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030703854     MORTGAGORS: KOOB                 PAUL
                            KOOB                 BETH
 REGION CODE    ADDRESS   : 2796 BRISTOL ROAD
     01         CITY      : WARRINGTON
                STATE/ZIP : PA  18976


MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    340,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,494.80  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 79.06976

 ----------------------------------------------------------------
00030703920     MORTGAGORS: OLSON                STEVEN
                            OLSON                CLARICE
 REGION CODE    ADDRESS   : 25472 WAGON WHEEL CIRCLE
     01         CITY      : LAGUNA HILLS
                STATE/ZIP : CA  92653


MORTGAGE AMOUNT :   378,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    375,894.39  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,742.94  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 53.65900

 ----------------------------------------------------------------
00030703938     MORTGAGORS: THOMAS               FRANK

 REGION CODE    ADDRESS   : 5730 CHADWICK LANE
     01         CITY      : BRENTWOOD
                STATE/ZIP : TN  37027


MORTGAGE AMOUNT :   214,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    213,396.23  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,650.09  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   04/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 84.99600

 ----------------------------------------------------------------
00030703946     MORTGAGORS: JAMES                GERARD
                            JAMES                GAIL
 REGION CODE    ADDRESS   : 4377 WOODWORTH COURT
     01         CITY      : ASHBURN
                STATE/ZIP : VA  20147


MORTGAGE AMOUNT :   251,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    250,816.53  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,734.98  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
LTV :                 79.99400

 ----------------------------------------------------------------
00030703953     MORTGAGORS: FELLENBAUM           JOHN
                            FELLENBAUM           DIANE
 REGION CODE    ADDRESS   : 43789 WOODWORTH COURT
     01         CITY      : ASHBURN
                STATE/ZIP : VA  22011


MORTGAGE AMOUNT :   255,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    255,109.96  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,764.68  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
LTV :                 79.99000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,691,350.00     P & I AMT:     12,278.81
UPB AMT:   1,686,806.57

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           90
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030704092     MORTGAGORS: KOSHIMIZA            RUSSELL
                            KOSHIMIZA            LISA
 REGION CODE    ADDRESS   : 26535 SILVER SPUR ROAD
     01         CITY      : RANCHO PALOS VERDES
                STATE/ZIP : CA  90275


MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    259,821.07  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,885.18  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 74.28500

 ----------------------------------------------------------------
00030704159     MORTGAGORS: ELLISON              STEVEN
                            ELLISON              CHRISTIE
 REGION CODE    ADDRESS   : 2361 TUCKER MILL ROAD
     01         CITY      : CONYERS
                STATE/ZIP : GA  30208


MORTGAGE AMOUNT :   332,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    331,721.38  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,408.68  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 73.82200

 ----------------------------------------------------------------
00030704209     MORTGAGORS: COBB                 ALAN
                            COBB                 BRENDA
 REGION CODE    ADDRESS   : 1134 MATORO COURT
     01         CITY      : PLEASANTON
                STATE/ZIP : CA  94566


MORTGAGE AMOUNT :   326,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    323,655.07  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,223.89  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/26
CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
LTV :                 77.25100

 ----------------------------------------------------------------
00030704472     MORTGAGORS: CARUSO               FRANCIS
                            CARUSO               REBECCA
 REGION CODE    ADDRESS   : 426 BEN OAKS DRIVE E
     01         CITY      : SEVERNA PARK
                STATE/ZIP : MD  20697


MORTGAGE AMOUNT :   242,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    242,091.53  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,798.70  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030704571     MORTGAGORS: WEIGMANN             FRANCIS
                            WEIGMANN             LISA
 REGION CODE    ADDRESS   : 8521 COUNTRYBROOKE WAY
     01         CITY      : LUTHERVILLE
                STATE/ZIP : MD  21093


MORTGAGE AMOUNT :   305,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    305,500.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,268.33  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 79.35000

 ----------------------------------------------------------------
00030705115     MORTGAGORS: ENGFER               THOMAS
                            ENGFER               LINDA
 REGION CODE    ADDRESS   : 985 BURRIDGE COURT
     01         CITY      : LIBERTYVILLE
                STATE/ZIP : IL  60048


MORTGAGE AMOUNT :   238,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    238,500.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,833.86  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 85.48300

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,704,450.00     P & I AMT:     12,418.64
UPB AMT:   1,701,289.05

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           91
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030705172     MORTGAGORS: FRYER                LOIS

 REGION CODE    ADDRESS   : 14 SOUTHGATE AVENUE
     01         CITY      : ANNAPOLIS
                STATE/ZIP : MD  21401


MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    307,788.03  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,233.22  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030705198     MORTGAGORS: COHN                 JACK
                            COHN                 MARCIA
 REGION CODE    ADDRESS   : 6455 SW 114TH STREET
     01         CITY      : MIAMI
                STATE/ZIP : FL  33156


MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    500,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,668.83  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 60.97500

 ----------------------------------------------------------------
00030705362     MORTGAGORS: FARSHEED             MOE
                            COHEN                ROXANE
 REGION CODE    ADDRESS   : 1135 CANYON VIEW DRIVE
     01         CITY      : LAGUNA BEACH
                STATE/ZIP : CA  92651


MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    347,754.38  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,493.12  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 70.30300

 ----------------------------------------------------------------
00030705388     MORTGAGORS: SOLLIS               DANIEL

 REGION CODE    ADDRESS   : 1463 BRANDYWINE LANE
     01         CITY      : WAYNE
                STATE/ZIP : PA  19087


MORTGAGE AMOUNT :   310,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    310,302.01  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,332.68  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030705396     MORTGAGORS: LOUQUET              DENNIS
                            LOUQUET              NANCY
 REGION CODE    ADDRESS   : 7855 DOUBLE TREE LANE
     01         CITY      : MISSOULA
                STATE/ZIP : MT  59801


MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    305,565.45  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,407.30  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030705529     MORTGAGORS: OLSEN                TODD
                            OLSEN                NANCY
 REGION CODE    ADDRESS   : 2671 NORTH BENTLEY ST
     01         CITY      : ORANGE
                STATE/ZIP : CO  92667


MORTGAGE AMOUNT :   218,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    217,634.23  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,676.23  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 79.27200

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,990,500.00     P & I AMT:     14,811.38
UPB AMT:   1,989,044.10

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           92
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030705552     MORTGAGORS: PIASECKI             RICHARD
                            PIASECKI             KATHLEEN
 REGION CODE    ADDRESS   : 18 LOBLOLLY COURT
     01         CITY      : LEMONT
                STATE/ZIP : IL  60439


MORTGAGE AMOUNT :   422,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    422,237.39  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,211.31  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 75.11100

 ----------------------------------------------------------------
00030705594     MORTGAGORS: SARKAR               DEBASHIS
                            SARKAR               MADHUSHREE
 REGION CODE    ADDRESS   : 77 MAYFAIR COURT
     01         CITY      : BRICK
                STATE/ZIP : NJ  08723


MORTGAGE AMOUNT :   218,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    217,643.55  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,722.09  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 94.96700

 ----------------------------------------------------------------
00030705610     MORTGAGORS: GRIFFITH             WILLIAM
                            GRIFFITH             BETH
 REGION CODE    ADDRESS   : 589 WEST DECATUR  AVENUE
     01         CITY      : CLOVIS
                STATE/ZIP : CA  93611


MORTGAGE AMOUNT :   267,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    267,211.27  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,915.69  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 89.13300

 ----------------------------------------------------------------
00030705628     MORTGAGORS: EDWARDS              ZACHARIAH
                            EDWARDS              DIANA
 REGION CODE    ADDRESS   : 2902 ST. REGIS DRIVE
     01         CITY      : RICHMOND
                STATE/ZIP : VA  23236


MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    251,652.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,827.18  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030705636     MORTGAGORS: TAYLOR               PAULA

 REGION CODE    ADDRESS   : 501 N RIVERSIDE DR #903
     01         CITY      : POMPANO BEACH
                STATE/ZIP : FL  33062


MORTGAGE AMOUNT :   114,323.63  OPTION TO CONVERT :
UNPAID BALANCE :    113,407.58  ANNUAL RATE ADJUST:
MONTHLY P&I     :       851.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   07/01/24
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 78.81200

 ----------------------------------------------------------------
00030705693     MORTGAGORS: LEATHERWOOD          DELRICK
                            LEATHERWOOD          LORI
 REGION CODE    ADDRESS   : 807 WALKWOOD COURT
     01         CITY      : HOUSTON
                STATE/ZIP : TX  77079


MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    259,821.07  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,885.18  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,535,123.63     P & I AMT:     11,412.49
UPB AMT:   1,531,972.86

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           93
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030705719     MORTGAGORS: SCHMIDT              ANNEMARIE

 REGION CODE    ADDRESS   : 6184 DEVON DRIVE
     01         CITY      : COLUMBIA
                STATE/ZIP : MD  21044


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,616.08  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,253.80  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 88.23500

 ----------------------------------------------------------------
00030705727     MORTGAGORS: SCHONS               ROY

 REGION CODE    ADDRESS   : 6L B1,NNA  RIVERVIEW TERRAC
     01         CITY      : POST FALLS
                STATE/ZIP : ID  83854


MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    239,692.87  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,803.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030705743     MORTGAGORS: SMITH                LYNDA

 REGION CODE    ADDRESS   : 5 A PLEASANT STREET
     01         CITY      : WEST HARTFORD
                STATE/ZIP : CT  06107


MORTGAGE AMOUNT :    41,500.00  OPTION TO CONVERT :
UNPAID BALANCE :     41,444.13  ANNUAL RATE ADJUST:
MONTHLY P&I     :       304.51  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 59.71200

 ----------------------------------------------------------------
00030705750     MORTGAGORS: TANNENHAUS           SIDNEY
                            TANNENHAUS           GAIL
 REGION CODE    ADDRESS   : 65 PRIMROSE ROAD
     01         CITY      : BLAIRSTOWN
                STATE/ZIP : NJ  07825


MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    274,698.45  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,212.71  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 76.38800

 ----------------------------------------------------------------
00030705768     MORTGAGORS: SPRAGUE              DONALD
                            SPRAGUE              KERRY
 REGION CODE    ADDRESS   : 7872 SEENIC DRIVE
     01         CITY      : BOULDER
                STATE/ZIP : CO  80303


MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    319,579.94  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,375.99  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 71.91000

 ----------------------------------------------------------------
00030705776     MORTGAGORS: CRANE                STUART
                            CRANE                REBECCA
 REGION CODE    ADDRESS   : 22526 GAYCREST AVENUE
     01         CITY      : TORRANCE
                STATE/ZIP : CA  90505


MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    231,855.80  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,763.37  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,408,500.00     P & I AMT:     10,713.42
UPB AMT:   1,406,887.27

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           94
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030705792     MORTGAGORS: MIRALLES             ABRAHAM
                            MIRALLES             BLANCHE
 REGION CODE    ADDRESS   : 1456 DUPRE COURT
     01         CITY      : CONCORD
                STATE/ZIP : CA  94518


MORTGAGE AMOUNT :   256,100.00  OPTION TO CONVERT :
UNPAID BALANCE :    255,755.18  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,879.17  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 94.99500

 ----------------------------------------------------------------
00030705800     MORTGAGORS: RUSSELL              KEVIN
                            RUSSELL              JANET
 REGION CODE    ADDRESS   : 1893 W ADRIAN STREET
     01         CITY      : NEWBURY PARK (AREA)
                STATE/ZIP : CA  91320


MORTGAGE AMOUNT :   218,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    217,857.40  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,618.64  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 88.97900

 ----------------------------------------------------------------
00030705818     MORTGAGORS: MARTIN               ROGER
                            MARTIN               KIMALA
 REGION CODE    ADDRESS   : 628 WATERVIEW ISLE
     01         CITY      : ALAMEDA
                STATE/ZIP : CA  94501


MORTGAGE AMOUNT :   170,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    169,782.45  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,277.15  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 48.57100

 ----------------------------------------------------------------
00030705826     MORTGAGORS: LAUGHTON             WATSON
                            DE FONZO             DEBORAH
 REGION CODE    ADDRESS   : 47 SAINT ANDREWS ROAD
     01         CITY      : GLENMORE
                STATE/ZIP : PA  19343


MORTGAGE AMOUNT :   246,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    245,660.30  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,783.67  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 79.87000

 ----------------------------------------------------------------
00030705867     MORTGAGORS: GRANT                JOHN

 REGION CODE    ADDRESS   : 10410 AMBER STREET
     01         CITY      : BELLFLOWER
                STATE/ZIP : CA  90706


MORTGAGE AMOUNT :   215,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    215,159.16  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,598.60  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 82.80700

 ----------------------------------------------------------------
00030705875     MORTGAGORS: BALDVERSON           ROBERT

 REGION CODE    ADDRESS   : 9 OYSTER ROW
     01         CITY      : ISLE OF PALMS
                STATE/ZIP : SC  29451


MORTGAGE AMOUNT :   191,842.09  OPTION TO CONVERT :
UNPAID BALANCE :    190,129.22  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,564.59  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   12/01/21
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 71.05200

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,297,242.09     P & I AMT:      9,721.82
UPB AMT:   1,294,343.71

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           95
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030705891     MORTGAGORS: SCHURKAMP            PAMELA

 REGION CODE    ADDRESS   : 12612 DECATUR STREET
     01         CITY      : OMAHA
                STATE/ZIP : NE  68154


MORTGAGE AMOUNT :    72,000.00  OPTION TO CONVERT :
UNPAID BALANCE :     71,907.86  ANNUAL RATE ADJUST:
MONTHLY P&I     :       540.91  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 49.31500

 ----------------------------------------------------------------
00030705909     MORTGAGORS: CORREA               MANUEL
                            CORREA               JEANNE
 REGION CODE    ADDRESS   : 1100 DATE STREET
     01         CITY      : MONTARA
                STATE/ZIP : CA  94037


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,782.87  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,123.38  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
LTV :                 89.82000

 ----------------------------------------------------------------
00030705917     MORTGAGORS: TOMASIEWICZ          GERALD
                            TOMASIEWICZ          CHRISTINE
 REGION CODE    ADDRESS   : 1102 WEST SHERMAN
     01         CITY      : PAPILLION
                STATE/ZIP : NE  68046


MORTGAGE AMOUNT :    64,000.00  OPTION TO CONVERT :
UNPAID BALANCE :     63,918.10  ANNUAL RATE ADJUST:
MONTHLY P&I     :       480.81  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 68.08500

 ----------------------------------------------------------------
00030705925     MORTGAGORS: THOMPSON             ROSEMARIE

 REGION CODE    ADDRESS   : 17 WINDCREST LANE
     01         CITY      : SO. SAN FRANCISCO
                STATE/ZIP : CA  94080


MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    219,848.59  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,595.16  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 73.69100

 ----------------------------------------------------------------
00030705982     MORTGAGORS: ALLEN                DAVID
                            ALLEN                ELIZABETH
 REGION CODE    ADDRESS   : 4507 BORDEAUX AVENUE
     01         CITY      : HIGHLAND PARK
                STATE/ZIP : TX  75205


MORTGAGE AMOUNT :   355,650.00  OPTION TO CONVERT :
UNPAID BALANCE :    355,217.57  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,734.64  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 71.84800

 ----------------------------------------------------------------
00030706006     MORTGAGORS: CARBONE              MICHAEL
                            CARBONE              LORRAINE
 REGION CODE    ADDRESS   : 24 SCHOOL STREET
     01         CITY      : HOPKINTON
                STATE/ZIP : MA  01748


MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    339,564.89  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,554.31  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 76.06200

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,351,650.00     P & I AMT:     10,029.21
UPB AMT:   1,350,239.88

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           96
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030706014     MORTGAGORS: WOO                  WILLIAM
                            WOO                  ANGELA
 REGION CODE    ADDRESS   : 6 DIAMOND COURT
     01         CITY      : NEWARK
                STATE/ZIP : DE  19702


MORTGAGE AMOUNT :   145,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    144,804.77  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,063.96  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 67.44100

 ----------------------------------------------------------------
00030706063     MORTGAGORS: JOHNSON              ROBERT
                            JOHNSON              NANCY
 REGION CODE    ADDRESS   : 12925 PORTSMOUTH
     01         CITY      : PLYMOUTH
                STATE/ZIP : MI  48170


MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    259,816.49  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,862.68  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030706071     MORTGAGORS: ORTIZ                JOHN
                            ORTIZ                ANITA
 REGION CODE    ADDRESS   : 2407 NABAL STREET
     01         CITY      : ESCONDIDO
                STATE/ZIP : CA  92025


MORTGAGE AMOUNT :   270,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    270,735.89  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,082.99  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030706089     MORTGAGORS: STERTZER             DAVID
                            STERTZER             ANNETTE
 REGION CODE    ADDRESS   : 10689 ALLIWELLS COURT
     01         CITY      : OAKTON
                STATE/ZIP : VA  22124


MORTGAGE AMOUNT :   636,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    636,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,447.00  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030706154     MORTGAGORS: CONNOR               MARK
                            CONNOR               JULIE
 REGION CODE    ADDRESS   : 304 GARDEN GROVE
     01         CITY      : COPPELL
                STATE/ZIP : TX  75019


MORTGAGE AMOUNT :   224,650.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,487.40  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,590.06  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
LTV :                 89.98800

 ----------------------------------------------------------------
00030706287     MORTGAGORS: FEENEY               JAMES
                            FEENEY               CARRIE
 REGION CODE    ADDRESS   : 23 KERSHAW COURT
     01         CITY      : BRIDGEWATER
                STATE/ZIP : NJ  08807


MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    269,627.16  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,957.69  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,806,550.00     P & I AMT:     13,004.38
UPB AMT:   1,805,471.71

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           97
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030706329     MORTGAGORS: CANAVAN              DANIEL
                            CANAVAN              LINA
 REGION CODE    ADDRESS   : 95 BARKER STREET
     01         CITY      : NORTH ANDOVER
                STATE/ZIP : MA  01845


MORTGAGE AMOUNT :   233,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    231,871.42  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,812.25  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   05/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 79.52200

 ----------------------------------------------------------------
00030706337     MORTGAGORS: ROBERTSON            STEVEN
                            ROBERTSON            MICHELLE
 REGION CODE    ADDRESS   : 600 E. LYNDEN LANE
     01         CITY      : ARLINGTON HEIGHTS
                STATE/ZIP : IL  60005


MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    233,668.63  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,676.40  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 86.66600

 ----------------------------------------------------------------
00030706402     MORTGAGORS: KLINGLER             STEPHEN
                            BARR                 LORI
 REGION CODE    ADDRESS   : 119 13TH STREET EAST
     01         CITY      : TIERRA VERDE
                STATE/ZIP : FL  33715


MORTGAGE AMOUNT :   289,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    289,423.92  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,305.38  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030706527     MORTGAGORS: PINTO                JOHN
                            PINTO                DEENA
 REGION CODE    ADDRESS   : 6666 VIGO ROAD
     01         CITY      : LAS VEGAS
                STATE/ZIP : NV  89102


MORTGAGE AMOUNT :   304,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    304,290.44  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,207.84  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030706568     MORTGAGORS: SCOBEL               JOSEPH
                            SCOBEL               LISA
 REGION CODE    ADDRESS   : 1767 BLACKBIRD CIRCLE
     01         CITY      : CARLSBAD
                STATE/ZIP : CA  92009


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,616.06  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,253.81  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 93.84500

 ----------------------------------------------------------------
00030706642     MORTGAGORS: SMITH                PATRICK
                            SMITH                JUDITH
 REGION CODE    ADDRESS   : 123 SEVEN BRIDGES ROAD
     01         CITY      : CHAPPAQUA
                STATE/ZIP : NY  10514


MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    374,380.86  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,017.34  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 69.44400

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,736,250.00     P & I AMT:     13,273.02
UPB AMT:   1,733,251.33

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           98
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030706691     MORTGAGORS: PAULVIN              MARK

 REGION CODE    ADDRESS   : 8 WALDEN STREET
     01         CITY      : SOMERS
                STATE/ZIP : NY  10589


MORTGAGE AMOUNT :   279,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    279,513.48  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,029.47  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030706709     MORTGAGORS: MOSSERI              JOSEPH

 REGION CODE    ADDRESS   : 1922 EAST 24TH STREET
     01         CITY      : BROOKLYN
                STATE/ZIP : NY  11229


MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    260,706.26  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,076.64  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030706725     MORTGAGORS: CANTRELL             THOMAS
                            CANTRELL             TINA
 REGION CODE    ADDRESS   : 25729 WILDE AVENUE
     01         CITY      : STEVENSON RANCH
                STATE/ZIP : CA  91831


MORTGAGE AMOUNT :   248,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    248,583.09  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,825.24  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 79.99446

 ----------------------------------------------------------------
00030706782     MORTGAGORS: ZELLER               NORMAN
                            ZELLER               KIM
 REGION CODE    ADDRESS   : 1838 NORTH SUNDOWNER LANE
     01         CITY      : WALNUT
                STATE/ZIP : CA  91789


MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    269,823.38  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,004.74  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 73.97200

 ----------------------------------------------------------------
00030706816     MORTGAGORS: ROSE                 NORMAN

 REGION CODE    ADDRESS   : 700 FIFTH STREET
     01         CITY      : GILROY
                STATE/ZIP : CA  95020


MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    278,801.64  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,998.79  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030706931     MORTGAGORS: PAOLI                DAVID
                            PAOLI                SHIRLEY
 REGION CODE    ADDRESS   : 1215 WEST CALIFORNIA AVENUE
     01         CITY      : MILL VALLEY
                STATE/ZIP : CA  94941


MORTGAGE AMOUNT :   299,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,588.40  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,147.81  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 71.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,638,450.00     P & I AMT:     12,082.69
UPB AMT:   1,637,016.25

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:           99
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030706972     MORTGAGORS: FULLER               ARTHUR
                            FULLER               TINA
 REGION CODE    ADDRESS   : 21314 FULTONHAM CIRCLE
     01         CITY      : ASHBURN
                STATE/ZIP : VA  20147


MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    231,840.33  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,682.17  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 89.99000

 ----------------------------------------------------------------
00030707178     MORTGAGORS: ROBERTS              SHANNON
                            ROBERTS              PETER
 REGION CODE    ADDRESS   : 9332 E ARBOR DRIVE
     01         CITY      : ENGLEWOOD
                STATE/ZIP : CO  80111


MORTGAGE AMOUNT :   226,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    226,340.13  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,622.68  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 87.11538

 ----------------------------------------------------------------
00030707301     MORTGAGORS: GARTENBERG           LENNY
                            GARTENBERG           STEPH
 REGION CODE    ADDRESS   : 3306 EAST COCONINO STREET
     01         CITY      : PHOENIX
                STATE/ZIP : AZ  85044


MORTGAGE AMOUNT :   309,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    309,381.49  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,218.01  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030707350     MORTGAGORS: WILSON               RONALD
                            WILSON               LORRIE
 REGION CODE    ADDRESS   : 218 116TH AVENUE NE
     01         CITY      : LAKE STEVENS
                STATE/ZIP : WA  98258


MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    283,809.44  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,083.89  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 94.98300

 ----------------------------------------------------------------
00030707376     MORTGAGORS: TRUONG               TU
                            NGUYEN               LIEU
 REGION CODE    ADDRESS   : 1112 MONTANBON WAY
     01         CITY      : SAN DIEGO
                STATE/ZIP : CA  92132


MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    304,784.73  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,185.06  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 67.03200

 ----------------------------------------------------------------
00030707467     MORTGAGORS: LOPEZ                LUIS
                            LOPEZ                DENISE
 REGION CODE    ADDRESS   : 14 MANSION DRIVE
     01         CITY      : IRVINE
                STATE/ZIP : CA  92520


MORTGAGE AMOUNT :   439,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    439,189.80  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,148.64  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/23
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 79.98602

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,796,600.00     P & I AMT:     12,940.45
UPB AMT:   1,795,345.92

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          100
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030707509     MORTGAGORS: MARCUS               BRADLEY
                            MARCUS               MARGARET
 REGION CODE    ADDRESS   : 43150 ARUNDELL COURT
     01         CITY      : ASHBURN
                STATE/ZIP : VA  20148


MORTGAGE AMOUNT :   220,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    220,495.08  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,600.96  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030707533     MORTGAGORS: MC CARTHY            SEAN
                            MC CARTHY            MELISA
 REGION CODE    ADDRESS   : 15087 WETHERBURN DRIVE
     01         CITY      : CENTREVILLE
                STATE/ZIP : VA  22020


MORTGAGE AMOUNT :   256,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    256,445.38  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,861.98  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030707558     MORTGAGORS: KRAFFT               JOHN
                            COLZA                CAROL
 REGION CODE    ADDRESS   : 3212 BARBARA LANE
     01         CITY      : FAIRFAX
                STATE/ZIP : VA  22031


MORTGAGE AMOUNT :   249,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    248,647.38  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,783.87  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 75.45400

 ----------------------------------------------------------------
00030707574     MORTGAGORS: GLOD                 STANLEY

 REGION CODE    ADDRESS   : 1713 22ND COURT NORTH
     01         CITY      : ARLINGTON
                STATE/ZIP : VA  22209


MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    399,731.61  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,935.06  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 56.53838

 ----------------------------------------------------------------
00030707608     MORTGAGORS: LANDICHO             ANTHONY
                            LANDICHO             KATHRYN
 REGION CODE    ADDRESS   : 305 ROZIER COURT
     01         CITY      : LEESBURG
                STATE/ZIP : VA  22075


MORTGAGE AMOUNT :   223,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    223,633.90  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,564.85  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
LTV :                 94.97900

 ----------------------------------------------------------------
00030707632     MORTGAGORS: DUDKOWSKI            JOSEPH
                            DUDKOWSKI            MARGARET
 REGION CODE    ADDRESS   : 1616 MEADOWGLEN COURT
     01         CITY      : THOUSAND OAKS
                STATE/ZIP : CA  91320


MORTGAGE AMOUNT :   275,950.00  OPTION TO CONVERT :
UNPAID BALANCE :    275,745.21  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,929.48  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
LTV :                 79.99000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,626,350.00     P & I AMT:     11,676.20
UPB AMT:   1,624,698.56

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          101
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030707707     MORTGAGORS: SBARRA               MARK
                            MONTGOMERY           CATHLEEN
 REGION CODE    ADDRESS   : 13700 OLD ROVER RD
     01         CITY      : WEST FRIENDSHIP
                STATE/ZIP : MD  21794


MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    339,783.19  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,554.31  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030707723     MORTGAGORS: LAPINSKAS            MICHAEL
                            LAPINSKAS            A.
 REGION CODE    ADDRESS   : 720 MCCLAY ROAD
     01         CITY      : NOVATO
                STATE/ZIP : CA  94947


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,788.26  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,149.24  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 76.92300

 ----------------------------------------------------------------
00030707756     MORTGAGORS: LA                   CHRISTINA
                            LA                   HAI
 REGION CODE    ADDRESS   : 3014 CRATER LANE
     01         CITY      : SAN JOSE
                STATE/ZIP : CA  95132


MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,856.53  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,690.35  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 94.79600

 ----------------------------------------------------------------
00030707970     MORTGAGORS: HEDRICK              SANFORD
                            HEDRICK              MALIWAN
 REGION CODE    ADDRESS   : 10200 BLACK ROCK COURT
     01         CITY      : FAIRFAX
                STATE/ZIP : VA  22032


MORTGAGE AMOUNT :   269,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    269,648.75  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,146.65  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030708101     MORTGAGORS: HORST                STANLEY
                            HORST                PAMELA
 REGION CODE    ADDRESS   : 6500 OAK FOREST ROAD
     01         CITY      : EDMOND
                STATE/ZIP : OK  73003


MORTGAGE AMOUNT :   365,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    364,532.91  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,742.12  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 41.95400

 ----------------------------------------------------------------
00030708127     MORTGAGORS: RAJA                 PRAFUL
                            RAJA                 SUMA
 REGION CODE    ADDRESS   : 4 ROSS AVENUE
     01         CITY      : EDISON
                STATE/ZIP : NJ  08820


MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    259,667.28  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,953.29  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 71.23200

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,759,800.00     P & I AMT:     13,235.96
UPB AMT:   1,758,276.92

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          102
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030708135     MORTGAGORS: DOANE                DAVID
                            DOANE                GAIL
 REGION CODE    ADDRESS   : 1521 EAST STANFORD COURT
     01         CITY      : DRAPER
                STATE/ZIP : UT  84020


MORTGAGE AMOUNT :   371,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    371,036.57  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,823.67  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 89.95100

 ----------------------------------------------------------------
00030708150     MORTGAGORS: KANG                 HO
                            KANG                 YOUNG
 REGION CODE    ADDRESS   : 6303 KNOLLS POND LANE
     01         CITY      : FAIRFAX
                STATE/ZIP : VA  22039


MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    314,616.99  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,422.08  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 68.77700

 ----------------------------------------------------------------
00030708168     MORTGAGORS: ECKLEY               BARBARA

 REGION CODE    ADDRESS   : 1700 SOUTH CAMPBELL AVENUE
     01         CITY      : ALHAMBRA
                STATE/ZIP : CA  91803


MORTGAGE AMOUNT :   165,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    164,894.79  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,239.59  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 62.26400

 ----------------------------------------------------------------
00030708176     MORTGAGORS: MENARD               SCOTT
                            MENARD               CLAUDIA
 REGION CODE    ADDRESS   : 13810 63RD PLACE
     01         CITY      : WEST EDMONDS
                STATE/ZIP : WA  98026


MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    301,590.37  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,325.82  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 76.50000

 ----------------------------------------------------------------
00030708184     MORTGAGORS: EICHMANN             ROBERT
                            EICHMANN             PATRICIA
 REGION CODE    ADDRESS   : 78 SUNBEAM DRIVE
     01         CITY      : BRECKENRIDGE
                STATE/ZIP : CO  80424


MORTGAGE AMOUNT :   649,999.00  OPTION TO CONVERT :
UNPAID BALANCE :    649,643.95  ANNUAL RATE ADJUST:
MONTHLY P&I     :     5,230.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 49.99900

 ----------------------------------------------------------------
00030708192     MORTGAGORS: GRACE                DANIEL
                            GRACE                ELISE
 REGION CODE    ADDRESS   : 9650 ANAHEIM AVE
     01         CITY      : NE ALBUQUERQUE
                STATE/ZIP : NM  87122


MORTGAGE AMOUNT :   238,995.00  OPTION TO CONVERT :
UNPAID BALANCE :    238,826.32  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,712.19  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 79.93200

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,046,494.00     P & I AMT:     15,753.39
UPB AMT:   2,040,608.99

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          103
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030708218     MORTGAGORS: RUDMAN               SAUL

 REGION CODE    ADDRESS   : 400 MAR VISTA DRIVE
     01         CITY      : MONTEREY
                STATE/ZIP : CA  93940


MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    242,836.95  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,783.05  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030708226     MORTGAGORS: MAGEE                RAYMOND
                            MAGEE                KARON
 REGION CODE    ADDRESS   : 2518 ANTIETAM
     01         CITY      : COLORADO SPRINMGS
                STATE/ZIP : CO  80920


MORTGAGE AMOUNT :   263,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    262,832.30  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,975.83  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 92.60500

 ----------------------------------------------------------------
00030708317     MORTGAGORS: SMITH                ARTHUR
                            SMITH                LYNDA
 REGION CODE    ADDRESS   : 2016 GROUSE GAP DRIVE
     01         CITY      : BIG CANOE
                STATE/ZIP : GA  30143


MORTGAGE AMOUNT :   263,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    263,294.44  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,797.54  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
LTV :                 67.56400

 ----------------------------------------------------------------
00030708481     MORTGAGORS: RAMSAY               STEPHEN
                            RAMSAY               ROSEMARY
 REGION CODE    ADDRESS   : 14008 SOUTH NEW SADDLE ROAD
     01         CITY      : DRAPER
                STATE/ZIP : UT  84020


MORTGAGE AMOUNT :   244,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    244,635.74  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,796.26  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 94.51700

 ----------------------------------------------------------------
00030708507     MORTGAGORS: FLOOD                GREGORY
                            FLOOD                BARBARA
 REGION CODE    ADDRESS   : 16837 JOHNSON ROAD
     01         CITY      : BAKERSFIELD
                STATE/ZIP : CA  93312


MORTGAGE AMOUNT :   416,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    416,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,088.79  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030708655     MORTGAGORS: PROCHASKA            JAMES
                            PROCHASKA            VIVIAN
 REGION CODE    ADDRESS   : 1230 TURNBURY OAK
     01         CITY      : HOUSTON
                STATE/ZIP : TX  77055


MORTGAGE AMOUNT :   275,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    275,215.21  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,020.79  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 94.99300

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,705,700.00     P & I AMT:     12,462.26
UPB AMT:   1,704,814.64

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          104
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030708663     MORTGAGORS: SELBY                MARYBETH

 REGION CODE    ADDRESS   : 601 NORTHEAST 76TH STREET
     01         CITY      : SEATTLE
                STATE/ZIP : WA  98115


MORTGAGE AMOUNT :   257,355.00  OPTION TO CONVERT :
UNPAID BALANCE :    257,177.88  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,866.01  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030708861     MORTGAGORS: DE FAZIO             JOHN

 REGION CODE    ADDRESS   : 9929 LAUREL SPRINGS AVENUE
     01         CITY      : LAS VEGAS
                STATE/ZIP : NV  89134


MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    305,618.27  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,325.83  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 84.56300

 ----------------------------------------------------------------
00030708911     MORTGAGORS: JOHNSON              CAROLYN

 REGION CODE    ADDRESS   : 1218 LAKE STREET
     01         CITY      : HUNTINGTON BEACH
                STATE/ZIP : CA  92648


MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    251,685.63  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,915.39  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030708952     MORTGAGORS: IBARRA               ROGELIO

 REGION CODE    ADDRESS   : 23503 PINEFOREST LANE
     01         CITY      : HARBOR CITY
                STATE/ZIP : CA  90710


MORTGAGE AMOUNT :   215,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    214,342.34  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,672.25  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 89.95800

 ----------------------------------------------------------------
00030709034     MORTGAGORS: NEDZA                ALAN
                            NEDZA                LORAINE
 REGION CODE    ADDRESS   : 14 COURTNEY DRIVE
     01         CITY      : MT. OLIVE
                STATE/ZIP : NJ  07828


MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    349,254.14  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,507.44  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 83.73200

 ----------------------------------------------------------------
00030709174     MORTGAGORS: SANDORFI             MIKLOS
                            SANDORFI             COLLEEN
 REGION CODE    ADDRESS   : 14 MCKENZIE LANE
     01         CITY      : FOXBORO
                STATE/ZIP : MA  02035


MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    289,656.34  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,255.59  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 79.88900

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,670,355.00     P & I AMT:     12,542.51
UPB AMT:   1,667,734.60

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          105
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030709190     MORTGAGORS: HAMMESFAHR           WILLIAM
                            HAMMESFAHR           GINA
 REGION CODE    ADDRESS   : 725 123RD AVENUE
     01         CITY      : TREASURE ISLAND
                STATE/ZIP : FL  33706


MORTGAGE AMOUNT :   223,650.00  OPTION TO CONVERT :
UNPAID BALANCE :    223,363.78  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,680.21  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030709208     MORTGAGORS: CHUMPITAZ            JORGE
                            SALAS                CARMEN
 REGION CODE    ADDRESS   : 1250 S. WASHINGTON ST # 524
     01         CITY      : ALEXANDRIA
                STATE/ZIP : VA  22314


MORTGAGE AMOUNT :   337,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    337,129.92  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,715.60  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030709224     MORTGAGORS: GUIDICE              GREGORY
                            GUIDICE              THERESE
 REGION CODE    ADDRESS   : 1202 LAKEVIEW
     01         CITY      : ROCHESTER HILLS
                STATE/ZIP : MI  48307


MORTGAGE AMOUNT :   240,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    240,176.19  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,764.70  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 79.90000

 ----------------------------------------------------------------
00030709240     MORTGAGORS: LOPEZ                FELIPE
                            LOPEZ                ANA
 REGION CODE    ADDRESS   : 8080 W. HIDDEN LAKES DRIVE
     01         CITY      : GRANITE BAY
                STATE/ZIP : CA  95746


MORTGAGE AMOUNT :   332,100.00  OPTION TO CONVERT :
UNPAID BALANCE :    331,853.53  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,322.10  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030709307     MORTGAGORS: BUCZEWSKI            MARK
                            BUCZEWSKI            ROBIN
 REGION CODE    ADDRESS   : 80 STEPHANIE ROAD
     01         CITY      : EXETER TOWNSHIP
                STATE/ZIP : PA  19508


MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    284,606.44  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,066.45  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 76.00000

 ----------------------------------------------------------------
00030709349     MORTGAGORS: LEWIS                STEPHEN
                            LEWIS                MIMI
 REGION CODE    ADDRESS   : 5899 LUCAS VALLEY ROAD
     01         CITY      : NICASIO
                STATE/ZIP : CA  94946


MORTGAGE AMOUNT :   539,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    538,259.21  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,049.33  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 56.73600

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,957,750.00     P & I AMT:     14,598.39
UPB AMT:   1,955,389.07

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          106
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030709414     MORTGAGORS: CLAY                 HARRY
                            CLAY                 GERIE
 REGION CODE    ADDRESS   : 30442 SLOAN CANYON ROAD
     01         CITY      : CASTAIC
                STATE/ZIP : CA  91384


MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    399,731.61  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,935.06  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030709505     MORTGAGORS: NUGENT               MARK
                            NUGENT               THUY
 REGION CODE    ADDRESS   : 3614 BLAIRWAY
     01         CITY      : TORRANCE
                STATE/ZIP : CA  90505


MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    246,821.22  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,748.26  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
LTV :                 71.18100

 ----------------------------------------------------------------
00030709513     MORTGAGORS: SCHOUSTRA            RICHARD
                            ROGERS               HOLLY
 REGION CODE    ADDRESS   : 1350 COLUMBUS AVENUE
     01         CITY      : BURLINGAME
                STATE/ZIP : CA  94010


MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    399,717.68  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,865.65  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 62.50000

 ----------------------------------------------------------------
00030709547     MORTGAGORS: AMMERMAN             W.
                            AMMERMAN             CHRYIESE
 REGION CODE    ADDRESS   : 9 GROVE ROAD
     01         CITY      : THORNBURY TOWNSHIP
                STATE/ZIP : PA  19342


MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    242,655.89  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,740.88  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 76.09200

 ----------------------------------------------------------------
00030709588     MORTGAGORS: JONES                JOHN
                            JONES                MARGARET
 REGION CODE    ADDRESS   : 10 SARA DRIVE
     01         CITY      : WASHINGTON TWSP
                STATE/ZIP : NJ  08691


MORTGAGE AMOUNT :   235,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    235,073.36  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,708.26  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 94.98000

 ----------------------------------------------------------------
00030709612     MORTGAGORS: AARONS               GERARD
                            AARONS               CYNTHIA
 REGION CODE    ADDRESS   : 611 ALTAIR AVENUE
     01         CITY      : FOSTER CITY
                STATE/ZIP : CA  94404


MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    255,828.23  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,878.44  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 64.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,781,600.00     P & I AMT:     12,876.55
UPB AMT:   1,779,827.99

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          107
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030709653     MORTGAGORS: LINK                 STEPHEN
                            HAMMER               LA DONNA
 REGION CODE    ADDRESS   : 1614 REGAL OAKS DRIVE
     01         CITY      : SOUTHLAKE
                STATE/ZIP : TX  76092


MORTGAGE AMOUNT :   278,956.00  OPTION TO CONVERT :
UNPAID BALANCE :    278,764.03  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,022.62  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030709679     MORTGAGORS: BAROSKY              EDWARD
                            BAROSKY              EDWARD
 REGION CODE    ADDRESS   : 172 LOMBARDY LANE
     01         CITY      : ORINDA
                STATE/ZIP : CA  94563


MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    311,810.99  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,399.01  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030709687     MORTGAGORS: HINER                EARL
                            HINER                MAXINE
 REGION CODE    ADDRESS   : 855 CLAREMONT AVE
     01         CITY      : MORGAN HILL
                STATE/ZIP : CA  95037


MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    247,833.59  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,819.74  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030709703     MORTGAGORS: IRBY                 LEONARD
                            IRBY                 OLIVIA
 REGION CODE    ADDRESS   : 3427 SAGEWOOD LANE
     01         CITY      : SAN JOSE
                STATE/ZIP : CA  95121


MORTGAGE AMOUNT :   239,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    239,400.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,840.78  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030709802     MORTGAGORS: SCHWENDEL            PAUL
                            SCHWENDEL            KAREN
 REGION CODE    ADDRESS   : 1710 SETTINDOWN DRIVE
     01         CITY      : ROSWELL
                STATE/ZIP : GA  30075


MORTGAGE AMOUNT :   260,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    260,400.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,956.30  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 93.70200

 ----------------------------------------------------------------
00030709992     MORTGAGORS: SOCKALOSKY           JOSEPH
                            SOCKALOSKY           JANE
 REGION CODE    ADDRESS   : 9220 KNOLLWOOD DRIVE
     01         CITY      : STILLWATER
                STATE/ZIP : MN  55082


MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    304,779.25  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,158.77  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
LTV :                 53.98200

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,643,756.00     P & I AMT:     12,197.22
UPB AMT:   1,642,987.86

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          108
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030710008     MORTGAGORS: HEAD                 ANDREW
                            HEAD                 LISA
 REGION CODE    ADDRESS   : 17332 CORONADO LANE
     01         CITY      : HUNTINGTON BEACH
                STATE/ZIP : CA  92647


MORTGAGE AMOUNT :   250,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    250,140.39  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,880.42  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 77.01500

 ----------------------------------------------------------------
00030710016     MORTGAGORS: HOSTETLER            STEPHEN
                            HOSTETLER            GERRI
 REGION CODE    ADDRESS   : 2932 SPARROW DRIVE
     01         CITY      : FULLERTON
                STATE/ZIP : CA  92835


MORTGAGE AMOUNT :   231,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    231,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,695.00  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 79.65510

 ----------------------------------------------------------------
00030710123     MORTGAGORS: PAPA                 GERARD
                            PAPA                 SUSAN
 REGION CODE    ADDRESS   : 712 CAMINO REAL
     01         CITY      : REDONDO BEACH
                STATE/ZIP : CA  90277


MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    288,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,138.39  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 73.84600

 ----------------------------------------------------------------
00030710149     MORTGAGORS: O'BRIEN              SEAN
                            O'BRIEN              SUSAN
 REGION CODE    ADDRESS   : 2939 RICHLAND AVENUE
     01         CITY      : SAN JOSE
                STATE/ZIP : CA  95125


MORTGAGE AMOUNT :   356,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    355,735.80  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,489.20  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030710198     MORTGAGORS: RINCON               CARLOS
                            RINCON               CARMEN
 REGION CODE    ADDRESS   : 16901 SW 83 AVENUE
     01         CITY      : MIAMI
                STATE/ZIP : FL  33157


MORTGAGE AMOUNT :   225,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    225,759.59  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,717.00  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030710248     MORTGAGORS: CHANG                JASON
                            CHANG                ROSA
 REGION CODE    ADDRESS   : 2237 W 239TH STREET
     01         CITY      : TORRANCE
                STATE/ZIP : CA  90501


MORTGAGE AMOUNT :   219,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    219,600.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,573.24  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,570,800.00     P & I AMT:     11,493.25
UPB AMT:   1,570,235.78

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          109
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030710305     MORTGAGORS: KUENZEL              KENNETH
                            KUENZEL              LORRAINE
 REGION CODE    ADDRESS   : 5 WOODBURY ROAD
     01         CITY      : SUDBURY
                STATE/ZIP : MA  01776


MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    344,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,434.82  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030710321     MORTGAGORS: CHIDLAW              KEITH
                            CHIDLAW              DIANE
 REGION CODE    ADDRESS   : 854 PICCADILLY CIRCLE
     01         CITY      : SACRAMENTO
                STATE/ZIP : CA  95864


MORTGAGE AMOUNT :   263,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    262,879.95  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,023.79  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 89.98200

 ----------------------------------------------------------------
00030710354     MORTGAGORS: FERRICK              MICHAEL
                            FERRICK              VALERIE
 REGION CODE    ADDRESS   : 707 F STREET
     01         CITY      : PETALUMA
                STATE/ZIP : CA  94952


MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    235,841.65  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,731.68  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030710362     MORTGAGORS: YANG                 XIAO-DING
                            FANG                 YU
 REGION CODE    ADDRESS   : 2833 BRYANT STREET
     01         CITY      : PALO ALTO
                STATE/ZIP : CA  94306


MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    347,783.70  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,645.05  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 71.02000

 ----------------------------------------------------------------
00030710370     MORTGAGORS: REYES                CEZAR
                            REYES                CONSUELO
 REGION CODE    ADDRESS   : 17619 SATICOY STREET(NORTHRIDGE ARE
     01         CITY      : LOS ANGELES
                STATE/ZIP : CA  91325


MORTGAGE AMOUNT :   218,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    217,867.94  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,676.23  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 89.36200

 ----------------------------------------------------------------
00030710388     MORTGAGORS: ANDERSON             DEBORAH
                            RUIZ                 DAVID
 REGION CODE    ADDRESS   : 1524 BRIAN COURT
     01         CITY      : MILPITAS
                STATE/ZIP : CA  95035


MORTGAGE AMOUNT :   271,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    271,031.43  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,061.32  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,680,400.00     P & I AMT:     12,572.89
UPB AMT:   1,679,404.67

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          110
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030710446     MORTGAGORS: SEQUEIRA             JOHN
                            SEQUEIRA             LINDA
 REGION CODE    ADDRESS   : 10228 DEERFIELD LANE
     01         CITY      : NORTHRIDGE
                STATE/ZIP : CA  91324


MORTGAGE AMOUNT :   550,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    549,649.28  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,131.97  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 79.99300

 ----------------------------------------------------------------
00030710495     MORTGAGORS: O'RYAN               FELICE
                            ELLINTHORPE          ROBERT
 REGION CODE    ADDRESS   : 124 DANVERS ST
     01         CITY      : SAN FRANCISCO
                STATE/ZIP : CA  94114


MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    327,490.14  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,493.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030710511     MORTGAGORS: DORAN                TROY
                            DORAN                CHRISTA
 REGION CODE    ADDRESS   : 2185 TWISTED OAK LANE
     01         CITY      : ALPINE
                STATE/ZIP : CA  91901


MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    308,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,313.90  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030710529     MORTGAGORS: DOBSON               JOHN
                            DOBSON               LARENE
 REGION CODE    ADDRESS   : 2412 PAR PLACE
     01         CITY      : ROCKLIN
                STATE/ZIP : CA  95677


MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    215,865.74  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,641.76  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030710552     MORTGAGORS: ROBERTS              JOHN
                            ROBERTS              ANDREA
 REGION CODE    ADDRESS   : 1617 BELBURN DRIVE
     01         CITY      : BELMONT
                STATE/ZIP : CA  94002


MORTGAGE AMOUNT :   439,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    439,157.14  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,998.17  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
LTV :                 77.10500

 ----------------------------------------------------------------
00030710594     MORTGAGORS: SPECTOR              HOWARD
                            BOHN-SPECTOR         CLAUDIA
 REGION CODE    ADDRESS   : 1905 NORTH MEADOWS AVENUE
     01         CITY      : MANHATTEN BEACH
                STATE/ZIP : CA  90266


MORTGAGE AMOUNT :   249,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    249,436.73  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,853.27  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,091,100.00     P & I AMT:     15,432.11
UPB AMT:   2,089,599.03

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          111
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030710636     MORTGAGORS: LOWE                 RAYMOND
                            LOWE                 ANN
 REGION CODE    ADDRESS   : 8001 VALLEY FLORES DRIVE
     01         CITY      : WEST HILLS
                STATE/ZIP : CA  91304


MORTGAGE AMOUNT :   251,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    251,022.70  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,799.63  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030710669     MORTGAGORS: FUJII                HIDEO
                            FUJII                NAOKO
 REGION CODE    ADDRESS   : 4222 BALCONY DRIVE
     01         CITY      : CALABASAS
                STATE/ZIP : CA  91302


MORTGAGE AMOUNT :   274,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    274,200.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,011.98  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 73.12000

 ----------------------------------------------------------------
00030710818     MORTGAGORS: HAMMOND              RODNEY
                            HAMMOND              JUDITH
 REGION CODE    ADDRESS   : 51 PLEASANT RUN ROAD
     01         CITY      : READINGTON
                STATE/ZIP : NJ  08889


MORTGAGE AMOUNT :   294,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    294,400.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,134.60  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030710933     MORTGAGORS: WILLIAMSON           MARK
                            WILLIAMSON           MELISSA
 REGION CODE    ADDRESS   : 41839 PICO WAY
     01         CITY      : PALMDALE
                STATE/ZIP : CA  93551


MORTGAGE AMOUNT :   218,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    217,691.28  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,561.78  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 94.35100

 ----------------------------------------------------------------
00030710974     MORTGAGORS: LISTON               THEODORE
                            LISTON               DIANE
 REGION CODE    ADDRESS   : 6542 DAY STREET
     01         CITY      : TUJUNGA
                STATE/ZIP : CA  91042


MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    216,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,584.93  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030710990     MORTGAGORS: BUSH                 LYNN

 REGION CODE    ADDRESS   : 1323 HEMLOCK ST NW
     01         CITY      : WASHINGTON
                STATE/ZIP : DC  20012


MORTGAGE AMOUNT :   269,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    268,426.74  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,927.15  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 89.96600

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,522,800.00     P & I AMT:     11,020.07
UPB AMT:   1,521,740.72

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          112
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030711006     MORTGAGORS: ROCK                 JOHN
                            ROCK                 DONNA
 REGION CODE    ADDRESS   : 21307 SWEET CLOVER PLACE
     01         CITY      : ASHBURN
                STATE/ZIP : VA  22011


MORTGAGE AMOUNT :   229,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    227,790.61  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,624.39  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/26
CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030711014     MORTGAGORS: MC GEE               GLENDA
                            MC GEE               JAMES
 REGION CODE    ADDRESS   : 13195 TRAILS END COURT
     01         CITY      : MANASSAS
                STATE/ZIP : VA  22111


MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    238,168.33  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,761.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030711063     MORTGAGORS: DRUMMOND             LAVERNE
                            DRUMMOND             WILLIE
 REGION CODE    ADDRESS   : 814 POCAHONTAS DRIVE
     01         CITY      : FORT WASHINGTON
                STATE/ZIP : MD  20744


MORTGAGE AMOUNT :   227,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,989.20  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,685.47  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/25
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 79.92900

 ----------------------------------------------------------------
00030711071     MORTGAGORS: BROWN                JAMES
                            BROWN                ALLENE
 REGION CODE    ADDRESS   : 6500 HANOVER HEIGHTS TRAIL
     01         CITY      : CLIFTON
                STATE/ZIP : VA  22024


MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    290,768.19  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,070.30  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/26
CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030711089     MORTGAGORS: FARRIS               EVAN
                            FARRIS               KATHLEEN
 REGION CODE    ADDRESS   : 13261 HUNT RIDGE ROAD
     01         CITY      : ELLICOTT CITY
                STATE/ZIP : MD  21042


MORTGAGE AMOUNT :   239,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    239,216.10  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,718.68  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 79.99300

 ----------------------------------------------------------------
00030711121     MORTGAGORS: WEAVER               DAVID
                            WEAVER               JOYCE
 REGION CODE    ADDRESS   : 479 ST BRIDE'S COURT
     01         CITY      : SEVERNA PARK
                STATE/ZIP : MD  21146


MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    223,320.03  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,604.77  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,452,900.00     P & I AMT:     10,464.65
UPB AMT:   1,444,252.46

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          113
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030711147     MORTGAGORS: PICCONE              DAVID
                            PICCONE              MARIANNE
 REGION CODE    ADDRESS   : 19 SHERWOOD LANE
     01         CITY      : DOYLESTOWN
                STATE/ZIP : PA  18901


MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    251,643.13  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,805.36  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 88.42100

 ----------------------------------------------------------------
00030711162     MORTGAGORS: RAFFA                HAROLD
                            RAFFA                JOAN
 REGION CODE    ADDRESS   : 3288 SPRING VALLEY RD
     01         CITY      : AKRON
                STATE/ZIP : OH  44333


MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    277,481.24  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,981.83  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/26
CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030711170     MORTGAGORS: MCCLELLAND           KEVIN

 REGION CODE    ADDRESS   : 920 KOHLMAN LANE
     01         CITY      : MAPLEWOOD
                STATE/ZIP : MN  55109


MORTGAGE AMOUNT :   384,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    384,504.66  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,890.50  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 89.89400

 ----------------------------------------------------------------
00030711188     MORTGAGORS: TERWILLIGER          JAMES
                            MOONEY               MARILYN
 REGION CODE    ADDRESS   : 8120 MADRILLON COURT
     01         CITY      : VIENNA
                STATE/ZIP : VA  22182


MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    255,637.46  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,834.02  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030711196     MORTGAGORS: LA BONTY             JOHN
                            LA BONTY             MARY BETH
 REGION CODE    ADDRESS   : 7 HIGHFIELD DRIVE
     01         CITY      : TRUMBELL
                STATE/ZIP : CT  06611


MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    249,467.20  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,791.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 68.49300

 ----------------------------------------------------------------
00030711204     MORTGAGORS: SWOBODY              R.
                            SWOBODY              JANIS
 REGION CODE    ADDRESS   : 2203 141ST STREET NORTHWEST
     01         CITY      : MANSVILLE
                STATE/ZIP : WA  98271


MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    226,438.48  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,594.21  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/26
CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,650,750.00     P & I AMT:     11,896.96
UPB AMT:   1,645,172.17

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          114
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030711246     MORTGAGORS: RODRIGUES            JOSEPH
                            RODRIGUES            BARBARA
 REGION CODE    ADDRESS   : 5 WOODS EDGE ROAD
     01         CITY      : HOLLAND TWSP.
                STATE/ZIP : NJ  08848


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,265.24  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,306.75  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 79.20900

 ----------------------------------------------------------------
00030711253     MORTGAGORS: FELTMAN              DAVID
                            FELTMAN              VALARIE
 REGION CODE    ADDRESS   : 822 LANE LORRAINE
     01         CITY      : LAKE FOREST
                STATE/ZIP : IL  60045


MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    320,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,320.22  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 71.11100

 ----------------------------------------------------------------
00030711352     MORTGAGORS: ROURKE               JAMES
                            ROURKE               DARLENE
 REGION CODE    ADDRESS   : 1076 SERRANO COURT
     01         CITY      : LAFAYETTE
                STATE/ZIP : CA  94549


MORTGAGE AMOUNT :   292,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    292,400.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,145.53  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030711527     MORTGAGORS: COX                  ROBERT
                            COX                  RITA
 REGION CODE    ADDRESS   : 12004 RANCHITOS AVE NE
     01         CITY      : ALBUQUERQUE
                STATE/ZIP : NM  87122


MORTGAGE AMOUNT :   427,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    426,519.47  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,397.40  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030711535     MORTGAGORS: HUBER                WAYNE
                            HUBER                LINDA
 REGION CODE    ADDRESS   : 6242 EMERALDWOOD PLACE
     01         CITY      : DALLAS
                STATE/ZIP : TX  75240


MORTGAGE AMOUNT :   342,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    341,584.17  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,629.68  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030711543     MORTGAGORS: KUNTZ                ROLLAND
                            KUNTZ                ELIZABETH
 REGION CODE    ADDRESS   : 1708 GASCONY ROAD
     01         CITY      : ENCINITAS
                STATE/ZIP : CA  92024


MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    234,706.85  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,786.17  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 78.33300

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,916,400.00     P & I AMT:     14,585.75
UPB AMT:   1,914,475.73

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          115
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030711550     MORTGAGORS: WOLVERTON            JAMES
                            WOLVERTON            REBECCA
 REGION CODE    ADDRESS   : 15040 COUNTY LINE ROAD
     01         CITY      : HEBRON
                STATE/ZIP : IN  46341


MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    314,285.72  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,506.29  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030711568     MORTGAGORS: GRYDER               LARRY
                            WILLIAMS             DIANE
 REGION CODE    ADDRESS   : 16201 POOL CANYON
     01         CITY      : AUSTIN
                STATE/ZIP : TX  78734


MORTGAGE AMOUNT :   140,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    139,825.36  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,064.10  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 70.00000

 ----------------------------------------------------------------
00030711576     MORTGAGORS: MARTIN               BRUCE
                            MARTIN               KATHLEEN
 REGION CODE    ADDRESS   : 1112 TRAVIS COURT
     01         CITY      : SOUTH LAKE
                STATE/ZIP : TX  76092


MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    234,683.59  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,724.35  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 72.30700

 ----------------------------------------------------------------
00030711584     MORTGAGORS: SIEGEL               HENRY
                            SIEGEL               JULIA
 REGION CODE    ADDRESS   : 16775 HILLSBORO RD
     01         CITY      : PURCELLVILLE
                STATE/ZIP : VA  20132


MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    304,629.15  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,345.19  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 87.26752

 ----------------------------------------------------------------
00030711592     MORTGAGORS: WOODS                JAMES
                            WOODS                KAY
 REGION CODE    ADDRESS   : 9758 FRANK ROAD
     01         CITY      : GERMANTOWN
                STATE/ZIP : TN  38139


MORTGAGE AMOUNT :   246,650.00  OPTION TO CONVERT :
UNPAID BALANCE :    246,317.88  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,809.84  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 78.05300

 ----------------------------------------------------------------
00030711600     MORTGAGORS: KLIEWER              EDWARD
                            KLIEWER              SARA
 REGION CODE    ADDRESS   : 14126 BLUFF MANOR DR
     01         CITY      : SAN ANTONIO
                STATE/ZIP : TX  78216


MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    249,688.12  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,900.19  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 76.10300

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,491,650.00     P & I AMT:     11,349.96
UPB AMT:   1,489,429.82

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          116
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030711618     MORTGAGORS: RYAN                 THOMAS
                            RYAN                 JANE
 REGION CODE    ADDRESS   : 1936 VALLEY WOOD RD
     01         CITY      : MC LEAN
                STATE/ZIP : VA  22101


MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    478,977.08  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,438.78  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030711626     MORTGAGORS: LA COVEY             CYNTHIA

 REGION CODE    ADDRESS   : 1106 N. JEFFERSON ST
     01         CITY      : ARLINGTON
                STATE/ZIP : VA  22205


MORTGAGE AMOUNT :   227,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    226,678.53  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,626.26  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 69.84600

 ----------------------------------------------------------------
00030711634     MORTGAGORS: BACANSKAS            ALGER
                            BACANSKAS            VIVA
 REGION CODE    ADDRESS   : 3522 TIERRA LINDA LANE
     01         CITY      : FALLBROOK
                STATE/ZIP : CA  92028


MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    237,098.60  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,719.39  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/25
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 72.72727

 ----------------------------------------------------------------
00030711642     MORTGAGORS: WHITE                MONICA
                            WHITE                LAWRENCE
 REGION CODE    ADDRESS   : 1308 ALABAMA STREET
     01         CITY      : HUNTINGTON BEACH
                STATE/ZIP : CA  92648


MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    221,643.49  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,624.16  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/25
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 77.24100

 ----------------------------------------------------------------
00030711659     MORTGAGORS: BYRON                KEITH
                            BYRON                CAROLYN
 REGION CODE    ADDRESS   : 904 CROTON DRIVE
     01         CITY      : ALEXANDRIA
                STATE/ZIP : VA  22308


MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    239,676.87  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,761.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 94.99984

 ----------------------------------------------------------------
00030711667     MORTGAGORS: HARB                 MICHAEL

 REGION CODE    ADDRESS   : 5259 VISTA MIGUEL DR
     01         CITY      : LA CANADA
                STATE/ZIP : CA  91011


MORTGAGE AMOUNT :   603,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    602,194.09  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,535.77  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,014,750.00     P & I AMT:     14,705.40
UPB AMT:   2,006,268.66

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          117
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030711675     MORTGAGORS: BERARD               GARY
                            BERARD               DEBORAH
 REGION CODE    ADDRESS   : 611 KESWICK COURT
     01         CITY      : ROSEVILLE
                STATE/ZIP : CA  95746


MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    275,646.79  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,073.50  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 78.18600

 ----------------------------------------------------------------
00030711683     MORTGAGORS: DECKBAR              LAWRENCE
                            DECKBAR              CAROL
 REGION CODE    ADDRESS   : 8111 GREY TIMBERS CT
     01         CITY      : CHARLOTTE
                STATE/ZIP : NC  28227


MORTGAGE AMOUNT :   255,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    254,973.28  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,917.99  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 87.48200

 ----------------------------------------------------------------
00030711691     MORTGAGORS: PRESLO               L

 REGION CODE    ADDRESS   : 3893 ARUBA CIRCLE
     01         CITY      : HUNTINGTON BEACH
                STATE/ZIP : CA  92649


MORTGAGE AMOUNT :   323,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    322,586.66  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,426.59  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030711709     MORTGAGORS: HAYES                WARREN
                            HAYES                BARBARA
 REGION CODE    ADDRESS   : 426 EAST COLUMBIA STREET
     01         CITY      : FALLS CHURCH
                STATE/ZIP : VA  22046


MORTGAGE AMOUNT :   307,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    306,623.42  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,202.97  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030711733     MORTGAGORS: MACGILLIVRAY         DUNCAN
                            MACGILLIVRAY         MARYANN
 REGION CODE    ADDRESS   : 608 ELM AVENUE
     01         CITY      : SIERRA MADRE
                STATE/ZIP : CA  91024


MORTGAGE AMOUNT :   322,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    314,245.90  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,282.64  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/24
CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030711774     MORTGAGORS: SIMPSON              DAVID
                            SIMPSON              LISA
 REGION CODE    ADDRESS   : 6611 SULKY LANE
     01         CITY      : ROCKVILLE
                STATE/ZIP : MD  20852


MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    252,964.65  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,834.02  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   09/01/25
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,740,300.00     P & I AMT:     12,737.71
UPB AMT:   1,727,040.70

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          118
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030711782     MORTGAGORS: MEARS                MARY
                            MEARS                VINCENT
 REGION CODE    ADDRESS   : 9011 LINTON LANE
     01         CITY      : ALEXANDRIA
                STATE/ZIP : VA  22308


MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    237,759.03  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,803.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/25
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030711790     MORTGAGORS: MAYRITSCH            GERHARD
                            MAYRITSCH            ELSBETH
 REGION CODE    ADDRESS   : 0045 LUPINE DRIVE
     01         CITY      : ASPEN
                STATE/ZIP : CO  81611


MORTGAGE AMOUNT :   566,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    563,290.89  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,254.05  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030711832     MORTGAGORS: NELSON               STEVEN
                            WICK                 B
 REGION CODE    ADDRESS   : 1308 FAIRLAWN WAY
     01         CITY      : PASADENA
                STATE/ZIP : CA  91105


MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    419,732.18  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,155.32  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030711873     MORTGAGORS: ROSENBERG            STEVEN
                            ROSENBERG            WENDY
 REGION CODE    ADDRESS   : 316 LAWRENCE AVE
     01         CITY      : WESTFIELD
                STATE/ZIP : NJ  07090


MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,791.03  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 69.44400

 ----------------------------------------------------------------
00030711907     MORTGAGORS: HORMAN               PHARES
                            HORMAN               HERMINE
 REGION CODE    ADDRESS   : 14 SUNWOOD LANE
     01         CITY      : SANDY
                STATE/ZIP : UT  84092


MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    279,242.50  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,103.55  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 70.00000

 ----------------------------------------------------------------
00030711915     MORTGAGORS: MORRIS               JAMES
                            MORRIS               HOLLIS
 REGION CODE    ADDRESS   : 145 ABRAMS HILL
     01         CITY      : DUXBURY
                STATE/ZIP : MA  02332


MORTGAGE AMOUNT :   346,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    345,991.56  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,482.37  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 70.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,102,750.00     P & I AMT:     15,589.36
UPB AMT:   2,096,016.16

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          119
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030711923     MORTGAGORS: GORSE                ROBERT
                            GORSE                JEAN
 REGION CODE    ADDRESS   : 616 MIGEON AVENUE UNIT 18
     01         CITY      : TORRINGTON
                STATE/ZIP : CT  06790


MORTGAGE AMOUNT :    24,750.00  OPTION TO CONVERT :
UNPAID BALANCE :     24,722.15  ANNUAL RATE ADJUST:
MONTHLY P&I     :       196.92  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030712053     MORTGAGORS: MALOY                DAVID
                            MALOY                CHARLYN
 REGION CODE    ADDRESS   : 717 CASTLE CREEK DR
     01         CITY      : COPPELL
                STATE/ZIP : TX  75019


MORTGAGE AMOUNT :   324,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    324,384.36  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,440.11  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030712079     MORTGAGORS: PUCKETT              JERRY
                            PUCKETT              MOLLEE
 REGION CODE    ADDRESS   : 7500 WESTOVER
     01         CITY      : AMARILLO
                STATE/ZIP : TX  79119


MORTGAGE AMOUNT :    67,900.00  OPTION TO CONVERT :
UNPAID BALANCE :     67,813.10  ANNUAL RATE ADJUST:
MONTHLY P&I     :       510.11  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 70.00000

 ----------------------------------------------------------------
00030712087     MORTGAGORS: KREITZER             JAMES
                            KREITZER             PATRICIA
 REGION CODE    ADDRESS   : 441 RICH VALLEY RD
     01         CITY      : CARLISLE
                STATE/ZIP : PA  17013


MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,537.43  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,573.23  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030712178     MORTGAGORS: MC CAFFREY           JOSEPH
                            MC CAFFREY           EMMA
 REGION CODE    ADDRESS   : 36 WESTPORT
     01         CITY      : IRVINE
                STATE/ZIP : CA  92720


MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    249,832.26  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,834.41  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 79.36500

 ----------------------------------------------------------------
00030712210     MORTGAGORS: CHONG                KENNETH
                            CHONG                LISHAN
 REGION CODE    ADDRESS   : 692 KALANIPUU STREET
     01         CITY      : HONOLULU
                STATE/ZIP : HI  96825


MORTGAGE AMOUNT :   453,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    453,122.72  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,290.00  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,346,200.00     P & I AMT:      9,844.78
UPB AMT:   1,344,412.02

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          120
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030712228     MORTGAGORS: SQUIERS              HARRY

 REGION CODE    ADDRESS   : OFF RTE 631 RIVERSIDE DR
     01         CITY      : BLAKES
                STATE/ZIP : VA  23020


MORTGAGE AMOUNT :   250,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    250,487.15  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,906.26  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030712277     MORTGAGORS: JOHNSON              TERREL
                            JOHNSON              BIRDENA
 REGION CODE    ADDRESS   : 2816 W. BLOOMFIELD OAKS DR
     01         CITY      : WEST BLOOMFIELD
                STATE/ZIP : MI  48324


MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    229,747.78  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,850.64  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 79.27600

 ----------------------------------------------------------------
00030712350     MORTGAGORS: ARNOLD               SALLY
                            WEIR                 CHRISTINE
 REGION CODE    ADDRESS   : 316 CALIFRONIA STREET
     01         CITY      : SANTA CRUZ
                STATE/ZIP : CA  95060


MORTGAGE AMOUNT :   330,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    330,533.64  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,455.81  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 70.00000

 ----------------------------------------------------------------
00030712491     MORTGAGORS: SHTULMAN             JILL

 REGION CODE    ADDRESS   : 2049 N. HALSTED # B
     01         CITY      : CHICAGO
                STATE/ZIP : IL  60614


MORTGAGE AMOUNT :   217,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    217,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,611.22  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 76.81400

 ----------------------------------------------------------------
00030712574     MORTGAGORS: WALL                 OLEN
                            WALL                 BETTY
 REGION CODE    ADDRESS   : 20919 WILD SPRINGS DRIVE
     01         CITY      : SAN ANTONIO
                STATE/ZIP : TX  78450


MORTGAGE AMOUNT :   234,550.00  OPTION TO CONVERT :
UNPAID BALANCE :    234,400.43  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,762.10  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 94.98600

 ----------------------------------------------------------------
00030712624     MORTGAGORS: GONZALES             MARK
                            GONZALES             LYNN
 REGION CODE    ADDRESS   : 7746 AIR PORT BLVD.
     01         CITY      : LOS ANGELES
                STATE/ZIP : CA  90045


MORTGAGE AMOUNT :   239,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    238,961.82  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,840.78  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,502,500.00     P & I AMT:     11,426.81
UPB AMT:   1,501,130.82

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          121
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030712749     MORTGAGORS: SO                   ALICE
                            SO                   ROGER
 REGION CODE    ADDRESS   : 1 MAGNOLIA COURT
     01         CITY      : MORRIS TOWNSHIP
                STATE/ZIP : NJ  07960


MORTGAGE AMOUNT :   362,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    361,846.43  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,629.11  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 79.99500

 ----------------------------------------------------------------
00030712756     MORTGAGORS: PINE                 PAMELA

 REGION CODE    ADDRESS   : 213 ROSECRANS AVE
     01         CITY      : MANHATTAN BEACH
                STATE/ZIP : CA  90266


MORTGAGE AMOUNT :   390,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    389,561.09  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,103.02  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 65.00000

 ----------------------------------------------------------------
00030712764     MORTGAGORS: EGUAE-OBAZEE         PHILIP
                            EGUAE-OBAZEE         GERTRUDE
 REGION CODE    ADDRESS   : 33 SCOTTLAND DR
     01         CITY      : READING
                STATE/ZIP : PA  19606


MORTGAGE AMOUNT :   258,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    257,901.80  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,031.27  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 89.99600

 ----------------------------------------------------------------
00030712772     MORTGAGORS: LIYANTO              JEFFREY
                            LIYANTO              SHIRLEY
 REGION CODE    ADDRESS   : 19832 SIERRA MEADOWS LANE
     01         CITY      : NORTHRIDGE
                STATE/ZIP : CA  91321


MORTGAGE AMOUNT :   261,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    261,456.32  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,943.86  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 79.98700

 ----------------------------------------------------------------
00030712798     MORTGAGORS: DOYLE                JOSEPH

 REGION CODE    ADDRESS   : 32635 MC MINNIS CREEK RD
     01         CITY      : STEAMBOAT SPRINGS
                STATE/ZIP : CO  80477


MORTGAGE AMOUNT :   114,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    113,864.89  ANNUAL RATE ADJUST:
MONTHLY P&I     :       886.69  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 60.00000

 ----------------------------------------------------------------
00030712814     MORTGAGORS: ATCHISON             DALE
                            ATCHISON             JILL
 REGION CODE    ADDRESS   : 6740 HANLEY CT
     01         CITY      : CASTLE ROCK
                STATE/ZIP : CO  80104


MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,856.53  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,690.35  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 82.93600

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,611,600.00     P & I AMT:     12,284.30
UPB AMT:   1,609,487.06

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          122
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030712830     MORTGAGORS: SHINE                LEONARD
                            CARR                 SUSAN
 REGION CODE    ADDRESS   : 5 SHAGBARK LANE
     01         CITY      : CANTON
                STATE/ZIP : CT  06019


MORTGAGE AMOUNT :   241,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    240,698.75  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,748.87  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030712863     MORTGAGORS: JEZ                  JAMES
                            JEZ                  CHERYL
 REGION CODE    ADDRESS   : 4532 MEADOW RIDGE
     01         CITY      : PLANO
                STATE/ZIP : TX  75093


MORTGAGE AMOUNT :   257,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    257,062.10  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,911.19  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030712889     MORTGAGORS: FARINAS              VICTOR
                            ESCRIBANO            ELVIRA
 REGION CODE    ADDRESS   : 3105 GRANADA BLVD
     01         CITY      : CORAL GABLES
                STATE/ZIP : FL  33134


MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    307,798.52  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,286.90  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030712897     MORTGAGORS: HAWKINS              D
                            WRAY                 TAMMY
 REGION CODE    ADDRESS   : 4535 E. PALOMINO RD
     01         CITY      : PHOENIX
                STATE/ZIP : AZ  85018


MORTGAGE AMOUNT :   298,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    297,481.89  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,344.37  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 88.95500

 ----------------------------------------------------------------
00030712913     MORTGAGORS: NICKERSON            BARRY
                            NICKERSON            PAMELA
 REGION CODE    ADDRESS   : 1603 E. SHEENA DR
     01         CITY      : PHOENIX
                STATE/ZIP : AZ  85022


MORTGAGE AMOUNT :   285,066.00  OPTION TO CONVERT :
UNPAID BALANCE :    284,710.39  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,166.71  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 78.60300

 ----------------------------------------------------------------
00030712939     MORTGAGORS: BROWN                RALPH
                            BROWN                BARBARA
 REGION CODE    ADDRESS   : 3485 MERGANSER LANE
     01         CITY      : ALPHARETTA
                STATE/ZIP : GA  30202


MORTGAGE AMOUNT :   258,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    258,085.79  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,986.88  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 94.98900

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,648,066.00     P & I AMT:     12,444.92
UPB AMT:   1,645,837.44

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          123
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030712954     MORTGAGORS: PANTYUXIN            ALEXANDER

 REGION CODE    ADDRESS   : 10 PEACEABLE ST UNIT 1
     01         CITY      : BRIGHTON
                STATE/ZIP : MA  02135


MORTGAGE AMOUNT :   104,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    103,823.77  ANNUAL RATE ADJUST:
MONTHLY P&I     :       827.48  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030712962     MORTGAGORS: GILMORE              TERRY
                            GILMORE              CYNTHIA
 REGION CODE    ADDRESS   : 38100 BEAR CANYON DR
     01         CITY      : MORRIETTA
                STATE/ZIP : CA  93562


MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    424,456.11  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,192.89  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 85.00000

 ----------------------------------------------------------------
00030712970     MORTGAGORS: PURCELL              MICHAEL

 REGION CODE    ADDRESS   : 670 GLOMSTAD LANE
     01         CITY      : LAGUNA BEACH
                STATE/ZIP : CA  96251


MORTGAGE AMOUNT :   355,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    354,773.63  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,667.00  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 78.02100

 ----------------------------------------------------------------
00030712988     MORTGAGORS: HOWARD               JOHN
                            HOWARD               BERNICE
 REGION CODE    ADDRESS   : 2319 HEADLAND DR
     01         CITY      : EAST POINT
                STATE/ZIP : GA  30344


MORTGAGE AMOUNT :    53,900.00  OPTION TO CONVERT :
UNPAID BALANCE :     53,837.75  ANNUAL RATE ADJUST:
MONTHLY P&I     :       424.03  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 70.00000

 ----------------------------------------------------------------
00030712996     MORTGAGORS: CRAIG                MARK
                            CRAIG                JOAN
 REGION CODE    ADDRESS   : 119 WOODVIEW LANE
     01         CITY      : CINNAMINSON
                STATE/ZIP : NJ  08077


MORTGAGE AMOUNT :   114,450.00  OPTION TO CONVERT :
UNPAID BALANCE :    114,317.82  ANNUAL RATE ADJUST:
MONTHLY P&I     :       900.38  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 70.00000

 ----------------------------------------------------------------
00030713036     MORTGAGORS: JOHNSON              EMMA

 REGION CODE    ADDRESS   : 9 ST. ANDREWS CIRCLE
     01         CITY      : BROKEN ARROW
                STATE/ZIP : OK  74011


MORTGAGE AMOUNT :    89,500.00  OPTION TO CONVERT :
UNPAID BALANCE :     89,396.63  ANNUAL RATE ADJUST:
MONTHLY P&I     :       704.10  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 69.97600

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,141,850.00     P & I AMT:      8,715.88
UPB AMT:   1,140,605.71

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          124
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030713267     MORTGAGORS: SINGH                AMER
                            KAUR                 SHARANJIT
 REGION CODE    ADDRESS   : 195 MELANIE DRIVE
     01         CITY      : EAST MEADOW
                STATE/ZIP : NY  11554


MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    256,203.77  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,017.89  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030713366     MORTGAGORS: HARRINGTON           JOSEPH
                            HARRINGTON           LYDIA
 REGION CODE    ADDRESS   : 571 TUSCANY PLACE
     01         CITY      : HOLLISTER
                STATE/ZIP : CA  95023


MORTGAGE AMOUNT :   216,125.00  OPTION TO CONVERT :
UNPAID BALANCE :    215,987.19  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,623.67  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030713390     MORTGAGORS: MARTIN               THOMAS

 REGION CODE    ADDRESS   : 21594 MOUNTSFIELD DRIVE
     01         CITY      : GOLDEN
                STATE/ZIP : CO  80401


MORTGAGE AMOUNT :   342,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    342,092.63  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,631.99  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 70.57700

 ----------------------------------------------------------------
00030713408     MORTGAGORS: BERSCHENS            JOHN
                            BERSCHENS            MELISSA
 REGION CODE    ADDRESS   : 9220 RANCHO HILLS DRIVE
     01         CITY      : GILROY
                STATE/ZIP : CA  95020


MORTGAGE AMOUNT :   243,150.00  OPTION TO CONVERT :
UNPAID BALANCE :    243,006.44  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,891.20  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 94.99900

 ----------------------------------------------------------------
00030713432     MORTGAGORS: JOHNSON              KEITH
                            JOHNSON              HEIDI
 REGION CODE    ADDRESS   : 1361 CRESTWOOD DRIVE
     01         CITY      : SAN JOSE
                STATE/ZIP : CA  95118


MORTGAGE AMOUNT :   256,950.00  OPTION TO CONVERT :
UNPAID BALANCE :    256,773.16  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,863.07  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 87.99600

 ----------------------------------------------------------------
00030713499     MORTGAGORS: CHAN                 PAUL
                            CHEUNG               BETTY
 REGION CODE    ADDRESS   : 126 ANDERSON ROAD
     01         CITY      : ALAMEDA
                STATE/ZIP : CA  94501


MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    260,772.45  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,892.43  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,576,025.00     P & I AMT:     11,920.25
UPB AMT:   1,574,835.64

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          125
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030713523     MORTGAGORS: QUICK                DANIEL
                            QUICK                KAREN
 REGION CODE    ADDRESS   : 1406 FEATHER AVENUE
     01         CITY      : THOUSAND OAKS
                STATE/ZIP : CA  91360


MORTGAGE AMOUNT :   233,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    232,573.54  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,791.57  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 86.29600

 ----------------------------------------------------------------
00030713572     MORTGAGORS: HATTORI              YUKIO

 REGION CODE    ADDRESS   : 802 MARQUIS COURT
     01         CITY      : COSTA MESA
                STATE/ZIP : CA  92626


MORTGAGE AMOUNT :   246,150.00  OPTION TO CONVERT :
UNPAID BALANCE :    245,988.98  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,827.66  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 79.99900

 ----------------------------------------------------------------
00030713580     MORTGAGORS: FOWLER               DENNIS

 REGION CODE    ADDRESS   : 4809 OAKGREEN CT
     01         CITY      : RALEIGH
                STATE/ZIP : NC  27612


MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    327,558.37  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,406.75  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030713606     MORTGAGORS: JENNINGS             JESSE
                            JENNINGS             VERA
 REGION CODE    ADDRESS   : 11517 EVELAKE COURT
     01         CITY      : GAITHERSBURG
                STATE/ZIP : MD  20878


MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    223,260.21  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,908.63  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/16
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030713622     MORTGAGORS: LOWERY               WILLIAM
                            LOWERY               JOHNNA
 REGION CODE    ADDRESS   : 91 SOUTHFIELD DRIVE
     01         CITY      : MONTGOMERY
                STATE/ZIP : NJ  08502


MORTGAGE AMOUNT :   385,150.00  OPTION TO CONVERT :
UNPAID BALANCE :    384,480.36  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,029.98  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 79.99300

 ----------------------------------------------------------------
00030713630     MORTGAGORS: HILL                 THOMAS
                            HILL                 PATRICIA
 REGION CODE    ADDRESS   : 175 DELHAGEN COURT
     01         CITY      : MAHWAH
                STATE/ZIP : NJ  07430


MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    223,864.30  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,722.37  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,640,300.00     P & I AMT:     12,686.96
UPB AMT:   1,637,725.76

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          126
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030713663     MORTGAGORS: YANUSKIEWICZ         MATTHEW
                            YANUSKIEWICZ         KIMBERLY
 REGION CODE    ADDRESS   : 640 SQUAW ROCK RD
     01         CITY      : PLAINFIELD
                STATE/ZIP : CT  06374


MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    242,860.19  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,911.69  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030713671     MORTGAGORS: NICKEL               NACE
                            NICKEL               JOANN
 REGION CODE    ADDRESS   : 1135 RACHAEL LANE
     01         CITY      : WINDSOR
                STATE/ZIP : CA  95492


MORTGAGE AMOUNT :   243,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    242,896.61  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,848.50  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 79.75000

 ----------------------------------------------------------------
00030713689     MORTGAGORS: LAVIN                CLIFFORD
                            SZOSTAK              CARLENE
 REGION CODE    ADDRESS   : 614 COVERED BRIDGE LANE
     01         CITY      : DOLYESTOWN
                STATE/ZIP : PA  18901


MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    278,660.76  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,145.27  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030713697     MORTGAGORS: MONCUS               NORMA

 REGION CODE    ADDRESS   : 6553 SUNNYSLOPE AVE
     01         CITY      : CASTRO VALLEY
                STATE/ZIP : CA  94552


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,803.75  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,227.50  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030713705     MORTGAGORS: MANZAGOL             TIM
                            MANZAGOL             SHEILA
 REGION CODE    ADDRESS   : 5636 COUNTY ROAD 23
     01         CITY      : RIDGWAY
                STATE/ZIP : CO  81432


MORTGAGE AMOUNT :   257,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    257,081.72  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,910.08  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 70.00000

 ----------------------------------------------------------------
00030713713     MORTGAGORS: GOLDBERG             MITCHELL
                            GOLDBERG             STACEY
 REGION CODE    ADDRESS   : 31 SPRUCE DRIVE
     01         CITY      : HOLLAND
                STATE/ZIP : PA  18966


MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    284,813.57  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,116.12  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 62.70400

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,607,450.00     P & I AMT:     12,159.16
UPB AMT:   1,606,116.60

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          127
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030713721     MORTGAGORS: BARON                FRANCIS
                            BARON                KAREN
 REGION CODE    ADDRESS   : 10 NEWELL ROAD
     01         CITY      : READINGTON
                STATE/ZIP : NJ  08870


MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    419,527.34  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,341.71  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 71.99700

 ----------------------------------------------------------------
00030713739     MORTGAGORS: LEFF                 FELIPE
                            LEFF                 SUSANA
 REGION CODE    ADDRESS   : 516 PLAZA DEL CID
     01         CITY      : CHULA VISTA
                STATE/ZIP : CA  91910


MORTGAGE AMOUNT :   351,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    351,072.59  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,702.74  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 69.99400

 ----------------------------------------------------------------
00030713747     MORTGAGORS: NAYAK                SUNEETH
                            NAYAK                HOLLIDAE
 REGION CODE    ADDRESS   : 1108 N. FAIRFAX STREET
     01         CITY      : ALEXANDRIA
                STATE/ZIP : VA  22314


MORTGAGE AMOUNT :   331,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    331,160.14  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,345.63  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
LTV :                 89.97900

 ----------------------------------------------------------------
00030713861     MORTGAGORS: HARDWICK             KEITH
                            ZAWADZKI             TERESA
 REGION CODE    ADDRESS   : 33 STONE PINE
     01         CITY      : ALISO VIEJO
                STATE/ZIP : CA  92656


MORTGAGE AMOUNT :   228,850.00  OPTION TO CONVERT :
UNPAID BALANCE :    228,696.44  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,679.23  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 94.99398

 ----------------------------------------------------------------
00030713887     MORTGAGORS: SIEBRANDT            PAULA
                            SIEBRANDT            HAROLD
 REGION CODE    ADDRESS   : 4712 E. ACOMA DR
     01         CITY      : PHOENIX
                STATE/ZIP : AZ  85032


MORTGAGE AMOUNT :   142,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    142,406.78  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,058.06  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 63.90100

 ----------------------------------------------------------------
00030713929     MORTGAGORS: MEYER                BENNETT
                            MEYER                WENDI
 REGION CODE    ADDRESS   : 1284 FRITZ CIRCLE
     01         CITY      : HUNTINGDON VALLEY
                STATE/ZIP : PA  19006


MORTGAGE AMOUNT :   564,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    563,640.35  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,237.15  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,038,250.00     P & I AMT:     15,364.52
UPB AMT:   2,036,503.64

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          128
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030713978     MORTGAGORS: BROWN                OWEN
                            TOMLINSON BROWN      KATHERINE
 REGION CODE    ADDRESS   : 29029 SADDLEBROOK DR
     01         CITY      : AGOURA HILLS
                STATE/ZIP : CA  91301


MORTGAGE AMOUNT :   284,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    284,213.95  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,111.67  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030713994     MORTGAGORS: PALLOTTA             DAVID
                            PALLOTTA             CHERYL
 REGION CODE    ADDRESS   : 292 WEST STEVENS AVENUE
     01         CITY      : WYCKOFF
                STATE/ZIP : NJ  07481


MORTGAGE AMOUNT :   264,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    263,517.04  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,012.68  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   07/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030714000     MORTGAGORS: HERMAN               RAYNA
                            HERMAN               CHRISTOPHER
 REGION CODE    ADDRESS   : 2039 SERENDIPITY WAY
     01         CITY      : SKIPPACK
                STATE/ZIP : PA  19474


MORTGAGE AMOUNT :   233,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    233,085.74  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,712.61  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 89.99900

 ----------------------------------------------------------------
00030714026     MORTGAGORS: BUSILLO              JOHN
                            BUSILLO              JUDITH
 REGION CODE    ADDRESS   : 22 AUTUMNWOOD LANE
     01         CITY      : MT LAUREL
                STATE/ZIP : NJ  08054


MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    269,645.55  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,004.75  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 79.91400

 ----------------------------------------------------------------
00030714042     MORTGAGORS: GOLDBERG             DANNY
                            GOLDBERG             ELLEN
 REGION CODE    ADDRESS   : 6827 EAST WINCHCOMB DR
     01         CITY      : SCOTTSDALE
                STATE/ZIP : AZ  85254


MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    253,485.27  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,863.77  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030714067     MORTGAGORS: BLASINGIM            DAVID
                            BLASINGIM            SALLY
 REGION CODE    ADDRESS   : 2421 SOUTH SANDBAR RD
     01         CITY      : KANKAKEE
                STATE/ZIP : IL  60901


MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    234,447.13  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,724.35  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 72.30700

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,541,600.00     P & I AMT:     11,429.83
UPB AMT:   1,538,394.68

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          129
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030714075     MORTGAGORS: ZEBEHAZY             THOMAS
                            ZEBEHAZY             JAN
 REGION CODE    ADDRESS   : 3364 WEST YORK CT
     01         CITY      : ROCHESTER
                STATE/ZIP : MI  48606


MORTGAGE AMOUNT :   222,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    221,572.37  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,667.82  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 66.07100

 ----------------------------------------------------------------
00030714109     MORTGAGORS: DENNING              TIM
                            DENNING              JACQUELINE
 REGION CODE    ADDRESS   : 171 WIMBLEDON COURT
     01         CITY      : GALLATIN
                STATE/ZIP : TN  37066


MORTGAGE AMOUNT :   137,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    137,516.58  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,096.01  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030714141     MORTGAGORS: LUSTIG               MATTHEW
                            LUSTIG               LORI
 REGION CODE    ADDRESS   : 56 FOUNDRY RD
     01         CITY      : SHARON
                STATE/ZIP : MA  02067


MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    229,713.08  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,748.17  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 79.84400

 ----------------------------------------------------------------
00030714158     MORTGAGORS: TARZY                MARSHALL
                            TARZY                CHRISTINE
 REGION CODE    ADDRESS   : 5609 BROADMOOR TERRACE
     01         CITY      : IJAMSVILLE
                STATE/ZIP : MD  21754


MORTGAGE AMOUNT :   294,225.00  OPTION TO CONVERT :
UNPAID BALANCE :    294,022.51  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,133.34  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 79.99900

 ----------------------------------------------------------------
00030714166     MORTGAGORS: ROWLES               EDDIE
                            ROWLES               RUSSANA
 REGION CODE    ADDRESS   : 3288 INGLEWOOD BLVD
     01         CITY      : LOS ANGELES
                STATE/ZIP : CA  90066


MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    283,304.44  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,183.72  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030714190     MORTGAGORS: CARNELL              MICHAEL
                            CARNELL              KATHY
 REGION CODE    ADDRESS   : 904 E CANYON DRIVE
     01         CITY      : PAYSON
                STATE/ZIP : AZ  85541


MORTGAGE AMOUNT :   239,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    238,716.77  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,858.92  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 76.84800

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,406,975.00     P & I AMT:     10,687.98
UPB AMT:   1,404,845.75

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          130
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030714208     MORTGAGORS: JOE                  RICHARD
                            JOE                  BARBARA
 REGION CODE    ADDRESS   : 1219 SCOBEE DRIVE
     01         CITY      : LANSDALE
                STATE/ZIP : PA  19446


MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    227,693.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,672.99  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030714216     MORTGAGORS: MEIER                GEORGE
                            WONG                 RENIE
 REGION CODE    ADDRESS   : 16 CARINA
     01         CITY      : IRVINE
                STATE/ZIP : CA  92612


MORTGAGE AMOUNT :   339,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    337,893.30  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,666.92  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 70.62500

 ----------------------------------------------------------------
00030714224     MORTGAGORS: SPRINGER             JERRY
                            SPRINGER             TERRY
 REGION CODE    ADDRESS   : 2 NORTHKNOLL CIRCLE
     01         CITY      : LONGVIEW
                STATE/ZIP : TX  75601


MORTGAGE AMOUNT :   294,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    294,117.08  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,236.89  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030714430     MORTGAGORS: SILNA                DANIEL
                            SILNA                JOAN
 REGION CODE    ADDRESS   : RT 17 B
     01         CITY      : BETHEL
                STATE/ZIP : NY  12735


MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    319,806.14  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,460.53  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030714455     MORTGAGORS: MCCALL               MICHAEL
                            MCCALL               MOIRA
 REGION CODE    ADDRESS   : 26 NORTH 5TH STREET
     01         CITY      : PARK RIDGE
                STATE/ZIP : NJ  07656


MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    220,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,857.32  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/17
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 74.57600

 ----------------------------------------------------------------
00030714489     MORTGAGORS: O'CONNER             PAULINE

 REGION CODE    ADDRESS   : 8118 77TH AVENUE
     01         CITY      : GLENDALE
                STATE/ZIP : NY  11385


MORTGAGE AMOUNT :    69,000.00  OPTION TO CONVERT :
UNPAID BALANCE :     68,922.34  ANNUAL RATE ADJUST:
MONTHLY P&I     :       549.00  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 37.29700

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,470,300.00     P & I AMT:     11,443.65
UPB AMT:   1,468,431.86

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          131
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030714521     MORTGAGORS: KEETER               LEONARD
                            RAGAN                ANN
 REGION CODE    ADDRESS   : 10542 BLOOMFIELD STREET
     01         CITY      : TOLUCA LAKE
                STATE/ZIP : CA  91602


MORTGAGE AMOUNT :   249,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    249,280.59  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,875.16  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030714539     MORTGAGORS: PERKINS              JAMES
                            PERKINS              NANCY
 REGION CODE    ADDRESS   : 11208 CRANBROOK LANE
     01         CITY      : OAKTON
                STATE/ZIP : VA  22124


MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    247,333.93  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,816.07  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030714687     MORTGAGORS: LEWIS                JOHN
                            LEWIS                HILARIE
 REGION CODE    ADDRESS   : 528 DEVILS LANE
     01         CITY      : NAPLES
                STATE/ZIP : FL  33940


MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    329,784.13  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,450.24  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 78.94700

 ----------------------------------------------------------------
00030714695     MORTGAGORS: CHIEN                KUEI-YUAN
                            CHIEN                SHIRLEY
 REGION CODE    ADDRESS   : 5902 ASHBY MANOR PLACE
     01         CITY      : ALEXANDRIA
                STATE/ZIP : VA  22310


MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    259,821.07  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,885.18  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 58.03500

 ----------------------------------------------------------------
00030714711     MORTGAGORS: ASHLEY               PAUL
                            ASHLEY               DEBORAH
 REGION CODE    ADDRESS   : 109 SOUTH 295TH PLACE
     01         CITY      : FEDERAL WAY
                STATE/ZIP : WA  98003


MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    229,972.14  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,765.48  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/25
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 79.47200

 ----------------------------------------------------------------
00030714893     MORTGAGORS: VOLLMER              WILLIAM
                            VOLLMER              CHERYL
 REGION CODE    ADDRESS   : 6061 IRISH ROAD
     01         CITY      : ATLAS
                STATE/ZIP : MI  98439


MORTGAGE AMOUNT :   238,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    238,017.59  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,853.48  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 79.96600

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,560,400.00     P & I AMT:     11,645.61
UPB AMT:   1,554,209.45

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          132
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030714901     MORTGAGORS: DUNCAN               THOMAS
                            DUNCAN               KATHY
 REGION CODE    ADDRESS   : 206 BARCELONA CIRCLE
     01         CITY      : FULLERTON
                STATE/ZIP : CA  92635


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,798.70  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,201.30  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 73.17000

 ----------------------------------------------------------------
00030714919     MORTGAGORS: RABE                 LEONARD
                            RABE                 CYNTHIA
 REGION CODE    ADDRESS   : 900 & 900A EL CAMINO REAL
     01         CITY      : SALINAS
                STATE/ZIP : CA  93902


MORTGAGE AMOUNT :   294,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    294,123.11  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,212.49  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 74.55696

 ----------------------------------------------------------------
00030714935     MORTGAGORS: PARKER               SYLVIA

 REGION CODE    ADDRESS   : 4094 LUPINE DRIVE EAST 1/2
     01         CITY      : VAIL
                STATE/ZIP : CO  81657


MORTGAGE AMOUNT :   230,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    230,326.72  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,793.59  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 74.99100

 ----------------------------------------------------------------
00030714950     MORTGAGORS: PERRY                BRADLEY
                            PERRY                KAREN
 REGION CODE    ADDRESS   : 4240 COLTON CIRCLE
     01         CITY      : NAPERVILLE
                STATE/ZIP : IL  60564


MORTGAGE AMOUNT :   364,150.00  OPTION TO CONVERT :
UNPAID BALANCE :    363,935.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,832.33  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 87.84700

 ----------------------------------------------------------------
00030714968     MORTGAGORS: CHIAVON              ROBERT
                            CHIAVON              PEGGY
 REGION CODE    ADDRESS   : 4 VILLAGE CT
     01         CITY      : WILTON
                STATE/ZIP : CT  06897


MORTGAGE AMOUNT :   284,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    284,570.98  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,241.31  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 94.99800

 ----------------------------------------------------------------
00030714976     MORTGAGORS: OTT                  PATRICK
                            OTT                  CHERYL
 REGION CODE    ADDRESS   : 970 PINEVIEW CT
     01         CITY      : MAHTOMEDI
                STATE/ZIP : MN  55115


MORTGAGE AMOUNT :   198,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    198,502.06  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,510.65  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,672,900.00     P & I AMT:     12,791.67
UPB AMT:   1,671,256.57

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          133
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030714984     MORTGAGORS: SCHULTZ              WILLIAM
                            SCHULTZ              LYNN
 REGION CODE    ADDRESS   : 3570 S. GREYSTONE THRONE WAY
     01         CITY      : CHANDLER
                STATE/ZIP : AZ  85298


MORTGAGE AMOUNT :   339,834.00  OPTION TO CONVERT :
UNPAID BALANCE :    339,246.09  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,582.99  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 79.99900

 ----------------------------------------------------------------
00030715015     MORTGAGORS: MASTERSON            STEWART
                            MASTERSON            WYLIE
 REGION CODE    ADDRESS   : 1203 CONSTANT SPRINGS DR
     01         CITY      : AUSTIN
                STATE/ZIP : TX  78746


MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    287,640.73  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,189.01  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030715023     MORTGAGORS: PAILET               STEVE
                            PAILET               CYNTHIA
 REGION CODE    ADDRESS   : 4628 21ST ST CIRCLE
     01         CITY      : GREELEY
                STATE/ZIP : CO  80634


MORTGAGE AMOUNT :   286,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    286,122.05  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,176.09  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 79.99400

 ----------------------------------------------------------------
00030715031     MORTGAGORS: THOMPSON             TOM
                            THOMPSON             KAY
 REGION CODE    ADDRESS   : 1212 CLIFFROSE  CT
     01         CITY      : FORT COLLINS
                STATE/ZIP : CO  80525


MORTGAGE AMOUNT :   246,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    245,572.28  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,935.29  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 74.54500

 ----------------------------------------------------------------
00030715049     MORTGAGORS: GARZA                HILDA

 REGION CODE    ADDRESS   : 7714 OXFORDSHIRE DR
     01         CITY      : SPRING
                STATE/ZIP : TX  77379


MORTGAGE AMOUNT :   251,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    251,576.75  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,825.36  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030715056     MORTGAGORS: MC MORROW            JOHN
                            MC MORROW            SHARYN
 REGION CODE    ADDRESS   : 3420 DEER  RIDGE DR
     01         CITY      : DANVILLE
                STATE/ZIP : CA  94506


MORTGAGE AMOUNT :   406,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    405,439.34  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,943.79  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 45.61700

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,817,884.00     P & I AMT:     13,652.53
UPB AMT:   1,815,597.24

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          134
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030715064     MORTGAGORS: JONES                SHERBERT
                            JONES                DEBORAH
 REGION CODE    ADDRESS   : 6 CLIFFBROOK COURT
     01         CITY      : AUSTIN
                STATE/ZIP : TX  78738


MORTGAGE AMOUNT :   257,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    257,170.46  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,934.51  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 69.60600

 ----------------------------------------------------------------
00030715072     MORTGAGORS: DRUMGOOLE            THOMAS
                            DRUMGOOLE            LISA
 REGION CODE    ADDRESS   : 4090 RIDGE SIDE DR
     01         CITY      : OAKLAND TOWNSHIP
                STATE/ZIP : MI  48306


MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    239,692.87  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,803.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 65.09400

 ----------------------------------------------------------------
00030715080     MORTGAGORS: UPJOHN               CHARLES
                            UPJOHN               JUDYTHE
 REGION CODE    ADDRESS   : 123 AUGUSTA DR
     01         CITY      : MOORESTOWN
                STATE/ZIP : NJ  08057


MORTGAGE AMOUNT :   291,700.00  OPTION TO CONVERT :
UNPAID BALANCE :    290,962.95  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,115.03  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 79.99400

 ----------------------------------------------------------------
00030715098     MORTGAGORS: LEVINE               STUART
                            LEVINE               LINNEA
 REGION CODE    ADDRESS   : 23 OAKWOOD DRIVE
     01         CITY      : WESTON
                STATE/ZIP : CT  06883


MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    304,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,151.69  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030715106     MORTGAGORS: GEOFFROY             DANIEL
                            GEOFFROY             ERIN
 REGION CODE    ADDRESS   : 7285 BRIGHTON COURT
     01         CITY      : CASTLE ROCK
                STATE/ZIP : CO  80104


MORTGAGE AMOUNT :   235,350.00  OPTION TO CONVERT :
UNPAID BALANCE :    235,078.20  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,851.50  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 94.98100

 ----------------------------------------------------------------
00030715122     MORTGAGORS: FRANK                BARBARA
                            FRANK                KEVIN
 REGION CODE    ADDRESS   : 4812 MC MILLIAN CT
     01         CITY      : ROCHESTER
                STATE/ZIP : MI  48306


MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    239,513.66  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,761.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 79.86600

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,568,550.00     P & I AMT:     11,616.81
UPB AMT:   1,566,418.14

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          135
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030715148     MORTGAGORS: DE ANGELO            FRED
                            DE ANGELO            JUDITH
 REGION CODE    ADDRESS   : 156 SOUTH AVENUE
     01         CITY      : NORTH HAVEN
                STATE/ZIP : CT  06473


MORTGAGE AMOUNT :    84,000.00  OPTION TO CONVERT :
UNPAID BALANCE :     83,905.45  ANNUAL RATE ADJUST:
MONTHLY P&I     :       668.35  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 54.19300

 ----------------------------------------------------------------
00030715155     MORTGAGORS: GRANELLO             GREGORY
                            GRANELLO             LYNN
 REGION CODE    ADDRESS   : 1441 FOREST KNOLL DR
     01         CITY      : AGOURA
                STATE/ZIP : CA  91301


MORTGAGE AMOUNT :   488,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    488,174.46  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,672.20  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030715163     MORTGAGORS: MANGANO              NICOLAS
                            MANGANO              MARIA
 REGION CODE    ADDRESS   : 22536 FACINAS
     01         CITY      : MISSION VIEJO
                STATE/ZIP : CA  92691


MORTGAGE AMOUNT :   233,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    233,750.84  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,757.22  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 89.96100

 ----------------------------------------------------------------
00030715171     MORTGAGORS: FRATELLO             MICHAEL
                            FRATELLO             SUSAN
 REGION CODE    ADDRESS   : 5395 CROSS ROADS MANOR
     01         CITY      : ATLANTA
                STATE/ZIP : GA  30327


MORTGAGE AMOUNT :   686,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    685,187.06  ANNUAL RATE ADJUST:
MONTHLY P&I     :     5,335.64  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   015
LTV :                 70.72165

 ----------------------------------------------------------------
00030715189     MORTGAGORS: BROWN                JACK
                            BROWN                DOROTHY
 REGION CODE    ADDRESS   : 20916 CHAPARRAL CIRCLE
     01         CITY      : PENN VALLEY
                STATE/ZIP : CA  95946


MORTGAGE AMOUNT :   245,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    245,247.47  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,865.22  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 89.89000

 ----------------------------------------------------------------
00030715197     MORTGAGORS: DOUGLAS              BRUCE
                            DOUGLAS              PATRICIA
 REGION CODE    ADDRESS   : 20005 MIDDLETOWN ROAD
     01         CITY      : FREELAND
                STATE/ZIP : MD  21053


MORTGAGE AMOUNT :   378,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    377,782.52  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,973.73  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,116,100.00     P & I AMT:     16,272.36
UPB AMT:   2,114,047.80

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          136
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030715247     MORTGAGORS: KRUFT                JERRY

 REGION CODE    ADDRESS   : 147 HIGHLANDS DRIVE
     01         CITY      : CARMEL
                STATE/ZIP : CA  93923


MORTGAGE AMOUNT :   381,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    381,356.66  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,866.84  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 41.25400

 ----------------------------------------------------------------
00030715262     MORTGAGORS: HANOIAN              LOUIS
                            HANOIAN              KATHY
 REGION CODE    ADDRESS   : 4220 PALMETTO WAY
     01         CITY      : SAN DIEGO
                STATE/ZIP : CA  92103


MORTGAGE AMOUNT :   297,100.00  OPTION TO CONVERT :
UNPAID BALANCE :    296,915.33  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,258.17  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 71.41800

 ----------------------------------------------------------------
00030715270     MORTGAGORS: DIMAANO              CARMELITA
                            DIMAANO              ERICKSON
 REGION CODE    ADDRESS   : 30541 MERIDIAN CIRCLE
     01         CITY      : UNION CITY
                STATE/ZIP : CA  94511


MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    344,762.57  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,501.49  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 88.80300

 ----------------------------------------------------------------
00030715288     MORTGAGORS: ZAMFT                HYMAN
                            ZAMFT                EDNA
 REGION CODE    ADDRESS   : 68 RIDGEFIELD AVENUE
     01         CITY      : LEWISBORO
                STATE/ZIP : NY  10590


MORTGAGE AMOUNT :   525,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    524,424.31  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,224.27  OUTSIDE CONV DATE :
LIFETIME RATE   :      9.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
LTV :                 74.46800

 ----------------------------------------------------------------
00030715296     MORTGAGORS: BACON                DONALD
                            STEWART              KIM
 REGION CODE    ADDRESS   : 20 FAIRFAX ST.
     01         CITY      : DENVER
                STATE/ZIP : CO  80220


MORTGAGE AMOUNT :   262,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    261,664.71  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,968.32  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 78.20800

 ----------------------------------------------------------------
00030715387     MORTGAGORS: FETTERS              LARRY
                            FETTERS              ANN
 REGION CODE    ADDRESS   : 160 SOUTH STARFLOWER STREET
     01         CITY      : BREA
                STATE/ZIP : CA  92821


MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    343,559.77  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,584.36  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,154,700.00     P & I AMT:     16,403.45
UPB AMT:   2,152,683.35

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          137
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030715411     MORTGAGORS: JOHNSTON             PAUL
                            JOHNSTON             SARAH
 REGION CODE    ADDRESS   : 1184 CABIN CIRCLE
     01         CITY      : VAIL
                STATE/ZIP : CO  81657


MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    649,168.19  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,883.23  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 44.21700

 ----------------------------------------------------------------
00030715494     MORTGAGORS: CERHA                JAMES
                            MEIER                ARDIS
 REGION CODE    ADDRESS   : 324 STONECASTLE WAY
     01         CITY      : VACAVILLE
                STATE/ZIP : CA  95687


MORTGAGE AMOUNT :   220,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    220,210.54  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,637.21  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030715502     MORTGAGORS: ELLING               ROBERT
                            ELLING               KIM
 REGION CODE    ADDRESS   : 1282 FENWICK GARTH
     01         CITY      : ARNOLD
                STATE/ZIP : MD  21012


MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    649,574.81  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,826.23  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 57.77700

 ----------------------------------------------------------------
00030715536     MORTGAGORS: HESS                 PAUL

 REGION CODE    ADDRESS   : 1904 MAPLE GROVE WAY
     01         CITY      : BOUNTIFUL
                STATE/ZIP : UT  84010


MORTGAGE AMOUNT :   247,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    247,574.58  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,840.65  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 79.99300

 ----------------------------------------------------------------
00030715544     MORTGAGORS: LEWIS                MARK
                            LEWIS                CATHERINE
 REGION CODE    ADDRESS   : 10532 GRIZZLY GULCH
     01         CITY      : HIGHLANDS RANCH
                STATE/ZIP : CO  80126


MORTGAGE AMOUNT :   254,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    254,337.72  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,911.97  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 79.91200

 ----------------------------------------------------------------
00030715569     MORTGAGORS: SEWELL               WILLIAM
                            SEWELL               STEPHANIE
 REGION CODE    ADDRESS   : 2901 MONTEVALLO ROAD
     01         CITY      : BIRMINGHAM
                STATE/ZIP : AL  35223


MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    311,620.64  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,399.01  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,334,900.00     P & I AMT:     17,498.30
UPB AMT:   2,332,486.48

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          138
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030715585     MORTGAGORS: ADAMS                BILLY
                            ADAMS                CAROLYN
 REGION CODE    ADDRESS   : 2136 BROOK HIGHLAND RIDGE
     01         CITY      : BIRMINGHAM
                STATE/ZIP : AL  35242


MORTGAGE AMOUNT :   436,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    435,483.31  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,391.17  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030715593     MORTGAGORS: FURNARI              JUDITH
                            STUBBS               TERESA
 REGION CODE    ADDRESS   : 11358 WEMBLEY ROAD
     01         CITY      : LOS ALAMITOS AREA
                STATE/ZIP : CA  90720


MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    359,573.39  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,800.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030715601     MORTGAGORS: WEBER                STEPHEN
                            WEBER                SHARON
 REGION CODE    ADDRESS   : 2620 E. PUEBLO AVENUE
     01         CITY      : MESA
                STATE/ZIP : AZ  85204


MORTGAGE AMOUNT :   242,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    241,962.91  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,884.20  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 94.26000

 ----------------------------------------------------------------
00030715619     MORTGAGORS: DAVIS                DIANE

 REGION CODE    ADDRESS   : 39 RICHFIELD ROAD
     01         CITY      : ARLINGTON
                STATE/ZIP : MA  02174


MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,733.36  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,750.03  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030715627     MORTGAGORS: FEAGA                STEPHEN
                            FEAGA                LYNDA
 REGION CODE    ADDRESS   : 1056 FAIRLIEWOOD DRIVE
     01         CITY      : WETUMPKA
                STATE/ZIP : AL  36092


MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    259,658.68  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,930.50  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030715643     MORTGAGORS: KERNAN               DANIEL
                            VOSS                 GISELA
 REGION CODE    ADDRESS   : 135 LINCOLN STREET
     01         CITY      : NEWTON
                STATE/ZIP : MA  02161


MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    360,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,610.25  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,883,250.00     P & I AMT:     14,366.19
UPB AMT:   1,881,411.65

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          139
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030715866     MORTGAGORS: BAWA                 RAJ
                            BAWA                 KALVINDER
 REGION CODE    ADDRESS   : 33733 WHIMBREL ROAD
     01         CITY      : FREMONT
                STATE/ZIP : CA  94555


MORTGAGE AMOUNT :   337,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    337,284.78  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,535.53  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030715874     MORTGAGORS: AIELLO               ERASMO
                            AIELLO               CATHERINE
 REGION CODE    ADDRESS   : 27204 PRADO DEL SOL
     01         CITY      : CARMEL
                STATE/ZIP : CA  93923


MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    349,296.88  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,537.75  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 66.66600

 ----------------------------------------------------------------
00030715890     MORTGAGORS: GOH                  VICTORIA

 REGION CODE    ADDRESS   : 2049 KINGTON PLACE
     01         CITY      : SANTA CLARA
                STATE/ZIP : CA  95051


MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    251,855.01  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,982.49  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030715916     MORTGAGORS: TSUKAHARA            JOHN
                            TSUKAHARA            JESSICA
 REGION CODE    ADDRESS   : 14 HEATHER WAY
     01         CITY      : MILL VALLEY
                STATE/ZIP : CA  94941


MORTGAGE AMOUNT :   395,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    395,254.17  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,006.09  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 76.79600

 ----------------------------------------------------------------
00030715924     MORTGAGORS: BAILEY               MICHAEL

 REGION CODE    ADDRESS   : 29292 CLIPPER WAY
     01         CITY      : LAGUNA NIGUEL
                STATE/ZIP : CA  92677


MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    283,809.44  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,083.89  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030715932     MORTGAGORS: BIANCO               RONALD

 REGION CODE    ADDRESS   : 599 NYES PLACE
     01         CITY      : LAGUNA BEACH
                STATE/ZIP : CA  92651


MORTGAGE AMOUNT :   570,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    569,587.45  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,034.43  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
LTV :                 79.16600

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,189,000.00     P & I AMT:     16,180.18
UPB AMT:   2,187,087.73

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          140
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030715981     MORTGAGORS: HARRISON             RANDOLPH
                            STRAYER              PAMELA
 REGION CODE    ADDRESS   : 152 LOWELL STREET
     01         CITY      : REDWOOD CITY
                STATE/ZIP : CA  94062


MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    291,813.80  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,193.70  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030715999     MORTGAGORS: IUNGERMAN            GREG
                            IUNGERMAN            CAROLE
 REGION CODE    ADDRESS   : 24587 WAYMAN STREET
     01         CITY      : SANTA CLARITA
                STATE/ZIP : CA  91321


MORTGAGE AMOUNT :   312,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    312,584.73  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,268.02  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 79.97600

 ----------------------------------------------------------------
00030716005     MORTGAGORS: SPROUL               JAMES
                            SPROUL               MOLLY
 REGION CODE    ADDRESS   : 548 MAIN STREET
     01         CITY      : CENTERVILLE
                STATE/ZIP : MA  02632


MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    304,815.23  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,345.19  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 79.22000

 ----------------------------------------------------------------
00030716021     MORTGAGORS: BUCKLEY              STEPHEN
                            BUCKLEY              ALEXANDRA
 REGION CODE    ADDRESS   : 4607 -  16TH STREET
     01         CITY      : LUBBOCK
                STATE/ZIP : TX  79416


MORTGAGE AMOUNT :   335,550.00  OPTION TO CONVERT :
UNPAID BALANCE :    335,120.59  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,520.88  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 78.95200

 ----------------------------------------------------------------
00030716039     MORTGAGORS: WHITCHER             E.
                            WHITCHER             LYNN
 REGION CODE    ADDRESS   : 126 LAKESHORE WEST
     01         CITY      : LAKE QUIVIRA
                STATE/ZIP : KS  66106


MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    309,623.08  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,383.63  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 68.88800

 ----------------------------------------------------------------
00030716054     MORTGAGORS: MARKLUND             FREDERICK
                            MARKLUND             CHARLIE
 REGION CODE    ADDRESS   : 263 NORTH SHORE ROAD
     01         CITY      : LAKE OSWEGO
                STATE/ZIP : WA  97034


MORTGAGE AMOUNT :   286,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    283,608.41  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,951.03  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/26
CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
LTV :                 45.03900

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,841,350.00     P & I AMT:     13,662.45
UPB AMT:   1,837,565.84

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          141
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030716062     MORTGAGORS: GEMIGNIANI           ALFRED
                            GEMIGNIANI           BEVERLY
 REGION CODE    ADDRESS   : 714 VISTA DEL MAR DRIVE
     01         CITY      : APTOS
                STATE/ZIP : CA  95003


MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    284,831.73  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,216.71  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 74.02500

 ----------------------------------------------------------------
00030716070     MORTGAGORS: CROUTHAMEL           RUSSEL
                            CROUTHAMEL           JEAN
 REGION CODE    ADDRESS   : 548 CARRIAGE HOUSE LANE
     01         CITY      : LOWER SALFORD TOWNSHIP
                STATE/ZIP : PA  19438


MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    231,823.46  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,602.37  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030716088     MORTGAGORS: PICCIURRO            FRANK
                            PICCIURRO            CINDY
 REGION CODE    ADDRESS   : 12 ROBBINS ROAD
     01         CITY      : MILLSTONE
                STATE/ZIP : NJ  08510


MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    277,644.22  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,088.53  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 94.91200

 ----------------------------------------------------------------
00030716104     MORTGAGORS: SOVINSKY             C.
                            SOVINSKY             PATTIE
 REGION CODE    ADDRESS   : 304 HIGHLAND COURT
     01         CITY      : DOUBLE OAK
                STATE/ZIP : TX  75067


MORTGAGE AMOUNT :   257,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    257,726.95  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,892.38  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 79.99000

 ----------------------------------------------------------------
00030716419     MORTGAGORS: LEE                  ERIC
                            LEE                  KATHIE
 REGION CODE    ADDRESS   : 26 BRADRICK LANE
     01         CITY      : ALLENDALE
                STATE/ZIP : NJ  07401


MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    335,791.16  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,553.84  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030717292     MORTGAGORS: MALAVALLI            KUMARASWAMY
                            MALAVALLI            VIJAYA
 REGION CODE    ADDRESS   : 769 CALDWELL PLACE
     01         CITY      : SANTA CLARA
                STATE/ZIP : CA  95051


MORTGAGE AMOUNT :   261,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    261,800.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,921.00  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 85.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,650,700.00     P & I AMT:     12,274.83
UPB AMT:   1,649,617.52

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          142
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030717359     MORTGAGORS: GOODWIN              WILLIAM
                            GOODWIN              VALERIE
 REGION CODE    ADDRESS   : 33256 JAMIE CIRCLE
     01         CITY      : FREMONT
                STATE/ZIP : CA  94555


MORTGAGE AMOUNT :   290,700.00  OPTION TO CONVERT :
UNPAID BALANCE :    290,700.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,183.93  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030717433     MORTGAGORS: GALVIN               CHERI
                            GALVIN               GREGORY
 REGION CODE    ADDRESS   : 30 GREENVALE
     01         CITY      : LAS FLORES
                STATE/ZIP : CA  92688


MORTGAGE AMOUNT :   273,350.00  OPTION TO CONVERT :
UNPAID BALANCE :    273,175.69  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,053.59  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 89.99700

 ----------------------------------------------------------------
00030717458     MORTGAGORS: SURRITTE             CHRIS
                            SURRITTE             JEANETTE
 REGION CODE    ADDRESS   : 5608 GLENFIDDICH WAY
     01         CITY      : RALEIGH
                STATE/ZIP : NC  27613


MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    249,688.14  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,900.18  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 78.74000

 ----------------------------------------------------------------
00030717623     MORTGAGORS: GANDY                STEVEN

 REGION CODE    ADDRESS   : 516 W. 2ND STREET
     01         CITY      : LYNN HAVEN
                STATE/ZIP : FL  32444


MORTGAGE AMOUNT :   239,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    239,254.97  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,840.78  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030717680     MORTGAGORS: DI TOMASO            LEONARD
                            DI TOMASO            COLLEEN
 REGION CODE    ADDRESS   : 62 PINE STREET
     01         CITY      : RAMSEY
                STATE/ZIP : NJ  07446


MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    239,858.30  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,866.70  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030717748     MORTGAGORS: THOMAS               COLIN
                            THOMAS               KAREN
 REGION CODE    ADDRESS   : 4738 REEDLEY TERRACE
     01         CITY      : SAN DIEGO
                STATE/ZIP : CA  92130


MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    424,735.84  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,230.31  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 72.03300

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,718,450.00     P & I AMT:     13,075.49
UPB AMT:   1,717,412.94

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          143
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030718225     MORTGAGORS: POMPOSO              DOMENICK
                            POMPOSO              LINDA
 REGION CODE    ADDRESS   : 70 ROBERT ROAD LOT #7
     01         CITY      : MARLBOROUGH
                STATE/ZIP : MA  01752


MORTGAGE AMOUNT :   257,540.00  OPTION TO CONVERT :
UNPAID BALANCE :    257,540.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,822.86  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
LTV :                 79.99900

 ----------------------------------------------------------------
00030718274     MORTGAGORS: BRINSON              RONNIE
                            BRINSON              BRENDA
 REGION CODE    ADDRESS   : 107 N. HAMAN ROAD
     01         CITY      : INVERNESS
                STATE/ZIP : IL  60010


MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    347,772.35  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,583.90  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030718282     MORTGAGORS: LONNER               CHRISTOPHER
                            LONNER               MEREDITH
 REGION CODE    ADDRESS   : 23 ELM RD
     01         CITY      : SCARSDALE
                STATE/ZIP : NY  10583


MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    439,712.18  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,266.99  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030718290     MORTGAGORS: KLEIN                TOBI

 REGION CODE    ADDRESS   : 20 PARKVIEW RD
     01         CITY      : RANDOLPH
                STATE/ZIP : NJ  07869


MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    251,843.36  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,915.39  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030718308     MORTGAGORS: MEYERSON             SANFORD
                            MEYERSON             LORY
 REGION CODE    ADDRESS   : 1629 ISLAND WAY
     01         CITY      : FORT LAUDERDALE
                STATE/ZIP : FL  33326


MORTGAGE AMOUNT :   312,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    312,550.57  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,349.59  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 79.40300

 ----------------------------------------------------------------
00030718316     MORTGAGORS: ELBERTSON            RAYMOND
                            ELBERTSON            BARBARA
 REGION CODE    ADDRESS   : 16 SCARLET OAK RD
     01         CITY      : FLEMINGTON
                STATE/ZIP : NJ  08822


MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    249,836.46  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,856.25  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 65.78900

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,860,290.00     P & I AMT:     13,794.98
UPB AMT:   1,859,254.92

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          144
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030718324     MORTGAGORS: BUNIAK               ALLAN
                            BUNIAK               CHRISTINE
 REGION CODE    ADDRESS   : 17 MAGEE AVE
     01         CITY      : LAVALETTE
                STATE/ZIP : NJ  08735


MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    307,808.55  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,341.03  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030718365     MORTGAGORS: WILCOX               GLENN
                            WILCOX               ANGELIQUE
 REGION CODE    ADDRESS   : 821 SALAMANCA N.W.
     01         CITY      : ALBUQUERQUE
                STATE/ZIP : NM  87107


MORTGAGE AMOUNT :   307,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    307,288.38  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,229.59  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030718415     MORTGAGORS: STEVENSON            WILLIAM
                            STEVENSON            RHONDA
 REGION CODE    ADDRESS   : 1215 ACCOKEEK LANDING DRIVE
     01         CITY      : ACCOKEEK
                STATE/ZIP : MD  20607


MORTGAGE AMOUNT :   244,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    244,500.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,751.63  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 94.97300

 ----------------------------------------------------------------
00030718530     MORTGAGORS: MEDINA               ARTHUR
                            MEDINA               PAULETTE
 REGION CODE    ADDRESS   : 28539 SOUTH MONTEREINA DRIVE
     01         CITY      : RANCHO PALOS VERDES
                STATE/ZIP : CA  90275


MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    269,818.83  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,981.17  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 87.09600

 ----------------------------------------------------------------
00030718555     MORTGAGORS: DEPPE                SCOTT
                            DEPPE                CINDY
 REGION CODE    ADDRESS   : 1425 NORTH HESSE LANE
     01         CITY      : EAGLE
                STATE/ZIP : ID  83616


MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    255,828.23  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,878.44  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 89.82400

 ----------------------------------------------------------------
00030718571     MORTGAGORS: ANDERSON             GEORGE
                            ANDERSON             KIMBERLY
 REGION CODE    ADDRESS   : 8034 KIDWELL HILL COURT
     01         CITY      : VIENNA
                STATE/ZIP : VA  22182


MORTGAGE AMOUNT :   269,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    269,010.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,928.58  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,655,200.00     P & I AMT:     12,110.44
UPB AMT:   1,654,253.99

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          145
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030718621     MORTGAGORS: LEE                  DOCK
                            LEE                  JEONG
 REGION CODE    ADDRESS   : 3283 MIRAGE WAY
     01         CITY      : SAN JOSE
                STATE/ZIP : CA  95135


MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    229,849.54  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,707.75  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 71.21800

 ----------------------------------------------------------------
00030718654     MORTGAGORS: DICKSON              TERRY
                            DICKSON              JOYCE
 REGION CODE    ADDRESS   : 959 CAMELIA DRIVE
     01         CITY      : HENDERSON
                STATE/ZIP : NV  89015


MORTGAGE AMOUNT :   232,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    232,347.91  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,726.31  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 77.50000

 ----------------------------------------------------------------
00030718753     MORTGAGORS: MOORE                ROBERT
                            MOORE                JEAN
 REGION CODE    ADDRESS   : 1401 VISTA ROAD
     01         CITY      : EL CERRITO
                STATE/ZIP : CA  94530


MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    324,764.78  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,300.33  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
LTV :                 74.71200

 ----------------------------------------------------------------
00030718795     MORTGAGORS: MALMSTEN             KAJ
                            MALMSTEN             LISA
 REGION CODE    ADDRESS   : 6215 EAST MONITA STREET
     01         CITY      : LONG BEACH
                STATE/ZIP : CA  90803


MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    235,857.03  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,814.64  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030718803     MORTGAGORS: SCHWARTZ             KENNETH
                            SCHWARTZ             CHERYL
 REGION CODE    ADDRESS   : 15 FAIRFIELD AVENUE
     01         CITY      : MILLBURN
                STATE/ZIP : NJ  07078


MORTGAGE AMOUNT :   378,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    378,676.29  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,947.05  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 89.98700

 ----------------------------------------------------------------
00030718878     MORTGAGORS: SCHWARTZ             JACK
                            SCHWARTZ             FRANCESCA
 REGION CODE    ADDRESS   : 134 CARTER COURT SW
     01         CITY      : VIENNA
                STATE/ZIP : VA  22180


MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    233,834.04  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,676.41  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,636,400.00     P & I AMT:     12,172.49
UPB AMT:   1,635,329.59

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          146
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030718886     MORTGAGORS: HARGROVE             THOMAS
                            HARGROVE             SANDRA
 REGION CODE    ADDRESS   : 2311 COPELAND ROAD
     01         CITY      : TYLER
                STATE/ZIP : TX  75701


MORTGAGE AMOUNT :   277,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    277,622.86  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,087.02  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 94.97400

 ----------------------------------------------------------------
00030718902     MORTGAGORS: CANADA               ROBERT
                            CANADA               MABEL
 REGION CODE    ADDRESS   : 5405 WOODED WAY
     01         CITY      : COLUMBIA
                STATE/ZIP : MD  21044


MORTGAGE AMOUNT :   286,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    286,302.83  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,077.33  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 89.99000

 ----------------------------------------------------------------
00030718928     MORTGAGORS: KLIEN                ENRIQUE
                            KLIEN                MARY
 REGION CODE    ADDRESS   : 475 CHIPPENDALE DRIVE
     01         CITY      : ROCKWALL
                STATE/ZIP : TX  75087


MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    227,854.61  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,712.89  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030718936     MORTGAGORS: SLAYTON              DAVID
                            SLAYTON              SUZANNE
 REGION CODE    ADDRESS   : 8159 POLO CROSSE AVENUE
     01         CITY      : SACRAMENTO
                STATE/ZIP : CA  95829


MORTGAGE AMOUNT :   240,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    240,138.76  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,763.24  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 94.99900

 ----------------------------------------------------------------
00030718944     MORTGAGORS: PARSONS              ANN

 REGION CODE    ADDRESS   : 522 THOMAS BRANSBY
     01         CITY      : WILLIAMSBURG
                STATE/ZIP : VA  23185


MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    243,859.62  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,919.55  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030719439     MORTGAGORS: SPARLIN              DERRY
                            SPARIN               DEBORAH
 REGION CODE    ADDRESS   : 8944 MOUNTAIN ASH DRIVE
     01         CITY      : SPRINGFIELD
                STATE/ZIP : VA  22153


MORTGAGE AMOUNT :   318,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    318,536.13  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,338.87  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 85.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,595,350.00     P & I AMT:     11,898.90
UPB AMT:   1,594,314.81

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          147
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030719603     MORTGAGORS: RODRICK              FRANCIS

 REGION CODE    ADDRESS   : 3067 KARNES WAY
     01         CITY      : SAN DIEGO
                STATE/ZIP : CA  92117


MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    235,837.58  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,711.17  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 78.66600

 ----------------------------------------------------------------
00030719637     MORTGAGORS: FLORES               RIZALINO
                            FLORES               CHERYL
 REGION CODE    ADDRESS   : 27595 LODESTONE TRAIL DRIVE
     01         CITY      : LAGUNA NIGUEL
                STATE/ZIP : CA  92677


MORTGAGE AMOUNT :   245,100.00  OPTION TO CONVERT :
UNPAID BALANCE :    243,208.13  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,777.15  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030719660     MORTGAGORS: KLEIN                DAVID
                            CHO                  SONG
 REGION CODE    ADDRESS   : 4200 VIA ALONDRA
     01         CITY      : PALOS VERDES ESTATES
                STATE/ZIP : CA  90274


MORTGAGE AMOUNT :   408,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    407,719.21  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,958.29  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030719710     MORTGAGORS: MCCOMAS              JAMES
                            MCCOMAS              MARGARET
 REGION CODE    ADDRESS   : 218 BELLA VISTA DRIVE
     01         CITY      : RICHMOND
                STATE/ZIP : TX  77469


MORTGAGE AMOUNT :   294,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    294,047.50  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,133.52  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 76.92810

 ----------------------------------------------------------------
00030719728     MORTGAGORS: VITALE               MICHAEL
                            VON TIESENHAUSEN     ANNE-MARIE
 REGION CODE    ADDRESS   : 7050 NIGHTHAWK COURT
     01         CITY      : CARLSBAD
                STATE/ZIP : CA  92009


MORTGAGE AMOUNT :   269,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    269,027.98  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,953.34  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 79.99500

 ----------------------------------------------------------------
00030719736     MORTGAGORS: GREEN                EDWARD
                            ARRASTIA             CONCEPCION
 REGION CODE    ADDRESS   : 2039 WALNUT GREEN DRIVE
     01         CITY      : HOUSTON
                STATE/ZIP : TX  77062


MORTGAGE AMOUNT :   252,650.00  OPTION TO CONVERT :
UNPAID BALANCE :    252,484.73  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,875.92  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 79.99400

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,705,400.00     P & I AMT:     12,409.39
UPB AMT:   1,702,325.13

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          148
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030719744     MORTGAGORS: FULTON               LISA

 REGION CODE    ADDRESS   : 21005 COG WHEEL WAY
     01         CITY      : GERMANTOWN
                STATE/ZIP : MD  20876


MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    307,771.41  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,153.59  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030719751     MORTGAGORS: TATE                 STACY
                            TATE                 TINA
 REGION CODE    ADDRESS   : 145 CHAPEL DOWNS DRIVE
     01         CITY      : SOUTHLAKE
                STATE/ZIP : TX  76092


MORTGAGE AMOUNT :   224,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,103.31  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,665.05  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030719777     MORTGAGORS: ANDERSON             KATHRYN
                            LEEVIS               PAMELA
 REGION CODE    ADDRESS   : 3484 MEADOWLANDS LANE
     01         CITY      : SAN JOSE
                STATE/ZIP : CA  95135


MORTGAGE AMOUNT :   338,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    337,773.21  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,480.12  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 69.25600

 ----------------------------------------------------------------
00030719785     MORTGAGORS: YU                   JAI-JEIN
                            YU                   TZU-YANG
 REGION CODE    ADDRESS   : 573 FESTIVO COURT
     01         CITY      : FREMONT
                STATE/ZIP : CA  94539


MORTGAGE AMOUNT :   361,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    360,763.86  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,680.41  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 67.03800

 ----------------------------------------------------------------
00030719876     MORTGAGORS: BROWN                THOMAS
                            BROWN                CAROLYN
 REGION CODE    ADDRESS   : 11732 BETLEN DRIVE
     01         CITY      : DUBLIN
                STATE/ZIP : CA  94568


MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    254,833.19  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,893.37  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 85.00000

 ----------------------------------------------------------------
00030720510     MORTGAGORS: BERRY                ROBERT

 REGION CODE    ADDRESS   : 329 DUMMYLINE RD
     01         CITY      : MADISONVILLE
                STATE/ZIP : LA  70447


MORTGAGE AMOUNT :   242,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    242,250.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,735.51  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,728,500.00     P & I AMT:     12,608.05
UPB AMT:   1,727,494.98

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          149
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030720783     MORTGAGORS: CLARK                DAVID
                            CLARK                RUTH
 REGION CODE    ADDRESS   : 139 GREENMEADOW CIRCLE
     01         CITY      : PITTSBURG
                STATE/ZIP : CA  94565


MORTGAGE AMOUNT :   222,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    222,665.03  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,713.14  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 94.98000

 ----------------------------------------------------------------
00030720817     MORTGAGORS: FARMER               JAMES
                            FARMER               JEANIE
 REGION CODE    ADDRESS   : 107 HEATHER GLEN BLVD.
     01         CITY      : KATHLEEN
                STATE/ZIP : GA  31047


MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    314,804.21  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,394.23  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030720825     MORTGAGORS: CHRISTENSEN          WILLIAM
                            CHRISTENSEN          LYNNE
 REGION CODE    ADDRESS   : 3718 SPRINGHILL LANE
     01         CITY      : SUGAR LAND
                STATE/ZIP : TX  77479


MORTGAGE AMOUNT :   301,175.00  OPTION TO CONVERT :
UNPAID BALANCE :    300,098.37  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,157.66  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 79.88726

 ----------------------------------------------------------------
00030720866     MORTGAGORS: DINGWELL             EVERETT
                            DINGWELL             LENNY
 REGION CODE    ADDRESS   : 5768 EAST LUCIA WALK
     01         CITY      : LONG BEACH
                STATE/ZIP : CA  90803


MORTGAGE AMOUNT :   448,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    447,381.96  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,387.96  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 79.29200

 ----------------------------------------------------------------
00030720882     MORTGAGORS: TOPPMEYER            DEBORAH
                            HILKERT              ROBERT
 REGION CODE    ADDRESS   : 70 CANTERBURY LANE
     01         CITY      : MONTGOMERY TOWNSHIP
                STATE/ZIP : NJ  08502


MORTGAGE AMOUNT :   417,700.00  OPTION TO CONVERT :
UNPAID BALANCE :    417,433.65  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,138.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 79.56100

 ----------------------------------------------------------------
00030720908     MORTGAGORS: DEFILIPPIS           DAVID
                            DEFILIPPIS           JEANNE
 REGION CODE    ADDRESS   : 48 CATHLEEN DRIVE
     01         CITY      : RICHBORO
                STATE/ZIP : PA  18954


MORTGAGE AMOUNT :   324,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    324,158.29  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,411.63  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 89.99797

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,029,475.00     P & I AMT:     15,202.66
UPB AMT:   2,026,541.51

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          150
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030720924     MORTGAGORS: MERSEREAU            CHARLES
                            MERSEREAU            EDITH
 REGION CODE    ADDRESS   : 4325 DUPONT AVE S
     01         CITY      : MINNEAPOLIS
                STATE/ZIP : MN  55409


MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    399,744.93  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,005.07  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 88.88800

 ----------------------------------------------------------------
00030720940     MORTGAGORS: SULLIVAN             WILLIAM
                            SULLIVAN             MICHELLE
 REGION CODE    ADDRESS   : 12141 WEST EDGEWOOD
     01         CITY      : LOCKPORT
                STATE/ZIP : IL  60441


MORTGAGE AMOUNT :   325,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    325,087.20  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,415.35  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 94.97800

 ----------------------------------------------------------------
00030720957     MORTGAGORS: JOHNSON              DAVID
                            JOHNSON              DIANA
 REGION CODE    ADDRESS   : 1852 MARNE RD
     01         CITY      : BOLINGBROOK
                STATE/ZIP : IL  60440


MORTGAGE AMOUNT :   225,850.00  OPTION TO CONVERT :
UNPAID BALANCE :    225,705.98  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,696.74  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 89.98000

 ----------------------------------------------------------------
00030720973     MORTGAGORS: STRICKLER            SCOTT
                            STRICKLER            ROBIN
 REGION CODE    ADDRESS   : 4830 EGRET COURT
     01         CITY      : PRINCE FREDERICK
                STATE/ZIP : MD  20678


MORTGAGE AMOUNT :   227,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    226,764.62  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,709.14  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 79.54500

 ----------------------------------------------------------------
00030720999     MORTGAGORS: LAO                  PATRICK
                            SUN                  YVONNE
 REGION CODE    ADDRESS   : 201 MONACO DRIVE
     01         CITY      : REDWOOD CITY
                STATE/ZIP : CA  94065


MORTGAGE AMOUNT :   337,950.00  OPTION TO CONVERT :
UNPAID BALANCE :    337,728.93  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,509.27  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 79.99200

 ----------------------------------------------------------------
00030722011     MORTGAGORS: KARIM                SOHEL
                            CHAUDHURY            SUPRIYA
 REGION CODE    ADDRESS   : 19 VICTORIA CIRCLE
     01         CITY      : NEWTON
                STATE/ZIP : MA  02159


MORTGAGE AMOUNT :   333,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    333,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,443.44  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,849,600.00     P & I AMT:     13,779.01
UPB AMT:   1,848,031.66

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          151
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030722441     MORTGAGORS: HAGEN                LARS
                            OELKE                BETTINA
 REGION CODE    ADDRESS   : 1711 ROBIN WHIPPLE WAY
     01         CITY      : BELMONT
                STATE/ZIP : CA  94002


MORTGAGE AMOUNT :   318,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    317,802.35  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,417.03  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030722565     MORTGAGORS: MALANGA              GERALD
                            LIBERTINO            TERESA
 REGION CODE    ADDRESS   : 830 YALE STREET
     01         CITY      : SANTA MONICA
                STATE/ZIP : CA  90403


MORTGAGE AMOUNT :   409,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    407,998.31  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,144.86  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   09/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 89.89000

 ----------------------------------------------------------------
00030722573     MORTGAGORS: PLUMB                STEPHANIE

 REGION CODE    ADDRESS   : 1788 HOMEWOOD DRIVE
     01         CITY      : ALTADENA
                STATE/ZIP : CA  91001


MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    287,640.73  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,189.01  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030722664     MORTGAGORS: BENDER               BETSY
                            LEWBART              BRIAN
 REGION CODE    ADDRESS   : 203 SAINT IVES DRIVE
     01         CITY      : SEVERNA PARK
                STATE/ZIP : MD  21146


MORTGAGE AMOUNT :   234,950.00  OPTION TO CONVERT :
UNPAID BALANCE :    234,788.30  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,703.56  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 94.98600

 ----------------------------------------------------------------
00030722680     MORTGAGORS: PEREZ                DAVID
                            PEREZ                ANNETTE
 REGION CODE    ADDRESS   : 3149 SUNSET HILL DR
     01         CITY      : WEST COVINA
                STATE/ZIP : CA  91791


MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    231,863.03  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,804.47  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030722706     MORTGAGORS: SAUNDERS             CHARLES
                            GORDON-SAUNDERS      LINDA
 REGION CODE    ADDRESS   : 8751 AUGUSTA COURT
     01         CITY      : DUBLIN
                STATE/ZIP : CA  94568


MORTGAGE AMOUNT :   275,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    275,337.35  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,142.81  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,757,450.00     P & I AMT:     13,401.74
UPB AMT:   1,755,430.07

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          152
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030722730     MORTGAGORS: PALERMO              CHRISTOPHER
                            MC CALL              COLLEEN
 REGION CODE    ADDRESS   : 835 HILLCREST DRIVE
     01         CITY      : REDWOOD CITY
                STATE/ZIP : CA  94062


MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    399,751.38  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,040.29  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 89.98800

 ----------------------------------------------------------------
00030722920     MORTGAGORS: AUSTIN               DICKSON
                            AUSTIN               MARLEEN
 REGION CODE    ADDRESS   : 6446 EAST TRAILRIDGE CIRCLE
     01         CITY      : MESA
                STATE/ZIP : AZ  85215


MORTGAGE AMOUNT :   263,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    263,218.72  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,909.84  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 68.95200

 ----------------------------------------------------------------
00030722953     MORTGAGORS: CHAUMETTE            YANIE

 REGION CODE    ADDRESS   : 903 WAWONA AVENUE
     01         CITY      : OAKLAND
                STATE/ZIP : CA  94610


MORTGAGE AMOUNT :   298,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    297,800.05  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,186.62  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 79.46600

 ----------------------------------------------------------------
00030722979     MORTGAGORS: VO                   JANE
                            PHAN                 JACQUELINE
 REGION CODE    ADDRESS   : 544 ANGUS DRIVE
     01         CITY      : MILPITAS
                STATE/ZIP : CA  95035


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,793.54  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,175.21  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 73.17000

 ----------------------------------------------------------------
00030722987     MORTGAGORS: HERBERT              LISA
                            PEINKKOFER           MARTIN
 REGION CODE    ADDRESS   : 5902 SWAIN WOODS TERRACE
     01         CITY      : SEBASTOPOL
                STATE/ZIP : CA  95472


MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    247,820.50  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,755.33  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030723027     MORTGAGORS: MONROE               CRAIG
                            MONROE               CINDY
 REGION CODE    ADDRESS   : 3760 BAKER SCHOOLHOUSE ROAD
     01         CITY      : FREELAND
                STATE/ZIP : MD  21053


MORTGAGE AMOUNT :   229,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    229,753.40  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,727.16  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,739,300.00     P & I AMT:     12,794.45
UPB AMT:   1,738,137.59

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          153
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030723043     MORTGAGORS: FEHER                WILLIAM
                            FEHER                DAYNA
 REGION CODE    ADDRESS   : 105 LORETTA STREET
     01         CITY      : BALTIMORE HUNDRED
                STATE/ZIP : DE  19930


MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    292,331.71  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,301.10  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030723084     MORTGAGORS: MARQUETTE            C.
                            MARQUETTE            DIANE
 REGION CODE    ADDRESS   : 7925 LAUREL LANE
     01         CITY      : DENTON
                STATE/ZIP : MD  21629


MORTGAGE AMOUNT :   218,462.03  OPTION TO CONVERT :
UNPAID BALANCE :    218,307.27  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,588.42  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 76.38500

 ----------------------------------------------------------------
00030723225     MORTGAGORS: WACKER               DAVID
                            WACKER               GAYL
 REGION CODE    ADDRESS   : 32555 MEADOWRIDGE LANE
     01         CITY      : PINE
                STATE/ZIP : CO  80470


MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    279,015.66  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,202.76  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   07/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030723936     MORTGAGORS: WEINER               RICK
                            BETANCOURT           SALLY
 REGION CODE    ADDRESS   : 1629 ARCH BAY DRIVE
     01         CITY      : NEWPORT BEACH
                STATE/ZIP : CA  92660


MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    399,757.67  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,075.66  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 89.18600

 ----------------------------------------------------------------
00030723969     MORTGAGORS: BINDER               SAMUEL
                            BINDER               EVA
 REGION CODE    ADDRESS   : 14 GROVE ROAD
     01         CITY      : GLEN MILLS
                STATE/ZIP : PA  19342


MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    259,603.10  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,795.76  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
LTV :                 78.31300

 ----------------------------------------------------------------
00030724090     MORTGAGORS: HUMPLEMAN            RICHARD
                            NGUYEN               QUYEN
 REGION CODE    ADDRESS   : 343 LOWER VINTNERS CIRCLE
     01         CITY      : FREMONT
                STATE/ZIP : CA  94539


MORTGAGE AMOUNT :   389,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    388,751.95  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,922.43  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 78.66500

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,839,962.03     P & I AMT:     13,886.13
UPB AMT:   1,837,767.36

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          154
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030724124     MORTGAGORS: DO                   DOAN
                            DANG                 MINH-HANG
 REGION CODE    ADDRESS   : 635 PINOT BLANC WAY
     01         CITY      : FREMONT
                STATE/ZIP : CA  94539


MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    274,800.97  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,946.43  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
LTV :                 75.34200

 ----------------------------------------------------------------
00030724140     MORTGAGORS: BIRKHIMER            DONALD
                            BIRKHIMER            ROYETTA
 REGION CODE    ADDRESS   : 126 SCOTT CHUTE COURT
     01         CITY      : RICHMOND
                STATE/ZIP : CA  94803


MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    223,845.84  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,624.16  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030724165     MORTGAGORS: MOORE                CAROL

 REGION CODE    ADDRESS   : 232 SEVENTH STREET
     01         CITY      : SEAL BEACH
                STATE/ZIP : CA  90740


MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    343,780.64  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,584.36  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030724199     MORTGAGORS: CHASE                AMY
                            CHASE                DAVID
 REGION CODE    ADDRESS   : 47516 ANCHORAGE CIRCLE
     01         CITY      : STERLING
                STATE/ZIP : VA  20165


MORTGAGE AMOUNT :   244,350.00  OPTION TO CONVERT :
UNPAID BALANCE :    244,173.15  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,729.49  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
LTV :                 94.99900

 ----------------------------------------------------------------
00030724256     MORTGAGORS: MADDOX               SAMUEL

 REGION CODE    ADDRESS   : 301 STEEPLECHASE DRIVE
     01         CITY      : IRVING
                STATE/ZIP : TX  75062


MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    649,563.87  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,769.47  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 62.65000

 ----------------------------------------------------------------
00030724272     MORTGAGORS: GALLIVAN             WILLIAM
                            GALLIVAN             KAREN
 REGION CODE    ADDRESS   : 146 CANON DRIVE
     01         CITY      : SANTA BARBARA
                STATE/ZIP : CA  93105


MORTGAGE AMOUNT :   494,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    493,651.34  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,539.08  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 77.18700

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,231,350.00     P & I AMT:     16,192.99
UPB AMT:   2,229,815.81

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          155
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030724314     MORTGAGORS: HAU                  MAN-YEE
                            PAU                  YUEN-KWAN
 REGION CODE    ADDRESS   : 16350 WEST MOZART AVENUE
     01         CITY      : LOS GATOS
                STATE/ZIP : CA  95030


MORTGAGE AMOUNT :   391,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    391,243.90  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,906.88  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 79.89700

 ----------------------------------------------------------------
00030724561     MORTGAGORS: ROCKEFELLER          JOHN
                            ROCKEFELLER          CINDY
 REGION CODE    ADDRESS   : 2780 THOMAS GRADE
     01         CITY      : MORGAN HILL
                STATE/ZIP : CA  95037


MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    259,834.20  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,953.29  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030724611     MORTGAGORS: FRIEDLANDER          EMIL
                            FRIEDLANDER          SYLVIA
 REGION CODE    ADDRESS   : 3640 PALOS VERDES DRIVE NORTH
     01         CITY      : PALOS VERDES ESTATES
                STATE/ZIP : CA  90274


MORTGAGE AMOUNT :   316,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    315,771.29  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,236.63  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
LTV :                 67.23400

 ----------------------------------------------------------------
00030724637     MORTGAGORS: SANNASARDO           JOSEPH
                            SANNASARDO           BARBARA
 REGION CODE    ADDRESS   : 361 GENIAL COURT
     01         CITY      : SIMI VALLEY
                STATE/ZIP : CA  93065


MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    249,823.54  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,791.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 72.46300

 ----------------------------------------------------------------
00030724645     MORTGAGORS: PEARCE               JOHN
                            PEARCE               SUZZANNE
 REGION CODE    ADDRESS   : 1305 PADONIA AVE
     01         CITY      : WHITTIER
                STATE/ZIP : CA  90603


MORTGAGE AMOUNT :   256,950.00  OPTION TO CONVERT :
UNPAID BALANCE :    256,768.65  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,840.82  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030724660     MORTGAGORS: MCPEAK               ROBERT
                            MCPEAK               SUSAN
 REGION CODE    ADDRESS   : 8036 CITRON CT
     01         CITY      : ORLANDO
                STATE/ZIP : FL  32819


MORTGAGE AMOUNT :   246,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    246,592.65  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,853.76  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 89.72700

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,721,200.00     P & I AMT:     12,582.42
UPB AMT:   1,720,034.23

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          156
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030724678     MORTGAGORS: DOLAN                BRIAN
                            DOLAN                JANICE
 REGION CODE    ADDRESS   : 721 PEACH TREE DRIVE
     01         CITY      : EAST GOSHEN TOWNSHIP
                STATE/ZIP : PA  19380


MORTGAGE AMOUNT :   389,100.00  OPTION TO CONVERT :
UNPAID BALANCE :    388,825.22  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,787.56  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 79.99000

 ----------------------------------------------------------------
00030724686     MORTGAGORS: JAMSHIDI             SIAMAK
                            MOBASSER             NEPTUNE
 REGION CODE    ADDRESS   : 7791 EAST MARGARET DRIVE
     01         CITY      : ANAHEIM
                STATE/ZIP : CA  92808


MORTGAGE AMOUNT :   293,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    292,803.39  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,149.94  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 88.78700

 ----------------------------------------------------------------
00030724694     MORTGAGORS: KIRK                 TIM
                            KIRK                 JOYCE
 REGION CODE    ADDRESS   : 3 LAGO NORTE # 2
     01         CITY      : IRVINE
                STATE/ZIP : CA  92612


MORTGAGE AMOUNT :   261,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    261,087.62  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,985.69  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 94.48400

 ----------------------------------------------------------------
00030724702     MORTGAGORS: ESKEW                STEPHEN
                            ESKEW                LAURIE
 REGION CODE    ADDRESS   : 4385 VEGA LOOP
     01         CITY      : SHINGLE SPRINGS
                STATE/ZIP : CA  95683


MORTGAGE AMOUNT :   241,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    240,834.14  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,747.42  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 77.74100

 ----------------------------------------------------------------
00030725097     MORTGAGORS: ROSMAN               JONATHAN
                            ROSMAN               DEBORA
 REGION CODE    ADDRESS   : 325 GREYSTONE COURT
     01         CITY      : VACAVILLE
                STATE/ZIP : CA  95687


MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    246,842.50  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,855.63  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030725170     MORTGAGORS: SAGER                MARTIN

 REGION CODE    ADDRESS   : 1241 RIMMER AVE
     01         CITY      : PACIFIC PALISADES
                STATE/ZIP : CA  90272


MORTGAGE AMOUNT :   386,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    386,265.85  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,971.86  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 82.23400

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,817,850.00     P & I AMT:     13,498.10
UPB AMT:   1,816,658.72

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          157
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030725204     MORTGAGORS: VROMAN               RICHARD
                            VROMAN               CLAUDETTE
 REGION CODE    ADDRESS   : 12105 DARKWOOD ROAD
     01         CITY      : SAN DIEGO
                STATE/ZIP : CA  92129


MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    227,865.38  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,773.37  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030725279     MORTGAGORS: ELSENPETER           JEFFREY
                            ELSENPETER           H.
 REGION CODE    ADDRESS   : 1167 WEST VALLEY VIEW DRIVE
     01         CITY      : FULLERTON
                STATE/ZIP : CA  92633


MORTGAGE AMOUNT :   283,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    283,336.89  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,230.30  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 56.70000

 ----------------------------------------------------------------
00030725295     MORTGAGORS: OBRIEN               DANIEL
                            OBRIEN               THERESA
 REGION CODE    ADDRESS   : 33624 BARDOLPH CIRCLE
     01         CITY      : FREMONT
                STATE/ZIP : CA  94555


MORTGAGE AMOUNT :   251,450.00  OPTION TO CONVERT :
UNPAID BALANCE :    251,285.52  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,867.01  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 89.96400

 ----------------------------------------------------------------
00030725337     MORTGAGORS: VARGA                WILLIAM
                            VARGA                KIMBERLY
 REGION CODE    ADDRESS   : 55 CRYSTAL RIDGE DRIVE
     01         CITY      : COTUIT
                STATE/ZIP : MA  02635


MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    284,808.77  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,091.23  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 73.07600

 ----------------------------------------------------------------
00030725345     MORTGAGORS: BOZORGMEHRI          MEHRAN
                            BOZORGMEHRI          SHOHREH
 REGION CODE    ADDRESS   : 4 CAPRI
     01         CITY      : FOOTHILL RANCH AREA
                STATE/ZIP : CA  92610


MORTGAGE AMOUNT :   233,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    231,942.43  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,812.26  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 72.81200

 ----------------------------------------------------------------
00030725352     MORTGAGORS: DREWS                JOHN
                            DREWS                CAROLYN
 REGION CODE    ADDRESS   : 6 HERTFORD
     01         CITY      : NEWPORT BEACH
                STATE/ZIP : CA  92657


MORTGAGE AMOUNT :   277,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    277,313.80  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,036.20  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 58.42100

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,558,450.00     P & I AMT:     11,810.37
UPB AMT:   1,556,552.79

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          158
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030725360     MORTGAGORS: BOCKLEY              MARK
                            BOCKLEY              KATE
 REGION CODE    ADDRESS   : 84 WELLINGTON AVENUE
     01         CITY      : ROSS
                STATE/ZIP : CA  94957


MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    439,740.22  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,422.28  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030725378     MORTGAGORS: JOHNSON              JAMES
                            JOHNSON              PATRICIA
 REGION CODE    ADDRESS   : 10224 SLEEPY RIDGE DRIVE
     01         CITY      : LOVELAND
                STATE/ZIP : OH  45140


MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    269,840.59  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,100.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030725469     MORTGAGORS: WILLIAMSON           CHARLES
                            WILLIAMSON           CANDIDA
 REGION CODE    ADDRESS   : 10936 KING BAY DRIVE
     01         CITY      : BOCA RATON
                STATE/ZIP : FL  33498


MORTGAGE AMOUNT :   260,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    260,598.70  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,052.50  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 89.99600

 ----------------------------------------------------------------
00030725477     MORTGAGORS: GAMMAGE              HAROLD
                            GAMMAGE              CINDY
 REGION CODE    ADDRESS   : 3668 E COUNTY HWY 30-A  202
     01         CITY      : SANTA ROSA BEACH
                STATE/ZIP : FL  32459


MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    267,674.14  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,060.69  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030725493     MORTGAGORS: BANKS                WILLIAM
                            BANKS                SHARON
 REGION CODE    ADDRESS   : 2117 INVERNESS LAKES CROSSING
     01         CITY      : FORT WAYNE
                STATE/ZIP : IN  46804


MORTGAGE AMOUNT :   219,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    219,346.40  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,727.59  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 91.50000

 ----------------------------------------------------------------
00030725519     MORTGAGORS: HELFAND              JOSEPH
                            HELFAND              LINDA
 REGION CODE    ADDRESS   : 963 CHESTNUT HILL ROAD
     01         CITY      : GLASTONBURY
                STATE/ZIP : CT  06033


MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    274,829.07  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,090.20  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 73.13800

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,733,500.00     P & I AMT:     13,453.30
UPB AMT:   1,732,029.12

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          159
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030725535     MORTGAGORS: KOST                 JOHN
                            KOST                 CAROL
 REGION CODE    ADDRESS   : 43240 PRESTON COURT
     01         CITY      : ASHBURN
                STATE/ZIP : VA  20147


MORTGAGE AMOUNT :   246,750.00  OPTION TO CONVERT :
UNPAID BALANCE :    246,584.43  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,810.57  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 70.70200

 ----------------------------------------------------------------
00030725568     MORTGAGORS: BRACHMAN             LEON
                            BRACHMAN             SUSAN
 REGION CODE    ADDRESS   : 2085 RIDGE DR
     01         CITY      : LOS ANGELES
                STATE/ZIP : CA  90049


MORTGAGE AMOUNT :   472,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    471,683.30  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,463.37  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 67.42800

 ----------------------------------------------------------------
00030725576     MORTGAGORS: SPRAGUE              BARRY

 REGION CODE    ADDRESS   : 3500 CORNER BROOK COVE
     01         CITY      : AUSTIN
                STATE/ZIP : TX  78739


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,827.39  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,360.11  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030725626     MORTGAGORS: THOMPSON             ROBERT
                            THOMPSON             ROMAINE
 REGION CODE    ADDRESS   : 518 TREYBURN CIRCLE
     01         CITY      : SAN RAMON
                STATE/ZIP : CA  94583


MORTGAGE AMOUNT :   250,650.00  OPTION TO CONVERT :
UNPAID BALANCE :    250,481.81  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,839.19  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030725634     MORTGAGORS: GLORIANI             DENNIS
                            GLORIANI             MYRNA
 REGION CODE    ADDRESS   : 3929 LEMON AVENUE
     01         CITY      : LONG BEACH
                STATE/ZIP : CA  90807


MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    219,859.71  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,652.79  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 89.79590

 ----------------------------------------------------------------
00030725659     MORTGAGORS: LEWIS                ALBERT
                            LEWIS                LYN
 REGION CODE    ADDRESS   : 25759 MCDEEDS LANE
     01         CITY      : SOUTH RIDING
                STATE/ZIP : VA  20152


MORTGAGE AMOUNT :   312,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    312,379.37  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,239.51  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 70.62800

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,802,000.00     P & I AMT:     13,365.54
UPB AMT:   1,800,816.01

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          160
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030725675     MORTGAGORS: NARES                CHARLES
                            MCPHERSON            SALLY
 REGION CODE    ADDRESS   : 4971 KENSINGTON DRIVE
     01         CITY      : SAN DIEGO
                STATE/ZIP : CA  92116


MORTGAGE AMOUNT :   236,050.00  OPTION TO CONVERT :
UNPAID BALANCE :    235,917.67  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,878.12  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 94.98900

 ----------------------------------------------------------------
00030725683     MORTGAGORS: VAVRIN               ALAN
                            VAVRIN               JENNIFER
 REGION CODE    ADDRESS   : 391 SOUTH SAN MARINO AVE
     01         CITY      : PASADENA
                STATE/ZIP : CA  91107


MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    247,837.77  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,841.40  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030725691     MORTGAGORS: MARCUS               WILLIAM
                            MARCUS               DENISE
 REGION CODE    ADDRESS   : 574 VIA SANTA YNEZ
     01         CITY      : LOS ANGELES
                STATE/ZIP : CA  90272


MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    449,713.05  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,380.70  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 48.91300

 ----------------------------------------------------------------
00030725766     MORTGAGORS: FERRARI              LAWRENCE
                            FERRARI              ANDREA
 REGION CODE    ADDRESS   : 8 MILLSTREAM ROAD
     01         CITY      : UPPER SADDLE RIVER
                STATE/ZIP : NJ  07458


MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    339,799.26  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,644.49  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
LTV :                 85.00000

 ----------------------------------------------------------------
00030725782     MORTGAGORS: MARLOW               WILLIAM
                            MARLOW               DEBRA
 REGION CODE    ADDRESS   : 2811 GIBSON OAKS DRIVE
     01         CITY      : HERNDON
                STATE/ZIP : VA  20171


MORTGAGE AMOUNT :   342,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    342,287.12  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,603.25  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 79.99500

 ----------------------------------------------------------------
00030725790     MORTGAGORS: COMPITO              GERARD
                            COMPITO              CONCETTA
 REGION CODE    ADDRESS   : 25 DURHAM ROAD
     01         CITY      : MONTGOMERY TOWNSHIP
                STATE/ZIP : NJ  08558


MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    347,754.39  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,493.11  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,964,550.00     P & I AMT:     14,841.07
UPB AMT:   1,963,309.26

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          161
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030725832     MORTGAGORS: BARCO                JOSEPH
                            BARCO                LIZABETH
 REGION CODE    ADDRESS   : 302 LONG RIDGE LANE
     01         CITY      : WEST WHITELAND TWP.
                STATE/ZIP : PA  19341


MORTGAGE AMOUNT :   282,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    281,820.18  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,118.57  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 74.29100

 ----------------------------------------------------------------
00030725857     MORTGAGORS: BROOKS               MICHAEL
                            BROOKS               KAREN
 REGION CODE    ADDRESS   : 31 MANOR SPRINGS COURT
     01         CITY      : GLEN ARM
                STATE/ZIP : MD  21057


MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    271,817.49  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,995.84  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030725915     MORTGAGORS: GALAVIZ              JUAN
                            GALAVIZ              LORETTA
 REGION CODE    ADDRESS   : 5872 MULBERRY RIDGE DRIVE
     01         CITY      : CAMARILLO
                STATE/ZIP : CA  93012


MORTGAGE AMOUNT :   217,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    217,354.06  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,595.94  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 89.87600

 ----------------------------------------------------------------
00030725964     MORTGAGORS: MACLIN               C.
                            MACLIN               BARBARA
 REGION CODE    ADDRESS   : 5701 MOSS CREEK TRAIL
     01         CITY      : DALLAS
                STATE/ZIP : TX  75252


MORTGAGE AMOUNT :   288,300.00  OPTION TO CONVERT :
UNPAID BALANCE :    288,106.55  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,115.45  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 94.99100

 ----------------------------------------------------------------
00030725980     MORTGAGORS: BRANDES              DAVID
                            BRANDES              LORI
 REGION CODE    ADDRESS   : 19591 S. HENRICI ROAD
     01         CITY      : OREGON CITY
                STATE/ZIP : OR  97045


MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    249,832.25  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,834.42  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 69.44400

 ----------------------------------------------------------------
00030726004     MORTGAGORS: WALLES               JAMES
                            WALLES               BETSEY
 REGION CODE    ADDRESS   : 4164 LAKEWOOD DRIVE
     01         CITY      : LAKEWOOD
                STATE/ZIP : CA  90712


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,798.71  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,201.29  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 74.25700

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,609,800.00     P & I AMT:     11,861.51
UPB AMT:   1,608,729.24

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          162
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030726020     MORTGAGORS: TRAN                 ANDY
                            TRAN                 TAMMY
 REGION CODE    ADDRESS   : 773 HAMILTON AVE
     01         CITY      : MILPITAS
                STATE/ZIP : CA  95035


MORTGAGE AMOUNT :   249,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    248,845.23  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,892.58  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 85.86200

 ----------------------------------------------------------------
00030726046     MORTGAGORS: ARKIN                KARLIE
                            BURNS                DAVID
 REGION CODE    ADDRESS   : 1224 GRONWALL COURT
     01         CITY      : LOS ALTOS
                STATE/ZIP : CA  94024


MORTGAGE AMOUNT :   571,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    570,844.97  ANNUAL RATE ADJUST:
MONTHLY P&I     :     4,341.53  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 74.66600

 ----------------------------------------------------------------
00030726053     MORTGAGORS: KOH                  JEFF
                            KOH                  ANGELA
 REGION CODE    ADDRESS   : 40934 CAMERO PLACE
     01         CITY      : FREMONT
                STATE/ZIP : CA  94539


MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    243,844.41  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,833.09  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 73.93900

 ----------------------------------------------------------------
00030726582     MORTGAGORS: GARNICK              STEVEN
                            GARNICK              NANCY
 REGION CODE    ADDRESS   : 245 TIM COURT
     01         CITY      : DANVILLE
                STATE/ZIP : CA  94526


MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    349,765.15  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,568.18  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 57.37700

 ----------------------------------------------------------------
00030726632     MORTGAGORS: MELATPARAST          AMIR

 REGION CODE    ADDRESS   : 2 DUNHILL ROAD
     01         CITY      : MANHASSET HILLS
                STATE/ZIP : NY  11040


MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    299,808.70  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,253.80  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030726673     MORTGAGORS: CMELYA               MICHAEL
                            CMEYLA               ANDREA
 REGION CODE    ADDRESS   : 21470 TITHABLES CIRCLE
     01         CITY      : ASHBURN
                STATE/ZIP : VA  22011


MORTGAGE AMOUNT :   283,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    283,194.88  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,005.89  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
LTV :                 94.79846

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,997,600.00     P & I AMT:     14,895.07
UPB AMT:   1,996,303.34

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          163
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030726681     MORTGAGORS: MARGOLIN             RICHARD
                            MARGOLIN             YVETTE
 REGION CODE    ADDRESS   : 1732 DESERT FORT STREET
     01         CITY      : LAS VEGAS
                STATE/ZIP : NV  89128


MORTGAGE AMOUNT :   277,050.00  OPTION TO CONVERT :
UNPAID BALANCE :    276,859.33  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,008.81  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 94.99500

 ----------------------------------------------------------------
00030726749     MORTGAGORS: GOINS                SCOTT
                            GOINS                WENDY
 REGION CODE    ADDRESS   : 2583 PARK ROAD
     01         CITY      : LAKE OSWEGO
                STATE/ZIP : OR  97034


MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    265,834.67  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,021.79  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030726780     MORTGAGORS: ADES                 ALEXANDRE

 REGION CODE    ADDRESS   : 8 ST. GEORGE PLACE
     01         CITY      : WESTPORT
                STATE/ZIP : CT  06880


MORTGAGE AMOUNT :   237,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    236,680.90  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,739.02  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 68.69500

 ----------------------------------------------------------------
00030727010     MORTGAGORS: NGUYEN               CHU
                            TRAN                 PHUONG
 REGION CODE    ADDRESS   : 3253 CAPRIANA CIRCLE
     01         CITY      : SAN JOSE
                STATE/ZIP : CA  95135


MORTGAGE AMOUNT :   262,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    261,824.20  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,922.47  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 89.43500

 ----------------------------------------------------------------
00030727523     MORTGAGORS: WHITING              WILLIAM
                            WHITING              SANDRA
 REGION CODE    ADDRESS   : 4310 WATERBECK
     01         CITY      : FULSHEAR
                STATE/ZIP : TX  77441


MORTGAGE AMOUNT :   327,850.00  OPTION TO CONVERT :
UNPAID BALANCE :    326,726.58  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,608.53  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.87500  MATURITY DATE     :   07/01/26
CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
LTV :                 72.85500

 ----------------------------------------------------------------
00030727572     MORTGAGORS: REIS                 TONY
                            REIS                 MARY
 REGION CODE    ADDRESS   : 986 LILLIAN WAY
     01         CITY      : SEBASTOPOL
                STATE/ZIP : CA  95472


MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    289,819.75  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,204.21  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 72.22900

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,659,900.00     P & I AMT:     12,504.83
UPB AMT:   1,657,745.43

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          164
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030727598     MORTGAGORS: WALSH                RICHARD
                            WALSH                KAREN
 REGION CODE    ADDRESS   : 2895 CLEAR POND COURT
     01         CITY      : DAVIDSONVILLE
                STATE/ZIP : MD  21035


MORTGAGE AMOUNT :   229,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    229,084.07  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,622.62  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
LTV :                 79.98800

 ----------------------------------------------------------------
00030727960     MORTGAGORS: TAM                  TERRI

 REGION CODE    ADDRESS   : 1529 LONG MEADOW ROAD
     01         CITY      : MOUNTAINSIDE
                STATE/ZIP : NJ  07083


MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    297,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,179.28  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030728208     MORTGAGORS: NORRIS               JOHN
                            NORRIS               TERRI
 REGION CODE    ADDRESS   : 805 LENNON CT SE
     01         CITY      : LEESBURG
                STATE/ZIP : VA  20175


MORTGAGE AMOUNT :   231,700.00  OPTION TO CONVERT :
UNPAID BALANCE :    231,552.25  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,740.69  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 94.97500

 ----------------------------------------------------------------
00030728224     MORTGAGORS: KIRSCHENHEUTER       TODD
                            KIRSCHENHEUTER       CHERI
 REGION CODE    ADDRESS   : 620 DERBYSHIRE PL
     01         CITY      : DANVILLE
                STATE/ZIP : CA  94526


MORTGAGE AMOUNT :   293,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    292,803.39  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,149.94  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 64.39500

 ----------------------------------------------------------------
00030728240     MORTGAGORS: JOHNSON              LEE
                            JOHNSON              MARY LOU
 REGION CODE    ADDRESS   : 2551 N.W. PINNACLE DR
     01         CITY      : PORTLAND
                STATE/ZIP : OR  97229


MORTGAGE AMOUNT :   287,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    286,816.99  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,156.14  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 75.52600

 ----------------------------------------------------------------
00030728257     MORTGAGORS: PLATONI              ROBERT
                            PLATONI              ALEXIS
 REGION CODE    ADDRESS   : 8416 DESSERT QUAIL DR
     01         CITY      : LAS VEGAS
                STATE/ZIP : NV  89128


MORTGAGE AMOUNT :   236,850.00  OPTION TO CONVERT :
UNPAID BALANCE :    236,702.78  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,800.24  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 93.00400

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,574,800.00     P & I AMT:     11,648.91
UPB AMT:   1,573,959.48

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          165
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030728265     MORTGAGORS: YU                   VINCENT
                            YU                   JANET
 REGION CODE    ADDRESS   : 166 IMAGES CIRCLE
     01         CITY      : MILPITAS
                STATE/ZIP : CA  95035


MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    247,833.59  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,819.74  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 76.52300

 ----------------------------------------------------------------
00030728281     MORTGAGORS: DENSON               JOHN
                            DENSON               PHONE
 REGION CODE    ADDRESS   : 1803 SONNET COURT
     01         CITY      : SANTA CLARA
                STATE/ZIP : CA  95131


MORTGAGE AMOUNT :   294,200.00  OPTION TO CONVERT :
UNPAID BALANCE :    294,007.55  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,184.43  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 79.99400

 ----------------------------------------------------------------
00030728323     MORTGAGORS: MC DONALD            JAMES
                            MC DONALD            KATHY
 REGION CODE    ADDRESS   : 20715 LOST RANCH ROAD
     01         CITY      : SAN JOSE
                STATE/ZIP : CA  95120


MORTGAGE AMOUNT :   414,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    413,715.09  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,001.79  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 56.71200

 ----------------------------------------------------------------
00030728919     MORTGAGORS: JONES                MICHAEL

 REGION CODE    ADDRESS   : 105 CARBONERA COURT
     01         CITY      : SANTA CRUZ
                STATE/ZIP : CA  95060


MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    284,803.86  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,066.45  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
00030728943     MORTGAGORS: POLING               ELLEN
                            POLING               STEVEN
 REGION CODE    ADDRESS   : 987 HAWTHORN DRIVE
     01         CITY      : LAFAYETTE
                STATE/ZIP : CA  94549


MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    252,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,827.17  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030728950     MORTGAGORS: NICHOLS              CHERYL

 REGION CODE    ADDRESS   : 1590 DANIELS DRIVE
     01         CITY      : SAN LEANDRO
                STATE/ZIP : CA  94577


MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    254,828.90  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,871.10  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 67.10500

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,748,200.00     P & I AMT:     12,770.68
UPB AMT:   1,747,188.99

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          166
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030729040     MORTGAGORS: SAVARDA              JAMES
                            SAVARDA              MARIANNE
 REGION CODE    ADDRESS   : 19470 SHERWOOD LANE
     01         CITY      : MONUMENT
                STATE/ZIP : CO  80132


MORTGAGE AMOUNT :   286,350.00  OPTION TO CONVERT :
UNPAID BALANCE :    285,784.22  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,126.15  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   10/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 79.99000

 ----------------------------------------------------------------
00030729073     MORTGAGORS: MAXFIELD             WILLIAM
                            MAXFIELD             JILL
 REGION CODE    ADDRESS   : 981 ARANMOOR AVENUE
     01         CITY      : THOUSAND OAKS
                STATE/ZIP : CA  91361


MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    216,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,566.15  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030729081     MORTGAGORS: NORTON               HENRY
                            NORTON               DOROTHY
 REGION CODE    ADDRESS   : 1156 VILLAGE RD #A-203
     01         CITY      : BEAVER CREEK
                STATE/ZIP : CO  81620


MORTGAGE AMOUNT :   374,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    374,273.13  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,879.58  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 70.00000

 ----------------------------------------------------------------
00030729107     MORTGAGORS: ITZHAKOV             KAMY

 REGION CODE    ADDRESS   : 2027 MALCOLM AVENUE
     01         CITY      : LOS ANGELES
                STATE/ZIP : CA  90025


MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    219,852.38  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,614.29  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 68.75000

 ----------------------------------------------------------------
00030729115     MORTGAGORS: CHEN                 SHIH-HO
                            CHEN                 AN
 REGION CODE    ADDRESS   : 1101 SAGUARE COURT
     01         CITY      : FREMONT
                STATE/ZIP : CA  94539


MORTGAGE AMOUNT :   499,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    498,681.81  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,748.82  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 79.20600

 ----------------------------------------------------------------
00030729131     MORTGAGORS: ALTMAN               STEVE
                            ALTMAN               CINTHIA
 REGION CODE    ADDRESS   : 340 GRINGLEY HILL ROAD
     01         CITY      : FORT MILL
                STATE/ZIP : SC  29715


MORTGAGE AMOUNT :   218,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    218,360.67  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,641.52  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 95.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,814,350.00     P & I AMT:     13,576.51
UPB AMT:   1,812,952.21

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          167
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030729479     MORTGAGORS: BROWN                RICHARD
                            DUDLEY-BROWN         SHARON
 REGION CODE    ADDRESS   : 510 RICHARDS LANE
     01         CITY      : ABERDEEN
                STATE/ZIP : MD  21001


MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    287,801.80  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,088.20  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030729487     MORTGAGORS: KRIZA                CRAIG
                            KRIZA                MARIANNE
 REGION CODE    ADDRESS   : 1343 FIELDPOINT DRIVE
     01         CITY      : WEST CHESTER
                STATE/ZIP : PA  19382


MORTGAGE AMOUNT :   322,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    321,761.03  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,251.47  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
LTV :                 69.54600

 ----------------------------------------------------------------
00030731012     MORTGAGORS: LILLIE               GERALD
                            LILLIE               REGINA
 REGION CODE    ADDRESS   : 39 DASHIELL HAMMETT STREET #402
     01         CITY      : SAN FRANCISCO
                STATE/ZIP : CA  94108


MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    279,797.35  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,981.82  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030731038     MORTGAGORS: BALDACCI             THOMAS
                            BALDACCI             BRENDA
 REGION CODE    ADDRESS   : 140 TWENTY-FOURTH AVENUE
     01         CITY      : SANTA CRUZ
                STATE/ZIP : CA  95062


MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    324,776.33  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,356.48  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 76.47000

 ----------------------------------------------------------------
00030731053     MORTGAGORS: STEPHENSON           LLOYD
                            STEPHENSON           JUDY
 REGION CODE    ADDRESS   : 143 GRUNEWALD COURT
     01         CITY      : SANTA CRUZ
                STATE/ZIP : CA  95065


MORTGAGE AMOUNT :   276,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    276,332.49  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,126.05  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 73.14800

 ----------------------------------------------------------------
00030731079     MORTGAGORS: PABUSTAN             JOSE
                            GALANG               CYNTHIA
 REGION CODE    ADDRESS   : 16121 SILVERLEAF DRIVE
     01         CITY      : SAN LORENZO
                STATE/ZIP : CA  94580


MORTGAGE AMOUNT :   224,150.00  OPTION TO CONVERT :
UNPAID BALANCE :    223,995.74  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,625.25  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 94.99800

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,715,650.00     P & I AMT:     12,429.27
UPB AMT:   1,714,464.74

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          168
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030731087     MORTGAGORS: LARRIEU              DAVID
                            LARRIEU              DEBBIE
 REGION CODE    ADDRESS   : 4195 PRESSLEY ROAD
     01         CITY      : SANTA ROSA
                STATE/ZIP : CA  95404


MORTGAGE AMOUNT :   295,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    295,320.99  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,272.14  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 54.72200

 ----------------------------------------------------------------
00030731095     MORTGAGORS: BECK                 LINDA

 REGION CODE    ADDRESS   : 21073 PATRIOT WAY
     01         CITY      : CUPERTINO
                STATE/ZIP : CA  95014


MORTGAGE AMOUNT :   341,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    340,765.32  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,472.49  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 89.97300

 ----------------------------------------------------------------
00030731103     MORTGAGORS: GHAVAMI              REZA
                            GHAVAMI              MARGARET
 REGION CODE    ADDRESS   : 2690 VISTA DIABLO COURT
     01         CITY      : PLEASANTON
                STATE/ZIP : CA  94566


MORTGAGE AMOUNT :   279,950.00  OPTION TO CONVERT :
UNPAID BALANCE :    279,747.38  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,981.47  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
LTV :                 68.96100

 ----------------------------------------------------------------
00030731137     MORTGAGORS: LIU                  KUNG
                            HSU                  HUEI
 REGION CODE    ADDRESS   : 1316 NORTH GLEN VIEW DRIVE
     01         CITY      : FULLERTON
                STATE/ZIP : CA  92835


MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    349,752.97  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,507.45  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 70.35175

 ----------------------------------------------------------------
00030731145     MORTGAGORS: LAUGHLIN             JAMES
                            LAUGHLIN             DALE
 REGION CODE    ADDRESS   : 6560 WINDSOR PARKWAY
     01         CITY      : BEAUMONT
                STATE/ZIP : TX  77706


MORTGAGE AMOUNT :   302,875.00  OPTION TO CONVERT :
UNPAID BALANCE :    302,661.23  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,169.84  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 89.99300

 ----------------------------------------------------------------
00030731236     MORTGAGORS: ITO                  STUART
                            ITO                  LINDA
 REGION CODE    ADDRESS   : 5380 FENTON WAY
     01         CITY      : GRANITE BAY
                STATE/ZIP : CA  95746


MORTGAGE AMOUNT :   302,050.00  OPTION TO CONVERT :
UNPAID BALANCE :    301,847.33  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,216.34  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 79.99600

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,871,375.00     P & I AMT:     13,619.73
UPB AMT:   1,870,095.22

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          169
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030731244     MORTGAGORS: AKHTAR               RASHEED
                            AKHTAR               MATHEENA
 REGION CODE    ADDRESS   : 12 CARRIAGE COURT
     01         CITY      : OAKBROOK
                STATE/ZIP : IL  60521


MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    349,752.97  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,507.45  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 65.72770

 ----------------------------------------------------------------
00030731269     MORTGAGORS: MONETTE              PHILIP
                            MONETTE              DEBORAH
 REGION CODE    ADDRESS   : 12522 CRESTED MOSS ROAD N.E.
     01         CITY      : ALBUQUERQUE
                STATE/ZIP : NM  87122


MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    303,790.78  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,204.22  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030731293     MORTGAGORS: EGGLING              EDWARD
                            EGGLING              SUE
 REGION CODE    ADDRESS   : 19991 S. ATHENS ROAD
     01         CITY      : OREGON CITY
                STATE/ZIP : OR  97045


MORTGAGE AMOUNT :   247,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    247,088.26  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,835.83  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 70.64200

 ----------------------------------------------------------------
00030731319     MORTGAGORS: NAGLE                TODD
                            PRUTZ                JO ANN
 REGION CODE    ADDRESS   : 15819 CAMINITO CANTARAS
     01         CITY      : SAN DIEGO
                STATE/ZIP : CA  92014


MORTGAGE AMOUNT :   323,644.00  OPTION TO CONVERT :
UNPAID BALANCE :    323,644.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,403.05  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
00030731327     MORTGAGORS: LAM                  PATRICK
                            WONG                 MEI
 REGION CODE    ADDRESS   : 20880 FOURTH ST
     01         CITY      : SARATOGA
                STATE/ZIP : CA  95070


MORTGAGE AMOUNT :   333,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    333,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,443.44  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 68.65900

 ----------------------------------------------------------------
00030731335     MORTGAGORS: HAZELRIGG            ERIC
                            HAZELRIGG            SANDRA
 REGION CODE    ADDRESS   : 14250 S. 33RD ST
     01         CITY      : PHOENIX
                STATE/ZIP : AZ  85044


MORTGAGE AMOUNT :   461,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    461,600.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,387.06  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   2,019,494.00     P & I AMT:     14,781.05
UPB AMT:   2,018,876.01

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          170
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030731426     MORTGAGORS: VASQUEZ              LUIS
                            VASQUEZ              LINDA
 REGION CODE    ADDRESS   : 2722 STEVENS ST
     01         CITY      : LA CRESCENTA
                STATE/ZIP : CA  91214


MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,682.84  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 78.04800

 ----------------------------------------------------------------
00030731442     MORTGAGORS: BAER                 THEODORE
                            BAER                 ANNE
 REGION CODE    ADDRESS   : 936 SOUTH FERNSIDE DRIVE
     01         CITY      : TACOMA
                STATE/ZIP : WA  98465


MORTGAGE AMOUNT :   221,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    221,500.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,529.85  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
LTV :                 72.62200

 ----------------------------------------------------------------
00030731913     MORTGAGORS: MARTIN               VAUGHN
                            MARTIN               SUSAN
 REGION CODE    ADDRESS   : 1645 TROTTING HORSE RD
     01         CITY      : OCEANSIDE
                STATE/ZIP : CA  92057


MORTGAGE AMOUNT :   279,400.00  OPTION TO CONVERT :
UNPAID BALANCE :    279,004.32  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,001.66  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 89.99600

 ----------------------------------------------------------------
00030732010     MORTGAGORS: MULLEN               NORMA
                            MULLEN-LANDIS        JEANNE
 REGION CODE    ADDRESS   : 4917 MUSSETTER ROAD
     01         CITY      : IJAMSVILLE
                STATE/ZIP : MD  21754


MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    249,814.46  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,748.04  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
LTV :                 69.44444

 ----------------------------------------------------------------
00030732390     MORTGAGORS: MC COLL              SEAN
                            MC COLL              AMIHAN
 REGION CODE    ADDRESS   : 6342 WEST 84TH PLACE
     01         CITY      : LOS ANGELES
                STATE/ZIP : CA  90045


MORTGAGE AMOUNT :   253,600.00  OPTION TO CONVERT :
UNPAID BALANCE :    253,600.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,838.78  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030732416     MORTGAGORS: MINER                JOHN
                            MINER                DEBORAH
 REGION CODE    ADDRESS   : 5535 EL CAMINO ROAD
     01         CITY      : LAS VEGAS
                STATE/ZIP : NV  89118


MORTGAGE AMOUNT :   547,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    546,623.56  ANNUAL RATE ADJUST:
MONTHLY P&I     :     3,966.13  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 72.93300

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,775,500.00     P & I AMT:     12,767.30
UPB AMT:   1,774,542.34

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          171
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030732689     MORTGAGORS: DUNCAN               DAREN
                            DUNCAN               MELODY
 REGION CODE    ADDRESS   : 12795 WOLFF CT
     01         CITY      : BROOMFIELD
                STATE/ZIP : CO  80020


MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    227,708.22  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,712.89  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 89.41100

 ----------------------------------------------------------------
00030732705     MORTGAGORS: CURTSINGER           ERNEST
                            CURTSINGER           BARBARA
 REGION CODE    ADDRESS   : 29083 YNEZ ROAD
     01         CITY      : TEMECULA
                STATE/ZIP : CA  92592


MORTGAGE AMOUNT :   307,500.00  OPTION TO CONVERT :
UNPAID BALANCE :    307,288.38  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,229.59  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 75.00000

 ----------------------------------------------------------------
00030732713     MORTGAGORS: RAHIMI               MORTEZA
                            RAHIMI               SAIDEH
 REGION CODE    ADDRESS   : 18694 WESSEX STREET,
     01         CITY      : SAN DIEGO,
                STATE/ZIP : CA  92128


MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    279,000.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,120.60  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 70.63200

 ----------------------------------------------------------------
00030732846     MORTGAGORS: GINTHER              MARK
                            GINTHER              ANNE
 REGION CODE    ADDRESS   : 2231 SUMMERGATE
     01         CITY      : CHANHASSEN
                STATE/ZIP : MN  55331


MORTGAGE AMOUNT :   267,800.00  OPTION TO CONVERT :
UNPAID BALANCE :    267,629.23  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,011.90  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
LTV :                 92.98600

 ----------------------------------------------------------------
00030733240     MORTGAGORS: GIBBS                PHILIP

 REGION CODE    ADDRESS   : 2300 ARCADIAN SHORES TRAIL
     01         CITY      : OXNARD
                STATE/ZIP : CA  93031


MORTGAGE AMOUNT :   251,250.00  OPTION TO CONVERT :
UNPAID BALANCE :    251,250.00  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,821.74  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 94.99000

 ----------------------------------------------------------------
00030733364     MORTGAGORS: DUNHAM               DARELL
                            DUNHAM               ELIZABETH
 REGION CODE    ADDRESS   : 18260  CROIXWOOD LANE
     01         CITY      : EDEN PRAIRIE
                STATE/ZIP : MN  55347


MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    259,825.54  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,907.79  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,593,550.00     P & I AMT:     11,804.51
UPB AMT:   1,592,701.37

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          172
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030733380     MORTGAGORS: TAMASI               DOUGLAS
                            TAMASI               MARY
 REGION CODE    ADDRESS   : 10556 PRAIRIE LAKES DR.
     01         CITY      : EDEN PRAIRIE
                STATE/ZIP : MN  55344


MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    359,764.51  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,672.99  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030734388     MORTGAGORS: GARBIZO              KAY

 REGION CODE    ADDRESS   : 1110 DRAKE ROAD
     01         CITY      : ARCADIA
                STATE/ZIP : CA  91007


MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    234,838.28  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,703.91  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
LTV :                 85.45400

 ----------------------------------------------------------------
00030734578     MORTGAGORS: ACRICH               BENJAMIN
                            ACRICH               ADRIANA
 REGION CODE    ADDRESS   : 22312 DELIA COURT
     01         CITY      : CALABASAS
                STATE/ZIP : CA  91302


MORTGAGE AMOUNT :   301,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    300,787.56  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,156.40  OUTSIDE CONV DATE :
LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
LTV :                 56.26100

 ----------------------------------------------------------------
00030734628     MORTGAGORS: MCCASKEY             ANTHONY
                            MCCASKEY             RENEE
 REGION CODE    ADDRESS   : 128 SNYDER AVENUE
     01         CITY      : RAMSEY
                STATE/ZIP : NJ  07446


MORTGAGE AMOUNT :   230,900.00  OPTION TO CONVERT :
UNPAID BALANCE :    230,756.48  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,755.01  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
LTV :                 93.89900

 ----------------------------------------------------------------
00030734669     MORTGAGORS: CHERRY               EDWIN
                            CHERRY               BRENDA
 REGION CODE    ADDRESS   : 2114 HICKORY PARK
     01         CITY      : KINGWOOD
                STATE/ZIP : TX  77345


MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    269,823.38  ANNUAL RATE ADJUST:
MONTHLY P&I     :     2,004.75  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
00030734719     MORTGAGORS: LESTERHUIS           HENDRIK
                            LESTERHUIS           ELEANOR
 REGION CODE    ADDRESS   : 925 HAWTHORN DRIVE
     01         CITY      : LAFAYETTE
                STATE/ZIP : CA  94549


MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    231,848.24  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,722.59  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
LTV :                 80.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    6
LOAN AMT:   1,628,900.00     P & I AMT:     12,015.65
UPB AMT:   1,627,818.45

1GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
                                             ISSUE DATE: 01/30/97
 .O. BOX 5260                             TMS AG0004970130  00 01
                                               PAGE:          173
 CHERRY HILL, N.J. 08034
 (800) 257-7818


0----------------------------------------------------------------
00030738470     MORTGAGORS: ERICKSON             LUCY

 REGION CODE    ADDRESS   : 1920 NORTH CLARK #6C
     01         CITY      : CHICAGO
                STATE/ZIP : IL  60614


MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
UNPAID BALANCE :    224,863.69  ANNUAL RATE ADJUST:
MONTHLY P&I     :     1,730.06  OUTSIDE CONV DATE :
LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
LTV :                 90.00000

 ----------------------------------------------------------------
-**** PAGE TOTALS *****     NUM OF LOANS:    1
LOAN AMT:     225,000.00     P & I AMT:      1,730.06
UPB AMT:     224,863.69
0                TOTAL      NUM OF LOANS: 1033
LOAN AMT: 300,454,561.75     P & I AMT:  2,236,800.89
UPB AMT: 300,069,164.62

                             EXHIBIT D

                  FORM OF SERVICER'S CERTIFICATE


                     ________________,  ______
                           (month)      (year)

                GE CAPITAL MORTGAGE SERVICES, INC.
           REMIC Multi-Class Pass-Through Certificates,
                           Series 1997-1


           Pursuant to the Pooling and Servicing Agreement dated as of January 1, 1997 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company"), and State Street Bank and Trust Company (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

           With respect to the Agreement and as of the Determination Date for this month:

      A.  Mortgage Loan Information:

           (1) Aggregate Scheduled Monthly
                 Payments:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (2) Aggregate Monthly Payments
                 received and Monthly Advances
                 made this Month:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (3) Aggregate Principal Prepayments
                 in part received and applied
                 in the applicable Prepayment
                 Period:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (4) Aggregate Principal Prepayments
                 in full received in
                 the applicable Prepayment
                 Period:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (5) Aggregate Insurance Proceeds
                 (including purchases of
                 Mortgage Loans by primary
                 mortgage insurers) for
                 prior month:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (6) Aggregate Liquidation
                 Proceeds for prior month:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (7) Aggregate Purchase Prices for
                 Defaulted and Modified
                 Mortgage Loans:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (8) Aggregate Purchase Prices
                 (and substitution adjustments)
                 for Defective Mortgage Loans:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (9) Pool Scheduled Principal
                 Balance:                                $________

          (10) Available Funds:                          $________

          (11) Realized Losses for
                 prior month:                            $________

          (12) Aggregate Realized
                 Losses and Debt
                 Service Reductions:
                     (a) Deficient Valuations            $________
                     (b) Special Hazard
                           Losses                        $________
                     (c) Fraud Losses                    $________
                     (d) Excess Bankruptcy
                           Losses                        $________
                     (e) Excess Special
                           Hazard Losses                 $________
                     (f) Excess Fraud
                           Losses                        $________
                     (g) Debt Service
                           Reductions                    $________

          (13) Compensating Interest Payment:            $________

          (14) Accrued Certificate Interest,
                Unpaid Class Interest Shortfalls
                 and Pay-out Rate:

                Class A1      $__________      $__________    ____%
                Class A2      $__________      $__________    ____%
                Class A3      $__________      $__________    ____%
                Class A4      $__________      $__________    ____%
                Class A5      $__________      $__________    ____%
                Class A6      $__________      $__________    ____%
                Class A7      $__________      $__________    ____%
                Class A8      $__________      $__________    ____%
                Class A9      $__________      $__________    ____%
                Class A10     $__________      $__________    ____%
                Class A11     $__________      $__________    ____%
                Class A12     $__________      $__________    ____%
                Class A13     $__________      $__________    ____%
                Class A14     $__________      $__________    ____%
                Class A15     $__________      $__________    ____%
                Class M       $__________      $__________    ____%
                Class B1      $__________      $__________    ____%
                Class B2      $__________      $__________    ____%
                Class B3      $__________      $__________    ____%
                Class B4      $__________      $__________    ____%
                Class B5      $__________      $__________    ____%
                Class R       $__________      $__________    ____%
                Class RL      $__________      $__________    ____%
                Class S       $__________      $__________    ____%

          (15) Accrual Amount

                Class A13A Component           $__________
                Class A13B Component           $__________

          (16) Principal distributable:

                Class A1       $__________
                Class A2       $__________
                Class A3       $__________
                Class A4       $__________
                Class A5       $__________
                Class A6       $__________
                Class A8       $__________
                Class A9*      $__________
                Class A12      $__________
                Class A13      $__________
                Class A14      $__________
                Class A15      $__________
                Class PO       $__________
                Class M        $__________
                Class B1       $__________
                Class B2       $__________
                Class B3       $__________
                Class B4       $__________
                Class B5       $__________
                Class R        $__________
                Class RL       $__________

          (17) Additional distributions to
                 the Class R Certificate
                 pursuant to Section 4.01(b):  $_____________

          (18) Additional distributions to
                 the Class RL Certificate
                 pursuant to Section 2.05(d):  $_____________

          (19) Certificate Interest Rate of:

                 Class A5 Certificates         _____________%
                 Class A6 Certificates         _____________%
                 Class A7 Certificates         _____________%
                 Class S Certificates          _____________%

          (20) Draw Amount:

                 Class A9                      $_____________
                 Class A10                     $_____________


________________

* After giving effect to reimbursement of Rounding Account and withdrawal of Rounding Amount on such Distribution Date pursuant to Section 4.09.

          (21) Distributions of amounts in Reserve Fund to Senior
               Certificates (other than the Class PO
               Certificates) and the Class S Certificates pursuant to the second paragraph of Section
               4.01(g):

                Class A1       $__________
                Class A2       $__________
                Class A3       $__________
                Class A4       $__________
                Class A5       $__________
                Class A6       $__________
                Class A7       $__________
                Class A8       $__________
                Class A9       $__________
                Class A10      $__________
                Class A11      $__________
                Class A12      $__________
                Class A13      $__________
                Class A14      $__________
                Class A15      $__________
                Class R        $__________
                Class RL       $__________
                Class S        $__________

      B.  Other Amounts:

           1. Senior Percentage for such
                Distribution Date:             _____________%

           2. Group I Senior Percentage
                for such Distribution Date:    _____________%

           3. Group II Senior Percentage
                for such Distribution Date:    _____________%

           4. Group I Scheduled Distribution
                Percentage:                    _____________%

           5. Group II Scheduled Distribution
                Percentage:                    _____________%

           6. Senior Prepayment Percentage
                for such Distribution Date:    _____________%

           7. Group I Senior Prepayment
                Percentage for such
                Distribution Date:             _____________%

           8. Group II Senior Prepayment
                Percentage for such
                Distribution Date:             _____________%

           9. Junior Percentage
                for such Distribution Date:    _____________%

           10. Junior Prepayment Percentage
                for such Distribution Date:    _____________%

           11. Subordinate Certificate
                Writedown Amount for
                such Distribution Date:         $_____________

          12. Prepayment Distribution
                Triggers satisfied:            Yes        No

                Class B1
                Class B2
                Class B3
                Class B4
                Class B5


Capitalized terms used in this Certificate shall have the same meanings as in the Agreement.

                             EXHIBIT E

       FORM OF TRANSFER CERTIFICATE AS TO ERISA MATTERS FOR
             DEFINITIVE ERISA-RESTRICTED CERTIFICATES



State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
Boston, Massachusetts   02110


      [NAME OF OFFICER] ______________________ hereby certifies that:

      1. That he [she] is [title of officer] _________________ of [name of Investor] _______________________________________ (the
"Investor"), a ________________________ [description of type of entity] duly organized and existing under the laws of the [State of ____________] [United States], on behalf of which he [she] makes this affidavit.

      2. The Investor (i) is not, and on ________________ [insert date of transfer of Certificate to Investor] will not be, and on such date will not be investing the funds of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Code or (ii) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemptions") apply to the Investor's acquisition and holding or any ERISA-Restricted Certificate.

      3. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") between State Street Bank and Trust Company, as Trustee and GE Capital Mortgage Services, Inc., dated as of January 1, 1997, no transfer of any ERISA-Restricted Certificate shall be permitted to be made to any person unless the Trustee has received (i) a certificate from such transferee to the effect that (x) such transferee is not an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code (a "Plan") and is not using the assets of any such employee benefit or other plan to acquire any such Certificate or (y) such transferee is an insurance company investing assets of its general account and the Exemptions apply to such transferee's acquisition and holding of any such Certificate or (ii) an opinion of counsel satisfactory to the Trustee to the effect that the purchase and holding of any such Certificate will not constitute or result in the assets of the Trust Fund created by the Agreement being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code and will not subject the

Trustee or the Company to any obligation in addition to those undertaken in the Agreement (provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of any such Certificate by a Plan or a Person that is purchasing or holding any such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code).

      [4. The ERISA-Restricted Certificates shall be registered in the name of ______________________________________________ as nominee for the Investor.]

      IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] __________________ and its corporate seal to be hereunder attached, attested by its [Assistant] Secretary, this ____ day of _________, 199_.



                               ____________________________
                               [name of Investor]


                               By:_________________________
                                  Name:
                                  Title:


      The undersigned hereby
acknowledges that it is holding
and will hold the ERISA-Restricted
Certificates at the exclusive
direction of and as nominee of
the Investor named above.


____________________________
[name of nominee]


By:_________________________
   Name:
   Title:

                             EXHIBIT F

         FORM OF RESIDUAL CERTIFICATE TRANSFEREE AFFIDAVIT



STATE OF             )
                     ) ss.:
COUNTY OF            )

           [NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

           1. That he [she] is [title of officer] ___________ _____________ of [name of Purchaser] ________________________
_________________ (the "Purchaser"), a _______________________
[description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

           2.   That the Purchaser's Taxpayer Identification
Number is [           ].

           3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will not be a "disqualified organization" as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined below) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. As used herein, "Residual Certificate" means any Certificate designated as a "Class R Certificate" or "Class RL Certificate" of GE Capital Mortgage Services, Inc.'s REMIC Multi-Class Pass-Through Certificates, Series 1997-1.

           4. That the Purchaser is not, and on __________ [insert date of transfer of Residual Certificate to Purchaser] will not be, and is not and on such date will not be investing the assets of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Code Section 4975 or a person or entity that is using the assets of any employee benefit plan or other plan to acquire a Residual Certificate.

           5. That the Purchaser hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") between State Street Bank and Trust Company, as Trustee, and GE Capital Mortgage Services, Inc. dated as of January 1, 1997, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Trustee has received a certificate from such transferee to the effect that such transferee is not an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code and is not using the assets of any employee benefit plan or other plan to acquire Residual Certificates.

           6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

           7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

           8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit G to the Agreement.

           9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

           10. That the Purchaser (i) is not a Non-U.S. Person or
(ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" means an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

           11. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a "disqualified organization," an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

           12. That the Purchaser consents to the designation of the Company as its agent to act as "tax matters person" of the Upper Tier REMIC or Lower Tier REMIC, as applicable, pursuant to the Pooling and Servicing Agreement.

           IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 19__.



                          _________________________________
                          [name of Purchaser]


                          By:______________________________
                             Name:
                             Title:


           Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


           Subscribed and sworn before me this _____ day of __________, 19__.


NOTARY PUBLIC


______________________________


COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________, 19__.

                             EXHIBIT G

         [LETTER FROM TRANSFEROR OF RESIDUAL CERTIFICATE]

                        ___________________
                               Date

State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
8th Floor
Boston, Massachusetts   02110

           Re:  GE Capital Mortgage Services, Inc.
                REMIC Multi-Class Pass-Through
                Certificates, Series 1997-1

Ladies and Gentlemen:
           _______________________ (the "Transferor") has
reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.
                        Very truly yours,


                               ____________________________
                               Name:
                               Title:

                             EXHIBIT H

                 ADDITIONAL SERVICER COMPENSATION



QUALIFIED ADMINISTRATIVE EXPENSES
(Conventional, Non-Conforming Loans)


Assumption Fees                           $550 - $800

Late Charges                              Per Loan Documents

Appraisal/Inspection Fees                 Reasonable and Customary
                                          Charges

Partial Release Fees                      $300

Easements                                 $150

Insufficient Funds Charges                $15

Document Requests
(copies of loan file documents,
additional pay-off quotations,
amortization schedules, payment
histories)                                $0

Modification Fees                         Reasonable and Customary
                                          Charges

                             EXHIBIT I

                   FORM OF INVESTMENT LETTER FOR
                DEFINITIVE RESTRICTED CERTIFICATES



                                                   _________________
                                                         Date

State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
8th Floor
Boston, Massachusetts   02110

                Re:  GE Capital Mortgage Services, Inc.
                     REMIC Multi-Class Pass Through
                     Certificates, Series 1997-1

Ladies and Gentlemen:

      1. The undersigned, a [title of officer] _______________ of [name of Investor] _________________________________________ (the
"Investor"), a ____________________________ [description of type of entity] duly organized and existing under the laws of the [State of __________________] [United States], hereby certifies as follows:

      2. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement between State Street Bank and Trust Company, as Trustee, and GE Capital Mortgage Services, Inc. (the "Company"), dated as of January 1, 1997 (the "Agreement"), no transfer of a Restricted Certificate may be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, or is made in accordance with the Securities Act and such laws.

      3. The Investor understands that (a) the Restricted Certificates have not been and will not be registered or qualified under the Securities Act, or the securities laws of any state, (b) neither the Company nor the Trustee is required, and neither intends, to so register or qualify the Restricted Certificates, (c) the Restricted Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) such sale is exempt from the requirements of the Securities Act, (d) the Agreement contains restrictions regarding the transfer of the Restricted Certificates and (e) the Restricted Certificates will bear a legend to the foregoing effect.

      4. The Investor is acquiring the Restricted Certificates for its own account for investment only and not with a view to or for sale or other transfer in connection with any distribution of the Restricted Certificates in any manner that would violate the Securities Act or any applicable state securities laws.

      5. The investor (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Restricted Certificates, such that it is capable of evaluating the merits and risks of investment in the Restricted Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) promulgated pursuant to the Securities Act.

      6. The Investor will not authorize nor has it authorized any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Restricted Certificate, any interest in any Restricted Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Restricted Certificate, any interest in any Restricted Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Restricted Certificate, any interest in any Restricted Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action that would constitute a distribution of any Restricted Certificate under the Securities Act, that would render the disposition of any Restricted Certificate a violation of Section 5 of the Securities Act or any state securities law, or that could require registration or qualification pursuant thereto. Neither the Investor nor anyone acting on its behalf has offered the Restricted Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Restricted Certificates. The Investor will not sell or otherwise transfer any of the Restricted Certificates, except in compliance with the provisions of the Agreement.

      7. If an Investor in a Restricted Certificate sells or otherwise transfers any such Certificate to a transferee other than a "qualified institutional buyer" under Rule 144A of the Securities Act, such Investor will obtain (a) from any subsequent purchaser the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this paragraph or (b) an opinion of counsel in form and substance satisfactory to the Trustee pursuant to the Agreement.

      8. The Investor hereby indemnifies the Trustee and the Company against any liability that may result if the Investor's transfer of a Restricted Certificate (or any portion thereof) is not exempt from the registration requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws. Such indemnification of the Trustee and the Company shall survive the termination of the Agreement.

      [9. The Restricted Certificates shall be registered in the name of _____________________________ as nominee for the
Investor.]

           IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] _____________ this _____ day of __________, 19__.


                          _________________________________
                          [name of Investor]


                          By:______________________________
                             Name:
                             Title:


      The undersigned hereby acknowledges that it is holding and will hold the Restricted Certificates at the exclusive direction of and as nominee of the Investor named above.

_____________________________
[name of nominee]


By:__________________________
   Name:
   Title:

                             EXHIBIT J

                FORM OF DISTRIBUTION DATE STATEMENT


                     _______________ , ______
                          (month)      (year)

                GE CAPITAL MORTGAGE SERVICES, INC.
           REMIC Multi-Class Pass-Through Certificates,
                           Series 1997-1

           Pursuant to the Pooling and Servicing Agreement dated as of January 1, 1997 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company"), and State Street Bank and Trust Company (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

           With respect to the Agreement and as of the Determination Date for this month:

           The amounts below are for a Single Certificate of $1,000:

           (1) Amount of distribution
                 allocable to principal:

                     Class A1                       $__________
                     Class A2                       $__________
                     Class A3                       $__________
                     Class A4                       $__________
                     Class A5                       $__________
                     Class A6                       $__________
                     Class A8                       $__________
                     Class A9                       $__________
                     Class A12                      $__________
                     Class A13                      $__________
                     Class A14                      $__________
                     Class A15                      $__________
                     Class PO                       $__________
                     Class M                        $__________
                     Class B1                       $__________
                     Class B2                       $__________
                     Class B3                       $__________
                     Class B4                       $__________
                     Class B5                       $__________
                     Class R                        $__________
                     Class RL                       $__________

           (2) Aggregate principal prepayments
                 included in distribution:

                     Class A1                       $__________
                     Class A2                       $__________
                     Class A3                       $__________
                     Class A4                       $__________
                     Class A5                       $__________
                     Class A6                       $__________
                     Class A8                       $__________
                     Class A9                       $__________
                     Class A12                      $__________
                     Class A13                      $__________
                     Class A14                      $__________
                     Class A15                      $__________
                     Class PO                       $__________
                     Class M                        $__________
                     Class B1                       $__________
                     Class B2                       $__________
                     Class B3                       $__________
                     Class B4                       $__________
                     Class B5                       $__________
                     Class R                        $__________
                     Class RL                       $__________

           (3) Amount of distribution
                allocable to interest;
                Pay-out Rate:

                     Class A1      $__________      ____%
                     Class A2      $__________      ____%
                     Class A3      $__________      ____%
                     Class A4      $__________      ____%
                     Class A5      $__________      ____%
                     Class A6      $__________      ____%
                     Class A7      $__________      ____%
                     Class A8      $__________      ____%
                     Class A9      $__________      ____%
                     Class A10     $__________      ____%
                     Class A11     $__________      ____%
                     Class A12     $__________      ____%
                     Class A13     $__________      ____%
                     Class A14     $__________      ____%
                     Class A15     $__________      ____%

                     Class M       $__________      ____%
                     Class B1      $__________      ____%
                     Class B2      $__________      ____%
                     Class B3      $__________      ____%
                     Class B4      $__________      ____%

                     Class B5      $__________      ____%
                     Class R       $__________      ____%
                     Class RL      $__________      ____%
                     Class S       $__________      ____%

           (4) Accrual Amount
                     Class A13A Component           $__________
                     Class A13B Component           $__________

           (5) Servicing Compensation:                   $__________

           The amounts below are for the aggregate of all
Certificates:

           (6) Pool Scheduled Principal
                 Balance; number of
                 Mortgage Loans:          $__________     __________

           (7) Class Certificate Principal
                 Balance (or Notional Principal
                 Balance) of each Class;
                 Certificate Principal Balance
                 (or Notional Principal Balance)
                 of Single Certificate of each
                 Class:

                                                      Single
                                                    Certificate
                  Class           Balance             Balance

                Class A1       $__________          $__________
                Class A2       $__________          $__________
                Class A3       $__________          $__________
                Class A4       $__________          $__________
                Class A5       $__________          $__________
                Class A6       $__________          $__________
                Class A7       $__________          $__________
                Class A8       $__________          $__________
                Class A9       $__________          $__________
                Class A10      $__________          $__________
                Class A11      $__________          $__________
                Class A12      $__________          $__________
                Class A13      $__________          $__________
                Class A14      $__________          $__________
                Class A15      $__________          $__________
                Class PO       $__________          $__________
                Class M        $__________          $__________
                Class B1       $__________          $__________
                Class B2       $__________          $__________
                Class B3       $__________          $__________

                Class B4       $__________          $__________
                Class B5       $__________          $__________
                Class R        $__________          $__________
                Class RL       $__________          $__________
                Class S        $__________          $__________

           (8) Book value of real estate acquired on behalf of Certificate-holders; number of related Mortgage
                  Loans:

                                          $__________    __________

          (9) Aggregate Scheduled Principal
                 Balance and number of
                 delinquent Mortgage Loans:

           30-59 days delinquent          $__________    __________
           60-89 days delinquent          $__________    __________
           90 or more days delinquent     $__________    __________
           In foreclosure                 $__________    __________

          (10) Aggregate Scheduled
                 Principal Balance and
                 number of replaced
                 Mortgage Loans:          $__________    __________

          (11) Aggregate Scheduled
                Principal Balance and
                 number of modified
                 Mortgage Loans:          $__________    __________

          (12) Certificate Interest Rate of:
                 Class A5 Certificates                   __________%
                 Class A6 Certificates                   __________%
                 Class A7 Certificates                   __________%
                 Class S Certificates                    __________%

          (13) Senior Percentage for such
                 Distribution Date:                      __________%

          (14) Group I Senior Percentage
                 for such Distribution Date:             __________%

          (15) Group II Senior Percentage
                 for such Distribution Date:             __________%

          (16) Group I Scheduled
                 Distribution Percentage:                __________%

          (17) Group II Scheduled
                 Distribution Percentage:                __________%

          (18) Senior Prepayment Percentage
                 for such Distribution Date:             __________%

          (19) Group I Senior Prepayment
                 Percentage for such
                 Distribution Date:                      __________%

          (20) Group II Senior Prepayment
                 Percentage for such
                 Distribution Date:                      __________%

          (21) Junior Percentage for
                 such Distribution Date:                 __________%

          (22) Junior Prepayment Percentage
                 for such Distribution Date:             __________%


Capitalized terms used in this Statement shall have the same meanings as in the Agreement.

                             EXHIBIT K

                    FORM OF SPECIAL SERVICING
                   AND COLLATERAL FUND AGREEMENT


      This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the
"Agreement") is made and entered into as of ____________________, 199_, between GE Capital Mortgage Services, Inc. (the "Company") and _____________________________ (the "Purchaser").

                       PRELIMINARY STATEMENT

      ___________________________ or an affiliate thereof is the holder of the entire interest in REMIC Multi-Class Pass-Through Certificates, Series 199_-__, Class B_ (the "Class B_ Certificates"). The Class B_ Certificates were issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of ________ 1, 199_ between the Company (in its capacity as servicer thereunder, the "Servicer") and State Street Bank and Trust Company as Trustee.

      ____________________________ or an affiliate thereof
intends to resell all of the Class B_ Certificates directly to the Purchaser on or promptly after the date hereof.

      In connection with such sale, the parties hereto have agreed that the Company, as Servicer, will engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

      [The parties hereto have further agreed that the Purchaser will have no rights, and the Company will have no obligations under this Agreement until the Class Certificate Principal Balance of the REMIC Multi-Class Pass-Through Certificates, Series 199_-__, Class B5 (the "Class B5 Certificates") has been reduced to zero, and any Special Servicing and Collateral Fund Agreement in respect of such Class between the Company and the Purchaser has been terminated.]

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser upon the acquisition by the Purchaser of the Class B_ Certificates.

                             ARTICLE I

                            DEFINITIONS

      Section 1.01.  Defined Terms.  Whenever used in this
Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Business Day: Any day other than (i) a Saturday or a Sunday of (ii) a day on which banking institutions in New York City or Boston, Massachusetts are required or authorized by law or executive order to be closed.

      Collateral Fund: The fund established and maintained pursuant to Section 3.01 hereof.

      Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) repurchase agreements on obligations specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category, (iii) federal funds, certificates of deposit, time deposits and banker's acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category, (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency, and (v) other obligations or securities that are acceptable to each Rating Agency as a Collateral Fund Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates and, for each of the preceding clauses, the maturity thereof shall be not later than the earlier to occur of
(A) 30 days from the date of the related investment and (B) the Business Day preceding the next succeeding Distribution Date.

      Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above and, upon the consent of the Purchaser which will be deemed given unless expressly withheld within two Business Days of notification, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

      Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

      Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

      Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

      Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustments for all withdrawals and deposits prior to such date pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits prior to such date pursuant to Section 2.03(c)) and Section 3.02, reduced by all withdrawals therefrom prior to such date pursuant to Section 2.02(g) and Section 2.03(d).

      Section 1.02. Definitions Incorporated by Reference. All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing
Agreement.

                            ARTICLE II

                   SPECIAL SERVICING PROCEDURES

      Section 2.01.  Reports and Notices.

      (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Servicer shall provide to the Purchaser the following notices and reports:

           (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, as Servicer, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Fund the number of Mortgage Loans that are
      (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

          (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall provide the Purchaser with a notice (sent by facsimile transmission) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from the Company to an attorney requesting the institution of foreclosure or a copy of a request to foreclose received by the Company from the related primary servicer which has been approved by the Company.

      (b) If requested by the Purchaser, the Company shall make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, in writing by facsimile transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a)(i) or
(a)(ii) which has been given to the Purchaser, provided, that (1) the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the Company shall respond within five Business Days orally or in writing by facsimile transmission.

      (c) In addition to the foregoing, the Company shall provide to the Purchaser such information as the Purchaser may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof, provided, that the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential.

      Section 2.02.  Purchaser's Election to Delay Foreclosure
Proceedings.

      (a) The Purchaser shall be deemed to direct the Company that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under
Section 2.01(a)(ii) subject to extension as set forth in Section 2.02(b), the Company may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Company) or (ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement with the borrower. In such latter case the Company may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

      (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to delay the Commencement of Foreclosure until such time as the Purchaser determines that the Company may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). The Purchaser shall send a copy of such notice of election to each Rating Agency as soon as practicable thereafter. Such 24-hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure within such 24-hour period; provided, however, that the Purchaser will have at least one Business Day to make such election following its receipt of any requested additional information. Any such additional information shall (i) not be confidential in nature and (ii) be obtainable by the Company from existing reports, certificates or statements or otherwise be readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor. However, if the Company's normal foreclosure policies include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

      (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, and shall provide the Company with a copy of such Current Appraisal.

      (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), the Purchaser shall remit by wire transfer in advance to the Trustee for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan as the applicable Mortgage Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of (i) the Election to Delay Foreclosure or (ii) the beginning of the related Excess Period, as the case may be.

      (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company or the Trustee may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the Company for all related Monthly Advances and Liquidation Expenses thereafter made by the Company as Servicer in accordance with the Pooling and Servicing Agreement. To the extent that the amount of any such Liquidation Expense is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company or the Trustee may withdraw the additional amount from the Collateral Fund to reimburse the Company. In the event that the Mortgage Loan is brought current by the mortgagor, the amounts so withdrawn from the Collateral Fund shall be redeposited therein as and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement as of the date hereof. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this subsection and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

      (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when, following such election, the Purchaser shall notify the Company that it believes that it is appropriate to do so, the Company shall proceed with the Commencement of Foreclosure; provided that, in any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective, unless the Purchaser shall have purchased the related Mortgage Loan promptly following (and in any event not later than the third Business Day after) the end of such 6-month period in the manner provided in the following two sentences, and the Company shall be entitled to proceed with the Commencement of Foreclosure. Any purchase of such Mortgage Loan by the Purchaser pursuant to the preceding sentence shall be at a purchase price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest at the Mortgage Rate from the date last paid by the mortgagor. Such purchase price shall be deposited by the Purchaser into the Collateral Fund in immediately available funds on the Business Day which is the date of purchase and the Purchaser shall instruct the Trustee (with notice to the Company) to withdraw such amount therefrom on such Business Day and remit the same to the Trust Fund for application as Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. Following such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this Agreement and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

      (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and unreimbursed Monthly Advances related to the extended foreclosure period), and the Company or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (e) and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

      Section 2.03.  Purchaser's Election to Commence Foreclosure
Proceedings.

      (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

      (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current Scheduled Principal Balance of the Mortgage Loan and three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (c) below) shall be released to the Purchaser. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose.

      (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures. In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidation Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection. The Company shall not be required to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the

Company believes there is a breach of representations or warranties by the Company, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company has or expects to have the right under the Pooling and Servicing Agreement to purchase the defaulted Mortgage Loan and intends to exercise such right or (iv) the Company reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and the Company supplies the Purchaser with information supporting such belief) or (v) the same is prohibited by or is otherwise inconsistent with the provisions of the Pooling and Servicing Agreement. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

      (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the Scheduled Principal Balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed Monthly Advances and Liquidation Expenses in connection therewith other than those previously paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) above and after reimbursement to the Servicer for all related Monthly Advances) in respect of such Mortgage Loan shall be released to the Purchaser.

      Section 2.04.  Termination.

      (a) With respect to all Mortgage Loans included in the Trust Fund, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate on the earliest to occur of the following: (i) at such time as the Class Certificate Principal Balance of the Class B_ Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the Company's actual loss experience with respect to the Mortgage Loans in the related pool) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and the aggregate book value of REO properties or (y) the aggregate amount that the Company estimates through its normal servicing practices will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclose exceeds (z) the then-current Class Certificate Principal Balance of the Class B_ Certificates, or
(iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B_ Certificates [or in the Class B5 Certificates] (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Fund. Unless earlier terminated as set forth herein, this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate immediately upon (x) the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten (10) Business Days' notice or (y) the occurrence of any event that results in the Purchaser becoming an "affiliate" of the Trustee within the meaning of the Prohibited Transaction Exemption (as defined in the Pooling and Servicing Agreement).

      (b) The Purchaser's rights pursuant to Section 2.02 or 2.03 of this Agreement shall terminate with respect to a Mortgage Loan as to which the Purchaser has exercised its rights under Section
2.02 or 2.03 hereof, upon Purchaser's failure to deposit any amounts required pursuant to Section 2.02(d) or 2.03(b) after one Business Day's notice of such failure.

      Section 2.05. Notification. The Purchaser shall promptly notify the Trustee and the Company if such Purchaser becomes aware of any discussions, plans or events that might lead to such Person's becoming an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of the Trustee, provided that the contents of any such notification shall be kept confidential by the parties to this Agreement.

                            ARTICLE III

                COLLATERAL FUND; SECURITY INTEREST

      Section 3.01. Collateral Fund. Upon payment by the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall request the Trustee to establish and maintain with the Trustee a segregated account entitled "REMIC Multi-Class Pass-Through Certificates 199_-__ Collateral Fund, for the benefit of GE Capital Mortgage Services, Inc. and State Street Bank and Trust Company on behalf of Certificateholders, as secured parties" (the "Collateral Fund"). Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of such secured parties, until withdrawn from the Collateral Fund pursuant to the Section 2.02 or 2.03 hereof.

      Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute to the Purchaser all amounts remaining in the Collateral Fund together with any investment earnings thereon (after giving effect to all withdrawals therefrom permitted under this Agreement).

      The Purchaser shall not take or direct the Company or the Trustee to take any action contrary to any provision of the Pooling and Servicing Agreement. In no event shall the Purchaser
(i) take or cause the Trustee or the Company to take any action that could cause any REMIC established under the Pooling and Servicing Agreement to fail to qualify as a REMIC or cause the imposition on any such REMIC of any "prohibited transaction" or "prohibited contribution" taxes or (ii) cause the Trustee or the Company to fail to take any action necessary to maintain the status of any such REMIC as a REMIC.

      Section 3.02. Collateral Fund Permitted Investments. The Company shall, at the written direction of the Purchaser, direct the Trustee to invest the funds in the Collateral Fund in the name of the Trustee in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently then quarterly. In the absence of any direction, the Company shall direct the Trustee select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

      All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be promptly deposited by the Purchaser in the Collateral Fund. The Company shall periodically (but not more frequently than monthly) direct the Trustee to distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefor in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

      Section 3.03. Grant of Security Interest. In order to secure the obligations of the Purchaser hereunder to the Company and the Trustee for the benefit of Certificateholders (other than its obligations under Section 4.10), the Purchaser hereby grants to the Company and to the Trustee for the benefit of the Certificateholders a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary or involuntary conversion thereof (all of the foregoing collectively, the "Collateral").

      The Purchaser acknowledges the lien on and security interest in the Collateral for the benefit of the Company and the Trustee on behalf of the Certificateholders. The Purchaser shall take all actions requested by the Company or the Trustee as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company or at its direction the Trustee for filing of appropriate financing statements in accordance with applicable law.

      Section 3.04. Collateral Shortfalls. In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company or the Trustee is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company or the Trustee immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03(b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                            ARTICLE IV

                     MISCELLANEOUS PROVISIONS

      Section 4.01. Amendment. This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser provided that no such amendment shall have a material adverse effect on the holders of other Classes of Certificates.

      Section 4.02. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 4.03. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      Section 4.04. Notices. All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

      (a) in the case of the Company, with respect to notices pursuant to Sections 2.02 and 2.03 hereto,

           GE Capital Mortgage Services, Inc.
           2000 West Loop South
           Suite 1917
           Houston, Texas 77027
           Attention: Mark Pendergrass
           Telephone: (713) 964-4207
           Facsimile: (713) 964-4100

with respect to all other notices pursuant to this Agreement,

           GE Capital Mortgage Services, Inc.
           Three Executive Campus
           Cherry Hill, New Jersey  08002

           Attention:  General Counsel
           Telephone:  (609) 661-6515
           Facsimile:  (609) 661-6875

or such other address as may hereafter be furnished in writing by the Company, or

      (b) in the case of the Purchaser, with respect to notices pursuant to Section 2.01,

           ________________________________
           ________________________________
           ________________________________
           Attention:______________________
           Telephone:______________________
           Facsimile:______________________

           with respect to all other notices pursuant to this Agreement,

           ________________________________
           ________________________________
           ________________________________
           Attention:______________________
           Telephone:______________________
           Facsimile:______________________

or such other address as may hereafter be furnished in writing by the Purchaser, or

      (c)  in the case of the Trustee,

           State Street Bank and Trust Company
           Corporate Trust Department
           Two International Place, Fifth Floor
           Boston, Massachusetts  02110
           Attention:  Karen Beard
           Telephone:  (617) 664-5465
           Facsimile:  (617) 664-5367

      Section 4.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      Section 4.06. Successor and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns of the parties hereto; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

      Section 4.07. Article and Section Headings. The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      Section 4.08. Third Party Beneficiaries. The Trustee on behalf of Certificateholders is the intended third party beneficiary of this Agreement.

      Section 4.09. Confidentiality. The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Section 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to use such information solely for the purposes set forth in this Agreement and to hold such information confidential and not to disclose such information.

      Section 4.10. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company against any and all losses, claims, damages or liabilities to which it may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon actions taken by the Company in accordance with the provisions of this Agreement and which actions conflict or are alleged to conflict with the Company's obligations under the Pooling and Servicing Agreement. The Purchaser hereby agrees to reimburse the Company on demand for the reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action.

      [Section 4.11. Delayed Effectiveness. The Purchaser agrees that, notwithstanding any other provision of this Agreement, the Purchaser shall have no rights hereunder, and the Company shall have no obligations hereunder, until the Class Certificate Principal Balance of the Class B5 Certificates has been reduced to zero and any Special Servicing and Collateral Fund Agreement between the Company and the Purchaser relating to such Class B5 Certificates has been terminated.]

      IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                               GE CAPITAL MORTGAGE SERVICES, INC.



                               By:_______________________________
                                  Name:
                                  Title:


                               [PURCHASER]



                               By:_______________________________
                                  Name:
                                  Title:

Acknowledged and agreed to:

STATE STREET BANK AND TRUST COMPANY



By:_______________________________
   Name:
   Title:

                             EXHIBIT L



             FORM OF LOST NOTE AFFIDAVIT AND AGREEMENT


State of New Jersey       )
                          )    ss.
County of Camden          )


           GE Capital Mortgage Services, Inc. (the "Company") by its undersigned authorized representative, being duly sworn, hereby certifies as follows:

           1. Pursuant to a Pooling and Servicing Agreement dated as of ________ 1, 199_ (the "Agreement"), between the Company, as seller, and State Street Bank and Trust Company, as trustee (together with its successors, the "Trustee"), relating to the Company's REMIC Multi-Class Pass-Through Certificates, Series 199_-__, the Company has assigned all of its right, title and interest in the mortgage loan(s) described below (the "Designated Loan(s)") to the Trustee.

                (a)  Loan Number: ______________________
                     Maker:_____________________________
                     Original Principal
                     Amount:____________________________
                     Maturity Date:_____________________

                [(b) Loan Number:_______________________
                     Maker:_____________________________
                     Original Principal
                     Amount:____________________________
                     Maturity Date:_____________________

           2. The Company has provided to the Trustee certain representations and warranties in Section 2.03 of the Agreement as to the ownership, assignment and enforceability of the Designated Loan(s) and the related promissory notes or other instruments evidencing the Designated Loan(s).

           3.   [The Designated Loan] [Each of the Designated
Loans] is evidenced by a promissory note, executed by its [respective] maker as indicated above (the "Mortgage Notes(s)").

           4. The Company is the current holder of the indebtedness evidenced by the Mortgage Note(s), the indebtedness evidenced by the Mortgage Note(s) has not been pledged or otherwise hypothecated, and the Company has not granted to any person (other than the Trustee pursuant to the Agreement) any interest in the indebtedness evidenced by the Mortgage Note(s).

           5. After diligent search, the Company has been unable to locate the Mortgage Note(s) and believes [it] [them] to be lost. [A true and correct photocopy] [[True and correct photocopies] of the Mortgage Note(s) [is] [are] attached hereto as Exhibit A.]

           6. If at any time the Company locates [any of] the Mortgage Note(s), it shall endorse such Mortgage Note(s) for transfer to the Trustee, without recourse, and shall promptly deliver the Mortgage Note(s), as endorsed, to the Trustee.

           7. In the event that the unavailability of any Mortgage Note to the Trustee results in a breach of any representations or warranties of the Company set forth in the Agreement, the Trustee shall have the rights and remedies (if any) set forth in the Agreement, subject to the provisions thereof. In addition, the Company covenants and agrees to indemnify the Trustee and the Trust Fund from and hold them harmless against any and all losses, liabilities, damages, claims or expenses (other than those resulting from negligence or bad faith of the Trustee) arising from the Company's failure to have delivered any Mortgage Note to the Trustee, including without limitation any thereof arising from any action to enforce the indebtedness evidenced by such Mortgage Note or any claim by any third party who is the holder of such indebtedness by virtue of possession of such Mortgage Note.

           This affidavit is given in connection with the Company's execution of the Agreement. The Trustee's rights and remedies set forth herein and in the Agreement shall constitute the sole and exclusive remedies of the Trustee or its successors and assigns arising out of or relating to the absence or loss of the Mortgage Note(s) or the Company's failure to deliver the same.

                               GE CAPITAL MORTGAGE SERVICES, INC.



                               By:________________________________
                                  Name:
                                  Title:


Sworn to before me this
____ day of ________, 199_




_____________________________
Notary Public


                                 3

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                             EXHIBIT M


      Any of the following investment funds shall be a permitted investment fund for the purposes of Section 3.17 of this Agreement, so long as the investment fund selected for investment of amounts in the Reserve Fund is rated by a Rating Agency in such Rating Agency's highest short-term rating category:


      Federated Trust for U.S. Treasury Obligations**
      Federated Automated Government Money Trust
      Federated Automated Government Cash Reserve Fund
      The Valiant Fund - U.S. Treasury Money Market Portfolio

______________

     ** Amounts in the Reserve Fund created pursuant to Section 3.17 of this Agreement shall initially be invested in the Federated Trust for U.S. Treasury Obligations.


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